   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 1999



                                                      REGISTRATION NO. 333-90467

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

          (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER DOCUMENT)

       DELAWARE                     6799                    13-3619290
(State of Organization  (Primary Standard Industrial     (I.R.S. Employer
      of Issuer)        Classification Code Number)   Identification Number)

                             ---------------------

                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Robert E. Murray
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

                          COPIES OF COMMUNICATIONS TO:


             Edwin L. Lyon, Esq.                              Isaac Finkle, Esq.
        Cadwalader, Wickersham & Taft                      Dean Witter Reynolds Inc.
       1333 New Hampshire Avenue, N.W.                Two World Trade Center, 65th Floor
           Washington, D.C. 20036                          New York, New York 10048
               (202) 862-2200                                   (212) 392-5530


                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


    Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 333-47829 and 333-68773 previously filed by Registrant. This Registration Statement, which relates to 3,121,100.290 unsold Units of Limited Partnership Interest of the Registrant as of November 30, 1999, also constitutes a Post-Effective Amendment to Registration Statement Nos. 333-47829 and 333-68773.

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.
                             CROSS REFERENCE SHEET

ITEM NO.                 REGISTRATION ITEM                          LOCATION IN PROSPECTUS
--------  -----------------------------------------------  -----------------------------------------
     1.   Forepart of the Registration Statement and
           Outside Front Cover Page of Prospectus........  Facing Page; Front Cover Pages.
     2.   Inside Front and Outside Back Cover Pages of
           Prospectus....................................  Inside Front Cover Page; Table of
                                                           Contents.
     3.   Summary Information, Risk Factors, and Ratio of
           Earnings to Fixed Charges.....................  Summary; Risk Factors; Description of
                                                            Charges; Use of Proceeds; The General
                                                            Partner; The Commodity Brokers.
     4.   Use of Proceeds................................  Use of Proceeds.
     5.   Determination of Offering Price................  Plan of Distribution.
     6.   Dilution.......................................  Not Applicable.
     7.   Selling Security Holders.......................  Not Applicable.
     8.   Plan of Distribution...........................  Plan of Distribution.
     9.   Description of Securities to be Registered.....  The Limited Partnership Agreements.
    10.   Interests of Named Experts and Counsel.........  Not Applicable.
    11.   Information with Respect to the Registrant
          (a)   Description of Business..................  Summary; Risk Factors; Use of Proceeds;
                                                            The Trading Advisors; The Futures,
                                                            Options and Forwards Markets; The
                                                            Limited Partnership Agreements.
          (b)   Description of Property..................  Not Applicable.
          (c)   Legal Proceedings........................  Certain Litigation; The Trading Advisors.
          (d)   Market Price of and Dividends on the
                 Registrant's Common Equity and Related
                 Stockholder Matters.....................  Risk Factors.
          (e)   Financial Statements.....................  Independent Auditors' Reports.
          (f)   Selected Financial Data..................  Selected Financial Data.
          (g)   Supplementary Financial Information......  Selected Financial Data.
          (h)   Management's Discussion and Analysis
                 of Financial Condition and Results of
                 Operations..............................  Management's Discussion and Analysis of
                                                            Financial Condition and Results of
                                                            Operations.
          (i)   Changes in and Disagreements with
                 Accountants on Accounting and Financial
                 Disclosure..............................  Not Applicable.
          (j)   Quantitative and Qualitative Disclosures
                 About Market Risk.......................  Quantitative and Qualitative Disclosures
                                                            About Market Risk.
          (k)   Directors and Executive Officers.........  The General Partner.
          (l)   Executive Compensation...................  Summary; Conflicts of Interest; Fiduciary
                                                            Responsibility; Description of Charges;
                                                            Risk Factors; The Trading Advisors; The
                                                            General Partner; The Commodity Brokers.
          (m)   Security Ownership of Certain Beneficial
                 Owners and Management...................  Capitalization; The General Partner;
                                                            Independent Auditors' Reports.
          (n)   Certain Relationships and Related
                 Transactions............................  Summary; Conflicts of Interest; Fiduciary
                                                            Responsibility; Description of Charges;
                                                            Risk Factors; The Trading Advisors; The
                                                            General Partner; The Commodity Brokers.
    12.   Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities...................................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT


    The Prospectus contained in this Registration Statement relates not only to 3,121,100.290 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Select L.P. remaining unsold as of November 30, 1999 from Registration Statement Nos. 333-47829 and 333-68773, and 4,500,000 Units of Limited Partnership Interest covered by this Registration Statement, but to:



    (i) 10,702,061.673 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Technical L.P. remaining unsold as of November 30, 1999 from Registration Statement Nos. 33-80146, 333-00494, 333-3222, 333-47831, and
333-68779.



    (ii) 2,958,874.647 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Strategic L.P. remaining unsold as of November 30, 1999 from Registration Statement Nos. 33-80146, 333-00494, and 333-3222, and 6,500,000 Units of Limited Partnership Interest covered by a new Registration Statement on Form S-1 filed simultaneously herewith;



    (iii) 3,472,438.090 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Global Balanced L.P. remaining unsold as of November 30, 1999 from Registration Statement Nos. 33-80146, 333-00494, and 333-3222, and 3,000,000 Units of Limited Partnership Interest covered by a new Registration Statement on Form S-1 filed simultaneously herewith;



    (iv) 12,000,000 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Currency L.P. covered by a Registration Statement on Form S-1 filed simultaneously herewith; and


    (v) 7,000,000 Units of Limited Partnership Interest of Morgan Stanley Tangible Asset Fund L.P. ("MSTAF") covered by a new Registration Statement on Form S-1 filed simultaneously herewith. MSTAF will change its name to Morgan Stanley Dean Witter Spectrum Commodity L.P. on or before the date its Registration Statement is declared effective.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION: DECEMBER 28, 1999



                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES



                                                               MINIMUM NUMBER                         NET
                                                               OF UNITS THAT         MAXIMUM         ASSET
                                                                MUST BE SOLD        AVAILABLE        VALUE
                                                              TO BREAK ESCROW         UNITS        PER UNIT
                                                             ------------------   --------------   ---------
                                                                                                       $
MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P. ...........   not applicable       7,621,100.290     21.65
MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P. ........   not applicable      10,702,061.673     14.36
MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P. ........   not applicable       9,458,874.647     14.49
MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P. ..   not applicable       6,472,438.090     15.81
MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P. .........           600,000     12,000,000.000     10.00
MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. ........   not applicable       7,000,000.000      7.41



Each partnership trades futures, forwards and options contracts pursuant to trading programs employed by the trading advisors for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The total number of units available and the net asset value per unit for each partnership as of November 30, 1999 is set forth above, except that the net asset value per unit of Spectrum Currency is its initial offering price.



Minimum Initial Purchase......................  $5,000 or $2,000 (for IRAs only)
                                                  in one or more partnerships
Minimum Per Partnership.......................  $1,000
Minimum Purchase for Existing Investors.......  $500



Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with financial, legal and tax advisors before you invest.



Your subscription funds will be held in escrow at The Chase Manhattan Bank, New York, New York until they are transferred to the partnership whose units you have purchased.



THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS CAREFULLY AND CONSIDER
THE "RISK FACTORS" SECTION BEGINNING ON PAGE   -  . IN PARTICULAR, YOU SHOULD BE
AWARE THAT:



  - Each partnership's futures, forwards and options trading is speculative and trading performance has been, and is expected to be, volatile.



  - With the exception of Spectrum Commodity, each partnership's trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.



  - Past performance is not necessarily indicative of future results.



  - You may not redeem your units until you have been an investor for at least six months.



  - If you redeem units within 24 months after they are purchased, you will pay a redemption charge except in defined circumstances.



  - Units will not be listed on an exchange and no other secondary market will exist for the units.



  - The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:



                                                 Without a           With a 2%
                                             Redemption Charge   Redemption Charge
                                             -----------------   -----------------
                                                     %                   %
Spectrum Select............................  6.49                8.53
Spectrum Technical.........................  7.49                9.53
Spectrum Strategic.........................  7.39                9.43
Spectrum Global Balanced...................  1.15                3.19
Spectrum Currency..........................  4.34                6.38
Spectrum Commodity.........................  3.34                5.38


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


                           MORGAN STANLEY DEAN WITTER
                           DEAN WITTER REYNOLDS INC.
                                        -

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT
PAGE   -  AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT
IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE   -  .


    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE
PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE   -  .



    YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.


                                      (i)

                               TABLE OF CONTENTS

                                    PART ONE
                              DISCLOSURE DOCUMENT


                                              PAGE
                                            --------
Summary...................................       1
Risk Factors..............................      10
  Trading and Performance Risks...........      10
    The partnerships' trading is
      speculative and volatile............      10
    The partnerships' trading is highly
      leveraged...........................      10
    Options trading can be more volatile
      than futures trading................      10
    You should not rely on the past
      performance of a partnership in
      deciding to purchase units..........      10
    Spectrum Currency does not have an
      operating history...................      10
    Spectrum Currency is a new fund and
      will be subject to special risks
      during its start-up period..........      10
    Spectrum Commodity is subject to
      greater risk of loss during periods
      of low inflation....................      11
    Market illiquidity may cause less
      favorable trade prices..............      11
    Trading on foreign exchanges presents
      greater risks to each partnership
      than trading on U.S. exchanges......      11
    The unregulated nature of the forwards
      markets creates counterparty risks
      that do not exist in futures trading
      on exchanges........................      11
    The partnerships are subject to
      speculative position limits.........      12
    The partnerships could lose assets and
      have their trading disrupted if a
      commodity broker or others become
      bankrupt............................      12
    Euro conversion limits a trading
      advisor's ability to trade
      individual currencies and could
      result in trading losses............      12
    Potential inability to trade or report
      results because of year 2000
      problems............................      12
  Partnerships and Offering Risks.........      13
    Each partnership incurs substantial
      charges.............................      13
    Incentive fees may be paid by a
      partnership even though the
      partnership sustains trading
      losses..............................      13



                                              PAGE
                                            --------
    Restricted investment liquidity in the
      units...............................      13
    Conflicts of interest in each
      partnership's structure.............      14
    An investment in units may not
      diversify an overall portfolio......      14
    No assurance that units of Spectrum
      Currency will be sold...............      14
  Trading Advisor Risks...................      14
    Reliance on the trading advisors to
      trade successfully..................      14
    Market factors may adversely influence
      the trading programs................      14
    Possible consequences of using
      multiple trading advisors for
      Spectrum Select, Spectrum Technical,
      Spectrum Strategic, and Spectrum
      Currency............................      14
    Spectrum Global Balanced and Spectrum
      Commodity are single-advisor funds
      and lack the diversity of a
      multi-advisor fund..................      14
    Increasing the assets managed by a
      trading advisor may adversely affect
      performance.........................      15
    Limited partners will not be aware of
      changes to trading programs.........      15
    Limited term of management agreements
      may limit access to a trading
      advisor.............................      15
  Taxation Risks..........................      15
    Even though the partnerships do not
      intend to make distributions, you
      will be liable for taxes on your
      share of any trading profits and any
      other income of the partnerships in
      which you have invested.............      15
    The partnerships' tax returns could be
      audited.............................      15
Conflicts of Interest.....................      15
Fiduciary Responsibility and Liability....      17
Description of Charges....................      19
Use of Proceeds...........................      24
The Spectrum Series.......................      26
Selected Financial Data...................      36
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................      39


                                      (ii)

                                              PAGE
                                            --------
Quantitative and Qualitative Disclosures
  About Market Risk.......................      51
The General Partner.......................      61
The Trading Advisors......................      66
Exchange Right............................     114
Redemptions...............................     115
The Commodity Brokers.....................     116
Litigation................................     118
The Limited Partnership Agreements........     119
Plan of Distribution......................     122
Subscription Procedure....................     125
Purchases by Employee Benefit Plans--
  ERISA Considerations....................     127
Material Federal Income Tax
  Considerations..........................     128
State and Local Income Tax Aspects........     133
Legal Matters.............................     134
Experts...................................     134
Where You Can Find More Information.......     134



                                              PAGE
                                            --------
               PART TWO
              STATEMENT OF
       ADDITIONAL INFORMATION
The Futures, Options, and Forwards
  Markets.................................     135
Potential Advantages......................     139
Supplemental Performance
  Information.............................     152
Glossary of Terms.........................     182
Financial Statements......................     F-1
    Exhibit A - Form of Amended and
      Restated Limited Partnership
      Agreements..........................     A-1
    Annex - Request for Redemption........    A-24
    Exhibit B - Specimen Form of
      Subscription and Exchange Agreement
      and Power of Attorney...............     B-1
    Exhibit C - Subscription Agreement
      Update Form.........................     C-1


                                     (iii)

         THE DATE OF THIS PROSPECTUS IS                         , 1999.



                                    SUMMARY



    Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.



                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES



    The Morgan Stanley Dean Witter Spectrum Series consists of six continuously offered limited partnerships, each organized in the State of Delaware:



SPECTRUM SERIES PARTNERSHIP                     DATE ORGANIZED
---------------------------                  --------------------
Spectrum Select                                  March 21, 1991
Spectrum Technical                               April 29, 1994
Spectrum Strategic                               April 29, 1994
Spectrum Global Balanced                         April 29, 1994
Spectrum Currency                              October 20, 1999
Spectrum Commodity                                July 31, 1997



    The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.



    The Spectrum Series of partnerships offers you the choice of investing in managed futures funds with different trading advisors employing a variety of trading programs, as well as the opportunity to shift investments among the partnerships. The business of the partnerships is to engage in speculative trading of futures contracts and options on futures contracts and in forward contracts.



    A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument or indices. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument or indices. Futures, forwards and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices and "soft" commodities like cotton and cocoa.



    The investment objective of each Spectrum Series partnership is to achieve capital appreciation and, to a lesser extent Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same over-all investment objective, and many of their trading advisors, often in the same general style, trade in the same futures, forwards and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms and its trading advisors before selecting one or more partnerships in which to invest.

MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.



    This partnership currently allocates its assets among three trading advisors: EMC Capital Management, Inc., Rabar Market Research Inc., and Sunrise Capital Management, Inc. The trading advisors employ proprietary trading programs that seek to profit through the analysis of technical market information, such as analyzing actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest. The trading advisors collectively trade futures, forwards and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities and stock indices.



MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.



    This partnership currently allocates its assets among three trading advisors: Campbell & Company, Inc., Chesapeake Capital Corporation and John W. Henry & Company, Inc. The trading advisors employ proprietary trading programs that seek to identify and follow long-term trends through the analysis of technical market information. The trading advisors collectively trade futures, forwards and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities and stock indices.



MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.



    This partnership currently allocates its assets among three trading advisors: Allied Irish Capital Management, Ltd. Blenheim Investments, Inc., and Willowbridge Associates Inc. The trading advisors primarily employ discretionary trading approaches that seek to profit through the analysis of fundamental market information, such as supply and demand levels and economic and geopolitical indicators, and, to a lesser extent, technical market information. The trading advisors collectively trade futures, forwards and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities and stock indices.



MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.



    This partnership currently allocates its assets to a single trading advisor, RXR, Inc. RXR offers a balanced portfolio trading approach using futures, forwards and options to gain long biased exposure to global stock markets and global bond markets, as well as long and short exposure to a component of managed futures contracts in agricultural commodities, energy products, foreign currencies, precious and base metals, and soft commodities.



MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.



    This new partnership will allocate its assets between two trading advisors:
John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC. The trading advisors employ proprietary trading programs that seek to identify favorable price relationships between and among various global currency markets through the analysis of technical market information. The trading programs employed for the partnership trade world currencies primarily in the forward dealer markets, but also in the futures and options market.



MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.



    This partnership currently allocates its assets to a single trading advisor, Morgan Stanley Dean Witter Commodities Management Inc. The trading advisor employs a proprietary trading approach that seeks to identify long-only trends through the disciplined analysis of technical market information. The trading advisor trades futures and options in a portfolio of agricultural commodities, precious and base metals, soft commodities and energy products.

                               WHO MAY SUBSCRIBE



INVESTMENT CONSIDERATIONS



    You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.



MINIMUM INVESTMENT



    If you are a new investor in the Spectrum Series of partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your investment among any one or more of the partnerships in the Spectrum Series, but you must invest at least $1,000 in a partnership. Once you become an investor in any Spectrum Series partnership, you may increase that investment with an additional contribution of at least $500.



    If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series of partnerships.



    The general partner may, in its sole discretion, reject any subscription in whole or in part.



FINANCIAL SUITABILITY



    Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $75,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $30,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $30,000. You should be aware, however, that certain States impose more restrictive suitability and/ or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable State minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.



LIMITED REVOCATION RIGHT



    After you subscribe for units in any Spectrum Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley Dean Witter financial advisor.



                             THE OFFERING OF UNITS



SPECTRUM CURRENCY'S INITIAL OFFERING



    12,000,000 Units of Spectrum Currency are being offered for sale at $10 per unit at its initial closing, which is currently scheduled to be held as of January 31, 2000. The period from the date of this prospectus through May 31, 2000 is the initial offering period for Spectrum Currency. The initial offering period, however, may be extended to July 31, 2000 in the sole discretion of the general partner. The general partner must receive and accept subscriptions for at least 600,000 units during the initial offering period in order for Spectrum Currency to commence trading operations. If investors do not subscribe for at least 600,000 units of Spectrum Currency during the initial offering period, the offering will terminate and each subscriber's customer account will be credited for the full subscription amount, with interest.



THE SPECTRUM SERIES CONTINUOUS OFFERING



    Each partnership, including Spectrum Currency once it has held its initial closing, offers units of limited partnership interest at monthly closings held as of the last day of each month. You can purchase units at a price equal to 100% of a partnership's month-end net asset value. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's net assets by the number of its outstanding units. A partnership's net assets is its assets minus its liabilities.



ESCROW TERMS



    During Spectrum Currency's initial offering period and during each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Dean Witter. In turn, Dean Witter will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.



                  SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER



    - These are speculative securities.



    - You could lose all or substantially all of your investment in the partnerships.



    - Past performance is not necessarily indicative of future results.



    - Each partnership's futures, forwards and options trading is speculative and trading performance has been, and is expected to be, volatile.



    - With the exception of Spectrum Commodity, each partnership's trading is highly leveraged, which accentuates the trading profit or loss on a trade.



    - You may not redeem your units until you have been an investor for at least six months.



    - If you redeem units within 24 months after they are purchased, you will pay a redemption charge except in defined circumstances.



    - Units will not be listed on an exchange and no other secondary market will exist for the units.



    - Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.



    - Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.



                          MAJOR CONFLICTS OF INTEREST



    - Because the general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management are affiliates of each other, the fees payable to those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.



    - Because your Morgan Stanley Dean Witter financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.



    - The trading advisors, commodity brokers and general partner may trade futures, forwards and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

                              THE GENERAL PARTNER



    The general partner of each Partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the general partner of 35 commodity pools and currently operates 21 other commodity pools in addition to those in the Spectrum Series. As of November 30, 1999, the general partner managed $1.3 billion of client assets. The general partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.



                             THE COMMODITY BROKERS



    The commodity brokers for the partnerships are responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place, and for holding the partnerships' funds deposited with the commodity brokers as margin for the trades.



    Dean Witter is the non-clearing commodity broker for each partnership. As non-clearing broker, Dean Witter holds each partnership's funds and provides margin funds to the clearing brokers for the partnership's futures, forwards and options positions.



    Carr Futures Inc. serves as the clearing commodity broker for each partnership except Spectrum Commodity. The clearing commodity broker for Spectrum Commodity is Morgan Stanley & Co. Incorporated, with all trades on the London Metal Exchange cleared by Morgan Stanley International Limited. The clearing commodity broker is responsible for processing and clearing the futures and options transactions placed by a trading advisor for the account of a partnership. Carr Futures also acts as the dealer on each foreign currency forward contract for the partnerships.

                              ORGANIZATIONAL CHART


    Following is an organizational chart for each partnership, showing the relationships among the various parties involved with this offering. With the exception of Carr Futures and all of the trading advisors except Morgan Stanley Dean Witter Commodities Management, all parties are affiliates of Morgan Stanley Dean Witter & Co.


                                    [CHART]

---------


* Demeter presently serves as general partner for 21 other commodity pools, Dean Witter acts as the non-clearing commodity broker for all of the pools, and Carr Futures acts as the clearing commodity broker for all of the pools except Spectrum Commodity. Morgan Stanley acts as the clearing commodity broker for Spectrum Commodity, and Morgan Stanley International serves as the clearing commodity broker for that pool's trades that take place on the London Metal Exchange. Dean Witter has also served as selling agent for all but one of the pools managed by Demeter. All of the pools, including the partnerships, are managed and traded independently of one another.

                      FEES TO BE PAID BY THE PARTNERSHIPS



    The partnerships pay the following monthly fees:



                                                   MANAGEMENT FEE                      BROKERAGE FEE
                                                   (ANNUAL RATE)    INCENTIVE FEE(1)   (ANNUAL RATE)
                                                   --------------   ----------------   -------------
                                                         %                 %                %
Spectrum Select                                          3                15               7.25
Spectrum Technical                                       4            15 or 19(2)          7.25
Spectrum Strategic                                   3 or 4(3)            15               7.25
Spectrum Global Balanced                               1.25               15               4.60
Spectrum Currency                                    3 or 4(4)            15               4.60
Spectrum Commodity                                      2.5               20               4.60


---------


(1) Each partnership pays its trading advisors a monthly incentive fee, except Spectrum Commodity which pays its trading advisor an annual incentive fee.



(2) Campbell and JWH-Registered Trademark- each receive a monthly incentive fee equal to 15% of any trading profits. Chesapeake receives a monthly incentive fee equal to 19% of any trading profits. Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses, after brokerage, management and incentive fees have been paid.



(3) Blenheim and Willowbridge each receive a monthly management fee at a 4% annual rate. Allied Irish receives a monthly management fee at a 3% annual rate.



(4) JWH-Registered Trademark- receives a monthly management fee at a 4% annual rate. Sunrise Capital Partners receives a monthly management fee at a 3% annual rate.



    The management fee payable to each trading advisor and the brokerage fee payable to Dean Witter are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. The partnerships pay each trading advisor an incentive fee only if trading profits are earned on the portion of net assets managed by the trading advisor. You should understand that, except in the case of Spectrum Global Balanced and Spectrum Commodity, each of which has only one trading advisor, a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.



    Neither you nor the partnerships will pay any selling commissions, or organizational, initial, or continuing offering expenses in connection with the offering of units by the partnerships. Dean Witter will pay all costs incurred in connection with the organization of Spectrum Currency and its initial offering of units. Dean Witter will also pay all costs incurred in connection with the continuing offering of units of each partnership, and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.



                              BREAK EVEN ANALYSIS



    Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and more than two years. The fees and expenses applicable to each partnership are described above.

                                                                             SPECTRUM
                                          SPECTRUM   SPECTRUM    SPECTRUM     GLOBAL    SPECTRUM   SPECTRUM
                                           SELECT    TECHNICAL   STRATEGIC   BALANCED   CURRENCY   COMMODITY
                                          --------   ---------   ---------   --------   --------   ---------
                                             $          $           $           $          $          $
Management Fee..........................    150.00     200.00      195.00       62.50     175.00     125.00
Brokerage Fee...........................    362.50     362.50      362.50      230.00     230.00     230.00
Less: Interest Income (1)...............   (188.00)   (188.00)    (188.00)    (235.00)   (188.00)   (188.00)
Incentive Fee (2).......................     --         --          --          --         --         --
Redemption Charge (3)...................    102.04     102.04      102.04      102.04     102.04     102.04
Amount of trading profits a partnership
  must earn for you to recoup your
  initial investment at the end of one
  year after paying a redemption
  charge................................    426.54     426.54      471.54      159.54     319.04     269.04
Trading profits as percentage of net
  assets that a partnership must earn
  for you to recoup your initial
  investment at the end of one year
  after paying a redemption charge......      8.53%      9.53%       9.43%       3.19%      6.38%      5.38%
Amount of trading profits a partnership
  must earn each year for you to recoup
  your initial investment after two
  years with no redemption charge.......    324.50     324.50      369.50       57.50     217.00     167.00
Trading profits as percentage of net
  assets that a partnership must earn
  each year for you to recoup your
  initial investment after two years
  with no redemption charge.............      6.49%      7.49%       7.39%       1.15%      4.34%      3.34%


---------


(1) The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Dean Witter at the blended rate Dean Witter earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in the calculations was estimated based upon current rates of approximately 4.70%.



(2) Incentive fees are paid to a trading advisor only on trading profits on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's breakeven point on the assets managed by the trading advisor. Further, there do not need to be trading profits to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.



(3) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge; after two years there are no redemption charges.



                       REDEMPTION CHARGES INCURRED BY YOU



    You will pay a redemption charge of 2% of the net asset value of the units redeemed if you redeem within the first twelve months after the units were purchased, and 1% if you redeem units within the thirteenth through twenty-fourth months after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.



    You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:



    - If you purchase at least $500,000 of units.

    - If you redeem units immediately following notice of an increase in brokerage, management or incentive fees.



    - If you redeem units in connection with an exchange for units in another Spectrum Series partnership.



    - If you acquire units with the proceeds from the redemption of interests in a non-Spectrum Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.



    - If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.



                                  REDEMPTIONS



    Once you have been an investor in the Spectrum Series of partnerships for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge if your redeemed units were purchased within 24 months of the date of redemption. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 50 units required for each redemption.



                                 EXCHANGE RIGHT



    As an investor in the Spectrum Series of partnerships, you may redeem units in any Spectrum Series partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other Spectrum Series of partnerships, at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.



                                 DISTRIBUTIONS



    The General Partner currently does not intend to make any distribution of partnership profits.



                               TAX CONSIDERATIONS



    Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.



    The trading activities of each Partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.



    You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

                                  RISK FACTORS


    This section includes all of the principal risks that you will face with an investment in the partnerships.



TRADING AND PERFORMANCE RISKS



    THE PARTNERSHIPS' TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures, forwards and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages 31 to 34, each partnership has experienced volatility in its performance on both a monthly and an annual basis.



    THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.



    The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, except Spectrum Currency, which is a new fund and does not have a trading history, set forth below is the average of the underlying value of each partnership's month-end positions for the period September, 1998 to August, 1999, as compared to the average month-end net assets of the partnership during that period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages 31 to 34.



Spectrum Select                       12.1 times net assets

Spectrum Technical                    10.8 times net assets

Spectrum Strategic                    7.5 times net assets

Spectrum Global Balanced              6.6 times net assets

Spectrum Commodity                    1.4 times net assets



    OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.



    YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results.



    SPECTRUM CURRENCY DOES NOT HAVE AN OPERATING HISTORY. The CFTC requires a commodity pool operator to disclose to prospective pool participants the actual performance record of the pool for which the operator is soliciting participants. YOU SHOULD NOTE THAT SPECTRUM CURRENCY HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.



    SPECTRUM CURRENCY IS A NEW FUND AND WILL BE SUBJECT TO SPECIAL RISKS DURING ITS START-UP PERIOD. During its start-up period, Spectrum Currency's performance may be more volatile because it will not have had time to develop a fully-diversified portfolio. The more concentrated the trading, the greater the possibility of volatility, which can result in greater losses. The general partner believes the start-up period could last for one to three months after the initial closing.

    SPECTRUM COMMODITY IS SUBJECT TO GREATER RISK OF LOSS DURING PERIODS OF LOW INFLATION. During periods of low or no commodity price inflation, Spectrum Commodity is more likely to experience losses because it is a long-only commodity fund. As a long-only commodity fund, the partnership will not be profitable unless commodity prices increase. For example, Spectrum Commodity experienced losses during its initial year of trading, as 1998 was a year characterized by a deflationary environment with respect to the commodities traded by the partnership.



    MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES. Although the trading advisors for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected, particularly in circumstances where a market has limited trading volume. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.



    TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.



    - Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.



    - Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.



    - A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.



    Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period September, 1998 to August, 1999 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.



                                                        %
                                                    ---------
Spectrum Select                                       35.8

Spectrum Technical                                    39.2

Spectrum Strategic                                    22.3

Spectrum Global Balanced                              47.9

Spectrum Commodity                                    17.1



    THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency only with Carr Futures, they are at risk to the creditworthiness and trading practices of Carr Futures as the counterparty to the trades.



    As the counterparty to all of the partnerships' foreign currency forwards contracts, Carr Futures requires the partnerships to make margin deposits with Carr Futures to assure the partnerships' performance on those contracts, just as Carr Futures requires the partnerships to deposit margin on their futures contracts. Set forth below for each partnership that trades foreign currency forwards contracts is the average percentage of month-end total margin requirements for the period September, 1998 to August, 1999 that relate to forwards contracts. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. Once it begins trading, Spectrum Currency will trade extensively in foreign currency forward contracts. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.



                                                        %
                                                    ---------
Spectrum Select                                        6.8

Spectrum Technical                                    12.4

Spectrum Strategic                                     0.0

Spectrum Global Balanced                               5.8



    THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.



    THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.



    EURO CONVERSION LIMITS A TRADING ADVISOR'S ABILITY TO TRADE INDIVIDUAL CURRENCIES AND COULD RESULT IN TRADING LOSSES. On January 1, 1999, eleven countries in the European Union established fixed conversion rates on their existing sovereign currencies and converted to a common single currency. During a three-year transition period, the existing sovereign currencies will continue to exist but only as a fixed denomination of the euro. Conversion to the euro prevents each trading advisor from trading those sovereign currencies and thereby limits its ability to take advantage of potential market opportunities that might otherwise have existed had separate currencies been available to trade, except Spectrum Commodity, which does not trade currencies. This could adversely affect the performance results of the partnerships, particularly Spectrum Currency, which is a currency-only fund.



    POTENTIAL INABILITY TO TRADE OR REPORT RESULTS BECAUSE OF YEAR 2000 PROBLEMS. Commodity pools, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. Many computer systems in use today cannot recognize the computer code for the year 2000, but revert to 1900 or some other date. This is commonly known as the "Year 2000 Problem." The partnerships could be adversely affected if computer systems used by them or any third party with whom they have a material relationship do not properly process and calculate data concerning dates on or after January 1, 2000. Such a failure could adversely affect the handling or determination of futures trades and prices and other services.



    Morgan Stanley Dean Witter & Co., the parent company of Dean Witter, the general partner, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management, began its planning for the Year 2000 Problem in 1995, and currently has several hundred employees working on the matter. It has developed its own Year 2000 compliance plan to deal with the problem and had the plan approved by the company's executive management, Board of Directors and Information Technology Department. The general partner is coordinating with Morgan Stanley Dean Witter & Co. to address the Year 2000 Problem with respect to the general partner's computer systems. This includes hardware and software upgrades, systems consulting and computer maintenance.



    Beyond the challenge facing internal computer systems, the systems failure of any of the third parties with whom the partnerships have a material relationship--the futures exchanges and clearing organizations through which they trade, Carr Futures and the trading advisors--could result in a material financial risk to the partnerships. The general partner, the commodity brokers, the trading advisors and all U.S. futures exchanges are subject to monitoring by the CFTC for their Year 2000 preparedness, and the major foreign futures exchanges have engaged in market-wide testing of their Year 2000 compliance during 1999. The general partner has monitored the progress of Carr Futures and each trading advisor throughout 1999 in their Year 2000 compliance and, where applicable, has tested its external interface with Carr Futures and the trading advisors.



    A worst case scenario would be one in which trading of contracts on behalf of the partnerships becomes impossible as a result of the Year 2000 Problem encountered by any third parties. Morgan Stanley Dean Witter & Co. has developed various "contingency plans" in the event that the systems of such third parties fail. The general partner intends to consult closely with Morgan Stanley Dean Witter & Co. in implementing those plans. Despite the best efforts of both the general partner and Morgan Stanley Dean Witter & Co., however, it is possible that these steps will not be sufficient to avoid any adverse impact to the partnerships.



PARTNERSHIPS AND OFFERING RISKS



    EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. We estimate the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:



Spectrum Select...............   6.49%

Spectrum Technical............   7.49

Spectrum Strategic............   7.39

Spectrum Global Balanced......   1.15%

Spectrum Currency.............   4.34

Spectrum Commodity............   3.34



    INCENTIVE FEES MAY BE PAID BY A PARTNERSHIP EVEN THOUGH THE PARTNERSHIP SUSTAINS TRADING LOSSES. Each partnership pays each of its trading advisors an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of a partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly for all partnerships except Spectrum Commodity, it is possible that an incentive fee may be paid to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year.



    For all of the partnerships except Spectrum Global Balanced and Spectrum Commodity, which have only one trading advisor, it is also possible that one trading advisor for a partnership may generate trading profits on which it has earned an incentive fee whereas the other trading advisors incur losses such that the partnership is paying an incentive fee when it has sustained an overall trading loss.



    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Spectrum Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption at least five business days before the redemption date.

    CONFLICTS OF INTEREST IN EACH PARTNERSHIP'S STRUCTURE.



    - The general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management are affiliates. As a result, the brokerage fees and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated. In addition, the management fee paid by Spectrum Commodity to its trading advisor and the terms of its management agreement have not been independently negotiated.



    - Employees of Dean Witter receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.



    - The trading advisors, commodity brokers, and general partner may trade futures, forwards and options for their own accounts, and thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.



    AN INVESTMENT IN UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Spectrum Global Balanced, in particular, will have greater correlation to the performance of stocks and bonds. Information showing the monthly correlation comparison of each Spectrum Series partnership with a sufficient operating history to the S&P 500 Index and to the Salomon Corporate Bond Index is provided on pages 154 to 164.



    NO ASSURANCE THAT UNITS OF SPECTRUM CURRENCY WILL BE SOLD. Spectrum Currency will not commence trading operations unless 600,000 units are subscribed for during the initial offering period and accepted by the general partner. Because Dean Witter, as selling agent, will only use its best efforts to offer and sell the units, neither the general partner nor Dean Witter can assure you that Dean Witter will raise the minimum amount required to commence trading. Further, while the general partner, Dean Witter, any other firm selling units, and the trading advisors, and their respective affiliates may subscribe for units in Spectrum Currency, so that the 600,000 unit minimum is met, they are not required to do so.



TRADING ADVISOR RISKS



    RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. The trading advisors are responsible for making all trading decisions for the partnerships. The general partner cannot assure you that the trading programs employed by the trading advisors will be successful.



    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.



    POSSIBLE CONSEQUENCES OF USING MULTIPLE TRADING ADVISORS FOR SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM CURRENCY. Each of Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Currency has more than one trading advisor, and each trading advisor will make trading decisions independent of the other trading advisors. As a result, it is possible that the trading advisors for a partnership could hold opposite positions in the same or similar futures, forwards or options, thereby offsetting any potential for profit from these positions for the partnership. It is also possible that the trading advisors for a partnership may hold similar positions in the same or similar futures, forwards or options, thereby compounding a potential losing position.



    SPECTRUM GLOBAL BALANCED AND SPECTRUM COMMODITY ARE SINGLE-ADVISOR FUNDS AND LACK THE DIVERSITY OF A MULTI-ADVISOR FUND. Spectrum Global Balanced and Spectrum Commodity are each managed by a single trading advisor. Therefore, these partnerships lack the potential benefit of trading advisor diversification employed by each of the other Spectrum Series partnerships.

    INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors may diminish as the assets under their management increases. This can occur for many reasons including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.



    LIMITED PARTNERS WILL NOT BE AWARE OF CHANGES TO TRADING PROGRAMS. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accomodate additional assets under management or for any other reason.



    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, most of the management agreements have one-year terms, which renew annually unless terminated by the general partner or the trading advisor.



TAXATION RISKS



    EVEN THOUGH THE PARTNERSHIPS DO NOT INTEND TO MAKE DISTRIBUTIONS, YOU WILL BE LIABLE FOR TAXES ON YOUR SHARE OF ANY TRADING PROFITS AND ANY OTHER INCOME OF THE PARTNERSHIPS IN WHICH YOU HAVE INVESTED. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.



    THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.


                             CONFLICTS OF INTEREST


    While the general partner, Dean Witter and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.



THE FEES PAYABLE TO AFFILIATES OF THE GENERAL PARTNER WERE NOT NEGOTIATED AT
  ARMS-LENGTH OR REVIEWED BY ANY INDEPENDENT PARTY FOR FAIRNESS



    The general partner, Dean Witter, Morgan Stanley and Morgan Stanley International are wholly-owned subsidiaries of Morgan Stanley Dean
Witter & Co. Dean Witter is the non-clearing commodity broker for each partnership and receives a monthly brokerage fee for effecting transactions for each partnership. Morgan Stanley is the clearing commodity broker for Spectrum Commodity and receives a portion of the monthly brokerage fee payable to Dean Witter for effecting transactions for that partnership. Morgan Stanley International is the commodity broker for Spectrum Commodity's trades on the London Metal Exchange; however, Morgan Stanley International's fees are paid by Morgan Stanley, and not by the partnership. Because the general partner is an affiliate of Dean Witter and Morgan Stanley, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, and in obtaining favorable brokerage fees for Dean Witter and retaining Dean Witter, Morgan Stanley and Morgan Stanley International as commodity brokers. In addition, the brokerage fees generated by the partnerships are used by Dean Witter as a factor in determining the salaries and bonuses of Dean Witter's employees who are also officers and directors of the general partner. Customers of Dean Witter who maintain commodity trading accounts with over $1,000,000 pay commissions at negotiated rates that may be substantially less than the rate paid by each partnership.

    While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable and competitive, and represent the best price and services available, considering the following factors. Dean Witter pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.



    The general partner reviews the brokerage arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne, by Dean Witter and the general partner.



THE TERMS OF THIS OFFERING WERE NOT SUBJECT TO INDEPENDENT DUE DILIGENCE



    The partnerships, Dean Witter, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.



EMPLOYEES OF DEAN WITTER ARE COMPENSATED BASED UPON YOUR INVESTMENT AND
  REDEMPTION DECISIONS



    Dean Witter pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because Dean Witter employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.



THE SELECTION OF A TRADING ADVISOR MAY BENEFIT DEAN WITTER



    The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase Dean Witter's costs as non-clearing broker, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who execute trades less frequently.



THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE TRADING ADVISOR FOR
  SPECTRUM COMMODITY WHICH IS AN AFFILIATE OF THE GENERAL PARTNER



    Morgan Stanley Dean Witter Commodities Management is the trading advisor for Spectrum Commodity and receives a monthly management fee and a possible annual incentive fee. Because the general partner and Morgan Stanley Dean Witter Commodities Management are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., they are affiliates and, as such, the terms of the management agreement, including the management and incentive fees, have not been negotiated at arm's-length. Further, the general partner has a disincentive to remove and replace Morgan Stanley Dean Witter Commodities Management as trading advisor.



AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY
  BROKERS MAY TRADE FOR THEIR OWN ACCOUNTS IN COMPETITION WITH THE PARTNERSHIPS



    The general partner does not trade futures, forwards or options for its own account, but officers, directors and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors and employees, may trade futures, forwards and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.



    Carr Futures and Morgan Stanley are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards and options. Thus, Carr Futures and Morgan Stanley may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, Carr Futures or Morgan Stanley, or customers or correspondents of Carr Futures or Morgan Stanley. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

THE TRADING ADVISORS MANAGE OTHER ACCOUNTS THAT MAY COMPETE WITH THE
  PARTNERSHIPS



    - Each trading advisor manages other accounts trading futures, forwards and options, in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limits purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.



    - Each trading advisor either currently manages or may in the future manage accounts that pay fees higher than the fees paid by the partnerships. A trading advisor may, therefore, have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.



    - If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.



    - The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.



THE LACK OF DISTRIBUTIONS INCREASES THE FEES PAID TO AFFILIATES OF THE GENERAL
  PARTNER



    The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, Dean Witter and Morgan Stanley will receive increased brokerage fees, and Morgan Stanley Dean Witter Commodities Management will receive increased management fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.



CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS PERMIT ACTIONS WHICH COULD RESULT
  IN LOSSES OR LOST PROFIT OPPORTUNITY



    Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.



    Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon 60 days' prior written notice.


                     FIDUCIARY RESPONSIBILITY AND LIABILITY


    You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to each partnership it advises.



    The limited partnership agreements, the customer agreements, and the selling agreement provide that the general partner, the commodity brokers, Dean Witter (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Dean Witter (as selling agent), or any additional seller, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

    Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has agreed to indemnify and defend the general partner, the commodity brokers, Dean Witter (as selling agent), any additional seller, and their affiliates, against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Dean Witter (as selling agent), or any additional seller, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.



    No indemnification of the general partner, the commodity brokers, Dean Witter (as selling agent), any additional seller, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.



    Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors or controlling persons. The trading advisor is, however, liable for acts or omissions of these persons if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor(s) and their affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.



    Each partnership will also indemnify its trading advisor(s) and their affiliates against any loss, claim, damage, liability, cost and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach by the partnership or the general partner of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, and does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.



    The foregoing involves a rapidly developing and changing area of the law and if you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, any additional seller or the trading advisors, you should consult with your attorney.

                             DESCRIPTION OF CHARGES


CHARGES TO EACH PARTNERSHIP



    Each partnership is subject to substantial charges, all of which are described below.


                                SPECTRUM SELECT


                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisors..........................  Monthly management fee.                     1/12 of 3% of the net assets allocated to
                                                                                        each trading advisor.

                                            Monthly incentive fee.                      15% of the trading profits experienced
                                                                                        with respect to each trading advisor's
                                                                                        allocated net assets.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 7.25% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of the brokerage fee
                                            designation of a bank or banks in which     payable by the partnership and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.


                               SPECTRUM TECHNICAL


                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisors..........................  Monthly management fee.                     1/12 of 4% of the net assets allocated to
                                                                                        each trading advisor.

                                            Monthly incentive fee.                      15% of the trading profits experienced
                                                                                        with respect to the net assets allocated
                                                                                        to each of Campbell and JWH, and 19% with
                                                                                        respect to Chesapeake.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 7.25% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of the brokerage fee
                                            designation of a bank or banks in which     payable by the partnership and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.

                               SPECTRUM STRATEGIC


                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisors..........................  Monthly management fee.                     1/12 of 4% of the net assets allocated to
                                                                                        each of Blenheim and Willowbridge, and
                                                                                        1/12 of 3% with respect to Allied Irish.

                                            Monthly incentive fee.                      15% of the trading profits experienced
                                                                                        with respect to each trading advisor's
                                                                                        allocated net assets.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 7.25% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of the brokerage fee
                                            designation of a bank or banks in which     payable by the partnership and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.


                            SPECTRUM GLOBAL BALANCED


                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisor...........................  Monthly management fee.                     1/12 of 1.25% of net assets.

                                            Monthly incentive fee.                      15% of the trading profits.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 4.60% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 1% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of the brokerage fee
                                            designation of a bank or banks in which     payable by the partnership and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.

                               SPECTRUM CURRENCY


                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisors..........................  Monthly management fee.                     1/12 of 4% of the net assets allocated to
                                                                                        JWH, and 1/12 of 3% with respect to
                                                                                        Sunrise Capital Partners.

                                            Monthly incentive fee.                      15% of the trading profits experienced
                                                                                        with respect to each trading advisor's
                                                                                        allocated net assets.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 4.60% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of the brokerage fee
                                            designation of a bank or banks in which     payable by the partnership and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.


                               SPECTRUM COMMODITY


                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisor...........................  Monthly management fee.                     1/12 of 2.5% of net assets.

                                            Annual incentive fee.                       20% of trading profits.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 4.60% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of brokerage fees
                                            designation of a bank or banks in which     payable by the partnership, and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.

TRADING ADVISORS



    Each partnership pays each of its trading advisors a monthly management fee, whether or not the assets of the partnership as a whole or the assets allocated to such trading advisor are profitable. In addition, each partnership pays each of its trading advisors an incentive fee if trading profits are earned on the net assets allocated to such trading advisor.



    MONTHLY MANAGEMENT FEE. Each partnership pays each of its trading advisors a monthly management fee based on the net assets under management as of the first day of each month, at the rate set forth in the above chart. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.



    Following is an example of the management fee payable by a partnership. If the net assets of Spectrum Select equaled $200,000,000 as of the first day of each month during the fiscal year, the trading advisors would receive an aggregate monthly management fee for the year of $6,000,000 ( 1/12 of 3% of $200,000,000 per month, or $500,000 times 12). The management fee payable to the trading advisors in the foregoing example would be divided among them based on the portion of the $200,000,000 in net assets allocated to each such trading advisor at the beginning of each month.



    INCENTIVE FEE. Each partnership pays an incentive fee to each of its trading advisors if trading profits are experienced with respect to allocated net assets, at the rate set forth in the above chart. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on the trading advisor's allocated net assets, decreased by monthly management fees and brokerage fees that are chargeable to the trading advisor's allocated net assets, with such trading profits and items of decrease determined from the end of the last period for which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by any partnership.



    In the case of Spectrum Commodity, whose trading advisor is eligible to receive an annual incentive fee, any accrued incentive fees with respect to units of Spectrum Commodity that are redeemed during the year will be deducted and paid to the trading advisor at the time of redemption, even though it may not qualify for an incentive fee at year-end.



    If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the trading advisor has again earned trading profits. If a trading advisor's allocated net assets are reduced or increased because of redemptions, additions or reallocations that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.



    Following is an example of the incentive fee payable by a partnership. If a trading advisor for Spectrum Select earns trading profits of $1,000,000 for the period ended January 31, 2000, the trading advisor will receive an incentive fee of $150,000 for that period (15% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 29, 2000, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending March 31, 2000, the trading advisor will have to earn trading profits exceeding $250,000 for that period, since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (I.E., January 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or reallocations or additional purchases of units during the periods in question, which would require adjustments as described above.



COMMODITY BROKERS



    BROKERAGE FEES. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate set forth in the above chart, irrespective of the number of trades executed on a partnership's behalf.

    Following is an example of the brokerage fee payable by a partnership. If the net assets of Spectrum Select equaled $200,000,000 as of the first day of each month during the fiscal year, Dean Witter would receive an aggregate monthly brokerage fee for the year of $14,500,000 ( 1/12 of 7.25% of $200,000,000 per month, or $1,208,333, times 12).



    From the flat-rate brokerage fees received from the partnerships, Dean Witter pays or reimburses the partnerships for all fees and costs incurred by Carr Futures, Morgan Stanley, and Morgan Stanley International in executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by Carr Futures, Morgan Stanley, and Morgan Stanley International, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions.



    Dean Witter also pays, from the brokerage fees it receives, the ordinary administrative expenses of each partnership, the organizational costs of Spectrum Currency and the initial offering of its units (estimated to be approximately $300,000 in the aggregate), and the continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The organizational and initial offering costs of Spectrum Currency, and the continuing offering expenses of each partnership, include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses.



    While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the trading advisors' historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging from approximately:



    $35-45 for Spectrum Select



    $40-50 for Spectrum Technical



    $30-40 for Spectrum Strategic



    $45-55 for Spectrum Global Balanced



    $45-55 for Spectrum Currency



    $75-80 for Spectrum Commodity



    You should note that the approximate roundturn commissions set forth above include administrative, organizational, offering, and other expenses, for which Dean Witter is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.



    FINANCIAL BENEFITS. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forwards and options trading. Dean Witter then pays each partnership the rate that Dean Witter earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average net assets for the month were invested at that rate. The commodity brokers, as they are permitted under CFTC regulations, invest a portion of the partnerships' funds in CFTC specified securities and other instruments and retain any interest earned on those investments. Instead of investing the partnership's funds, Dean Witter may choose to deposit the funds in non-interest-bearing bank accounts at various banks (currently seven banks), in exchange for which the banks offer Dean Witter affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to Dean Witter and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to Dean Witter from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to Dean Witter currently for each partnership is set forth in the Description of Charges table
beginning on page   -  . For more information regarding Dean Witter's interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers. See "Use of Proceeds--Interest Credits" on
page   -  .


EXTRAORDINARY EXPENSES


    Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS


    The general partner may permit an increase, subject to state limits described below, in the management, incentive and brokerage fees payable by a partnership only on the first business day following a redemption date. Prior to any such increase, the following conditions must be satisfied:



    - notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;



    - the notice must describe investors' redemption and voting rights; and



    - investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.



    Each partnership's fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.


REDEMPTION CHARGES


    You may redeem all or part of your investment in any Spectrum Series partnership at any month-end once you have been an investor in that partnership for at least six months, regardless of when your units were actually purchased.



    Units redeemed on or before the last day of the twelfth month after they were purchased, are subject to a redemption charge equal to 2% of the net asset value of a unit on the redemption date. Units redeemed after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased, are subject to a redemption charge equal to 1% of the net asset value of a unit on the redemption date. If you redeem units after the last day of the twenty-fourth month after they were purchased, you will not be subject to a redemption charge. Any redemption charges will be paid to Dean Witter.



    The following is an example of a redemption charge that may be payable by you to Dean Witter. If you redeem $5,000 worth of units in Spectrum Select after the sixth month and prior to the last day of the twelfth month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $100 (2% of $5,000 will be deducted from the proceeds of your redemption).



                                USE OF PROCEEDS



    The partnerships engage in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in separate commodity trading accounts established by the commodity brokers for each of the trading advisors. All of the funds in a partnership's trading accounts will be used to engage in trading futures, forwards, and options contracts.



    The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.



    Each partnership's margin commitments with respect to its U.S. commodity futures positions have ranged, and are anticipated to range, between 10% and 40% of net assets (except Spectrum Select, which has ranged, and is anticipated to range, between 20% and 40%, and Spectrum Commodity, which has ranged, and is anticipated to range, between 5% and 15%). However, a partnership's margin levels could deviate substantially from that range in the future.

    The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges:


    - Deutsche Terminborse/Eurex

    - Hong Kong Futures Exchange Ltd.

    - International Petroleum Exchange of London Ltd.

    - Italian Derivatives Market

    - London International Financial Futures Exchange Ltd.

    - London Commodity Exchange


    - London Metal Exchange


    - London Securities and Derivatives Exchange

    - Marche a Terme International de France

    - MEFF Renta Fija

    - MEFF Renta Variable

    - Montreal Exchange

    - New Zealand Futures and Options Exchange

    - Osaka Securities Exchange

    - Singapore International Monetary Exchange

    - Swiss Options and Financial Futures Exchange AG

    - Sydney Futures Exchange

    - Tokyo Grain Exchange

    - Tokyo International Financial Futures Exchange

    - Tokyo Stock Exchange
    - Winnipeg Commodity Exchange


    In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed, and will be subject to the regulatory authorities in the jurisdictions in which they operate.



    At each monthly closing, the trading advisors for each partnership are currently allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership are allocated to them, in the following proportions:



                                                                PERCENTAGE OF NET
                                                               ASSETS ALLOCATED TO
                                                                  EACH TRADING
                                                                  ADVISOR AS OF
SPECTRUM SELECT                      ADDITIONS   REDEMPTIONS    NOVEMBER 30, 1999
---------------                      ---------   -----------   -------------------
                                         %            %                 %
  EMC Capital Management, Inc......       0       33 1/3               18.5
  Rabar Market Research, Inc.......      50       33 1/3               43.8
  Sunrise Capital Management,
    Inc............................      50       33 1/3               37.7
SPECTRUM TECHNICAL
-----------------------------------
  Campbell & Company, Inc..........  33 1/3       33 1/3               33.8
  Chesapeake Capital Corporation...  33 1/3       33 1/3               23.9
  John W. Henry & Company, Inc.
    Original Investment Program....  16 2/3       16 2/3               21.9
    Financial and Metals
      Portfolio....................  16 2/3       16 2/3               20.4

SPECTRUM STRATEGIC
-----------------------------------
  Allied Irish Capital Management,
    Ltd............................      75            0               14.6
  Blenheim Investments, Inc........       0          100               45.4
  Willowbridge Associates Inc......      25            0               40.0

SPECTRUM GLOBAL BALANCED
-----------------------------------
  RXR, Inc.........................     100          100                100

SPECTRUM CURRENCY
-----------------------------------
  John W. Henry & Company, Inc.....      50           50                N/A
  Sunrise Capital Partners, LLC....      50           50                N/A

SPECTRUM COMMODITY
-----------------------------------
  Morgan Stanley Dean Witter
    Commodities Management Inc.....     100          100                100

    In the future, the proceeds from each monthly closing and redemptions may be allocated in different proportions. Further, the general partner may adjust the portion of a partnership's assets traded by a trading advisor through reallocations of assets among the partnership's trading advisors. With respect to Spectrum Currency, after net assets allocated to JWH reach $30 million, JWH has the right to reject any additional monthly allocations that exceed 10% of its allocated net assets.



    The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.


INTEREST CREDITS


    The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the partnerships will receive interest at the rate earned by Dean Witter on its U.S. Treasury bill investments with customer segregated funds as if 80% (100% in the case of Spectrum Global Balanced) of their respective average daily net assets for the month were invested at that rate. For purposes of these interest credits, net assets do not include monies due a partnership on or with respect to futures, forwards or options contracts which have not been received. Dean Witter retains any interest earned in excess of the interest credited by Dean Witter to the partnerships.



    To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, only in instruments that are obligations of the U.S., general obligations of any state or any political subdivision thereof, or obligations fully guaranteed as to principal and interest by the U.S., or in designated reverse repurchase agreements with respect to those instruments. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, only in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by Dean Witter will be held in secured accounts and will be invested in short-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.



    To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, Dean Witter or its affiliates will benefit from compensating balance treatment in connection with Dean Witter's designation of a bank or banks in which the partnership's assets are deposited, meaning that Dean Witter or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that any excess interest and compensating balance benefits to Dean Witter or its affiliates exceed the interest Dean Witter is obligated to credit to the partnerships, they will not be shared with the partnerships.


                              THE SPECTRUM SERIES

GENERAL


    Each partnership is a limited partnership formed under the laws of Delaware.



                                                                   DATE PARTNERSHIP
                                              DATE PARTNERSHIP   BEGAN OR IS EXPECTED
                                                 WAS FORMED      TO BEGIN OPERATIONS
                                              ----------------   --------------------
Spectrum Select.............................    March 21, 1991         August 1, 1991
Spectrum Technical..........................    April 29, 1994       November 2, 1994
Spectrum Strategic..........................    April 29, 1994       November 2, 1994
Spectrum Global Balanced....................    April 29, 1994       November 2, 1994
Spectrum Commodity..........................     July 31, 1997        January 2, 1998
Spectrum Currency...........................  October 20, 1999        Initial closing

    Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisor(s).



    Each Spectrum Series partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. Except for its initial closing, where Spectrum Currency will offer units at a price of $10 per unit, the purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription. Following is a summary of information relating to the sale of units of all partnerships that have commenced operations through November 30, 1999:



                                                                                                         NUMBER
                                                                            TOTAL          GENERAL         OF
                                          UNITS        UNITS AVAILABLE     PROCEEDS        PARTNER      LIMITED
                                           SOLD           FOR SALE         RECEIVED     CONTRIBUTIONS   PARTNERS
                                      --------------   ---------------   ------------   -------------   --------
                                                                              $               $
Spectrum Select*...................   17,992,866.810     3,121,100.290   277,351,590      1,680,000      15,973
Spectrum Technical.................   22,297,938.327    10,702,061.673   296,797,979      2,511,984      25,672
Spectrum Strategic.................    9,541,125.353     2,958,874.647   103,479,730        787,000      10,722
Spectrum Global Balanced...........    4,527,561.910     3,472,438.090    59,852,468        533,234       6,922
Spectrum Commodity.................    4,195,493.632             0        41,235,223        430,000       2,867


---------


* The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on April 30, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.



INVESTMENT OBJECTIVES



    The investment objective of each Spectrum Series partnership is to achieve capital appreciation and, to a lesser extent Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same over-all investment objective and many of the trading advisors for the various partnerships employ trading programs of the same general style and trade in the same futures, forwards and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms and its trading advisors before selecting one or more partnerships in which to invest.



    MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.



    Spectrum Select currently utilizes three trading advisors, each of whom employs systematic, technical trading models. EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant trends in favorable periods, while accepting a corresponding decline in unfavorable market cycles. Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market, and sector. Rabar's trading program uses constant research and analysis of market behavior. Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons. For a more detailed discussion of the Spectrum Select trading advisors and their various programs see "The Trading Advisors--Morgan
Stanley Dean Witter Spectrum Select L.P." on page   -  .



    MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.



    Spectrum Technical currently uses three trading advisors, each of whom employs technically based trading models to achieve its objective. Campbell uses a highly disciplined systematic approach designed to detect and react to price movements in the futures and forwards markets. Campbell's core systematic approach has been used for over twenty years. The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points in various futures, forwards and options markets. This trading system was designed in the 1980s and is continually updated based on research. JWH's trading program uses historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors. For a more detailed discussion of the Spectrum Technical trading advisors and their various programs see "The Trading Advisors--Morgan
Stanley Dean Witter Spectrum Technical L.P." on page   -  .



    MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.



    Spectrum Strategic currently utilizes three trading advisors, each of whom employs a fundamental investment approach that evaluates key economic indicators, such as supply and demand levels and geopolitical conditions. Allied Irish employs multiple investment professionals using a discretionary approach. Several strategies are applied to investments in a broad range of financial instruments. Blenheim's program has a strong global concentration, using a discretionary approach supplemented by a systematic and mathematical investment process. Investments are made in markets in which Blenheim has a clear understanding of fundamental factors and geopolitical forces that influence price behavior. Willowbridge also uses a discretionary trading approach. Willowbridge maintains a small number of core positions at any time, representing those it believes to have the most favorable reward-to-risk ratios. For a more detailed discussion of the Spectrum Strategic trading advisors and their various programs see "The Trading Advisors--Morgan Stanley Dean Witter
Spectrum Strategic L.P." on page   -  .


    MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.


    Spectrum Global Balanced utilizes one trading advisor that trades a multi-strategy portfolio of futures forwards and options, consisting of world equity, global bonds, currency, and commodity markets. Within the long biased global stock and global bond components of the fund, RXR, Inc. analyzes various fundamental information. Within the long and short global currency and commodity components of the fund, RXR employs a technical trend-following trading system. RXR uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies. For a more detailed discussion of RXR, the sole trading advisor for Spectrum Global Balanced, and its trading program, see "The Trading Advisors--Morgan Stanley Dean Witter
Spectrum Global Balanced L.P." on page   -  .



    MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.



    Spectrum Currency will utilize two trading advisors, each of whom employs proprietary trading models that seek to identify favorable price relationships between and among various global currency markets through the disciplined analysis of technical market information. JWH employs a trading methodology structured and market-weighted to take into account the potentially higher volatility of a portfolio exclusively trading in currency markets. Volatility and risk are reduced by applying the principles of spread trading by establishing two related foreign currency positions at or about the same time. Sunrise's trading program applies the principles of spread trading, including adding multiple additional currencies to a portfolio and reweighting the emphasis given the different markets traded, all in an attempt to adjust the potentially higher volatility of a portfolio which trades in a less diversified group of markets. For a more detailed discussion of the Spectrum Currency trading advisors see "The Trading Advisors--Morgan Stanley Dean Witter Spectrum
Currency L.P." on page   -  .



    MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.



    Spectrum Commodity utilizes one trading advisor to engage in the long-only speculative trading of a diverse mix of tangible commodity futures and options, including metals, energy, food, fiber and agricultural markets. As its primary focus is tangible commodities, Spectrum Commodity does not participate in financial markets, such as interest rate, stock index, or currency futures and options. The trading program seeks to benefit from supply and demand dynamics, based on consumer and producer reactions to price movements, by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening. For a more detailed discussion of the trading advisor for Spectrum Commodity and its trading program, see "The Trading Advisor--Morgan Stanley Dean Witter Spectrum Commodity
L.P." on page   -  .

TRADING POLICIES



    The trading advisors will manage the funds allocated to them in accordance with the following trading policies.



TRADING POLICIES FOR ALL PARTNERSHIPS:



          - The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interests due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership's open trade equity (I.E., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute "pyramiding."



          - The partnership will not under any circumstances lend money to affiliated entities or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any "affiliate" thereof (as defined in Section 14(c) of the limited partnership agreement), the lending entity in such case (the "lender") may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.



          - The partnership will not permit "churning" of the partnership's assets. Churning is the unnecessary execution of trades so as to generate increased brokerage commissions.



TRADING POLICY FOR ALL PARTNERSHIPS EXCEPT SPECTRUM COMMODITY:



          - The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with Dean Witter, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and Dean Witter will consult with the Corporate Credit Department of Dean Witter.



TRADING POLICIES FOR ALL PARTNERSHIPS EXCEPT SPECTRUM GLOBAL BALANCED, SPECTRUM
  CURRENCY, AND SPECTRUM COMMODITY:



          - The trading advisors will trade only in those futures interests that have been approved by the general partner. The partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the partnership's net assets. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.



          - The partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership's net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

          - The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.



TRADING POLICY FOR SPECTRUM SELECT AND SPECTRUM COMMODITY ONLY:



          - The partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).



TRADING POLICIES FOR SPECTRUM GLOBAL BALANCED ONLY:



          - The trading advisor will trade only in those futures interests that have been approved by the general partner. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.



          - The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The partnership may, with the general partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.



    Material changes to the trading policies described above may be made only with the prior written approval of limited partners owning more than 50% of units of the relevant partnership then outstanding. The general partner will notify the limited partners within seven business days after any material change in the Partnership's trading policies so approved by the limited partners.


PERFORMANCE RECORDS


    A summary of performance information for each partnership, except for Spectrum Currency, which does not have an operating history, from its commencement of trading through November 30, 1999 is set forth in Capsules I through VI below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. You should read the footnotes on page -, which are an integral part of the following capsules.


                              -------------------


    You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                       CAPSULE I



                         PERFORMANCE OF SPECTRUM SELECT



Type of pool:  publicly-offered fund



Inception of trading:  August 1991



Aggregate subscriptions:  $279,031,590



Current capitalization:  $210,368,199



Current net asset value per unit:  $21.65



Worst monthly % drawdown in past five years:  (12.11)% (February 1996)



Worst monthly % drawdown since inception:  (13.72)% (January 1992)



Worst month-end peak-to-valley past five years: (26.78)% (15 months, June 1995-August 1996)



Worst month-end peak-to-valley since inception: (26.78)% (15 months, June 1995-August 1996)



Cumulative return since inception: 116.50%



                                                                         MONTHLY PERFORMANCE
                                          ----------------------------------------------------------------------------------
MONTH                                        1999      1998     1997     1996     1995     1994     1993     1992     1991
-----                                        ----      ----     ----     ----     ----     ----     ----     ----     ----
                                              %          %        %        %        %        %        %        %        %
January.................................     (2.90)     0.87     3.93    (0.38)   (8.13)  (11.67)    0.31   (13.72)
February................................      5.45      2.16     4.75   (12.11)    9.61    (6.79)   14.84    (6.09)
March...................................     (2.50)     0.23     0.31    (0.22)   20.58    12.57    (0.59)   (3.91)
April...................................      3.70     (6.72)   (5.46)    4.07     9.06    (0.95)   10.35    (1.86)
May.....................................     (4.38)     1.79    (1.18)   (3.65)   11.08     6.84     1.95    (1.42)
June....................................      0.34      0.93     0.16     1.37    (1.70)   10.30     0.21     7.19
July....................................     (4.40)    (0.97)    9.74    (1.44)  (10.61)   (4.91)   13.90    10.72
August..................................     (0.44)    19.19    (6.22)   (0.46)   (4.81)   (6.95)   (0.95)    6.69    (6.20)
September...............................      1.69      6.24     0.93     3.34    (7.76)    1.25    (4.13)   (5.24)    6.32
October.................................     (8.39)    (5.14)   (3.77)   13.30    (3.35)   (4.78)   (4.97)   (3.17)   (2.28)
November................................      3.29     (4.16)    0.62     6.76     1.37     5.68    (1.30)    1.39    (2.93)
December................................                1.19     3.35    (3.36)   11.19    (2.72)    8.14    (3.58)   38.67
Compound Annual/Period
  Rate of Return........................     (9.03)    14.15     6.22     5.27    23.63    (5.13)   41.63   (14.45)   31.18
                                            (11                                                                       (5
                                          months)                                                                    months)



                                                                      CAPSULE II



                       PERFORMANCE OF SPECTRUM TECHNICAL



Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $299,309,963
Current capitalization: $258,121,021
Current net asset value per unit: $14.36
Worst monthly % drawdown: (9.96)% (October 1999)
Worst month-end peak-to-valley drawdown: (14.08)% (6 months, May 1999-October
1999)
Cumulative return since inception: 43.60%



                                                                 MONTHLY PERFORMANCE
                                        ---------------------------------------------------------------------
MONTH                                      1999         1998       1997       1996       1995        1994
-----                                      ----         ----       ----       ----       ----        ----
                                             %           %          %          %          %            %
January...............................     (4.96)      (1.16)      3.67       4.78      (1.84)
February..............................      2.48        0.41       1.13      (6.39)      5.10
March.................................     (2.48)       1.31      (1.82)      1.24      10.21
April.................................      7.18       (4.62)     (2.93)      4.82       3.60
May...................................     (5.00)       3.28      (3.75)     (3.84)      0.69
June..................................      5.13       (1.10)      0.69       3.21      (1.12)
July..................................     (3.90)      (0.98)      9.33      (4.80)     (2.44)
August................................      0.95       10.29      (5.97)     (0.35)     (0.63)
September.............................     (1.51)       4.35       1.85       5.50      (3.33)
October...............................     (9.96)      (0.73)      0.36       9.92      (0.09)
November..............................      1.84       (6.17)      1.01       8.34       0.93       (0.90)
December..............................                  5.98       4.57      (3.88)      6.09       (1.31)
Compound Annual/Period
  Rate of Return......................    (10.92)      10.18       7.49      18.35      17.59       (2.20)
                                        (11 months)                                               (2 months)



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE III



                       PERFORMANCE OF SPECTRUM STRATEGIC



Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $104,266,730
Current capitalization: $97,655,287
Current net asset value per unit: $14.49
Worst monthly % drawdown: (13.38)% (May 1999)
Worst month-end peak-to-valley drawdown: (32.11)% (16 months, April 1997-July
1998)
Cumulative return since inception: 44.90%



                                                                   MONTHLY PERFORMANCE
                                          ---------------------------------------------------------------------
MONTH                                        1999         1998       1997       1996       1995        1994
-----                                        ----         ----       ----       ----       ----        ----
                                               %           %          %          %          %            %
January.................................     (3.55)        5.32      (0.66)      3.71      (3.50)
February................................     11.76        (3.37)     10.09     (10.29)      1.45
March...................................     (3.45)        0.37       6.77      (0.97)      7.86
April...................................      2.00       (11.06)     (6.90)      6.08       0.00
May.....................................    (13.38)       (7.40)      0.78      (3.05)     (0.66)
June....................................     21.85        (0.89)     (1.63)     (2.86)     (6.38)
July....................................     (1.00)       (5.26)      7.65      (4.91)     (0.81)
August..................................      5.31        11.82      (4.93)      1.14       4.00
September...............................     13.27        19.03      (6.03)      5.11      (0.39)
October.................................     (9.55)        8.44      (6.24)      2.92       0.30
November................................      4.85        (7.94)     (2.22)      3.49       2.76       0.10
December................................                   2.76       5.62      (2.65)      6.24       0.00
Compound Annual/Period
  Rate of Return........................     25.45         7.84       0.37      (3.53)     10.49       0.10
                                          (11 months)                                               (2 months)






                                                                      CAPSULE IV



                    PERFORMANCE OF SPECTRUM GLOBAL BALANCED



Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $60,385,702
Current capitalization: $56,581,793
Current net asset value per unit: $15.81
Worst monthly % drawdown: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown: (10.64)% (4 months, February 1996-May 1996)
Cumulative return since inception: 58.10%



                                                                    MONTHLY PERFORMANCE
                                           ---------------------------------------------------------------------
MONTH                                         1999         1998       1997       1996       1995        1994
-----                                         ----         ----       ----       ----       ----        ----
                                                %           %          %          %          %            %
January..................................     (0.06)       2.25       3.35       0.41       1.32
February.................................     (0.06)       1.49       3.16      (7.92)      4.62
March....................................      0.00        2.24      (2.50)     (1.08)      2.88
April....................................      4.13       (1.78)     (1.65)      1.27       2.15
May......................................     (4.99)      (0.35)      1.68      (3.13)      4.38
June.....................................      2.28        0.00       3.64       0.46       0.79
July.....................................     (1.67)      (1.19)     11.89       0.83      (1.39)
August...................................     (0.19)       2.55      (5.92)     (0.82)     (1.41)
September................................     (0.50)       5.11       3.26       2.30       1.61
October..................................     (1.77)       1.18      (1.69)      3.77       0.26
November.................................      1.93        2.66      (0.37)      4.76       2.72        (0.50)
December.................................                  1.27       3.07      (3.88)      2.99        (1.21)
Compound Annual/Period
  Rate of Return.........................     (1.19)      16.36      18.23      (3.65)     22.79        (1.70)
                                           (11 months)                                               (2 months)



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE V



                       PERFORMANCE OF SPECTRUM COMMODITY



Type of pool: publicly-offered fund
Inception of trading: January 2, 1998
Aggregate subscriptions: $41,665,223
Current capitalization: $23,285,438
Current net asset value per unit: $7.41
Worst monthly % drawdown: (9.09)% (November 1998)
Worst month-end peak-to-valley drawdown: (38.60)% (13 Months, February 1998-February 1999)
Cumulative return since inception: (25.90)%



                                                      MONTHLY PERFORMANCE
                                                    -----------------------
MONTH                                                  1999         1998
-----                                                  ----         ----
                                                         %            %
January...........................................     (1.52)         1.30
February..........................................     (3.86)        (5.92)
March.............................................      8.68          0.10
April.............................................      2.37         (2.41)
May...............................................     (5.92)        (6.87)
June..............................................      4.45         (3.23)
July..............................................      0.44         (6.44)
August............................................      6.15         (7.90)
September.........................................      4.55          7.19
October...........................................     (2.77)        (3.48)
November..........................................      0.54         (9.09)
December..........................................                   (3.38)
Compound Annual/Period
  Rate of Return..................................     12.79        (34.30)
                                                    (11 months)



    Capsule VI below provides the actual annual and year-to-date performance information for Dean Witter Cornerstone IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise Capital Partners, the same trading advisors that will trade for Spectrum Currency. JWH and Sunrise Capital Partners will trade for Spectrum Currency using the same trading strategies that they employ for Cornerstone IV.



                                                                      CAPSULE VI



                         PERFORMANCE OF CORNERSTONE IV



Type of pool: publicly-offered fund



Inception of trading:  May 1987



Aggregate subscriptions:  $168,090,005



Current capitalization:  $104,643,059



Current net asset value per unit:  $4,703.27



Worst monthly % drawdown past five years: (7.65)% (January 1995)



Worst monthly % drawdown since inception:  (21.04)% (September 1989)



Worst month-end peak-to-valley past five years: (37.85)% (18 months, August 1993-January 1995)



Worst month-end peak-to-valley since inception: (45.21)% (3 months, July 1989-September 1989)



Cumulative return since inception: 382.39%


                                    MONTHLY PERFORMANCE
             ------------------------------------------------------------------
MONTH           1999         1998       1997       1996       1995       1994
-----           ----         ----       ----       ----       ----       ----
                  %           %          %          %          %          %
January.....    (2.37)      (1.58)      5.34       3.19      (7.65)     (1.12)
February....     0.84       (3.16)      6.55      (5.78)      6.27      (2.75)
March.......     2.23        2.51       1.45       2.80      27.02       0.29
April.......     1.19       (3.44)      1.23       2.97       2.39      (3.19)
May.........    (1.37)       4.89      (5.54)      1.19      (4.83)     (3.65)
June........    (0.67)      11.31       1.36      (0.23)     (0.62)      6.72
July........    (5.28)       0.37       8.45      (3.51)     (1.06)     (4.21)
August......     1.27        0.78       2.68      (2.69)      5.49      (3.57)
September...     2.39       (3.11)      0.45       0.32      (0.06)      1.66
October.....    (3.77)       4.86       3.12       8.80       0.74       4.93
November....     5.29       (4.24)      4.15       4.25      (2.57)     (6.82)
December....                (1.49)      4.38       1.76      (0.52)     (2.73)
Compound
 Annual/
 Period Rate
 of Return..    (0.71)       6.80      38.41      12.97      22.96     (14.27)
             (11 months)

                                          MONTHLY PERFORMANCE
              ---------------------------------------------------------------------------
MONTH          1993       1992       1991       1990       1989       1988        1987
-----          ----       ----       ----       ----       ----       ----        ----
                 %         %          %          %          %          %           %
January.....   (5.29)    (9.64)    (10.12)      3.15      15.72     (18.14)
February....   12.92     (7.40)     (6.91)      1.37     (14.64)      0.93
March.......   (2.55)     1.60      26.00       6.09       3.44       5.06
April.......    0.03     (6.40)      1.83       3.01       1.84       3.41
May.........    3.95      2.71       1.24      (8.53)     12.56      25.38       (9.60)
June........    0.92     15.10       9.45      12.26       0.01      12.95       (0.75)
July........    5.87      7.47      (9.47)     23.25     (14.85)      6.93       (2.23)
August......   (5.57)    17.26      (8.50)      8.65     (18.51)      3.96      (12.61)
September...   (2.10)    (4.21)      6.69      (3.02)    (21.04)     (4.46)       0.00
October.....   (7.48)    (0.99)     (5.29)     11.07       4.47       1.56       13.82
November....   (7.50)     0.60       5.26      (1.11)     11.40       8.77       11.80
December....   (0.78)    (2.40)     27.40      (5.74)     14.97      (7.80)      13.39
Compound
 Annual/
 Period Rate
 of Return..   (9.12)    10.37      33.52      57.77     (14.12)     37.51       10.61
                                                                               (8 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    Capsule VI-A below is a pro forma of Capsule VI, adjusted to reflect the actual brokerage, management and incentive fees to be paid by Spectrum Currency, rather than those which were paid by Cornerstone IV. The footnotes following Capsule VI-A are an integral part of Capsule VI-A.


    You are cautioned that the performance information set forth in the following capsule performance summary is not indicative of, and has no bearing on, the performance results that may be attained by Spectrum Currency in the future. Past results are not a guarantee of future results. We cannot assure you that Spectrum Currency will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of Spectrum Currency's total income and may generate profits where there have been realized or unrealized losses from futures, forwards and options trading.



                                                                    CAPSULE VI-A



                    PRO FORMA PERFORMANCE OF CORNERSTONE IV



Worst monthly % drawdown: (20.32)% (January 1988)



Worst month-end peak-to-valley drawdown: (43.60)% (3 months, July 1989-September
1989)



Cumulative return since inception:   -  %


                                                                    MONTHLY PERFORMANCE
                                   --------------------------------------------------------------------------------------
MONTH                                 1999       1998       1997       1996       1995       1994       1993       1992
-----                                 ----       ----       ----       ----       ----       ----       ----       ----
                                        %         %          %          %          %          %          %          %
January...........................    (3.02)    (1.85)      5.33       3.18      (7.45)      (1.16)     (6.08)    (11.25)
February..........................     0.73     (4.07)      6.33      (5.81)      6.33       (2.63)     14.75      (8.58)
March.............................     2.55      2.76       1.15       2.70      27.16        0.46      (2.73)      2.06
April.............................     1.18     (4.25)      0.89       3.08       2.12       (3.23)      0.28      (6.42)
May...............................    (1.83)     5.30      (5.58)      1.13      (4.99)      (3.71)      4.47       3.14
June..............................    (0.59)    11.66       1.35      (0.17)     (0.83)       6.99       1.27      17.70
July..............................    (5.30)     0.03       8.32      (3.53)     (1.26)      (4.25)      6.19       8.05
August............................     1.14      0.53       2.03      (2.73)      5.43       (3.54)     (6.67)     17.37
September.........................              (3.85)      0.18       0.52      (0.19)       1.72      (1.99)     (4.68)
October...........................               5.45       2.57       8.89       0.49        4.93      (7.26)     (1.32)
November..........................              (5.30)      3.98       4.17      (2.79)      (6.73)     (7.19)      0.55
December..........................              (1.98)      4.24       1.81      (0.71)      (2.71)     (0.57)     (2.70)
Compound Annual/Period
 Rate of Return...................               3.09      34.63      13.14      21.34      (13.78)     (7.54)      9.78
                                   (11 months)

                                                     MONTHLY PERFORMANCE
                                    ------------------------------------------------------
MONTH                                 1991       1990       1989       1988        1987
-----                                 ----       ----       ----       ----        ----
                                       %          %          %          %           %
January...........................   (10.94)      3.64      17.65     (20.32)
February..........................    (6.68)      1.36     (17.29)      1.00
March.............................    28.71       6.08       4.14       5.83
April.............................     1.80       3.05       1.94       3.80
May...............................     1.30      (7.89)     14.32      27.74      (10.64)
June..............................    10.08      13.16       0.18      13.33       (0.31)
July..............................   (10.89)     22.06     (14.37)      6.91       (2.05)
August............................    (8.29)      9.71     (17.75)      3.94      (12.21)
September.........................     7.05      (3.22)    (19.92)     (5.26)      (0.22)
October...........................    (5.01)     11.73       4.92       1.99       13.83
November..........................     5.39      (1.33)     11.66       9.55       11.17
December..........................    28.91      (6.51)     15.74      (9.00)      13.95
Compound Annual/Period
 Rate of Return...................    37.10      59.88      (9.52)     36.99       10.22
                                                                                (8 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                       FOOTNOTES TO CAPSULES I THROUGH VI



    "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.



    "Drawdown" is the decline in the net asset value per unit.



    "Worst month-end peak-to-valley drawdown" is the largest decline experienced by a partnership, determined in accordance with CFTC Rule 4.10(1) and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded by a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.



    "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

    "Compound Annual/Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.


            FOOTNOTES TO CAPSULE VI-A PRO FORMA PERFORMANCE SUMMARY



    Capsule VI-A above reflects pro forma rates of return for Spectrum Currency as if it were in operation during the same periods as Cornerstone IV. These rates of return are the result of the general partner making pro forma adjustments to the actual past performance record of Cornerstone IV. The pro forma adjustments are an attempt to reflect the actual brokerage, management and incentive fees, which would have been paid or received by Spectrum Currency, as opposed to the actual fees and expenses applicable to Cornerstone IV.



    Furthermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, and other factors; and (B) there are different means by which the pro forma adjustments could have been made.



    While the general partner believes that the information set forth in Capsule VI-A is relevant to evaluating an investment in Spectrum Currency, no representation is or could be made that the capsule presents what the performance results would have been in the past or are likely to be in the future. Past results are not a guarantee of future results. The results presented in Capsule VI-A are hypothetical because no trades were actually made under the terms set forth in the Capsule.



ADDITIONAL PARTNERSHIPS



    In the future, additional partnerships may be added to the Spectrum Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Spectrum Series partnership.


AVAILABILITY OF EXCHANGE ACT REPORTS


    The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov."

                            SELECTED FINANCIAL DATA


    The following are the results of operations for each partnership (except Spectrum Currency, which does not have an operating history) for the periods indicated. Per unit results for Spectrum Select have been adjusted to reflect a 100-for-1 unit conversion that became effective on April 30, 1998.


                                SPECTRUM SELECT


                                  FOR THE NINE MONTHS
                                  ENDED SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                ------------------------  ---------------------------------------------------------------
                                   1999         1998         1998         1997         1996         1995         1994
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     $            $            $            $            $            $            $
                                (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                         (537,861)  25,414,460   36,087,729   15,940,851   26,876,393   65,987,157   19,134,352
  Net change in unrealized        2,807,552   22,586,491   (1,192,107)   3,149,167  (10,950,217)  (4,657,344)  (7,758,820)
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total Trading Results         2,269,691   48,000,951   34,895,622   19,090,018   15,926,176   61,329,813   11,375,532
Interest income (Dean Witter)     5,571,066    5,105,202    6,883,110    7,405,511    6,120,347    7,969,749    6,044,870
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total Revenues                7,840,757   53,106,153   41,778,732   26,495,529   22,046,523   69,299,562   17,420,402
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
EXPENSES
Brokerage fees (Dean Witter)     11,341,093    7,767,759   11,360,166    9,777,851   10,641,478   14,173,695   15,551,182
Management fees                   4,692,864    3,715,645    5,202,158    5,239,533    4,583,197    5,626,908    5,452,353
Incentive fees                      --         1,828,624    1,832,021       49,989      175,796    8,707,049    4,441,510
Transaction fees and costs          --           625,328      625,327    1,370,439    1,104,011    1,589,795    1,652,264
Administrative expenses             --            64,000       64,000      114,000      128,000      148,000      126,000
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total Expenses               16,033,957   14,001,356   19,083,672   16,551,812   16,632,482   30,245,447   27,223,309
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
NET INCOME (LOSS)                (8,193,200)  39,104,797   22,695,060    9,943,717    5,414,041   39,054,115   (9,802,907)
                                ===========  ===========  ===========  ===========  ===========  ===========  ===========
NET INCOME (LOSS) ALLOCATION:
Limited partners                 (8,071,457)  38,436,723   22,302,202    9,781,168    5,283,411   38,580,172   (9,695,068)
General partner                    (121,743)     668,074      392,858      162,549      130,630      473,943     (107,839)
NET INCOME (LOSS) PER UNIT:
Limited partners                      (0.92)        5.02         2.95         1.22          .98         3.56         (.82)
General partner                       (0.92)        5.02         2.95         1.22          .98         3.56         (.82)
TOTAL ASSETS AT END OF PERIOD   225,066,694  208,966,583  202,668,038  169,541,807  167,588,012  179,342,999  171,613,080
TOTAL NET ASSETS AT END OF
 PERIOD                         222,117,910  204,396,888  200,082,516  166,773,321  163,786,285  176,446,260  168,189,328
NET ASSET VALUE PER UNIT AT
 END OF PERIOD
Limited partners                      22.88        25.87        23.80        20.85        19.62        18.64        15.08
General partner                       22.88        25.87        23.80        20.85        19.62        18.64        15.08


                               SPECTRUM TECHNICAL


                                                                                                        FOR THE PERIOD FROM
                             FOR THE NINE MONTHS                                                         NOVEMBER 2, 1994
                             ENDED SEPTEMBER 30,             FOR THE YEARS ENDED DECEMBER 31,            (COMMENCEMENT OF
                           ------------------------  -------------------------------------------------    OPERATIONS) TO
                              1999         1998         1998         1997         1996         1995      DECEMBER 31, 1994
                           -----------  -----------  -----------  -----------  -----------  ----------  -------------------
                                $            $            $            $            $           $                $
                           (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                  14,704,626   13,007,107   35,224,194   13,777,460   26,334,748   4,446,595        (786,137)
  Net change in
    unrealized              (6,261,686)  26,421,207    6,612,556    9,762,823   (1,552,659)  3,362,093         724,455
                           -----------  -----------  -----------  -----------  -----------  ----------      ----------
    Total Trading Results    8,442,940   39,428,314   41,836,750   23,540,283   24,782,089   7,808,688         (61,682)
Interest income (Dean
  Witter)                    6,954,549    6,008,143    8,103,423    5,987,304    3,242,977   1,430,845          67,617
                           -----------  -----------  -----------  -----------  -----------  ----------      ----------
    Total Revenues          15,397,489   45,436,457   49,940,173   29,527,587   28,025,066   9,239,533           5,935
                           -----------  -----------  -----------  -----------  -----------  ----------      ----------
EXPENSES
Brokerage fees (Dean
  Witter)                   14,393,049   11,107,075   15,543,787   11,617,770    6,997,531   3,003,934         149,907
Management fees              7,940,992    5,955,922    8,403,764    5,832,758    3,273,649   1,373,227          68,529
Incentive fees                 430,097    2,653,466    3,191,252      369,975    1,852,569     600,504          19,678
                           -----------  -----------  -----------  -----------  -----------  ----------      ----------
    Total Expenses          22,764,138   19,716,436   27,138,803   17,820,503   12,123,749   4,977,665         238,114
                           -----------  -----------  -----------  -----------  -----------  ----------      ----------
NET INCOME (LOSS)           (7,366,649)  25,719,994   22,801,370   11,707,084   15,901,317   4,261,868        (232,179)
                           ===========  ===========  ===========  ===========  ===========  ==========      ==========
NET INCOME (LOSS)
  ALLOCATION:
Limited partners            (7,293,262)  25,458,926   22,571,217   11,589,197   15,737,852   4,226,249        (229,460)
General partner                (73,387)     261,068      230,153      117,887      163,465      35,619          (2,719)

NET INCOME (LOSS) PER
  UNIT:
Limited partners                 (0.46)        1.70         1.49         1.02         2.11        1.72            (.22)
General partner                  (0.46)        1.70         1.49         1.02         2.11        1.72            (.22)

TOTAL ASSETS AT END OF
  PERIOD                   283,588,918  251,043,295  258,673,911  184,769,817  114,822,056  60,075,842      15,084,678
TOTAL NET ASSETS AT END
  OF PERIOD                279,382,330  246,498,391  255,101,434  181,950,507  112,985,629  59,326,379      14,931,054
NET ASSET VALUE PER UNIT
  AT END OF PERIOD
Limited partners                 15.66        16.33        16.12        14.63        13.61       11.50            9.78
General partner                  15.66        16.33        16.12        14.63        13.61       11.50            9.78

                               SPECTRUM STRATEGIC


                                                        FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30,
                                                     --------------------------
                                                         1999          1998
                                                     ------------   -----------
                                                          $              $
                                                     (UNAUDITED)    (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                            19,657,278     2,125,953
  Net change in unrealized                            11,237,514     4,475,848
                                                     -----------    ----------
    Total Trading Results                             30,894,792     6,601,801
Interest income (Dean Witter)                          2,025,084     1,732,273
                                                     -----------    ----------
    Total Revenues                                    32,919,876     8,334,074
                                                     -----------    ----------
EXPENSES
Brokerage fees (Dean Witter)                           4,078,080     3,169,563
Incentive fees                                         2,451,152       178,428
Management fees                                        2,199,368     1,675,367
                                                     -----------    ----------
    Total Expenses                                     8,728,600     5,023,358
                                                     -----------    ----------
NET INCOME (LOSS)                                     24,191,276     3,310,716
                                                     ===========    ==========
NET INCOME (LOSS) ALLOCATION:
Limited partners                                      23,935,478     3,271,967
General partner                                          255,798        38,749

NET INCOME (LOSS) PER UNIT:
Limited partners                                            3.73          0.55
General partner                                             3.73          0.55

TOTAL ASSETS AT END OF PERIOD                        103,985,625    67,242,994
TOTAL NET ASSETS AT END OF PERIOD                    101,216,109    65,479,623
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited partners                                           15.28         11.26
General partner                                            15.28         11.26

                                                                                                             FOR THE PERIOD FROM
                                                                                                              NOVEMBER 2, 1994
                                                               FOR THE YEARS ENDED DECEMBER 31,               (COMMENCEMENT OF
                                                     -----------------------------------------------------     OPERATIONS) TO
                                                        1998          1997          1996          1995        DECEMBER 31, 1994
                                                     -----------   -----------   -----------   -----------   -------------------
                                                          $             $             $             $                 $

REVENUES
Trading Profit (Loss):
  Realized                                            7,945,575     1,297,824     4,980,402     3,408,036          (221,731)
  Net change in unrealized                            2,771,722     2,387,258    (1,679,048)    1,451,792           367,611
                                                     ----------    ----------    ----------    ----------        ----------
    Total Trading Results                            10,717,297     3,685,082     3,301,354     4,859,828           145,880
Interest income (Dean Witter)                         2,379,478     2,304,248     1,604,026       887,226            55,127
                                                     ----------    ----------    ----------    ----------        ----------
    Total Revenues                                   13,096,775     5,989,330     4,905,380     5,747,054           201,007
                                                     ----------    ----------    ----------    ----------        ----------
EXPENSES
Brokerage fees (Dean Witter)                          4,402,540     4,414,327     3,398,205     1,802,579           121,039
Incentive fees                                        1,336,693       427,094       726,825       437,310            18,841
Management fees                                       2,342,447     2,212,788     1,587,213       824,036            55,333
                                                     ----------    ----------    ----------    ----------        ----------
    Total Expenses                                    8,081,680     7,054,209     5,712,243     3,063,925           195,213
                                                     ----------    ----------    ----------    ----------        ----------
NET INCOME (LOSS)                                     5,015,095    (1,064,879)     (806,863)    2,683,129             5,794
                                                     ==========    ==========    ==========    ==========        ==========
NET INCOME (LOSS) ALLOCATION:
Limited partners                                      4,958,188    (1,054,657)     (799,980)    2,659,882             5,704
General partner                                          56,907       (10,222)       (6,883)       23,247                90
NET INCOME (LOSS) PER UNIT:
Limited partners                                            .84          0.04          (.39)         1.05               .01
General partner                                             .84          0.04          (.39)         1.05               .01
TOTAL ASSETS AT END OF PERIOD                        71,445,333    61,010,043    47,089,676    33,049,282        12,042,772
TOTAL NET ASSETS AT END OF PERIOD                    70,421,775    59,095,581    45,118,877    32,462,932        11,918,929
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited partners                                          11.55         10.71         10.67         11.06             10.01
General partner                                           11.55         10.71         10.67         11.06             10.01


                            SPECTRUM GLOBAL BALANCED


                                                         FOR THE NINE MONTHS
                                                         ENDED SEPTEMBER 30,
                                                      -------------------------
                                                         1999          1998
                                                      -----------   -----------
                                                           $             $
                                                      (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                             1,814,125     1,376,863
  Net change in unrealized                            (1,850,072)    2,422,095
                                                      ----------    ----------
    Total Trading Results                                (35,947)    3,798,958
Interest income (Dean Witter)                          1,682,953     1,168,924
                                                      ----------    ----------
    Total Revenues                                     1,647,006     4,967,882
                                                      ----------    ----------
EXPENSES
Brokerage fees (Dean Witter)                           1,746,137     1,105,224
Management fee                                           474,498       290,828
Incentive fees                                           215,651       152,442
                                                      ----------    ----------
    Total Expenses                                     2,436,286     1,548,494
                                                      ----------    ----------
NET INCOME (LOSS)                                       (789,280)    3,419,388
                                                      ==========    ==========
NET INCOME (LOSS) ALLOCATION:
Limited partners                                        (780,570)    3,382,644
General partner                                           (8,710)       36,744

NET INCOME (LOSS) PER UNIT:
Limited partners                                           (0.21)         1.46
General partner                                            (0.21)         1.46

TOTAL ASSETS AT END OF PERIOD                         56,311,849    41,039,826
TOTAL NET ASSETS AT END OF PERIOD                     55,663,825    40,459,538
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited partners                                           15.79         15.21
General partner                                            15.79         15.21

                                                                                                              FOR THE PERIOD FROM
                                                                                                               NOVEMBER 2, 1994
                                                                FOR THE YEARS ENDED DECEMBER 31,               (COMMENCEMENT OF
                                                      -----------------------------------------------------     OPERATIONS) TO
                                                         1998          1997          1996          1995        DECEMBER 31, 1994
                                                      -----------   -----------   -----------   -----------   -------------------
                                                           $             $             $             $                 $

REVENUES
Trading Profit (Loss):
  Realized                                             5,113,920     3,683,460       177,564     1,508,581           (61,916)
  Net change in unrealized                             1,285,628       464,966      (175,835)      373,624            18,804
                                                      ----------    ----------    ----------    ----------         ---------
    Total Trading Results                              6,399,548     4,148,426         1,729     1,882,205           (43,112)
Interest income (Dean Witter)                          1,642,542     1,145,033       891,897       447,608            25,896
                                                      ----------    ----------    ----------    ----------         ---------
    Total Revenues                                     8,042,090     5,293,459       893,626     2,329,813           (17,216)
                                                      ----------    ----------    ----------    ----------         ---------
EXPENSES
Brokerage fees (Dean Witter)                           1,591,467     1,124,531     1,030,310       503,995            29,040
Management fee                                           422,960       269,162       221,282       104,999             6,050
Incentive fees                                           449,775       300,250            --       161,155                --
                                                      ----------    ----------    ----------    ----------         ---------
    Total Expenses                                     2,464,202     1,693,943     1,251,592       770,149            35,090
                                                      ----------    ----------    ----------    ----------         ---------
NET INCOME (LOSS)                                      5,577,888     3,599,516      (357,966)    1,559,664           (52,306)
                                                      ==========    ==========    ==========    ==========         =========
NET INCOME (LOSS) ALLOCATION:
Limited partners                                       5,518,127     3,561,537      (354,537)    1,536,421           (50,640)
General partner                                           59,761        37,979        (3,429)       23,243            (1,666)
NET INCOME (LOSS) PER UNIT:
Limited partners                                            2.25          2.12          (.44)         2.24              (.17)
General partner                                             2.25          2.12          (.44)         2.24              (.17)
TOTAL ASSETS AT END OF PERIOD                         46,317,786    25,923,024    19,620,770    14,923,682         3,817,871
TOTAL NET ASSETS AT END OF PERIOD                     45,913,872    25,683,236    18,706,255    14,754,500         3,797,845
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited partners                                           16.00         13.75         11.63         12.07              9.83
General partner                                            16.00         13.75         11.63         12.07              9.83

                               SPECTRUM COMMODITY


                                                                                          FOR THE PERIOD FROM
                                                                 FOR THE NINE MONTHS        JANUARY 2, 1998
                                                                 ENDED SEPTEMBER 30,       (COMMENCEMENT OF
                                                              -------------------------     OPERATIONS) TO
                                                                 1999          1998        DECEMBER 31, 1998
                                                              -----------   -----------   -------------------
                                                                   $             $                 $
                                                              (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                                     2,926,692    (7,201,840)       (11,870,063)
  Net change in unrealized                                       984,221      (892,798)          (635,643)
                                                              ----------    ----------        -----------
    Total Trading Results                                      3,910,913    (8,094,638)       (12,505,706)
Interest income (Morgan Stanley)                                 635,611     1,009,087          1,265,793
                                                              ----------    ----------        -----------
    Total Revenues                                             4,546,524    (7,085,551)       (11,239,913)
                                                              ----------    ----------        -----------
EXPENSES
Brokerage fees (Morgan Stanley and Morgan Stanley
  International)                                                 635,674       909,449          1,176,024
Management fees (MSDWCM)                                         435,393       622,910            805,496
Service fee (Demeter)                                            174,157       249,164            322,198
                                                              ----------    ----------        -----------
    Total Expenses                                             1,245,224     1,781,523          2,303,718
                                                              ----------    ----------        -----------
NET INCOME (LOSS)                                              3,301,300    (8,867,074)       (13,543,631)
                                                              ==========    ==========        ===========
NET INCOME (LOSS) ALLOCATION:
Limited partners                                               3,257,557    (8,773,399)       (13,398,948)
General partner                                                   43,743       (93,675)          (144,683)

NET INCOME (LOSS) PER UNIT:
Limited partners                                                    1.01         (2.25)             (3.43)
General partner                                                     1.01         (2.25)             (3.43)

TOTAL ASSETS AT END OF PERIOD                                 24,790,253    31,530,120         25,962,970
TOTAL NET ASSETS AT END OF PERIOD                             24,459,723    31,178,737         24,908,316
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited partners                                                    7.58          7.75               6.57
General partner                                                     7.58          7.75               6.57

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

    LIQUIDITY


    The partnership deposits its assets with the commodity brokers in separate futures trading accounts established for each trading advisor, which assets are used as margin to engage in trading. The assets are held in either non-interest-bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. The partnership's assets held by the commodity brokers may be used as margin solely for the partnership's trading. Since the partnership's sole purpose is to trade in futures, forwards, and options, it is expected that the partnership will continue to own such liquid assets for margin purposes.



    The partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the partnership from promptly liquidating its futures or options contract and result in restrictions on redemptions.



    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the partnership from trading in potentially profitable markets or prevent the partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.



    The partnership has never had illiquidity affect a material portion of its assets.


    CAPITAL RESOURCES


    The partnership does not have, or expect to have, any capital assets. Redemptions, exchanges and sales of additional units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. It is not possible to estimate the amount and therefore the impact of future redemptions.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 1998, and the nine months ended
September 30, 1998 and 1999 and a general discussion of its trading activities during each period. Spectrum Select has restated all per unit amounts to reflect the 100-for-1 unit conversion that took place on April 30, 1998. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999. During the first nine months of the year, Spectrum Select posted a decrease in net asset value per unit. The most significant losses were experienced in the global stock index futures markets from long positions in European stock index futures as prices moved lower during January and early February amid skepticism regarding the stability of emerging market economies. Prices in these markets continued to decline during May and June amid fears of higher interest rates in the U.S. In the metals markets, losses were experienced during the month of March from long silver futures positions as prices declined during mid-month after Berkshire Hathaway's annual report failed to provide any new information on the company's silver positions. Offsetting gains were recorded from long positions in gold futures as gold prices soared during September following the Bank of England's second gold auction and an announcement by several European central banks stating that they were to restrict the sales of gold reserves for five years. In the global interest rate futures markets, losses were recorded during September from short positions in Australian bond futures as prices spiked higher on technically based buying and short covering. Losses were also recorded from short Japanese government bond futures positions early in the first quarter as prices surged higher in response to the Bank of Japan's aggressive easing of monetary policy. Additional losses were experienced later in the first quarter from newly established long positions as prices retreated following comments by Bank of Japan Governor Masaru Hayami that he expected interest rates in Japan to rise over time. Offsetting gains were recorded in this market sector from short positions in European bond futures during April and June as prices declined due to dampened sentiment regarding the European Monetary Union and fears of an interest rate hike in the U.S. A portion of the Partnership's overall losses was offset by gains recorded in the energy markets from long futures positions in crude oil and its refined products, unleaded gas and heating oil, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies, increasing demand, and evidence that output cuts were being adhered to. In soft commodities, gains were recorded throughout a majority of the first quarter from short cocoa futures positions as prices declined amid fears that Brazil's financial troubles will have an adverse effect on supply and demand.



    For the nine months ended September 30, 1999, Spectrum Select's total trading revenues, including interest income, were $7,840,757. Total expenses for the nine months were $16,033,957, resulting in a net loss of $8,193,200. The net asset value of a unit in Spectrum Select decreased from $23.80 at December 31, 1998 to $22.88 at September 30, 1999.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Select posted an increase in net asset value per unit. The most significant gains were recorded in the financial futures markets from long European (particularly German and French) and U.S. interest rate futures positions as prices in these markets soared during the last quarter. Smaller gains were recorded in this market complex from short positions in global stock index futures, particularly German, U.S. and French stock index futures, as equity prices around the world moved significantly lower during August. Smaller gains were produced in the energy markets as short crude oil futures positions benefited from price drops in oil during January, February, June, July and August. The agricultural markets contributed smaller gains from short positions in soybean meal futures during the first quarter. A portion of the Partnership's overall gains was offset by losses in the metals markets resulting from choppy price movement in silver and gold futures during the first quarter, as well as losses during September from short positions as precious metals prices moved sharply higher. Similarly, trading in copper futures created losses during a majority of the first half of the year from trendless price movement, as well as losses recorded during July from short positions as base metals prices moved higher early in the month. In the currency markets, transactions involving the British pound resulted in losses as its value moved without consistent direction during a majority of the first nine months of the year. Additional currency losses resulted from trading in the Swiss franc during July and August and the Japanese yen during September. The soft commodities markets recorded smaller losses from cotton futures trading due to weather related volatility in cotton prices during August, offsetting first quarter gains from short sugar futures positions.



    For the nine months ended September 30, 1998, Spectrum Select's total trading revenues, including interest income were $53,106,153. Total expenses for the nine months were $14,001,356, resulting in net income of $39,104,797. The net asset value of a unit in Spectrum Select increased from $20.85 at December 31, 1997 to $25.87 at September 30, 1998.



    1998 RESULTS. Spectrum Select recorded net profits during 1998. The partnership experienced the majority of the gains in the global interest rate futures markets, particularly from long positions in German, U.S. and Japanese bond futures. Bond prices rallied in late August, as global stock prices plunged, especially after Russia's decision to halt trading in foreign currencies paralyzed that country's banking system and set off a "flight-to-quality" into the global fixed income markets. The subsequent volatility in the global financial markets and worldwide economic deterioration continued to drive these profitable trades through September.

    For the year ended December 31, 1998, Spectrum Select's total revenues, including interest income, were $41,778,732. Total expenses for the year were $19,083,672, resulting in net income of $22,695,060. The net asset value of a unit in Spectrum Select increased from $20.85 at December 31, 1997 to $23.80 at December 31, 1998.



    1997 RESULTS. Spectrum Select recorded net profits during 1997 primarily as a result of a strengthening in the value of the U.S. dollar versus the Japanese yen and most major world currencies throughout the year. Additional gains were recorded from long global interest rate futures positions as U.S., Australian and European interest rate futures trended higher in July. A portion of these gains was offset by losses experienced from sharp trend reversals and short-term volatile price movement in global bond futures during April and August. Overall, the partnership's ability to capture profits in the currency and financial futures complexes more than offset smaller losses incurred from trendless pricing patterns and choppy price movement experienced in trading most traditional commodities.



    For the year ended December 31, 1997, Spectrum Select's total trading revenues, including interest income, were $26,495,529. Total expenses for the year were $16,551,812, resulting in net income of $9,943,717. The net asset value of a unit in Spectrum Select increased from $19.62 at December 31, 1996 to $20.85 at December 31, 1997.


    1996 RESULTS. Spectrum Select recorded net profits for the year, due primarily to trading in global financial futures as prices trended higher during the period of September through November. Additional gains recorded in the currency markets, primarily from long British pound positions during the fourth quarter, contributed to offset losses recorded from trend reversals and choppy price movement earlier in the year. Spectrum Select's exposure to domestic commodities partially hindered performance in 1996, as agricultural and soft commodities failed to provide sustained price trends during much of the year.


    For the year ended December 31, 1996, Spectrum Select's total trading revenues, including interest income, were $22,046,523. Total expenses for the year were $16,632,482, resulting in net income of $5,414,041. The net asset value of a unit in Spectrum Select increased from $18.64 at December 31, 1995 to $19.62 at December 31, 1996.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition.


    FINANCIAL INSTRUMENTS


    The partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The partnership may trade futures and options in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts, the partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the partnership at the same time, and if the trading advisors were unable to offset positions of the partnership, the partnership could lose all of its assets and investors would realize a 100% loss. In addition to the trading advisors' internal controls, each trading advisor must comply with the trading policies of the partnership. These trading policies include standards for liquidity and leverage with which the partnership must comply. The trading advisors and the general partner monitor the partnership's trading activities to ensure compliance with the trading policies. The general partner may require a trading advisor to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.



    In addition to market risk, in entering into futures, forwards, and options contracts there is a credit risk to the partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of the partnership for futures contracts traded in the U.S. and the foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members. In cases where the partnership trades off-exchange forwards contracts with a counterparty, the sole recourse of the partnership will be the forwards contract counterparty. For a list of the foreign exchanges on which the partnership
trades, see "Use of Proceeds" on page   -  . FOR AN ADDITIONAL DISCUSSION OF THE
CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO
EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE   -  .



    There is no assurance that a clearinghouse or exchange will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. Any such obligation on the part of a broker appears even less clear where the default occurs in a non-U.S. jurisdiction.



    The general partner deals with these credit risks of the partnership in several ways. First, it monitors the partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers inform the partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The general partner, however, has installed a system which permits it to monitor the partnership's potential margin liability, exchange by exchange. As a result, the general partner is able to monitor the partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the partnership's margin liability thereon.



    Second, the partnership's trading policies limit the amount of its net assets that can be committed at any given time to futures contracts and require, in addition, a minimum amount of diversification in the partnership's trading, usually over several different products. One of the aims of such trading policies has been to reduce the credit exposure of the partnership to a single exchange and, historically, the partnership's exposure has typically amounted to only a small percentage of its total net assets. On those relatively few occasions where the partnership's credit exposure may climb above that level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.



    Third, the general partner has secured, with respect to Carr Futures acting as the clearing broker for the partnership, a guarantee by Credit Agricole Indosuez, Carr Futures' parent, of the payment of the "net liquidating value" of the transactions (futures, options and forward contracts) in the partnership's account. As of December 31, 1998, Credit Agricole Indosuez' total equity was $3.301 billion, and its senior unsecured debt is currently rated Aa2 by Moody's.



    With respect to forward contract trading, the partnership trades with only those counterparties which the general partner, together with Dean Witter, have determined to be creditworthy. At the date of the prospectus, the partnership deals only with Carr Futures as its counterparty on forward contracts. The guarantee by Carr Futures' parent, discussed above, covers these forward contracts.



    Inflation has not been a major factor in the partnership's operations.


MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

    LIQUIDITY

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Liquidity" on page   -  , which discussion is equally applicable to
Spectrum Technical.

    CAPITAL RESOURCES

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Capital Resources" on page   -  , which discussion is equally applicable
to Spectrum Technical.

    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the partnership's operations for the three years ended December 31, 1998, and the nine months ended September 30, 1998 and 1999 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999. During the first nine months of the year, Spectrum Technical posted a decrease in net asset value per unit. The most significant losses were recorded in the global stock index futures markets from long positions in German stock index futures as European equity prices moved lower throughout the first quarter amid rising global bond yields and skepticism regarding the stability of emerging market economies. Losses were also incurred during late-July from long German stock index futures positions as prices declined as investors reacted to the strengthening euro by selling auto maker and export-dependent stocks. In the metals markets, losses were recorded particularly during the month of March from long silver futures positions as prices declined during mid-month after Berkshire Hathaway's annual report failed to provide any new information on the company's silver positions. Additional losses were experienced in the soft commodities markets from long coffee futures positions as prices dropped during January on fears spurred by the collapse of the Brazilian real and during June amid abundant supplies and warmer temperatures in Brazil. In the global interest rate futures markets, losses were recorded early in the first quarter from short Japanese government bond futures positions as prices surged higher in response to the Bank of Japan's aggressive easing of monetary policy. Additional losses were experienced later in the first quarter from newly established long positions as prices retreated following comments by Bank of Japan Governor Masaru Hayami that he expected interest rates in Japan to rise over time. During September, losses were recorded from short positions in Japanese government bond futures as prices rallied on the strength of the Japanese yen and expectations that additional monetary easing in that country will come. These losses were partially offset by gains recorded in the energy markets from long positions in crude oil futures and its refined products, unleaded gas, heating oil and gas oil, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies and increasing demand. In the currency markets, gains were recorded from short positions in the Swiss franc and the European common currency as the value of these currencies declined versus the U.S. dollar throughout the first half of the year. The weakness in these European currencies relative to the U.S. dollar was largely attributed to concerns regarding European economic growth and potentially widening interest rate differentials between Europe and the U.S. Additional currency gains were recorded during August and September from long Japanese yen positions as the value of the yen increased versus the U.S. dollar due to positive economic data out of that country and optimism over Japan's economic recovery.



    For the nine months ended September 30, 1999, Spectrum Technical's total trading revenues, including interest income, were $15,397,489. Total expenses for the nine months were $22,764,138, resulting in a net loss of $7,366,649. The net asset value of a unit in Spectrum Technical decreased from $16.12 at December 31, 1998 to $15.66 at September 30, 1999.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Technical posted an increase in net asset value per unit. The most significant gains were recorded in the financial futures markets from long German bond futures positions as prices trended higher during a majority of the first nine months, particularly during the third quarter. Other long European and U.S. interest rate futures positions contributed additional gains, primarily during the last quarter, as a result of economic and political instability worldwide. The agricultural markets provided gains from short corn futures positions as grain prices moved lower during a majority of the last quarter as supplies grew. The energy markets recorded gains from short crude oil futures positions as oil prices declined during January and early February as tensions eased in the Middle East. A portion of the Partnership's overall gains was offset by losses in the metal markets from long gold futures positions as gold prices moved lower during a majority of the second quarter, adding to January's losses from short gold futures positions as prices moved higher during that month. Additional losses in metals resulted from short silver futures positions during September as precious metals prices pushed higher due to the weak U.S. dollar and long copper futures positions during May as prices in this market moved lower. The currency markets experienced additional losses primarily from transactions involving the British pound as its value moved without consistent direction during the first half of the year. These losses continued during the third quarter as short British pound positions proved unfavorable against the weakening U.S. dollar.



    For the nine months ended September 30, 1998, Spectrum Technical's total trading revenues, including interest income, were $45,436,457. Total expenses for the nine months were $19,716,463, resulting in net income of $25,719,994. The net asset value of a unit in Spectrum Technical increased from $14.63 at December 31, 1997 to $16.33 at September 30, 1998.



    1998 RESULTS. Spectrum Technical experienced a profitable year in 1998. The partnership recorded net gains during the year due primarily to long positions in global interest rate futures positions. The most significant gains were experienced from long German, U.S. and Japanese bond futures positions during August and September, as investors flocked to "safe haven" investments amid the political and economic turmoil in Russia, Asia and Latin America. Short positions in crude oil futures also contributed profits, as oil prices fell throughout a majority of the year on reports of a supply surplus, despite tensions in the Middle East. These gains were partially offset by losses experienced from short-term price volatility in the metals markets, as investors shifted investment capital from market to market amid global economic uncertainty.



    For the year ended December 31, 1998, Spectrum Technical's total trading revenues, including interest income, were $49,940,173. Total expenses for the year were $27,138,803, resulting in net income of $22,801,370. The net asset value of a unit in Spectrum Technical increased from $14.63 at December 31, 1997 to $16.12 at December 31, 1998.


    1997 RESULTS. Spectrum Technical experienced a profitable year in 1997, as long positions in global interest rate futures resulted in gains during the second half of the year. Additional profits from trading in foreign currencies also contributed to the overall gains experienced for the year, primarily due to a strengthening in the value of the U.S. dollar relative to the German mark during January and February and of the U.S. dollar relative to the Japanese yen and Australian dollar during the final quarter. These gains were partially offset by losses from the trading of most tangible commodities, resulting from trendless pricing patterns and choppy price movements, with the exception of a profitable downward trend in gold prices.


    For the year ended December 31, 1997, Spectrum Technical's total trading revenues, including interest income, were $29,527,587. Total expenses for the year were $17,820,503, resulting in net income of $11,707,084. The net asset value of a unit in Spectrum Technical increased from $13.61 at December 31, 1996 to $14.63 at December 31, 1997.



    1996 RESULTS. Spectrum Technical recorded significant profits during 1996 due primarily to the partnership's participation in global interest rate futures and currencies during September, October and November. Gains were experienced during the last quarter from long positions in global interest rate futures and short positions in foreign currencies. The majority of the first three quarters was characterized by profitable periods followed by losing periods resulting from sharp trend reversals. The fourth quarter gains easily offset any losses experienced during such periods of trendless pricing patterns and choppy price movements earlier in the year.



    For the year ended December 31, 1996, Spectrum Technical's total trading revenues, including interest income, were $28,025,066. Total expenses for the year were $12,123,749, resulting in net income of $15,901,317. The net asset value of a unit in Spectrum Technical increased from $11.50 at December 31, 1995 to $13.61 at December 31, 1996.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Morgan Stanley Dean Witter Spectrum Series" contained in this prospectus.

    FINANCIAL INSTRUMENTS

    See discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Financial Instruments" on page   -  , which discussion is equally
applicable to Spectrum Technical.

MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

    LIQUIDITY

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Liquidity" on page   -  , which discussion is equally applicable to
Spectrum Strategic.

    CAPITAL RESOURCES

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Capital Resources" on page   -  , which discussion is equally applicable
to Spectrum Strategic.

    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 1998, and the nine months ended
September 30, 1998 and 1999 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999. During the first nine months of the year, Spectrum Strategic posted an increase in net asset value per unit. The most significant gains were recorded from long futures positions in crude oil and its refined products, unleaded gas, heating oil and gas oil, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies, increasing demand and evidence that output cuts were being adhered to. In the metals markets, gains were recorded from long positions in gold futures as gold prices soared during September following the Bank of England's second gold auction and an announcement by several European central banks stating that they were to restrict the sales of gold reserves for five years. Additional gains were recorded from long copper futures positions as copper prices soared during mid-April on a wave of fund buying and during June on news that a major U.S. producer would cut back production. Copper prices also moved higher during August and September resulting in profits for the partnership's long positions. In the global interest rate futures markets, gains were recorded during February from short U.S. interest rate futures positions as prices dropped in reaction to Federal Reserve Chairman Alan Greenspan's warnings that a strong economy could reignite inflation. A higher-than-expected rise in the Consumer Price Index and fears of a tighter Federal Reserve monetary policy resulted in additional gains in this market during May and June. These gains were partially offset by losses recorded in the currency markets during January from long Japanese yen positions after an intervention by the Bank of Japan boosted the U.S. dollar against the yen and helped ease concerns about the impact of a strong yen on Japanese exports. Losses were also recorded during March from short Japanese yen positions as the value of the yen increased versus the U.S. dollar amid new signs that Japan's economy may be on the mend. Losses were recorded from short Japanese yen positions during June and July as its value reached a 5 1/2 month high versus the U.S. dollar due to inflationary pressures in the United States and optimistic prospects for economic growth in Japan. In the agricultural markets, losses were recorded during May from long positions in soybean futures as prices declined due to favorable planting forecasts and a bearish USDA supply-demand report. During early July, losses were recorded from long soybean futures positions as prices declined on forecasts for favorable crop weather in the U.S. During August, additional losses were recorded from short positions in soybeans, soybean meal and soybean oil futures as prices increased significantly amid drier-than-expected weather in the U.S. Midwest, forecasts for very little rain, and concerns about shriveling production. In the global stock index futures markets, losses were recorded during March and April from short S&P 500 Index futures positions as equity prices increased in reaction to Wall Street reaching a major milestone, as the Dow Jones Industrial Average hit 10,000 for the first time and in response to an interest rate cut by the European Central Bank.

    For the nine months ended September 30, 1999, Spectrum Strategic's total trading revenues, including interest income, were $32,919,876. Total expenses for the nine months were $8,728,600, resulting in net income of $24,191,276. The net asset value of a unit in Spectrum Strategic increased from $11.55 at December 31, 1998 to $15.28 at September 30, 1999.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Strategic posted an increase in net asset value per unit. The most significant gains were recorded from long German bond futures positions as prices moved higher during a majority of the first half of the year coupled with a sharp push higher during the third quarter. Likewise, long positions in other European and U.S. interest rate futures contributed additional gains in the financial futures sector as investors flocked to these perceived safe investments amid economic and political instability worldwide during August and September. A portion of the Partnership's overall gains was offset by losses incurred in the soft commodities and currency markets. Long sugar futures positions resulted in losses as sugar prices moved lower throughout the first quarter. Trading in the Japanese yen also resulted in losses, particularly from short positions held during early April as the value of the yen spiked suddenly higher versus the U.S. dollar amid new optimism regarding the Japanese economic stimulus package. In the metals markets, smaller losses were experienced from long silver futures positions as silver prices declined sharply during May. In the agricultural markets, long grain futures positions held during the third quarter incurred losses as prices declined on news of increasing supplies amid decreasing demand, returning previously recorded gains in this sector.



    For the nine months ended September 30, 1998, Spectrum Strategic's total trading revenues, including interest income, were $8,334,074. Total expenses for the nine months were $5,023,358, resulting in net income of $3,310,716. The net asset value of a unit in Spectrum Strategic increased from $10.71 at December 31, 1997 to $11.26 at September 30, 1998.



    1998 RESULTS. Spectrum Strategic posted a net gain in 1998. The partnership recorded profits primarily from long positions in global interest rate futures, as the increased volatility in the global financial markets and worldwide economic deterioration drove investors to a variety of "safe haven" investments throughout August and September. Long positions in U.S., German, British, and Japanese bond futures were the key contributors to these gains. Additional gains were recorded in the currency markets in early October from long German mark positions, as the mark's value increased relative to the U.S. dollar. This weakness in the U.S. dollar was mainly caused by an unanticipated interest rate cut by the Federal Reserve and the continuing possibility, and subsequent reality, of presidential impeachment hearings. A portion of these gains was offset by losses in the energy and soft commodities markets, primarily during the fourth quarter from long positions in crude oil and cocoa futures.



    For the year ended December 31, 1998, Spectrum Strategic's total trading revenues, including interest income, were $13,096,775. Total expenses for the year were $8,081,680, resulting in net income of $5,015,095. The net asset value of a unit in Spectrum Strategic increased from $10.71 at December 31, 1997 to $11.55 at December 31, 1998.



    1997 RESULTS. Spectrum Strategic posted a small net gain in 1997, as profits were recorded by the partnership's discretionary managers during the first quarter primarily from commodities trading and during the year's final months from a strengthening in the value of the U.S. dollar. A majority of these gains were offset by losses experienced during the second quarter, as the volatility in global stock index and bond futures that began in March did not develop in line with the discretionary managers' points of view. In much of the second half of the year, small losses were also recorded from a significant pattern of short-term volatility underlying many future markets.



    For the year ended December 31, 1997, Spectrum Strategic's total trading revenues, including interest income, were $5,989,330. Total expenses for the year were $7,054,209, resulting in a net loss of $1,064,879. The net asset value of a unit in Spectrum Strategic increased from $10.67 at December 31, 1996 to $10.71 at December 31, 1997.

    1996 RESULTS. Spectrum Strategic posted negative performance for 1996, due primarily to losses resulting from sharp trend reversals in financial futures and currency markets during February. During the latter half of the year, increased volatility in energies and domestic commodities resulted in additional losses to the partnership. A majority of the losses experienced earlier in the year, however, were offset by gains during the last three quarters, particularly in April from long positions in the agricultural markets and in September from long positions in global interest rate futures and short positions in foreign currencies.



    For the year ended December 31, 1996, Spectrum Strategic's total trading revenues, including interest income, were $4,905,380. Total expenses for the year were $5,712,243, resulting in a net loss of $806,863. The net asset value of a unit in Spectrum Strategic decreased from $11.06 at December 31, 1995 to $10.67 at December 31, 1996.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition.


    FINANCIAL INSTRUMENTS

    See discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Financial Instruments" on page   -  , which discussion is equally
applicable to Spectrum Strategic.

MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

    LIQUIDITY

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Liquidity" on page   -  , which discussion is equally applicable to
Spectrum Global Balanced.

    CAPITAL RESOURCES

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Capital Resources" on page   -  , which discussion is equally applicable
to Spectrum Global Balanced.

    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisor and the ability of such trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the partnership's operations for the three years ended December 31, 1998, and the nine months ended September 30, 1998 and 1999, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999. During the first nine months of the year, Spectrum Global Balanced posted a decrease in net asset value per unit. The most significant net losses were experienced in the fixed income component during February, April and May from long U.S. interest rate futures positions as prices dropped in reaction to Federal Reserve Chairman Alan Greenspan's warnings that a strong economy could reignite inflation. Fears that the Federal Reserve eventually could boost target interest rates pushed down domestic bond prices during the first and second quarters and forced yields higher. During July and August, long U.S. interest rate futures positions resulted in losses as domestic bond prices moved temporarily lower after Federal Reserve Chairman Alan Greenspan commented that central bankers must consider stock prices when setting monetary policy and as economic reports added to concern that the U.S. Federal Reserve will raise interest rates. In the agricultural markets, losses were recorded from long corn futures positions as prices regressed in early April in reaction to reports by the USDA that the expected corn surplus will be one of the biggest in years and from declining demand from Asian markets. Later in April, corn prices fell due to technical factors and on reports of favorable planting conditions. During early-August, losses were experienced from short corn futures positions as prices increased significantly amid drier-than-expected weather in the U.S.

Midwest, forecasts for very little rain, and concerns about shriveling production. These losses were partially offset by gains recorded in the energy markets from long positions in crude and gas oil futures, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies, increasing demand and adherence to output cuts. In the currency markets, gains were recorded during August from short euro, Swiss franc, and Australian dollar positions versus the Japanese yen as the value of the yen strengthened due to optimism regarding the Japanese economy and Japanese investors selling euros looking to hedge their investments. In the global stock index futures component, gains were recorded during January and March from long Nikkei Index futures positions as Japanese equity prices were pushed higher by positive economic factors in Japan such as low interest rates, an easing credit stance, relatively stable exchange rates, and an agreement to inject public funds into the indebted banking sector.



    For the nine months ended September 30, 1999, Spectrum Global Balanced's total trading revenues, including interest income, were $1,647,006. Total expenses for the nine months were $2,436,286, resulting in a net loss of $789,280. The net asset value of a unit in Spectrum Global Balanced decreased from $16.00 at December 31, 1998 to $15.79 at September 30, 1999.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Global Balanced posted an increase in net asset value per unit. The most significant gains were recorded during the third quarter in the global bond futures component of the balanced portfolio from long positions in U.S. interest rate futures, particulary five-year Treasury note futures. Additional gains in this sector were recorded from long European bond futures positions during a majority of the first quarter, as well as during August and September. The recent worldwide economic and political instability created an extremely positive environment for bond prices during the third quarter, thus resulting in gains for the Partnership's long positions. The stock index futures component contributed smaller gains from long S&P 500 Index futures positions as domestic stock prices climbed to record highs during the first and second quarters. Overall trading results in the managed futures component were mixed. Short corn and livestock futures positions produced smaller profits as prices fell in these markets during late August. Gains were recorded during the first quarter from short crude oil futures positions as oil prices declined on reports of a potential agreement between the U.N. and Iraq. A portion of the Partnership's overall gains was offset by losses experienced in the soft commodities and metals markets. Long cotton futures positions resulted in losses as cotton prices reversed lower during July on news of improved weather conditions. Short positions in base metals futures early in the third quarter proved unfavorable as prices moved higher early in July. As a result of this move higher, new long positions were established in these markets which resulted in additional losses as base metals prices regained their downward momentum. Smaller losses were experienced in the currency markets primarily from transactions involving the British pound as its value moved without consistent direction relative to other currencies.



    For the nine months ended September 30, 1998, Spectrum Global Balanced's total trading revenues, including interest income, were $4,967,882. Total expenses for the nine months were $1,548,494 resulting in net income of $3,419,388. The net asset value of a unit in Spectrum Global Balanced increased from $13.75 at December 31, 1997 to $15.21 at September 30, 1998.



    1998 RESULTS. Spectrum Global Balanced experienced a profitable year in 1998. The partnership profited during the year primarily from long positions in the global stock index futures component of the balanced portfolio. The most significant gains were recorded from long S&P 500 Index futures positions, as equity prices reached record levels during the first half and final quarter of the year. Additional gains were recorded from long positions in European stock index futures, with a majority of the gains experienced during the fourth quarter amid the recovery of the U.S. stock markets. The global interest rate futures markets were also key contributors to overall gains, as long global bond futures positions benefited from a "flight-to-quality," given the global economic uncertainty prevalent during the third quarter.



    For the year ended December 31, 1998, Spectrum Global Balanced's total trading revenues, including interest income, were $8,042,090. Total expenses for the year were $2,464,202, resulting in net income of $5,577,888. The net asset value of a unit in Spectrum Global Balanced increased from $13.75 at December 31, 1997 to $16.00 at December 31, 1998.


    1997 RESULTS. Spectrum Global Balanced had a successful year in 1997 due primarily to a strengthening in the value of the U.S. dollar relative to most foreign currencies during the first quarter, as well as during December. Additional gains were recorded from long positions in S&P 500 Index futures, as U.S. equity prices continued to trend higher throughout a majority of the year, and in Australian bond futures, as Australian bond prices trended higher during the second and third quarters. The fixed income component of Spectrum Global Balanced was also profitable, as U.S. Treasury note and Treasury bond futures prices finished the year higher despite trendless pricing patterns and choppy price movements throughout the first half of the year.


    For the year ended December 31, 1997, Spectrum Global Balanced's total trading revenues, including interest income, were $5,293,459. Total expenses for the year were $1,693,943, resulting in net income of $3,599,516. The net asset value of a unit in Spectrum Global Balanced increased from $11.63 at December 31, 1996 to $13.75 at December 31, 1997.



    1996 RESULTS. Spectrum Global Balanced experienced negative performance in 1996, primarily due to losses experienced in the managed futures portion of the balanced portfolio early in the year. Such losses resulted from sharp trend reversals in U.S. bond futures, interest rate futures, and currencies. In the second half of the year, the partnership offset some of those losses by recording profits in the managed futures portion of the balanced portfolio. Such profits resulted from gains in long positions in U.S. bond futures, global bond futures, and stock index futures. Despite positive performance from U.S. stock index futures during a majority of the year, a relatively light exposure to this area relative to bond futures resulted in losses for the year.



    For the year ended December 31, 1996, Spectrum Global Balanced's total trading revenues, including interest income, were $893,626. Total expenses for the year were $1,251,592, resulting in a net loss of $357,966. The net asset value of a unit in Spectrum Global Balanced decreased from $12.07 at December 31, 1995 to $11.63 at December 31, 1996.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition.


    FINANCIAL INSTRUMENTS

    See discussion under "Morgan Stanley Dean Witter Spectrum Select
L.P.--Financial Instruments" on page   -  , which discussion is equally
applicable to Spectrum Global Balanced.

MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

    LIQUIDITY

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Liquidity" on page   -  , which discussion is equally applicable to
Spectrum Currency.

    CAPITAL RESOURCES


    See the discussion under "Morgan Stanley Dean Witter Spectrum
Select L.P.--Capital Resources" on page   -  , which discussion is equally
applicable to Spectrum Currency.


    RESULTS OF OPERATIONS

    Spectrum Currency is a new commodity pool and as a result it does not have an operating history.

    FINANCIAL INSTRUMENTS

    See discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Financial Instruments" on page   -  , which discussion is equally
applicable to Spectrum Currency.

MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.

    LIQUIDITY

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Liquidity" on page   -  , which discussion is equally applicable to
Spectrum Commodity.

    CAPITAL RESOURCES

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Select
L.P.--Capital Resources" on page   -  , which discussion is equally applicable
to Spectrum Commodity.

    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisor and the ability of its trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the partnership's operations for the year ended December 31, 1998, and the nine months ended September 30, 1998 and 1999 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999. During the first nine months of the year, Spectrum Commodity posted an increase in net asset value per unit. The most significant gains were recorded in the energy markets from long futures positions in crude oil and its refined products, unleaded gas and heating oil, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning
April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies, increasing demand and adherence to the agreed-upon output cuts. In the metals markets, gains were recorded during April, June, August and September from long positions in nickel, copper and aluminum futures as base metal prices increased due to strong producer demand, tightening supply levels and reports that several major copper producers would be reducing production. In the livestock markets, gains were recorded from long positions in feeder cattle futures as prices increased early in July on a decline in corn prices. During September, additional gains were recorded from long positions in feeder and live cattle futures as cattle prices moved higher due to an increase in cash prices and beef demand. These gains were partially offset by losses recorded in the soft commodities markets from long positions in cocoa and coffee futures as prices in these markets declined during the first half of the year amid fears that economic turmoil in Brazil would lead them to flood the market with increased exports and on forecasts for favorable growing weather in that region. During the third quarter, losses were experienced from long coffee futures positions as prices slid lower due to increased supplies, diminishing fears of impending frost damage to Brazilian plantations and on predictions of record harvests in Brazil next year. In the agricultural markets, losses were recorded from long positions in corn, wheat and soybean futures as grain prices moved lower on concerns regarding Brazil's economic status, higher-than-expected supply levels and on reports of favorable crop weather.



    For the nine months ended September 30, 1999, Spectrum Commodity's total trading revenues, including interest income, were $4,546,524. Total expenses for the nine months were $1,245,224, resulting in net income of $3,301,300. The net asset value of a unit in Spectrum Commodity increased from $6.57 at December 31, 1998 to $7.58 at September 30, 1999.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Commodity posted a decrease in net asset value per unit. The most significant losses were recorded in the agricultural markets from long positions in corn and wheat futures as grain prices moved lower during a majority of the year, with the exception of brief spikes higher in June and September. Smaller losses were recorded from long positions in livestock futures during the first eight months of the year. In the energy markets, losses were experienced throughout a majority of the first three quarters of the year from long positions in oil and gas futures despite brief spikes higher during the months of March and September. Additional partnership losses recorded in the metals markets during the second and third quarters from long positions in precious and base metals futures more than offset profits recorded during the first quarter from long silver, gold and platinum futures. In soft commodities, losses were recorded during much of the first six months from long positions in coffee futures as prices moved lower. A portion of these losses was offset by gains recorded during the second quarter from long positions in orange juice futures.

    For the first nine months ended September 30, 1998, Spectrum Commodity's total trading loss net of interest income was $7,085,551. Total expenses for the nine months ended September 30, 1998 were $1,781,523, resulting in a net loss of $8,867,074. The net asset value of a unit in Spectrum Commodity decreased from $10.00 at the inception of trading on January 2, 1998 to $7.75 at September 30, 1998.


    1998 RESULTS. Spectrum Commodity recorded net losses during 1998. Spectrum Commodity adheres to a long-only approach to trading traditional commodity markets. This approach encountered significant difficulty during the entire year, given the magnitude and unrelenting nature of declines in a broad-based majority of commodities markets. The major factors impacting the commodity markets in 1998 were the emerging market economies, global economic instability, and unusual weather patterns. Demand for almost every commodity was negatively impacted by the downturn in virtually all of the world's emerging economies, as currency woes quickly spread worldwide. The ultimate contractions in demand for commodities (from affected economies) had a severe negative impact in the supply increases being provided by the world's producers, particularly within the energy and metals markets.


    For the year ended December 31, 1998, Spectrum Commodity's total trading loss, net of interest income, was $11,239,913. Spectrum Commodity's total expenses for the year were $2,303,718, resulting in a net loss of $13,543,631. The net asset value of a unit in Spectrum Commodity decreased from $10.00 at inception of trading on January 2, 1998 to $6.57 at December 31, 1998.



    To enhance the foregoing comparison of operations, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition.


    FINANCIAL INSTRUMENTS


    Spectrum Commodity trades futures, forwards, and options in metals, energy and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.



    The credit risk associated with the instruments in which the partnership is involved is limited to the amounts reflected in the partnership's Statement of Financial Condition.



    Spectrum Commodity also has credit risk because Dean Witter, Morgan Stanley and Morgan Stanley International act as commodity brokers with respect to Spectrum Commodity's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Dean Witter and Morgan Stanley, as commodity brokers for Spectrum Commodity's exchange-traded futures contracts, are required, pursuant to regulations of the CFTC, to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts including an amount equal to the net unrealized loss on all open futures contracts.


    The discussion of credit risks relating to foreign exchanges under "--Morgan
Stanley Dean Witter Spectrum Select L.P.--Financial Instruments" on page   -  is
equally applicable to Spectrum Commodity.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

INTRODUCTION


    Each partnership is a commodity pool involved in the speculative trading of futures, forwards, and options. The market sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to each partnership's main business activities.



    The futures, forwards, and options traded by each partnership involve varying degrees of market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of each partnership's open positions, and, consequently, in its earnings and cash flow.



    Each partnership's total market risk is influenced by a wide variety of factors, including the diversification among each partnership's open positions, the volatility present within the markets, and the liquidity of the markets. At different times, each of these factors may act to increase or decrease the market risk associated with each partnership.



    Each partnership's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership's market risk is limited by the uncertainty of its speculative trading. The partnership's speculative trading may cause future losses and volatility (I.E. "risk of ruin") that far exceed the partnership's experiences to date or any reasonable expectations based upon historical changes in market value.



QUANTIFYING THE PARTNERSHIPS' TRADING VALUE AT RISK



    THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.



    Each partnership accounts for open positions using mark-to-market accounting principles. Any loss in the market value of a partnership's open positions is directly reflected in the partnership's earnings, whether realized or unrealized, and cash flow. Profits and losses on open positions of exchange-traded futures interests are settled daily through variation margin.



    Each partnership's risk exposure in the market sectors traded by the trading advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model used by each partnership includes many variables that could change the market value of a partnership's trading portfolio. Each partnership estimates VaR using a model based upon historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. The historical observation period of each partnership's VaR is approximately four years. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days.



    VaR models, including the partnerships', are continuously evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities.



EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS



    The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of September 30, 1999.

SPECTRUM SELECT:


    As of September 30, 1999, Spectrum Select's total capitalization was approximately $222 million.



MARKET CATEGORY                                                 VAR
---------------                                               --------
                                                                 %
Interest Rate...............................................   (0.50)
Currency....................................................   (1.20)
Equity......................................................   (0.31)
Commodity...................................................   (1.48)
Aggregate Value at Risk.....................................   (1.93)


SPECTRUM TECHNICAL:


    As of September 30, 1999, Spectrum Technical's total capitalization was approximately $279 million.



MARKET CATEGORY                                                 VAR
---------------                                               --------
                                                                 %
Interest Rate...............................................   (1.31)
Currency....................................................   (1.84)
Equity......................................................   (0.39)
Commodity...................................................   (1.07)
Aggregate Value at Risk.....................................   (2.57)


SPECTRUM STRATEGIC:


    As of September 30, 1999, Spectrum Strategic's total capitalization was approximately $101 million.



MARKET CATEGORY                                                 VAR
---------------                                               --------
                                                                 %
Equity......................................................   (1.78)
Interest Rate...............................................   (0.52)
Currency....................................................   (1.58)
Commodity...................................................   (3.13)
Aggregate Value at Risk.....................................   (3.96)


SPECTRUM GLOBAL BALANCED:


    As of September 30, 1999, Spectrum Global Balanced's total capitalization was approximately $55 million.



MARKET CATEGORY                                                 VAR
---------------                                               --------
                                                                 %
Interest Rate...............................................   (0.45)
Equity......................................................   (0.51)
Currency....................................................   (0.42)
Commodity...................................................   (0.40)
Aggregate Value at Risk.....................................   (0.90)


SPECTRUM COMMODITY:


    As of September 30, 1999, Spectrum Commodity's total capitalization was approximately $24 million.



MARKET CATEGORY                                                 VAR
---------------                                               --------
                                                                 %
Commodity...................................................   (2.04)
Aggregate Value at Risk.....................................   (2.04)



    Aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR of the individual Market Categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

    The tables above represent the VaR of each partnership's open positions at September 30, 1999 only and are not necessarily representative of either the historic or future risk of an investment in that partnership. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.



    The tables below supplement the September 30, 1999 VaR (set forth above) by presenting each partnership's high, low and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from October 1, 1998 through September 30, 1999.


                                SPECTRUM SELECT


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Interest Rate........   (1.61)      (0.46)      (0.91)
Currency.............   (1.52)      (0.51)      (1.08)
Equity...............   (0.82)      (0.31)      (0.51)
Commodity............   (1.48)      (0.77)      (1.00)
Aggregate Value at
  Risk...............   (2.83)      (1.28)      (1.91)


                               SPECTRUM TECHNICAL


MARKET CATEGORY           HIGH        LOW       AVERAGE
---------------         --------    --------    --------
                           %           %           %
Interest Rate.........   (2.11)      (1.25)      (1.48)
Currency..............   (2.58)      (0.68)      (1.87)
Equity................   (1.15)      (0.39)      (0.75)
Commodity.............   (1.07)      (0.60)      (0.84)
Aggregate Value at
  Risk................   (3.80)      (1.60)      (2.78)


                               SPECTRUM STRATEGIC


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Equity...............   (2.41)      (0.23)      (1.49)
Interest Rate........   (1.97)      (0.31)      (1.16)
Currency.............   (2.98)      (0.07)      (1.76)
Commodity............   (3.13)      (0.46)      (1.77)
Aggregate Value at
  Risk...............   (4.88)      (0.58)      (3.10)


                            SPECTRUM GLOBAL BALANCED


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Interest Rate........   (0.76)      (0.45)      (0.60)
Equity...............   (1.74)      (0.51)      (1.07)
Currency.............   (0.53)      (0.26)      (0.42)
Commodity............   (0.40)      (0.26)      (0.32)
Aggregate Value at
  Risk...............   (1.70)      (0.90)      (1.34)


                               SPECTRUM COMMODITY


MARKET CATEGORY                                          HIGH        LOW       AVERAGE
---------------                                        --------    --------    --------
                                                          %           %           %
Commodity............................................   (2.04)      (1.78)      (1.89)
Aggregate Value at Risk..............................   (2.04)      (1.78)      (1.89)


LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK


    The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of a partnership. The value of a partnership's open positions thus creates a "risk of ruin" not usually found in other investments. The relative size of the positions held may cause a partnership to incur losses greatly in excess of VaR within a short period of time, given the effects of the leverage employed and market volatility. The VaR tables above, as well as the past performance of the partnerships, give no indication of this "risk of ruin." In addition, VaR risk measures should be viewed in light of the methodology's limitations, which include the following:


      - past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

      - changes in portfolio value caused by market movements may differ from those of the VaR model;

      - VaR results reflect past trading positions while future risk depends on future positions;

      - VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

      - the historical market risk data used for VaR estimation may provide only limited insight into losses that could be incurred under unusual market movements.


    The VaR tables above present the results of each partnership's VaR for each partnership's market risk exposures and on an aggregate basis at September 30, 1999 and for the end of the quarter periods from October 1, 1998 through September 30, 1999. Since VaR is based on historical data, VaR should not be viewed as predictive of a partnership's future financial performance or its ability to manage or monitor risk. There can be no assurance that a partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that losses will not occur more than once in 100 trading days.


NON-TRADING RISK


    Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 77-92%) of its available assets in cash at Dean Witter. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered to be material.



    Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments.


QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES


    THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES--EXCEPT FOR (A) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (B) THE DESCRIPTIONS OF HOW A PARTNERSHIP MANAGES ITS PRIMARY MARKET RISK EXPOSURES--CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. EACH PARTNERSHIP'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY THE GENERAL PARTNER AND THE TRADING ADVISORS FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF EACH PARTNERSHIP'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF EACH PARTNERSHIP. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN A PARTNERSHIP.


    SPECTRUM SELECT


    The following were the primary trading risk exposures of Spectrum Select as of September 30, 1999, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.



    CURRENCY. Currency risk is the principal market exposure of Spectrum Select. Spectrum Select's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The partnership trades in a large number of currencies, including cross-rates--I.E., positions between two currencies other than the U.S. dollar. The partnership's major exposures were in the euro currency crosses and outright U.S. dollar positions. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the euro on the trading advisors' currency trading strategies. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in experiencing VaR in functional currency other than dollars.

    INTEREST RATE. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's exposure in the interest rate market complex was spread across the U.S., European, Japanese, Australian, and German interest rate sectors. However, the partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations--E.G. Australia and Spain. The general partner anticipates that G-7 and Australian interest rates will remain the primary market exposure of the partnership for the foreseeable future. The changes in interest rates which have the most effect on the partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the partnership were the medium-to-long term rates to remain steady.



    EQUITY. Spectrum Select's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. As of September 30, 1999, the partnership's primary exposures were in the S&P 500, All Ordinaries (Australia), and FTSE (Britain) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.


    COMMODITY.


    METALS. Spectrum Select's primary metals market exposure is to fluctuations in the price of gold and silver. Although the trading advisors will, from time to time, trade base metals such as aluminum, copper, lead, nickel and zinc, the principal market exposures of the partnership have consistently been in the precious metals, gold and silver. A significant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the European Central Bank. Silver prices have remained volatile over this period, and the trading advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. The general partner anticipates that gold and silver will remain the primary metals market exposure for the partnership.



    ENERGY. Spectrum Select's primary energy market exposure is to natural gas and oil price movements, often resulting from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and, given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Substantial profits and losses have been and are expected to continue to be experienced in this market. Natural gas has exhibited more volatility than the oil markets on an intra-day and daily basis and is expected to continue in this choppy pattern.



    SOFT COMMODITIES AND AGRICULTURALS. Spectrum Select had a reasonable amount of exposure to fluctuations in the price of soft commodities, which are often directly affected by severe or unexpected weather conditions, supply and demand inequalities and market expectation. Coffee, corn and soybeans accounted for the substantial bulk of the partnership's soft commodities and agriculturals exposure as of September 30, 1999.


    SPECTRUM TECHNICAL


    The following were the primary trading risk exposures of Spectrum Technical as of September 30, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



    INTEREST RATE. Interest rate risk is the principal market exposure of Spectrum Technical. Exposure was primarily spread across the U.S., German, Japanese, British, and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations--E.G. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The changes in interest rates which have the most effect on the partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the partnership were the medium-to-long term rates to remain steady.



    CURRENCY. Spectrum Technical's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The partnership trades in a large number of currencies, including cross-rates--I.E., positions between two currencies other than the U.S. dollar. For the third quarter of 1999, the partnership's major exposures were in the euro currency crosses and outright U.S. dollar positions. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on the trading advisors' currency trading strategies. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.



    EQUITY. Spectrum Technical's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. As of September 30, 1999, the partnership's primary exposures were in the S&P 500, FTSE (Britain) and ASE (Australia) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.


    COMMODITY.


    METALS. Spectrum Technical's primary metals market exposure is to fluctuations in the price of gold and silver. Although the trading advisors will from time to time trade base metals such as aluminum, copper, nickel, and zinc, the principal market exposures of the partnership have consistently been in the precious metals, gold and silver and, to a much lesser extent, platinum. A significant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the European Central Bank. Silver prices have also been volatile over this period, and the trading advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. The general partner anticipates that gold and silver will remain the primary metals market exposure for the partnership.



    ENERGY. Spectrum Technical's primary energy market exposure is to oil and natural gas price movements, often resulting from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Substantial profits and losses have been and are expected to continue to be experienced in this market. Natural gas, also a primary energy market exposure, has exhibited more volatility than the oil markets on an intra-day and daily basis and is expected to continue in this choppy pattern.



    SOFT COMMODITIES AND AGRICULTURALS. Spectrum Technical had a reasonable amount of exposure in the markets that comprise these sectors. Most of the exposure was in the sugar, soybeans, coffee, and livestock markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.


    SPECTRUM STRATEGIC


    The following were the primary trading exposures of Spectrum Strategic as of September 30, 1999. It may be anticipated however, that these market exposures will vary materially over time.

    EQUITY. Spectrum Strategic's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. As of September 30, 1999, the partnership's primary exposure was in the S&P 500 stock index. The partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    INTEREST RATE. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's exposure in the interest rate market complex was spread across the U.S., Japanese, German, and European interest rate sectors. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that G-7 interest rates will remain the primary market exposure of the partnership for the foreseeable future. The changes in interest rates which have the most effect on the partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the partnership are in medium-to-long term instruments. Consequently, even a material change in short-term interest rates would have little effect on the partnership were the medium-to-long term rates to remain steady.



    CURRENCY. Spectrum Strategic's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates--I.E., positions between two currencies other than the U.S. dollar. For the third quarter of 1999, the Partnership's major exposures were in outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include the major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the Euro on the trading advisors' currency trading strategies. The currency VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.


    COMMODITY.


    ENERGY. Spectrum Strategic's primary energy market exposure is to oil and natural gas price movements, often resulting from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and, given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Substantial profits and losses have been and are expected to continue to be experienced in this market. Natural gas has exhibited more volatility than the oil markets on an intra-day and daily basis and is expected to continue in this choppy pattern.



    METALS. Spectrum Strategic's primary metals exposure is to fluctuations in the price of gold and silver. Although the trading advisors will from time to time trade base metals such as aluminum, copper, nickel and zinc, the principal market exposures of the partnership have consistently been in the precious metals, gold and silver. A significant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the European Central Bank. Silver prices have also remained volatile over this period, and the trading advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. The general partner anticipates that gold and silver will remain the primary metals market exposure for the partnership.



    SOFT COMMODITIES AND AGRICULTURALS. The partnership had a reasonable amount of exposure in the markets that comprise these sectors. Most of the exposure was in the cocoa, soybeans and wheat markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.

    SPECTRUM GLOBAL BALANCED


    The following were the primary trading risk exposures of Spectrum Global Balanced as of September 30, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



    INTEREST RATE. Interest rate risk is the principal market exposure of Spectrum Global Balanced. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. Exposure was spread across the U.S., European, Japanese, and Australian interest rate sectors. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations--E.G. Australia and Spain. The general partner anticipates that G-7 and Australian interest rates will remain the primary market exposure of the partnership for the foreseeable future. The changes in interest rates which have the most effect on the partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative future positions held by the partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the partnership were the medium-to-long term rates to remain steady.



    EQUITY. Spectrum Global Balanced's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. As of September 30, 1999, the partnership's primary exposures were in the S&P 500, Nikkei (Japan), DAX (Germany), and FTSE (Britain) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European, and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    CURRENCY. Spectrum Global Balanced's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates--I.E., positions between two currencies other than the U.S. dollar. The Partnership's major exposures were in the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include the major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on RXR's currency trading strategies. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.


    COMMODITY.




    SOFT COMMODITIES AND AGRICULTURALS. The Partnership had a reasonable amount of exposure in the markets that comprise these sectors. Most of the exposure was in the sugar, corn, and livestock markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.



    ENERGY. Spectrum Global Balanced's primary energy market exposure is to oil and natural gas price movements, often resulting from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and, given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Significant profits and losses have been and are expected to continue to be experienced in this market. Natural gas, also a primary energy market exposure, has exhibited more volatility than the oil markets on an intra-day and daily basis and is expected to continue in this choppy pattern.



    METALS. Spectrum Global Balanced's metals market exposure is to fluctuations in the price of base metals. During periods of volatility, base metals will affect performance dramatically. The general partner anticipates that the base metals will remain the primary metals market exposure for the partnership.

    SPECTRUM COMMODITY


    The following were the primary trading risk exposures of Spectrum Commodity as of September 30, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.


    COMMODITY.


    METALS. Spectrum Commodity's primary metals market exposure is to fluctuations in the price of gold and silver. While the partnership's trading advisor will, from time to time, trade base metals such as copper, nickel, aluminum, and zinc, the principal market exposures of the partnership have consistently been in precious metals, gold, silver and, to a much lesser extent, platinum. A significant amount of exposure was evident in the gold market as the price of gold increased dramatically following bullish comments by the European Central Bank. Silver prices have also been volatile over this period, and the trading advisor has, from time to time, taken substantial positions when perceived market opportunities developed. The general partner anticipates that gold and silver will remain the primary metals market exposure for the partnership.



    SOFT COMMODITIES AND AGRICULTURALS. The partnership had a reasonable amount of exposure in the markets that comprise these sectors. Most of the exposure was in the coffee, corn and sugar markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.



    ENERGY. Spectrum Commodity's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased about 100% this year, and, given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Significant profits and losses have been and are expected to continue to be experienced in this market. Natural gas, also a primary energy market exposure, has exhibited more volatility than the oil markets on an intra-day and daily basis and is expected to continue in this choppy pattern.


QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE


    The following was the only non-trading risk exposure of each partnership at September 30, 1999:



    FOREIGN CURRENCY BALANCES. The partnerships, except Spectrum Commodity, have primary foreign currency balances in Japanese yen, British pounds, Australian dollars, Swiss francs, Mexican pesos, Singapore dollars, euros, and South African rands. Each partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars at varying intervals, depending on size and volatility factors.


QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE


    Each partnership and the trading advisors, separately, attempt to manage the risk of a partnership's open positions in essentially the same manner in all market categories traded. The general partner attempts to manage market exposure by diversifying a partnership's assets among different trading advisors in a multi-advisor partnership, each of whose strategies focus on different market sectors and trading approaches, and monitoring the performance of the trading advisors daily. In addition, the trading advisors establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.



    The general partner monitors and controls the risk of each partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

                              THE GENERAL PARTNER


    The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The general partner is an affiliate of Dean Witter, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management in that all such companies are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley Dean Witter & Co.'s SEC file number is 1-11758.



    The general partner is or has been the general partner and commodity pool operator for 35 commodity pools, including five other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of November 30, 1999, the general partner had approximately $1.4 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of November 30, 1999, there were over 67,000 investors in the commodity pools managed by Demeter.



    The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley Dean Witter & Co. has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.



    According to Morgan Stanley Dean Witter & Co.'s 1998 annual report and Form 10-Q for the quarter ended August 31, 1999, Morgan Stanley Dean Witter & Co. had total shareholders' equity of $14,119 million and total assets of $317,590 million as of November 30, 1998 (audited), and total shareholders' equity of $15,445 million and total assets of $340,870 million as of August 31, 1999 (unaudited). Additional financial information regarding Morgan Stanley Dean Witter & Co. is included in the financial statements filed as part of that annual report and Form 10-Q. Morgan Stanley Dean Witter & Co. will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the same manner described under "The Spectrum Series--Availability of Exchange
Act Reports" on page   -  , or will be available at no charge to you by writing
to Morgan Stanley Dean Witter & Co. at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).



    Because of their relationship to the partnerships and each other, Morgan Stanley Dean Witter & Co., Dean Witter and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.



DIRECTORS AND OFFICERS OF THE GENERAL PARTNER



    Mark J. Hawley, age 56, is Chairman of the Board and a Director of the general partner. Mr. Hawley is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. Mr. Hawley joined Dean Witter in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of Dean Witter's Product Management for Individual Asset Management. In this capacity, Mr. Hawley is responsible for directing the activities of the firm's Managed Futures, Insurance, and Unit Investment Trust Business. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.



    Robert E. Murray, age 38, is President and a Director of the general partner. Mr. Murray is also President and a Director of Dean Witter Futures & Currency Management Inc. Mr. Murray is currently a Senior Vice President of Dean Witter's Managed Futures Department. Mr. Murray began his career at Dean

Witter in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as Vice Chairman and a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.



    Mitchell M. Merin, age 45, is a Director of the general partner. Mr. Merin is also a Director of Dean Witter Futures & Currency Management Inc. Mr. Merin was appointed the chief operating officer of asset management for Morgan Stanley Dean Witter & Co. in December 1998 and the President and chief executive officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of Dean Witter since 1990, during which time he has been director of Dean Witter's Taxable Fixed Income and Futures divisions, managing director in Corporate Finance and corporate treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in finance and accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.



    Joseph G. Siniscalchi, age 54, is a Director of the general partner.
Mr. Siniscalchi joined Dean Witter in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for Dean Witter's Securities Division through 1997. He is currently Executive Vice President and Director of the Operations Division of Dean Witter. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.



    Edward C. Oelsner III, age 57, is a Director of the general partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Morgan Stanley Dean Witter Advisors, an affiliate of Dean Witter. Mr. Oelsner joined Dean Witter in 1981 as a Managing Director in Dean Witter's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the Dean Witter Retail Products Group. Prior to joining Dean Witter, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964.



    Lewis A. Raibley, III, age 37, is Vice President, Chief Financial Officer, and a Director of the general partner. Mr. Raibley is also a Director of Dean Witter Futures & Currency Management Inc. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of Morgan Stanley Dean Witter & Co. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of Morgan Stanley Dean Witter & Co. and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. He has been with Morgan Stanley Dean Witter & Co. and its affiliates since June 1986.



    Richard A. Beech, age 48, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 23 years. He has been at Dean Witter since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing and compliance. Prior to joining Dean Witter, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures and sales management.



    Ray Harris, age 43, is a Director of the general partner. Mr. Harris is currently Senior Vice President, Planning and Administration for Morgan Stanley Dean Witter Asset Management and has worked at Dean Witter or its affiliates since July 1982, serving in both financial and administrative capacities. From August 1994 to January 1999, he worked in two separate Dean Witter affiliates, Discover Financial Services and Novus Financial Corp., culminating as Senior Vice President. Mr. Harris received his B.A. degree from Boston College and his M.B.A. in finance from the University of Chicago.



    The general partner and its officers and directors may, from time to time, trade commodity interest contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

    As of the date of this prospectus, Mark J. Hawley, Chairman of the Board and a Director of the general partner and Robert E. Murray, President and a Director of the general partner, own 2,000 and 81.169 units of Spectrum Select, respectively, which amounts are less than 1% of the outstanding units of that partnership. In addition, Mr. Murray owns 209.644 units of Spectrum Commodity, which amount is less than 1% of the outstanding units of that partnership. As of the date of this prospectus, Mr. Hawley and Mr. Murray did not beneficially own units of any other partnership, and none of the other directors or executive officers of the general partner beneficially owned units of any partnership.



DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE
  GENERAL PARTNER



    The following table summarizes information relating to each of the other commodity pools operated by the general partner except those commodity pools exempt from disclosure under CFTC Rule 4.7.



    While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described on the following page. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.



    All summary performance information is current as of November 30, 1999. In reviewing the following summary performance information, you should understand that performance is calculated on an accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and a more complete presentation of the performance of the futures funds operated or managed by the general partner and/or its affiliates is available without charge upon request to the general partner.



    Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1994 THROUGH NOVEMBER 30,
                                     1999)


                                                                                         CURRENT     CURRENT    CUMULATIVE
                                                                                          TOTAL     NET ASSET     RETURN
                                                     START    CLOSE      AGGREGATE      NET ASSET   VALUE PER     SINCE
FUND TYPE/FUND(1)                                   DATE(2)  DATE(3)  SUBSCRIPTION(4)   VALUE(5)     UNIT(6)   INCEPTION(7)
-----------------                                   -------  -------  ---------------  -----------  ---------  ------------
                                                                             $              $           $           %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners                      Jan-81   Dec-88       9,648,397        739,757    488.29      (51.37)
Columbia Futures Fund(11)                           Jul-83      N/A
DW Diversified Futures Fund L.P.(12)                Apr-88      N/A
DW Multi-Market Portfolio L.P.(13)                  Sep-88      N/A
DW Diversified Futures Fund II L.P.                 Jan-89      N/A
DW Diversified Futures Fund III L.P.                Nov-90      N/A
DW Portfolio Strategy Fund L.P.(14)                 Feb-91      N/A
DWFCM International Access Fund L.P.                Mar-94      N/A
Morgan Stanley Dean Witter Charter Graham L.P.      Mar-99      N/A
Morgan Stanley Dean Witter Charter Millburn L.P.    Mar-99      N/A
Morgan Stanley Dean Witter Charter Welton L.P.      Mar-99      N/A
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                               Jan-85   Dec-91      19,122,276        281,303    456.80      (53.15)
DW Cornerstone Fund II(15)                          Jan-85      N/A
DW Cornerstone Fund III(15)                         Jan-85      N/A
DW Cornerstone Fund IV(15)                          May-87      N/A
DW Global Perspective Portfolio L.P.                Mar-92      N/A
DW World Currency Fund L.P.                         Apr-93      N/A
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.               Jul-89   Sep-95     126,263,000      7,022,437  1,000.00        0.00
DW Principal Plus Fund L.P.(16)                     Feb-90      N/A
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                Mar-89   Mar-96     162,203,303      4,966,449  1,056.55        5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/ Chesapeake L.P.         Nov-94      N/A
Morgan Stanley Dean Witter/JWH Futures Fund L.P.    Feb-96      N/A
PRIVATELY-OFFERED FUND WITH MORE THAN ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street Futures    Oct-98      N/A
  Fund L.P.


                                                       WORST     WORST PEAK-
                                                     MONTHLY %    TO-VALLEY
FUND TYPE/FUND(1)                                   DRAWDOWN(8)  DRAWDOWN(9)
-----------------                                   -----------  -----------
                                                         %            %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners                        (34.48)        (64.23)
                                                        7/88     4/86-12/88
Columbia Futures Fund(11)                             (17.54)        (42.58)
                                                        4/86      7/83-9/85
DW Diversified Futures Fund L.P.(12)                  (12.85)        (24.86)
                                                        5/90      5/95-6/96
DW Multi-Market Portfolio L.P.(13)                    (13.26)        (29.84)
                                                        2/96      5/95-6/96
DW Diversified Futures Fund II L.P.                   (13.41)        (25.62)
                                                        8/89      5/95-6/96
DW Diversified Futures Fund III L.P.                  (13.62)        (27.00)
                                                        1/92      5/95-6/96
DW Portfolio Strategy Fund L.P.(14)                   (14.40)        (25.65)
                                                        1/92      1/92-4/92
DWFCM International Access Fund L.P.                  (12.87)        (22.84)
                                                        1/95      8/94-1/95
Morgan Stanley Dean Witter Charter Graham L.P.         (8.00)         (9.80)
                                                        3/99      3/99-5/99
Morgan Stanley Dean Witter Charter Millburn L.P.       (3.77)         (3.77)
                                                        7/99           7/99
Morgan Stanley Dean Witter Charter Welton L.P.         (7.70)        (14.50)
                                                        3/99      3/99-8/99
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                                 (20.88)        (64.47)
                                                        8/91      4/86-8/91
DW Cornerstone Fund II(15)                            (11.74)        (32.70)
                                                        9/89     7/88-10/89
DW Cornerstone Fund III(15)                           (18.28)        (32.35)
                                                        2/89     2/89-10/89
DW Cornerstone Fund IV(15)                            (21.04)        (45.21)
                                                        9/89      7/89-9/89
DW Global Perspective Portfolio L.P.                   (8.55)        (40.90)
                                                        2/96      8/93-1/95
DW World Currency Fund L.P.                            (9.68)        (46.04)
                                                        5/95      8/93-1/95
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.                 (13.98)        (30.93)
                                                        1/92      5/90-4/92
DW Principal Plus Fund L.P.(16)                        (7.48)        (13.08)
                                                        2/96      2/96-5/96
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                   (5.62)        (14.69)
                                                        1/91      8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/ Chesapeake L.P.           (17.34)        (25.36)
                                                        5/99      9/98-7/99
Morgan Stanley Dean Witter/JWH Futures Fund L.P.       (8.49)        (19.66)
                                                        5/97      1/98-7/98
PRIVATELY-OFFERED FUND WITH MORE THAN ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street Futures       (8.59)        (13.03)
  Fund L.P.                                             3/99      3/99-7/99

                                                                    COMPOUND ANNUAL RATES OF RETURN(10)
                                                    -------------------------------------------------------------------

FUND TYPE/FUND(1)                                      1999       1998       1997        1996       1995        1994
-----------------                                   ----------  ---------  ---------  ----------  ---------  ----------
                                                        %           %          %          %           %          %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners

Columbia Futures Fund(11)                                (1.97)     12.01      22.60       19.09      28.21       (5.75)
                                                    (11 months)
DW Diversified Futures Fund L.P.(12)                     (4.97)      6.22      11.96       (2.66)     (4.56)       7.68
                                                    (11 months)
DW Multi-Market Portfolio L.P.(13)                       (3.73)      5.63      13.28       (6.76)     (6.37)       2.66
                                                    (11 months)
DW Diversified Futures Fund II L.P.                      (3.66)      5.22      11.28       (4.83)     (2.90)       5.41
                                                    (11 months)
DW Diversified Futures Fund III L.P.                     (4.79)      5.39      12.29       (4.73)     (4.02)       5.89
                                                    (11 months)
DW Portfolio Strategy Fund L.P.(14)                       2.72       9.46      11.28       25.50      25.37       (5.41)
                                                    (11 months)
DWFCM International Access Fund L.P.                     (4.20)      5.07      26.22        3.97      21.88       (7.32)
                                                    (11 months)                                              (10 months)
Morgan Stanley Dean Witter Charter Graham L.P.           (1.90)
                                                     (9 months)
Morgan Stanley Dean Witter Charter Millburn L.P.          3.00
                                                     (9 months)
Morgan Stanley Dean Witter Charter Welton L.P.          (14.50)
                                                     (9 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I

DW Cornerstone Fund II(15)                                1.07      12.54      18.05       11.47      26.50       (8.93)
                                                    (11 months)
DW Cornerstone Fund III(15)                              (7.37)      9.13      10.24        8.24      27.50      (10.04)
                                                    (11 months)
DW Cornerstone Fund IV(15)                               (4.29)      6.80      38.41       12.97      22.96      (14.27)
                                                    (11 months)
DW Global Perspective Portfolio L.P.                     (0.30)     11.25      11.16        9.26      16.76      (31.62)
                                                    (11 months)
DW World Currency Fund L.P.                               2.50      (2.61)     39.35       12.97       2.02      (25.13)
                                                    (11 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.                                                                  5.21        1.08
                                                                                                  (9 months)
DW Principal Plus Fund L.P.(16)                          (2.86)     10.54      15.39       (5.28)     17.98       (8.61)
                                                    (11 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                                                        1.00       7.30       (8.12)
                                                                                       (3 months)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/ Chesapeake L.P.             (10.86)     19.93      15.38       15.23      15.80       11.57
                                                    (11 months)                                               (2 months)
Morgan Stanley Dean Witter/JWH Futures Fund L.P.         (0.45)      4.04      13.66       18.17
                                                    (11 months)                       (11 months)
PRIVATELY-OFFERED FUND WITH MORE THAN ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street Futures         (5.72)      0.26
  Fund L.P.                                         (11 months) (3 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION


1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.


5. "Current Total Net Asset Value" is the net asset value of the pool as of November 30, 1999, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.



6. "Current Net Asset Value per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of November 30, 1999, or, in the case of liquidated pools, the date of liquidation.



7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through November 30, 1999, or, in the case of liquidated pools, from its Start Date through the date of liquidation.


8. "Drawdown" means losses experienced by the pool over the specified period and is calculated by dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 1999, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it became a publicly-offered fund with one advisor.

12. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly.

13. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

14. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

15. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred throughout the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual return for 1994.

16. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

                              THE TRADING ADVISORS


MANAGEMENT AGREEMENTS



    Each trading advisor has entered into a management agreement with a partnership and the general partner. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets allocated to such trading advisor. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any time without penalty. In addition, each management agreement may be terminated by the partnership at any month-end upon 5 days' prior written notice to the trading advisor. Each partnership may also terminate its management agreement(s) immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.



INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS



    The biographies of the principals and brief summaries of the trading programs of the trading advisors for each partnership are set forth below. The success of each partnership is dependent upon the collective success of its trading advisors in their trading for the partnership. However, in evaluating these descriptions, an investor should be aware that the trading advisors' trading methods are proprietary and confidential, the trading advisors selected for a partnership may change over time, and even if the same trading advisors continue to trade for a partnership, they may make substantial modifications to their trading programs. Investors generally will not be made aware of when a trading advisor makes a modification to its trading program.



    The descriptions of the trading advisors, their trading programs and their principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, the trading advisors may refer to specific aspects of their trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.



    Morgan Stanley Dean Witter Commodities Management is the only trading advisor affiliated with the general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, or any of their affiliates.



    A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.


MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

    1. EMC CAPITAL MANAGEMENT, INC.


    EMC is an Illinois corporation, registered with the CFTC as a commodity trading advisor and commodity pool operator. EMC was incorporated in January 1988 for the purpose of acting as a commodity trading advisor, and was registered with the CFTC as a commodity trading advisor in May of 1988 and as a commodity pool operator in February 1991. Ms. Elizabeth A. Cheval is EMC's Chairman, sole principal, sole director and beneficial owner. EMC and Ms. Cheval are also members of the National Futures Association. EMC's business address is 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015.


PRINCIPAL

    Ms. Elizabeth A. Cheval is the Chairman, sole principal, and sole Director of EMC. In 1984, Ms. Cheval was selected with a select group of other individuals by Richard J. Dennis, Jr., a speculative investor in futures and options, to invest for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986, she became self-employed and continued to invest for accounts of family members of Mr. Dennis until May of

1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.


    At this time, neither EMC nor Ms. Cheval trades for its or her own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval engage in such trading, you will not be able to inspect such records. You should also be aware that EMC is currently the commodity pool operator and commodity trading advisor of the EMC Premier Fund, L.P., a commodity pool for which EMC acts as the general partner. Ms. Cheval is currently a limited partner in a commodity pool for which EMC is a trading advisor.



    THE EMC TRADING PROGRAMS


    EMC currently trades its Classic Program for Spectrum Select. In the near future, EMC may trade a portion of its allocated Spectrum Select assets pursuant to EMC's New Program. The exact nature of EMC's investment programs is proprietary and confidential. The following descriptions of the Classic Program and New Program are, by necessity, general and not exhaustive.

    EMC's investment strategies are technical rather than fundamental in nature. In other words, they are developed from analysis of patterns of actual monthly, weekly, and daily price movements and are not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.


    EMC's investment strategies used in each program are trend-following. This means that initiation and liquidation of positions in a particular market are generally in the direction of the price trend in that market, although at times counter-trend elements also may be employed.


    In both programs EMC employs an investment strategy which utilizes a blend of systems (or, stated another way, a number of systems simultaneously). The strategies are diversified in that each program follows a number of futures interests and often invests in more than ten different interests at one time.


    The specific types of contracts to be traded through both programs will vary over time. These may include futures contracts, options on futures contracts and cash commodities. Examples of futures, forwards, and options traded by EMC include precious and base metals, U.S. and foreign financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future.


    EMC also may trade in currency forward contracts on the foreign exchange markets and engage in transactions in physical commodities, commonly known as an "exchange for physical" or "EFP."


    As of November 30, 1999, EMC managed approximately $50.2 million of client assets pursuant to its Classic Program and approximately $57.6 million in all of its programs. These figures include notional funds.


    The futures interest contracts in both programs typically have been chosen for reasons which include their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 15% to 35% of an account's equity as margin on open positions although this percentage can vary.


    EMC believes that the development of a futures investment strategy is a continual process. As a result of on-going research and development, EMC has made enhancements and modifications in the specifics of its trading method. It is likely that EMC will make similar enhancements and modifications in the future. This means that the methods that EMC may use in the future might differ from those presently used. Because EMC's methods are proprietary and confidential, the general partner may not be aware of such changes in EMC's investment methods.



    EMC's risk management largely will be dictated by the amount of EMC's allocated share of Spectrum Select's net assets. However, as profits are generated or losses are incurred, the risk management techniques that EMC employs for Spectrum Select will be modified.


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    If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.


    Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select's net assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategies, but rather are to be expected under the EMC programs. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.


    COMPARISON OF PROGRAMS

    As noted above, the Classic Program and the New Program share some common elements. Each program utilizes a diversified technical trend-following approach and invests in a number of global markets. Each program also utilizes a blend of systems and employs proprietary money management principles designed to control risk within the portfolio.

    The programs do, however, differ from one another in a number of significant respects. First, the blend of systems utilized in the Classic Program generally invests more aggressively than the blend utilized in the New Program. Second, the New Program may make use of countertrend elements more frequently than the Classic Program. Also of significance is the fact that the degree of leverage utilized in the Classic Program is typically higher than in the New Program. Finally, the specific money management principles employed also may differ.

    The Classic Program is designed to achieve a higher potential return and is likely to experience greater drawdowns and higher volatility over the long run. The New Program is likely to have a lower return, smaller drawdowns and lower volatility over the long run. Since past performance is not necessarily indicative of future results, there can be no assurance that the programs will perform in this manner either on a relative or absolute basis.

    2. RABAR MARKET RESEARCH, INC.


    Rabar is an Illinois corporation and is registered with the CFTC as a commodity trading advisor and a commodity pool operator. It is a member of the National Futures Association in such capacities. Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988. Rabar has managed accounts continuously since July 1988. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933.


    PRINCIPALS

    Paul Rabar, President of Rabar, first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985, Mr. Rabar was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to participate in Mr. Dennis' commodity futures trading program. Mr. Rabar participated in that program in 1985 and 1986, managing an account for Mr. Dennis, and in 1987 and 1988 managed an account for another speculative trader of futures and options. He traded his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work--primarily in science and mathematics--at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

    Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. Prior to that, from September 1994 through October 1998, he was the President of EMC where he was responsible for business development, client relations and various administrative and operational aspects of the firm. From January 1995 through December 1998, Mr. Izenman was also a member of the Board of Directors of the Managed Funds Association and was a member of the Association's executive committee for three years from 1996 through 1998. Mr. Izenman is also a member of the Business Conduct Committee of the National Futures Association. Prior to joining EMC,

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Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October
1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979.


    Rabar is the commodity pool operator and trading advisor to Rabar Futures Fund, L.P., a private commodity pool. Rabar is also the trading advisor to Rabar International Futures Fund, Ltd., a commodity pool organized in the Cayman Islands, which is not open to U.S. investors.



    It should be noted that Rabar and/or Mr. Rabar currently, and Rabar, Mr. Rabar, and Mr. Izenman may in the future, invest in commodity pools that are advised by Rabar. Any of these pools may be beneficially owned solely or primarily by Mr. Rabar.


    Rabar does not currently trade an account for itself, and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Rabar's, Mr. Rabar's and Mr. Izenman's personal trading will not be open to inspection by you.

    THE RABAR TRADING PROGRAM


    Rabar's objective is to achieve appreciation of Spectrum Select's assets which it is allocated through speculative trading of futures interests, including but not limited to domestic and foreign future contracts and options on future contracts, forward contracts and spot contracts, and cash commodities. Rabar primarily trades future contracts for its existing clients. The specific future interests will be selected from time to time by Rabar on the basis discussed below. Examples of future contracts now traded by Rabar include, but are not necessarily limited to, future contracts on currencies, U.S. and non-U.S. financial instruments, precious and base metals, U.S. and non-U.S. stock indices, energy products, grains, and soft commodities. Rabar may also engage in exchange for physicals transactions. At times, Rabar may trade futures, forwards, and options for some clients which it does not trade for Spectrum Select. As of November 30, 1999 Rabar was managing approximately $246 million of client assets pursuant to its trading program (notional funds included).



    Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature, I.E., they are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors, especially for the purpose of controlling risk.


    Rabar's risk management techniques include diversification, I.E., Rabar commits equity to many markets and to a number of trading strategies. Also, the trading program at all times adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. Consequently, you should not expect the same performance as any other account traded previously, simultaneously, or subsequently by Rabar or Mr. Rabar.


    Rabar's trading program also emphasizes current and ongoing research and analysis of market behavior in order to continue to develop strategies for profiting from the changing character of that behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various commodities. It is likely that similar revisions will be made in the future. As a result of such modifications, the future trading methods that may be used by Rabar might differ from those presently being used. The general partner may not be aware of such changes in Rabar's trading methods.


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    The markets typically traded by Rabar have been chosen for their historical performance, and for their customary liquidity. However, from time to time Rabar may trade in newer or less liquid markets. There can be no assurance of liquidity.

    Rabar's methods are proprietary and confidential. The foregoing description is general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodities or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these commodities may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

    You should anticipate substantial losses of the portion of Spectrum Select's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses of profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.

    3. SUNRISE CAPITAL MANAGEMENT, INC.


    Sunrise Capital Management is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Sunrise Capital Management (formerly known as Sunrise Commodities, Inc.) was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise Capital Management was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. organized Sunrise Capital Partners, LLC, a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise Capital Management and Commodity Monitors and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the National Futures Association in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise Capital Management set forth above. Sunrise Capital Management and Sunrise Capital Partners currently operate five commodity pools.


    PRINCIPALS

    Mr. Martin P. Klitzner is President, Secretary and a Director of Sunrise Capital Management, and a Managing Director of Sunrise Capital Partners. In 1967 and 1968, Mr. Klitzner received a B.A. and an M.B.A, respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise Capital Management in December 1982, and has exclusive operational control of day-to-day activities, which include the supervision of trading procedures.

    Mr. Richard C. Slaughter is a Managing Director of Sunrise Capital Partners. Mr. Slaughter is responsible for research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

    Dr. Gary B. Davis is the Chairman of the Board and Chief Financial Officer of Sunrise Capital Management. In 1968 and 1970, Dr. Davis received a B.S. and Medical degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego as an Associate Professor of Radiology. Dr. Davis has studied and traded the commodity futures markets since 1979. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.

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
    Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York--Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

    Mr. Martin M. Ehrlich is Vice President and a Director of Sunrise Capital Management, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise Capital Management in 1986 after having been a long-time investor with Sunrise Capital Management. Prior to assuming responsibilities for marketing and public relations for Sunrise Capital Management, Mr. Ehrlich was an independent businessman and investor.

    Ms. Marie Laufik is Vice President and a Director of Sunrise Capital Management and Vice President-Trading of Sunrise Capital Partners. Ms. Laufik is head trader and is responsible for supervising trading and back-office operations. In 1979, Ms. Laufik received a Master's degree in Economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/export company for nine years before immigrating to the United States. Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise Capital Management in August 1988.

    Elissa Davis is a principal of Sunrise Capital Management and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Management or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

    The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise Capital Management; Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

    Sunrise Capital Management, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. You will not be permitted to inspect the personal trading records of Sunrise Capital Management, Sunrise Capital Partners, their principals, or their affiliates, or the written policies relating to such trading.


    DESCRIPTION OF TRADING PROGRAMS



    Sunrise Capital Management and Sunrise Capital Partners utilize technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long-term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.


    In providing commodity trading advice, Sunrise Capital Management trades the CIMCO Program for Spectrum Select and Sunrise Capital Partners trades the Currency Program with minor modifications for Spectrum Currency.

    The Sunrise CIMCO--Diversified Financial Program was designed by Sunrise Capital Management to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes and euro products), stock indices, including S&P 500, precious and industrial metals, including aluminum, gold, silver and copper, natural gas and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

    The Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro currency, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market Division of

                                       71
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the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.


    As of November 30, 1999 Sunrise Capital Management and Sunrise Capital Partners were managing approximately $87 million of client assets pursuant to the CIMCO Program, approximately $63 million of client assets pursuant to the Currency Program, and approximately $560 million of client assets in all of their programs.


    Relying on technical analysis, Sunrise Capital Management and Sunrise Capital Partners believe that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Management and Sunrise Capital Partners are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, Dr. Forrest and/or Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

    Sunrise's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise's system, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this neutral trading signal is not generated during a non-trending market, trading would likely be unsuccessful because an account would trade such markets.

    Trend-following trading systems, such as those employed by Sunrise Capital Management and Sunrise Capital Partners, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be more than offset by gains.


    While Sunrise Capital Management and Sunrise Capital Partners rely primarily on mechanical technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Management or Sunrise Capital Partners, as the case may be, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instance in which Sunrise Capital Management or Sunrise Capital Partners, as the case may be, will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Neither Sunrise Capital Management nor Sunrise Capital Partners is under any obligation to notify clients, the general partner, or you of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.



    A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires Sunrise Capital Management and Sunrise Capital Partners to make subjective judgments. For example, the trading advisor must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Management and Sunrise Capital Partners must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.


                                       72
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    Sunrise Capital Management and Sunrise Capital Partners engage in ongoing research that may lead to significant modifications from time to time. Sunrise Capital Management or Sunrise Capital Partners (as the case may be) will notify the general partner if modifications to its trading systems or portfolio structure are material.


    Sunrise Capital Management and Sunrise Capital Partners believe that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise Capital Management and Sunrise Capital Partners' methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise Capital Management and Sunrise Capital Partners in the future might differ from those presently being used.


    Each of Sunrise Capital Management and Sunrise Capital Partners has discretionary authority to make all trading decisions, including upgrading or downgrading the trading size of the Spectrum accounts it manages to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, each advisor may from time to time adjust the leverage applicable to the assets allocated to it; PROVIDED, HOWEVER, any such adjustments will be consistent with the leverage parameters described herein and in the overall investment objectives and trading policies of the accounts they manage for Spectrum Select and Spectrum Currency. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio or Currency Program. Factors which may affect the decision to adjust leverage include: inflows and outflows of capital, trading levels below $3,000,000, ongoing research, volatility of individual markets, risk considerations, and Sunrise Capital Management and Sunrise Capital Partners' subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to your financial advantage.


MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

    1. CAMPBELL & COMPANY, INC.


    Campbell is a Maryland corporation organized in April, 1978 as a successor to a partnership originally organized in January, 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and is a member of the National Futures Association in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.


    PRINCIPALS


    Mr. Richard M. Bell serves as a Senior Vice-President--Trading. Mr. Bell began his employment with Campbell in May, 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September, 1986 through May, 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange and Philadelphia Board of Trade. From July, 1975 through September, 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns seats on the Philadelphia Stock Exchange and a Philadelphia Currency Participation, all of which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.



    Mr. D. Keith Campbell has served as Chairman of the Board since it began operations and was President until January 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority voting stockholder. From 1971 through June, 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January, 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC as a commodity pool operator and is a member of the National Futures Association in such capacity. He is also registered as an associated person of Campbell.


    Mr. William C. Clarke, III joined Campbell in June, 1977. He is an Executive Vice-President and a Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973.

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Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an associated person of Campbell.


    Mr. Bruce L. Cleland joined Campbell in January, 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director. From May, 1986 through December, 1992 Mr. Cleland served in various principal roles with the following firms; President, Institutional Brokerage Corp., a floor broker; President, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; President, F&G Management, Inc., a commodity trading advisor; President, Hewlett Trading Corporation, a commodity pool operator. In January, 1983 Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures commission merchant, where he served as President until April, 1986.
Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree.
Mr. Cleland is registered as an associated person of Campbell.


    Xiaohua Hu serves as a Vice President--Research. Mr. Hu has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 Mr. Hu was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

    Phil Lindner, serves as Vice President--Information Technology. Mr. Lindner has been employed by Campbell since October, 1994, became the IT Director in March, 1996, and Vice President in January, 1998. Mr. Lindner oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's trading, fund administration, and accounting functions, and provide complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.


    Mr. James M. Little serves as Executive Vice-President/Marketing and as a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April, 1990. From March, 1989 through April, 1990 Mr. Little was a registered representative of A.G. Edwards &
Sons, Inc. Prior to that, from January, 1984 through March, 1989 he was the Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of THE HANDBOOK OF FINANCIAL FUTURES, and is a frequent contributor to investment industry publications.
Mr. Little is registered as an associated person of Campbell.



    Ms. Theresa D. Livesey serves as the Chief Financial Officer, Treasurer, Secretary and a Director. Ms. Livesey is registered as an associated person of Campbell. Ms. Livesey joined Campbell in June, 1991. In addition to her role as Chief Financial Officer, Ms. Livesey also oversees administration and compliance at Campbell. From December, 1987 to June, 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young.
Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Livesey is registered as an associated person of Campbell.


    V. Todd Miller serves as a Vice President--Research. Mr. Miller has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analysis, and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

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    Albert Nigrin serves as a Vice President--Research. Mr. Nigrin has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, NEURAL NETWORKS FOR PATTERN RECOGNITION. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

    Markus Rutishauser serves as Vice President--Trading, and has been employed by Campbell since October, 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in foreign exchange trading. Prior to that, Mr. Rutishauser was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January, 1996.

    Mr. C. Douglas York has been employed by Campbell since November 1992. He is a Senior Vice President--Trading. His duties include managing daily trade execution for foreign exchange markets. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

    Any principal of Campbell may trade futures interests for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and principals. Campbell has written procedures that govern proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

    THE CAMPBELL TRADING PROGRAM


    Campbell trades the assets allocated to it by the partnership pursuant to its Financial, Metal & Energy Large Portfolio, which trades exclusively in futures, options and forward contracts, including foreign currencies, precious and base metals, crude oil and petroleum products, energy products, stock market indices, and interest rate futures. As of November 30, 1999, Campbell was managing approximately $1.3 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $1.7 billion in all of its programs.


    Campbell makes trading decisions using proprietary technical trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.

    Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts of each market are traded. More or fewer trading models than are currently used may be used in the future. Every trading model may not trade every market. It is possible that one trading model may establish a long position while another trading model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independent of what the other models may be recommending.

    Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), our research indicates that this is well compensated for by the decreased volatility of performance which may result.

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    Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

    While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models. Such action may not be beneficial to the results achieved.

    Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.

    Campbell may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

    Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 20% and 40% of the account's net assets. From time to time, margin commitments may be above or below these ranges.

    The number of contracts that Campbell believes can be bought or sold in a particular market without undue adverse price movement may at times be limited because of illiquidity. In such cases a client's portfolio would be influenced by liquidity factors because its positions in such markets might be substantially smaller than its positions in other markets which offer greater liquidity.

    2. CHESAPEAKE CAPITAL CORPORATION


    Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading futures interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since June 20, 1988 and May 8, 1991, respectively, and has also been a member of the National Futures Association since June 20,1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake's principal place of business.


    PRINCIPALS


    Mr. R. Jerry Parker, Jr., received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987, Mr. Parker was employed as an exempt commodity trading advisor by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman of the Board of Directors, Chief Executive Officer and a Principal.


    Mr. John M. Hoade received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston

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Metals, Inc., a distributor and processor of specialty metals, located in
Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct the operations and marketing efforts of the company. Mr. Hoade is President, Secretary, and a Principal.

    Braxton Glasgow, III received a Bachelor of Science degree in Accounting from the University of North Carolina - Chapel Hill in 1975 and is a Certified Public Accountant. Prior to joining Chesapeake in May 1995, Mr. Glasgow was President of Shoe Factory, Inc. in Richmond, Virginia from January 1992 through May 1995, Executive Vice President of Intershoe, Inc. in Millersburg Pennsylvania from November 1989 through January 1992 and Managing Director of Signet Investment Banking Company in Richmond, Virginia from September 1986 through November 1989 where he specialized in merger and acquisition taxation. Mr. Glasgow is a member of Chesapeake's Executive Committee and is registered as an Associated Person and Principal of Chesapeake with the National Futures Association. Mr. Glasgow is Director of Marketing and Executive Vice President of Chesapeake where he is responsible for marketing, sales and new product development.

    Robert S. Parker, Jr. received his Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in 1965.
Mr. Parker worked in the accounting field for two years and became a Certified Public Accountant in Virginia. He then attended law school at the College of William and Mary where he received a Juris Doctor degree in 1970. Mr. Parker has been engaged in the practice of law since then, with an emphasis in tax and business matters. Mr. Parker is a member of Chesapeake's Executive Committee and is registered as a Principal of Chesapeake with the National Futures Association. Mr. Parker has been General Counsel of Chesapeake since February 1996.


    Chesapeake and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below.



    THE CHESAPEAKE TRADING PROGRAMS



    Prior to June 1, 1998, the assets allocated to Chesapeake by Spectrum Technical were traded pursuant to its Diversified Program and its Financial and Metals Program. Since June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake have been traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program emphasizes a maximum range of diversification with a global portfolio of futures interests contracts, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake tracks commodities, futures contracts, options on futures contracts and commodities, spot and forward currency contracts and swap contracts. Chesapeake will not trade cash commodities or swap contracts for the partnership without the general partner's consent. Chesapeake may trade on U.S. and non-U.S. exchanges and markets. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.



    The investment programs generally offered by Chesapeake are the "Diversified Program," the "Diversified 2XL Program," and the "Diversified 3XL Program," collectively, the "trading programs". The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Chesapeake trading programs employ the same general trading methodology, as described below, the various past and present Chesapeake trading programs differ and have differed in their emphasis on certain markets or market sectors and the exclusion of others and/ or their use of leverage. The Diversified 2XL Program, which Chesapeake trades for Spectrum Technical, began trading in April 1994. The Diversified 2XL Program utilizes the same trading system as the Diversified Program, except that the Diversified 2XL Program is generally traded on an upleveraged basis generally equal to approximately two times the leverage applied to a fully-funded Diversified Program account (although at times a different level may be used and the partnership's returns may vary significantly from a 2:1 relationship from the returns of Diversified Program accounts). Ultimately, the appropriate leverage to be employed by the partnership in its trading, as determined at the sole discretion of Chesapeake, will be determined by the performance factors associated with the partnership and the partnership only, regardless of the intended performance relationship of the partnership to other accounts trading in other programs that may utilize more or less leverage. The following overview is not intended as a detailed and exhaustive review of the trading methodology or programs, or systems employed by Chesapeake, as their exact nature is proprietary and confidential.


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    As of November 30, 1999, Chesapeake was managing approximately $176 million of customer funds in the Diversified 2XL Program ("notional funds" excluded) and approximately $907 million of client assets in all of its programs ("notional funds" excluded).


    Chesapeake believes that future price movements in all markets may be more accurately anticipated by historical price movements within a quantitative or technical analysis than through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on the analysis of a large number of interrelated mathematical and statistical formulas and techniques which are quantitative in nature and are proprietary and confidential.

    In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. To determine the overall technical condition of the market and to be used as a timing mechanism for all trades, Chesapeake also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action and volume.


    The results of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Diversified 2XL Program is likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Diversified 2XL Program, will be profitable in the future. In addition, the future profitability of the Diversified 2XL Program would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.


    Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, a trend following trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions.


    The trading programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification, I.E., commitment of equity to multiple markets and to a number of trading strategies. Also, the trading programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in trading programs which trade in more than one commodity complex) and each account.



    Chesapeake believes that a long-term commitment to its trading programs is necessary for profitable trading. Chesapeake will attempt to take a limited number of positions over the long-term to capture major price movements while limiting downside risk on open positions. Clients, such as Spectrum Technical, must give the markets ample time to develop the type of trends on which Chesapeake's systems can capitalize in order to have a reasonable chance for their investment to be successful.


    Exchanges on which transactions will take place will include, but are not limited to, all exchanges in the U.S., as well as non-U.S. exchanges which include but are not limited to the Belgian Futures and Options Exchange, the London International Financial Futures and Options Exchange Ltd., the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange, the Italian Derivatives Market, the Marche a Terme International de France, the Mercado Espanol de Futuros Financieros, the Eurex Deutschland, the Hong Kong Futures Exchange Ltd., the

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
Montreal Exchange, the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange, the Tokyo Stock Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange Ltd., and the Winnipeg Commodity Exchange. In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and may initiate trades at any point it determines that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.


    Chesapeake renders advice regarding transactions in physical commodities, including exchange of futures for physicals transactions. An exchange for physicals is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.


    Chesapeake has generally used between 10% and 30% of the equity in a fully-funded Diversified Program account as original margin for trading, but at times the margin-to-equity ratio can be higher. The Diversified 2XL Program generally trades at approximately double the Diversified Program level.


    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the trading program(s) used, the market conditions, the percentage gained or lost in the account, the size of the account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, the contracts, if any, excluded from the account by the client, and when the account commenced trading. Accordingly, no client should expect to achieve the same performance as that of any other account traded previously, simultaneously, or subsequently by Chesapeake.


    Programs that exclude or emphasize certain markets will, of course, perform differently than programs utilizing different markets. For programs that differ in terms of leverage only (I.E., Diversified Program, Diversified 2XL Program and Diversified 3XL Program), Chesapeake generally attempts to manage accounts in such programs such that the gross returns (before fees), positive or negative, are a multiple of each other based on the leverage differential (E.G., the Diversified 3XL Program gross returns, positive or negative, are generally intended to be approximately triple those of the Diversified Program on an annual or year to date basis, while the Diversified 2XL Program returns, positive or negative, are generally intended to be approximately double those of the Diversified Program, on an annual or year to date basis). However, many factors can significantly impact account performance and these performance relationships, including but not limited to differences in the timing of additions and withdrawals and the resulting adjustment trades; varying fills; changes in position size to reduce risk during losing periods by Chesapeake that impact an account in one program but not other account(s) in other programs that use proportionately higher or lower leverage; differences in brokerage commissions; and other factors. Accordingly, every program will underperform or overperform the anticipated multiple or fraction of a differently leveraged program.


    Decisions concerning the liquidation of positions, the futures interests contracts to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. A decision not to trade certain futures, forwards, and options contracts due to lack of liquidity, excess volatility or for any other reason may result at times in clients, such as Spectrum Technical, missing significant profit opportunities which might otherwise have been captured by Chesapeake.



    The trading strategies and systems utilized by Chesapeake's trading programs, including the Diversified 2XL Program, may be revised from time to time by Chesapeake, as a result of ongoing research and development that seeks to devise new trading strategies and systems, as well as test methods currently employed. The trading strategies and systems used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.


    3.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)


    John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. In 1997, JWH reincorporated in the state of Florida. JWH's offices are at One Glendinning Place, Westport Connecticut, 06880, 203-221-0431 and 301 Yamato Road, Suite 2200, Boca Raton, Florida.


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JWH's registration as a commodity trading advisor became effective in November
1980. JWH is a member of the National Futures Association in this capacity. "JWH" is the registered trademark of John W. Henry & Company, Inc.


    PRINCIPALS


    Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Asset Management, Inc., and JWH Financial Products, Inc., all affiliates of JWH. Mr. Henry currently concentrates his activities at JWH on portfolio management, research and new system development, day-to-day decisions involving the strategic direction and business of the firm and frequent dialogue with trading supervisors. He is the exclusive owner of trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts.



    Mr. Henry has served on the Board of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Since the beginning of 1987, he has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates, including acting as chairman of the Florida Marlins Baseball Club LLC, which continues to be operated by professional baseball staff.



    Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. He is also vice chairman and a director of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as general counsel of the MFA and general counsel of the National Association of Futures Trading Advisors. Mr. Mitchell is currently a member of the National Futures Association commodity pool operator/commodity trading advisor Advisory Committee. In addition, he has served as a member of the National Futures Association Special Committee for the Review of a Multi-tiered Regulatory Approach to National Futures Association Rules, the MFA Government Relations Committee, and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985,
Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


    Mr. Verne O. Sedlacek is the president and chief operating officer and a member of the JWH Investment Policy Committee. He is responsible for the day-to-day management of the firm. Mr. Sedlacek is also president and director of Westport Capital Management Corporation and Global Capital Management Limited and vice president of JWH Financial Products, Inc. Prior to joining JWH in July 1998, he was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly owned subsidiary of Harvard University which, at the time of his departure, managed approximately $14 billion of University-related funds. At Harvard Management Company, he was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation; he joined Harvard Management in March 1983.


    Mr. Sedlacek currently serves on the Boards of Directors of the Futures Industry Association and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. He is also a member of the National Futures Association/Futures Industry Institute Best Practices Study End User Expert Panel. He received an A.B. in Economics from Princeton University, and an M.B.A. in Accounting from New York University and was certified as a C.P.A. by the State of New York in 1978.


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    Dr. Mark S. Rzepczynski is a senior vice president, research and trading and a member of the JWH Investment Policy Committee. He is also a vice president of JWH Financial Products, Inc. Prior to joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski has a B.A. CUM LAUDE, Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

    Mr. E. Lyndon Tefft is a senior vice president and the chief financial officer. He is also the treasurer of Westport Capital Management Corporation and JWH Asset Management, Inc., vice president of JWH Financial Products, Inc., and director, secretary, and treasurer of JWH Securities, Inc. Prior to joining JWH in October 1998, Mr. Tefft was the Director of MIS and a vice president at Harvard Management Company, Inc. where he was responsible for directing the design, development, and operation of global equity, bond, and derivative trading, accounting, and settlement systems beginning in May 1994. Mr. Tefft received a B.S. in Industrial Management from Purdue University, and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

    Ms. Elizabeth A.M. Kenton is a senior vice president, compliance. She is responsible for the day-to-day management of compliance, as well as overall issues pertaining to administration and human resources. Ms. Kenton is also a vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director of Westport Capital Management Corporation and Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton received a B.S. in Finance from Ithaca College.

    Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation. He is also secretary of JWH Asset Management, Inc. and JWH Financial Products, Inc., and director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler from 1989 and an associate from September 1983. In his practice there, he concentrated in commodity futures law with an emphasis on commodity money management.


    Mr. Kozak is currently the secretary and a director of the MFA and is a member of that organization's Executive Committee and chairman of its Government Relations Committee. He is also a member of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to National Futures Association Rules, both of the National Futures Association. He is chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.


    Mr. David I. Ginsberg is a member of the JWH Board of Directors and special advisor to the chairman. Mr. Ginsberg joined JWH in October 1999. He served as the managing director of the Multi-Manager Group at Global Asset Management from its inception in September 1989 until July 1995. This GAM group was, and continues to be, one of the largest multi-advisor groups specializing in hedge funds. Since leaving GAM, Mr. Ginsberg has been a private investor. Mr. Ginsberg received a M.B.A. with a concentration in Finance from Boston University and a B.A. from Kenyon College. Mr. Ginsberg is a member of the board of directors of GAM Diversity, Inc., a global multi-advisor hedge fund with assets in excess of $1 billion that specializes in hedge funds, and a director of the Adelphi Europe Fund, a hedge fund specializing in European equities.

    Mr. Kevin S. Koshi is a senior vice president, proprietary trading, and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990 has held positions of increasing responsibility in the trading department. He received a B.S. in Finance from California State University at Long Beach.

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    Mr. Matthew J. Driscoll is a vice president, trading, and chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures; he has played a major role in the development of JWH's 24-hour trading operation. He attended Pace University.

    Mr. Christopher E. Deakins is a vice president, investor services, responsible for general business development and management of the investor services department. He is also director and vice president of JWH Securities, Inc. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the management team at RXR Capital Management, Inc., where he was responsible for business development, institutional sales, and broker-dealer support from August 1986 to July 1995. Currently he serves on the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. Mr. Deakins received a BA in Economics from Hartwick College.

    Mr. Edwin B. Twist is a director of JWH. He is also a director of JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991 and has been a director since August 1993. His responsibilities include assisting with the day-to-day administration and internal projects of JWH's Florida office.

    Mr. Julius A. Staniewicz is a vice president, senior strategist and a member of the JWH Investment Policy Committee. He is also president of JWH Asset Management, Inc. and JWH Financial Products, Inc. He joined JWH in March of 1992. Mr. Staniewicz received a B.A. in Economics from Cornell University.

    The following is a list of additional principals of JWH: Ms. Nancy O. Fox, C.P.A., vice president, investment support; Mr. Andrew D. Willard, vice president, information technology; Mr. Paul D. Braica, C.P.A., vice president, analytics; Ms. Florence Y. Sofer, vice president, marketing; Mr. Robert B. Lendrim, vice president, investor services; and Ms. Wendy B. Goodyear, vice president, investor services.

    THE JWH-REGISTERED TRADEMARK- INVESTMENT PROGRAMS

    JWH specializes in managing institutional and individual capital in the global futures, financial futures, and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on intermediate- and long-term trends. JWH currently operates 11 investment programs.

    JWH utilizes the Original Investment Program and the Financial and Metals Portfolio for Spectrum Technical.

    THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets including interest rates, non-U.S. stock indices, currencies, metals, energies, and agricultural commodity markets. This program always maintains a position--long or short--in every market traded.

    In 1992, a broad research effort was initiated to enhance the risk/reward ratios of the Original Investment Program without changing its trading philosophy. Global markets were added; sector allocations were shifted, with increased weighting given to financial markets; and some contracts were eliminated. The quantitative model underlying the program was not changed. Beginning in October 1995 the position size in relation to account equity in this program was reduced 25%. Today, the Original Investment Program is one of JWH's largest and historically best-performing programs, manifesting lower volatility since the above changes were implemented in 1992.

    THE FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio, which began trading client capital in October 1994, is both JWH's largest and second longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices, and metals. This program takes a position when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets. Beginning in

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August 1992 the position size in relation to account equity in this program was reduced 50%. The quantitative model underlying the program was not changed. Since the changes were implemented in 1992 the Financial and Metals Portfolio has experienced lower volatility.


    As of November 30, 1999, JWH was managing approximately $248 million of client assets pursuant to its Original Investment Program, approximately
$825 million of client assets pursuant to its Financial and Metals Portfolio, approximately $76 million of client assets pursuant to its International Foreign Exchange Program, and approximately $2.0 billion in all of its programs.


    INVESTMENT PHILOSOPHY AND METHODOLOGY.

    The JWH investment philosophy is based on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions. The firm maintains that changes in market prices initially reflect human reactions to new or emerging information or events that will cause trends, but that prices eventually reflect all relevant information. The price adjustments process takes time, however, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing abilities to process and evaluate data, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management. Systematic risk taking may be rewarded, as markets adjust to a new price.

    There is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to identify. Since the firm's founding, JWH has employed analytical methods to identify short to long-term trends. Comprehensive research undertaken by the firm's founder, John W. Henry, led to the development of disciplined systematic quantitative models. JWH's computer models examine market data for systematic price behavior or relationships which will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH's investment process.

    JWH attempts to control risk throughout the investment process. This includes the confirmation of a trend, determining the optimal exposure in a given market, and money management issues such as the startup or upgrade of an account. JWH's research on these and other issues has resulted in investment program modifications from time to time that have decreased from previous levels the overall volatility of its investment programs while maintaining the potential for generating attractive performance returns.

    DURATION OF POSITIONS HELD.

    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally pared relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

    DISCRETIONARY ASPECTS.

    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH's application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, contracts and contract months traded, and effective trade execution.

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    PROGRAM MODIFICATIONS.

    Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for an investment program, or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.


    All cash in a JWH investment program is available to be used to trade in a JWH program, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on markets which historically have demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Spectrum Technical will generally not be informed of such changes.


    OVERSIGHT OF TRADING POLICIES.


    The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH's investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. The Investment Policy Committee also makes the discretionary decisions concerning investment program selection, asset allocation, and leverage levels for the Strategic Allocation Program, a multi-program asset allocation methodology. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. All recommendations of the Investment Policy Committee require approval by the chairman. The Investment Policy Committee does not make day-to-day trading decisions.


    ADJUSTING THE SIZE OF POSITIONS TAKEN.


    Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to Spectrum Technical, its policy regarding adjustments in position size relative to account equity.


    ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND
     ACCOUNTS.

    Investors purchase or redeem units at net asset value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the fund's equity on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its

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investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

    PHYSICAL AND CASH COMMODITIES.


    JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts. JWH will not trade physical or cash commodities for the Spectrum Series, other than in connection with exchange of futures for physical transactions, without the general partner's consent.


    EQUITY DRAWDOWNS.

    Historically, only thirty to forty percent of all trades made pursuant to JWH's programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly sixty percent. You should understand that similar or greater drawdowns are possible in the future.

    LEGAL CONCERNS.

    There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

    JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from investor positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than investor accounts. Records for these accounts will not be made available to you.

    Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records for these accounts will not be made available to you.

    Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interest of JWH and its clients.

    OTHER INVESTMENT PROGRAMS OPERATED BY JWH.

    In addition to the Original Investment Program and the Financial and Metals Portfolio, JWH currently operates nine other investment programs in three categories for U.S. and non-U.S. investors, none of which are used by JWH for Spectrum Technical. Each program is operated separately and independently.

    - BROADLY DIVERSIFIED programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, non-U.S. stock indices, metals, energies, and agricultural commodities. Investment choices include a program that always maintains a position--long or short--in a market (two-phase investment style), a program that takes a position

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      when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets (three-phase investment style), and a program that uses a combination of the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends.

    - FINANCIAL programs invest in worldwide financial futures and forward markets including currencies, interest rates, and stock indices in addition to the metals and energies markets. The range of investment choices includes diversified financial programs, sector-focused programs, and a program that takes positions from several currency perspectives. Some programs use a two-phase investment style while others use a three-phase investment style. Another program uses a combination of the three-phase investment style and the three-phase forex investment style described below.

    - FOREIGN EXCHANGE programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex which incorporates specialized intra-day volatility filters.

    THE GLOBAL DIVERSIFIED PORTFOLIO. The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial markets including interest rates, stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses the three-phase investment style.


    JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS. Introduced in June 1997 as the firm's most broadly diversified investment program, JWH GlobalAnalytics-Registered Trademark- Family of Programs is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate or long-term price movements, JWH GlobalAnalytics-Registered Trademark- invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets including interest rates, non-U.S. stock indices, currencies, metals, energies, and agricultural commodity markets. JWH modified this program in January 1993 by adding new markets to enhance overall diversification. The quantitative model underlying the program was not changed. This program uses the five-phase investment style.


    THE WORLD FINANCIAL PERSPECTIVE. The World Financial Perspective, which began trading client capital in April 1987, seeks to capitalize on long-term price movements in five worldwide market sectors: interest rates, stock indices, currencies, metals, and energies. Rather than concentrating on the profit potential available solely from the point of view of one country, the program trades from different vantage points. The program holds positions from several currency perspectives, including the British pound, Canadian dollar, euro, Japanese yen, Swiss franc and U.S. dollar. This program uses the two-phase investment style. JWH modified The World Financial Perspective in January 1993 by adding new markets to enhance overall diversification. The quantitative model underlying the program was not changed.

    THE GLOBAL FINANCIAL PORTFOLIO. The Global Financial Portfolio, which began trading client capital in June 1994, seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, non-U.S. stock indices, currencies, metals, and energies. This program uses the two-phase investment style. Beginning in April 1995 the position size in relation to account equity in this program was reduced 50%. Since the change was implemented in 1995 the Global Financial Portfolio has experienced lower volatility. In 1997 the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed.

    THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO. The International Currency and Bond Portfolio, which began trading client capital in January 1993, seeks to identify and capitalize on intermediate-term price movements in the currency and interest rate markets. The International Currency and Bond Portfolio targets currencies and the long-term portion of interest rate markets of major industrialized nations. Currency positions are held both as outrights--positions taken in foreign currencies versus the U.S. dollar--and cross rates--foreign currencies traded against each other. This program uses both types of the three-phase investment styles. Beginning in May 1998 the position size in relation to account equity in this program was increased 20%.

    THE INTERNATIONAL FOREIGN EXCHANGE PROGRAM. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term

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movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style.

    THE WORLDWIDE BOND PROGRAM. The Worldwide Bond Program, which began trading client capital in July 1996, seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Due to the limited number of markets traded, the Worldwide Bond Program may be less diversified than other JWH financial programs.

    THE G-7 CURRENCY PORTFOLIO. The G-7 Currency Portfolio, which began trading client capital in February 1991, seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France, and Italy are now executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998 the position size in relation to account equity in this program was increased 50%. The quantitative model underlying the program was not changed.

    THE DOLLAR PROGRAM. The Dollar Program, which began trading client capital in July 1996, seeks to identify and capitalize on intermediate-term price movements in the foreign exchange sector, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, the program may be less diversified than other JWH foreign exchange programs.

    InterRate-TM- began trading client capital in 1988 and closed in 1996. This program was designed to enhance returns available in U.S. treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. The Yen Financial Portfolio, which began trading client capital in 1992 and closed in 1997, offered investors access to a select group of Japanese financial futures markets. The program was designed to capitalize on intermediate and long-term price movements and attempted to exit the markets during periods when sustained trends were not identified. The Delevered Yen Financial and Metals Profile, which began trading client capital in 1995 and closed in 1996, was opened at the request of a client. This program was traded at approximately one half of the position size in relation to account equity of the traditional Financial and Metals Portfolio and was traded from the perspective of the Japanese yen.

MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

    1. ALLIED IRISH CAPITAL MANAGEMENT, LTD.


    Allied Irish is an Irish corporation registered with the CFTC as a commodity trading advisor since January 1994 and is a member of the National Futures Association in that capacity. Allied Irish's business office is located at 85 Pembroke Road, Ballsbridge, Dublin 4. Allied Irish is not affiliated with the general partner, Dean Witter, or any other trading advisor for the partnerships.



    As a commodity trading advisor, Allied Irish specializes in trading interest rate, currency and equity index futures contracts as well as foreign exchange on the interbank cash market. The primary focus of Allied Irish's futures trading is on the U.S., European and Japanese futures exchanges with some participation in other markets. Foreign exchange trading covers the major currencies.



    Allied Irish began trading for Spectrum Strategic on May 1, 1999.


    PRINCIPALS


    Colm Doherty became a non-executive Director of Allied Irish in January 1994. He joined AIB Group in September 1989 and in January 1994 he became Head of Investment Banking in the Capital Markets Division. In August 1999, he became Group General Manager of AIB Capital Markets. He is responsible for AIB's investment banking, international treasury and corporate lending businesses. Mr. Doherty formerly worked with First Chicago, a commercial bank, from July 1984 as Vice President and General Manager and prior to that he had a career in Industrial Credit Corporation as a senior lending executive.


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    Tony Gannon is a Director of Allied Irish and is an associated person. He became registered as an associated person of Allied Irish in January 1994. He graduated from University College, Dublin with a Bachelor of Commerce degree in 1987 and during 1987-1988 obtained a first class honors Master of Business Studies (Finance) degree. He joined Gandon Securities Ltd., a securities house, in July 1988, and traded and researched firstly short-term interest rates and then international bonds. He was an associated person with Gandon Fund Management Ltd., a trading advisor wholly-owned by Gandon Securities Ltd., from July 1991 to September 1993. From November 1991 he traded client funds by combining strict money management and risk management skills with a pattern recognition trading style. Mr. Gannon was the sole trader for the Gandon Fund Management Breakout Program from June 1992 to September 1993. He left Gandon Securities and Gandon Fund Management in September 1993 and joined Allied Irish that month. Mr. Gannon was a founding member of Allied Irish and traded a portion of the Worldwide Financial Futures Program using a discretionary trend following approach up to August 1998. He is now responsible for trading system research and product development within Allied Irish.



    Dr. Eileen Fitzpatrick became a non-executive Director of Allied Irish in August 1997. She is the Investment Director of AIB Investment Managers Limited, an investment advisor, a position she has held since September 1996. She had previously worked as Head of International Equity Sales in Goodbody Stockbrokers, a securities brokerage firm, from March 1995 to September 1996, and in the same capacity at NCB stockbrokers, a securities brokerage firm, from November 1993 to February 1995. Before that she had worked with AIB Investment Managers as Head of International Equity Management from October 1988 to October 1993.



    Gerry Grimes is Managing Director of Allied Irish, an associated person of Allied Irish and a member of the Institute of Bankers. He became registered as an associated person of Allied Irish in January 1994. For 10 years up to March 1988, Mr. Grimes was employed by the Central Bank of Ireland in the following investment management positions: Chief Dealer, Money Market Division; Chief Dealer, Management of Official External Reserves; and Chief Forex Dealer. He represented Ireland on sub-committees of the European Central Bank Governors Committee in Basle. He has experience in liquidity and interest rate management, investment of external reserves ($5 billion) and their currency allocation and the management of the Irish pound in the European Exchange Rate Mechanism.
Mr. Grimes joined Gandon Securities as a trader in March 1988 where he traded a range of interest rate contracts, and was appointed a Director in October 1990. He was an associated person with Gandon Fund Management from July 1991 to September 1993. From mid 1991, he was responsible for the development of Gandon Fund Management's activities including the marketing and development of managed futures programs. He left Gandon Securities and Gandon Fund Management in September 1993 and joined Allied Irish that month. Mr. Grimes was a founding member of Allied Irish and is now responsible for the overall management, development and control of Allied Irish's activities.



    Chris Johns is Director of Investment Strategy at Allied Irish. He became a Director of Allied Irish in August 1997. After receiving his B.A. (first class honors) in Business Studies in 1980 he went on to complete his M.Sc. in economics at Queen Mary College, University of London. Post-graduate research and teaching at London and Cambridge Universities was followed by a two-year posting at the National Institute of Economic and Social Research, producing forecasts and analysis for the U.K. and world economies. In 1985 Mr. Johns moved to the U.K. Treasury, working as a member of a team responsible for advising the U.K. government on all matters relating to monetary and fiscal policy. In 1986 he joined UBS Phillips & Drew, initially as a U.K. economist, subsequently becoming head of foreign exchange research and strategy. In 1989 he joined the Investment Bank of Ireland, an investment bank, beginning a six-year period with Bank of Ireland group, progressing to Chief Economist. In June 1995, he joined ABN Amro Hoare Govett, an investment bank, in London as Chief European Strategist.



    Ian Kelly became Company Secretary of Allied Irish in August 1997. He is a member of the Institute of Chartered Accountants of Ireland. He is Chief Operating Officer of Allied Irish and is responsible for financial control, compliance and the back-office operations of the company. He joined Allied Irish in August 1997. Prior to joining Allied Irish, he worked from July 1994 to August 1997 in Financial Control in AIB Capital Markets Plc., an investment bank, and before that he worked with Coopers & Lybrand, an accountancy firm, from 1987 to June 1994.



    Maeliosa O'hOgartaigh became a non-executive Director of Allied Irish in August 1997. Mr. O'hOgartaigh is a member of the Institute of Chartered Accountants Ireland and is currently Financial Controller of AIB


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Capital Markets Plc., a position he has held since March 1995. He became a principal of Allied Irish in May 1995 when he was appointed Company Secretary to Allied Irish, a position now held by Mr. Ian Kelly. Prior to joining AIB in November 1989, Mr. O'hOgartaigh worked with Arthur Andersen & Co., an accountancy firm.



    John Parsons became a Director of Allied Irish in January 1995. He graduated from Queen's University, Belfast with a B.Sc. in Computer Science and Statistics in 1986, and went on to obtain a Master of Business Administration degree from Cardiff University, in 1987. Before joining Allied Irish, Mr. Parsons worked for SBC Warburg in London as a proprietary trader in the Fixed Interest & Treasury Division. Prior to that, he worked with the Bank of Ireland Group from January 1989 to March 1993, initially as a Portfolio Manager with the Bank's fund management group and ultimately as Head of European Government Bonds with the Bank's Treasury operation. Mr. Parsons trades a portion of the worldwide Financial Futures Program and he is the sole trader of the Equity Program offered by Allied Irish.



    Neil Ramsey became a non-executive Director of Allied Irish in November 1997. He is Chairman and Chief Executive Officer of Ramsey Quantitative Systems Inc., an investment adviser based in Kentucky, where he is responsible for the leadership of quantitative strategies development and directing the investments of all outside client capital allocated to the company. He is also the founder and President of Ramsey Financial Inc., a Kentucky corporation which is registered with the CFTC as a commodity pool operator, commodity trading advisor and introducing broker, and is a member of the National Futures Association. Ramsey Financial is engaged in the management of proprietary and client investment capital through the allocation of funds to independent money managers as well as managing a portion of the funds on a discretionary basis. Prior to joining RFI he was a consultant with Boston Consulting Group where he worked with domestic and foreign multinationals in developing corporate strategies.



    Michael Swift joined Allied Irish in August 1998 and is a Director of Allied Irish. Mr. Swift is involved in product and market research. In 1984 he graduated from University College, Galway, with a Bachelor of Commerce degree and joined the Bank of Ireland Group in July 1984 where he worked in a number of investment positions until July 1998. From June 1997 to July 1998 he held the position of Head of Foreign Exchange and Euro Interest Rate Trading. Between September 1994 and May 1997 he was Treasurer in the Bank's New York office, where he was responsible for trading foreign exchange and US interest rate markets. Prior to this he was Head of the Bank's Irish pound interest rate trading desk from May 1993. Mr. Swift traded a portion of the Worldwide Financial Futures Program between August 1998 and August 1999.



    David Tease is a Director of Allied Irish and an associated person. He became registered as an associated person of Allied Irish in January 1994. In 1975 he obtained a masters degree in agricultural economics from Queen's University, Belfast. Initially, Mr. Tease worked as an Economist with the Northern Ireland Department of Agriculture and then joined the Agricultural Credit Corporation (now known as ACC Bank) a semi-state financial institution. He became Treasury Manager there in 1984. In September 1985, Mr. Tease obtained a Master of Business Administration degree from University College, Dublin. From October 1986, he was employed by Citicorp Investment Bank, Dublin and was Vice President in charge of trading Irish pound, UK pound and US dollar government bonds. In June 1988 he was appointed Director of International Bond Trading with Bank of Ireland Group Treasury where he was in control of the international bond desk trading a range of international interest rate markets. In April 1989, he joined Gandon Securities as Executive Director involved with securities trading. Subsequently, Mr. Tease was made responsible for trading in international fixed interest rate markets and strategic positioning in short-term interest rates and currencies. He acted as an associated person with Gandon Fund Management from July 1991 to September 1993. He was responsible for a team of interest rate traders and during his last two years he was the major trader in Gandon Fund Management's Global Financial program. He left Gandon Securities and Gandon Fund Management in September 1993 and joined Allied Irish that month. Mr. Tease was a founding member of Allied Irish and trades a portion of the Worldwide Financial Futures Program.



    Allied Irish and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts.


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    ALLIED IRISH'S TRADING STRATEGIES



    Allied Irish offers three trading programs, but will only trade the Worldwide Financial Futures Program for Spectrum Strategic. Trading for Spectrum Strategic will be at four times the leverage Allied Irish normally applies for the Worldwide Financial Futures Program. The two other trading programs offered by Allied Irish are the Foreign Exchange Program and the Equity Index Program.


    WORLDWIDE FINANCIAL FUTURES PROGRAM


    The Worldwide Financial Futures Program is designed to provide returns using a multi-trader trading approach on a broad range of financial instruments. The capital is sub-allocated to a range of traders' trading styles, including a portion traded by two individual traders, Mr. Tease and Mr. Parsons. The allocation of capital to the individual traders may be altered at the discretion of Allied Irish. A portion of the program is allocated and traded on a consensus basis by the trading team. A further portion is traded using a systematic approach. Diversification is enhanced because no overall house view is imposed on the traders in the program, and this independence of operation is viewed as a key strength.


    Over several years Mr. Tease has established a knowledge of the main industrial economies and their financial markets. This has been achieved by a process of studying these economies through an ongoing review of relevant research and by building up a substantial network of contacts with market economists and opinion formers. Against this background understanding of the main economies, Mr. Tease looks for trading opportunities which fit with his fundamental view of where interest rates should be headed versus their current levels. Account is taken of market technicals, especially momentum as expressed in stochastic analysis, for the timing of trade execution, while resistance and support levels as defined by congestion patterns help with appropriate entry and exit points. Mr. Tease prefers to establish trades that prevail over a 1-3 week time-frame, but this can depend on market conditions. Trades that produce a substantial proportion of the expected return in a short time are usually exited.

    Mr. Parsons' approach to trading markets is based on a fundamental analysis of economic, fiscal and monetary developments in the world's major economies. The majority of his trading activity is European-based. He believes that the key to successful trading in Europe is a clear understanding of German monetary developments. Having compiled a set of expectations for the major interest rate, equity, and foreign exchange markets, Mr. Parsons then looks for significant levels of divergence relative to the market's expectations as a signal to enter a particular position. He uses technical analysis to help identify trends and trend changes as well as to seek to improve entry and exit levels. Mr. Parsons sets profit/loss parameters for each trade on entry and adopts a two week view to positioning in normal market conditions.

    Since July 1999 a portion of the Worldwide Financial Futures Program is traded on a strategic fundamental basis, which aims to seek out longer term strategic moves in the foreign exchange, interest rate and equity markets. Given that the objective of each trade is more long term than the other fundamental elements of the program, this element can be subject to greater overall volatility. This is traded on a committee basis by the trading team.


    Since September 1999 a portion of the Worldwide Financial Futures Program is traded on a technical basis. The system has been developed to be consistent with Allied Irish's investment approach to financial markets. The system differs from most trend following trading systems in that a profit objective is built into the trade from inception and this has created a historical return profile similar to Allied Irish's. The system utilizes a break-out oriented approach that attempts to initiate trading at low risk entry points where the market has a higher probability than average of participating in a medium to long term trend. The concept of the system is to allow for participation in a market when the volatility conditions of the market allow for the highest pre-conditional probability of trend persistence.


    The futures contracts currently traded in the Worldwide Financial Futures Program include U.S., European and Asian interest rate, currency and stock index contracts. For most contracts, options may also be used from time to time. Options may be either bought or sold in this program.


    It should be noted that in relation to currency futures on both the Chicago Mercantile Exchange and the financial derivatives division of the New York Cotton Exchange, Allied Irish may convert spot transactions to futures contracts using the exchange for physicals mechanism.


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    FOREIGN EXCHANGE PROGRAM

    The Foreign Exchange Program specializes in trading the inter-bank foreign exchange market. A fundamental assessment of market information is the main factor underlying the trading approach. To this end an assessment of the fundamental economic policy forces at work in different countries is first made. This is related to socio-political factors in play. A judgment is then made on how much of the economic and political influences are priced in following a review of international capital flows. In this regard consultation is made with a network of experts in the world's currency markets. Finally the price levels are examined in detail to determine appropriate trade parameters.

    EQUITY INDEX PROGRAM


    The objective of the Equity Index Program is to achieve value added of 10% and to maintain a Sharpe ratio of greater than one. This low-risk approach is designed to minimize correlations with major global equity returns. The underlying investment approach is broadly similar to that taken in Allied Irish's other two programs in that the main inputs are an analysis of macroeconomic and global political trends. For the Equity Index Program additional analysis is conducted in terms of an extended equity valuation framework. That framework involves a number of distinct steps.


    RISK MANAGEMENT

    The management of risk positions takes place at two levels within the programs--at the overall program level by the trading controller and at the position taking level where each trader uses his individual money management skills.

    Given that the programs involve a multi-trader approach, a program controller role is adopted. Mr. Grimes is the trading controller for all three programs. This role involves the following: assessing the performance and risk of the programs from an overall level as distinct from a trader level; monitoring the traders' adherence to the risk parameters for each program as set out below; allocating equity between the individual traders of a program; ensuring that the programs' overall objectives and those of individual traders are compatible; controlling the operations of the order desk and ensuring the positions are agreed between traders, order desk, back office and counterparty; and liaising with clients and conveying their views, wishes and concerns to the trading team.

    To control the levels of exposure a daily end-of-day position report including contract open positions, margin utilized by contract and margin utilized by trader is produced for the Worldwide Financial Futures and Equity Index Programs. The report for the Foreign Exchange Program looks at positions in equivalent U.S. dollar amount versus underlying U.S. dollar equity invested.

    For the Worldwide Financial Futures and Equity Index Programs, margin to equity is used to control position size while in the Foreign Exchange Program a gearing of equity is used to limit position size. Given the nature of the programs offered and the experience of the trading team, a limit of 6% margin to equity is normally applied for the Worldwide Financial Futures and Equity Index Programs and a gearing of 3 times equity for the Foreign Exchange Program.


    PAST PERFORMANCE OF ALLIED IRISH



    The past performance information for the program traded by Allied Irish for Spectrum Strategic is set forth below. Allied Irish trades the net assets of Spectrum Strategic allocated to it pursuant to its Worldwide Financial Futures Program at four times the leverage normally employed by that program.
Capsule A-1 is a pro forma of an account from Capsule A, adjusted for the increased leverage employed by Allied Irish for Spectrum Strategic, and also adjusted for the brokerage, management, and incentive fees applied to Spectrum Strategic. The footnotes following Capsule A are an integral part of the Capsule.



    You are cautioned that the performance information set forth in the following capsule performance summary is not indicative of, and may have no bearing on, any trading results which may be attained by Allied Irish or Spectrum Strategic in the future, since past performance is not a guarantee of future results and other trading advisors will be investing funds of Spectrum Strategic. In addition, Allied Irish trades the net assets allocated to it at four times the leverage it normally applies to the Worldwide Financial Futures Program, which will significantly increase volatility as well as profits and losses. Spectrum Strategic cannot assure you that Allied Irish or the partnership will make any profit or will be able to


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avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.



                                                                       CAPSULE A



                     ALLIED IRISH CAPITAL MANAGEMENT, LTD.
                      WORLDWIDE FINANCIAL FUTURES PROGRAM



        Name of commodity trading advisor: Allied Irish Capital
Management, Ltd.
       Name of program: Worldwide Financial Futures Program
       Inception of trading by commodity trading advisor: November 1993 Inception of trading in program: November 1993
       Number of open accounts: 57
       Aggregate assets overall: $1,305,230,000
       Aggregate assets in program: $985,530,000
       Largest monthly drawdown*: (2.11)%--(5/94)
       Worst peak-to-valley drawdown: (2.11)%--(5/94)
       1999 year-to-date return (11 months): 4.18%
       1998 annual return: 5.06%
       1997 annual return: 8.86%
       1996 annual return: 12.39%
       1995 annual return: 12.57%
       1994 annual return: 3.47%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


            FOOTNOTES TO ALLIED IRISH CAPSULE A PERFORMANCE SUMMARY



    "Inception of trading by commodity trading advisor" is the date on which Allied Irish began trading client accounts.



    "Inception of trading in program" is the date on which Allied Irish began trading client accounts pursuant to the program shown.



    "Number of open accounts" is the number of accounts directed by Allied Irish pursuant to the program shown as of August 31, 1999.



    "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Allied Irish as of August 31, 1999 and includes notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Allied Irish for management.


    "Aggregate assets in program" is the aggregate amount of assets in the program specified as of August 31, 1999 and includes notional equity.

    "Largest monthly drawdown" is the largest loss experienced by a single account in the program in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.

    "Worst peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by a single account in the program during the most recent five calendar years and year-to-date expressed as a percentage of total equity in the account and includes the months and years in which it occurred. For example, a worst peak-to-valley drawdown in an account of "(10)%-(1/95-8/95)" means that the peak-to-valley drawdown was 10% and lasted from January 1995 to August 1995.

    "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. The rate of return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

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                                                                     CAPSULE A-1



                     ALLIED IRISH CAPITAL MANAGEMENT, LTD.
                     PRO FORMA OF AN ACCOUNT FROM CAPSULE A
                      WORLDWIDE FINANCIAL FUTURES PROGRAM



        Largest monthly drawdown: (5.74)% - (11/98)
       Worst peak-to-valley drawdown: (8.47)% - (10/98-1/99)
       1999 year-to-date return (11 months):   -  %
       1998 annual return: (0.93)%
       1997 annual return: 15.05%
       1996 annual return: 32.42%
       1995 annual return: 23.35%
       1994 annual return (2 months): (0.53)%



      FOOTNOTES TO ALLIED IRISH CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY



    Capsule A-1 above reflects pro forma rates of return, which are the result of the general partner and Allied Irish making pro forma adjustments to the actual past performance record of a client account managed pursuant to the Worldwide Financial Futures Program, the trading program employed for Spectrum Strategic by Allied Irish. The pro forma adjustments are an attempt to reflect the current brokerage, management and incentive fees, and historical interest income, and the degree of leverage applied for the portion of Spectrum Strategic's net assets traded by Allied Irish, as opposed to the actual fees, expenses and interest income and leverage applicable to the account.



    Capsule A-1 must be read in conjunction with the description of Allied Irish and its trading programs above. Furthermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Spectrum Strategic as compared to Allied Irish's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.



    While the general partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Spectrum Strategic, no representation is or could be made that the capsule presents what the performance results of the portion of Spectrum Strategic's net assets traded by Allied Irish would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.


    2.  BLENHEIM INVESTMENTS, INC.


    Blenheim is a New Jersey corporation which was formed in 1988 to provide commodity trading advisory services to clients. Blenheim has been registered with the CFTC as a commodity trading advisor and commodity pool operator since March 1989, and is a member of the National Futures Association in such capacities. Blenheim's address is Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242.


    PRINCIPALS


    Mr. Willem Kooyker is the Chief Executive Officer, Chairman and sole shareholder of Blenheim. He is registered with the CFTC as an associated person of Blenheim and a member of the National Futures Association in that capacity. He is a former member of the Board of Directors of the NY Coffee, Sugar and Cocoa Exchange, a former president of the NY Cocoa Clearing Association, and a former member of the NY Mercantile Exchange. He received a BA CUM LAUDE in Economics from Baruch College in New York and an MBA in International Finance and Economics from New York University.


    Mr. Kooyker began his trading career in the international commodities business in 1964 with Internatio-Muller in Rotterdam, The Netherlands, where eventually he became managing director of the

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International Trading Group. He stayed in this position until 1981, when he joined Commodities Corporation, Princeton, New Jersey, where he became President. At the time, Commodities Corporation was an active fund management company, operating predominantly in the futures markets. In October 1984, Mr. Kooyker started a new company, Tricon Holding Company, Ltd., a joint venture between Commodities Corporation and a group of Middle Eastern investors, which was a trading and consulting company in the futures as well as the physicals markets predominantly directed towards energy and industrial commodities. Tricon currently remains only active in the forest products industry, where it operates two sawmills in the western states of the United States. In January 1989, Mr. Kooyker started Blenheim, an independent fund management company and an advisor to several investment funds.

    Concurrent, but separate from Blenheim, Mr. Kooyker is a majority owner, but not an officer, of Derivatives Portfolio Management, L.L.C., a Delaware limited liability company formed in 1993 to provide administrative, risk management, and consulting services to institutions, commodity pool operators, and individual fund managers engaged in the financial instruments, securities, and futures markets as well as the cash trading business.

    Mr. Kooyker is also sole shareholder and President of Gauss Mathematica Corporation, a New Jersey corporation that develops and leases futures trading systems. Blenheim and Gauss have entered into a license agreement that allows Blenheim to use Gauss computerized trading systems for its clients.

    In 1996, Mr. Kooyker became a 50% shareholder in The Thornton Group, L.L.C., a consulting company to entrepreneurial startup enterprises. Thornton performs various investment banking functions.

    Guy J. Castranova, has been the Secretary of Blenheim and Gauss since their inceptions. Mr. Castranova is an Executive Vice President and Chief Operating Officer of DPM, as well as a Vice President and Controller of Tricon.
Mr. Castranova has been with Tricon since October 1986 and is responsible for the risk management of all physicals trading as well as the administration of all general and consolidation accounting. Prior to joining Tricon, Mr. Castranova was an accountant with two energy firms.


    In 1980 Mr. Castranova graduated from Saint Joseph's University, with a BS degree in Accounting. He is registered as an associated person and Principal of Blenheim, Tricon and DPM and is a member of the National Futures Association in those capacities.



    Blenheim and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Blenheim trading program described below.


    THE BLENHEIM TRADING PROGRAM


    Blenheim's trading program was developed by Mr. Kooyker. The objective of Blenheim's Global Markets Strategy, which is employed on behalf of Spectrum Strategic, is to capture substantial profits through the establishment of strategic primary investment positions in a variety of markets, with an emphasis in global fixed income, currency, stock indices, energy and other commodity markets. Blenheim concentrates in those markets which, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. Diversification in an account's portfolio is a major consideration in Blenheim's trading program. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term major price movements.



    As of November 30, 1999, Blenheim was managing approximately $48 million of client assets pursuant to its trading program.



    Blenheim relies primarily on its experience in trading, and utilizes fundamental, geopolitical, and technical factors in its analysis and evaluation of the markets. Blenheim has a team of economists, financial analysts and traders that regularly monitor world-wide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and capital flows across international borders are evaluated


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

for their potential impact on the equity, fixed income, currency and commodity markets. Additionally, Blenheim's trading group utilizes the econometric signals as well as numerous other market sentiment factors in an effort to take advantage of short-term trading opportunities.



    Within the realm of technical analysis, Blenheim has developed and will continue to develop a series of systematic processes of investing that will supplement the discretionary trading efforts. In the future, Blenheim may place a greater emphasis on its non-discretionary technical analysis than on its discretionary trading efforts. The goal of the system's strategy is to achieve maximum risk adjusted profit potential. The strategy is driven not by one, but a series of trading systems, that are traded in conjunction with one another.


    Various techniques are employed in managing the portfolio and position volatility. Blenheim generally initiates medium size positions at a market entry level determined by it, rather than initially taking a larger position while waiting to see the direction in which the market actually moves. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price.

    In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility. Despite these precautions, Blenheim's trading program may be extremely volatile at times.

    The trading strategy of Blenheim has evolved and will continue to do so based on on-going research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in the commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become quite active in the global fixed income and currency markets. Blenheim may in its sole discretion add to the portfolio additional commodity interests or cease trading particular items. On rare occasions, Blenheim may withdraw from all markets.

    Blenheim's diversified portfolio of approximately thirty-five markets are actively traded on domestic and foreign markets through the use of futures, forwards, options on futures, and over-the-counter transactions. Through mid-1995, approximately 30% to 45% of equity, including notional funds, was generally committed to margin. Recently the percentage has been between 25% and 30%. In the future the percentage committed may, from time to time, be substantially higher or lower.

    Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.

    3.  WILLOWBRIDGE ASSOCIATES INC.


    Willowbridge is a Delaware corporation organized in January 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536. Willowbridge has been registered with the CFTC as a commodity pool operator and commodity trading advisor since May 1988 and is a member of the National Futures Association in such capacities. In addition, Doublewood, Inc., Union Spring Asset Management, Inc. and Limerick Financial Corporation are registered commodity pool operators and commodity trading advisors.


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
    PRINCIPALS


    Mr. Philip L. Yang has been the sole shareholder, Director and President since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered with the CFTC as a commodity pool operator and a commodity trading advisor and is a member of the National Futures Association in such capacities. He is also a Principal and an associated person of Doublewood, Union Spring and Limerick. From 1983 through August 1988 and from October 1989 through August 1992,
Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania. He co-authored with Richard G. Faux, Jr. "Managed Futures: The Convergence with Hedge Funds," a chapter in EVALUATING AND IMPLEMENTING HEDGE FUND STRATEGIES, a book published in 1996 by Euromoney Publications.



    Mr. Michael Y. Gan has been the Executive Vice-President since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered with the CFTC as a commodity pool operator and a commodity trading advisor and is a member of the National Futures Association in such capacities. He is also a Principal and an associated person of Doublewood and Union Spring. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation.
Mr. Gan graduated SUMMA CUM LAUDE from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.


    Ms. Theresa C. Morris is the Senior Vice President. Ms. Morris has been employed by Willowbridge since its inception in August 1988, and is registered as an associated person of Willowbridge. Ms. Morris is also a Principal and an associated person of Doublewood, Union Spring and Limerick. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has over twenty years of experience in the futures and financial industry. She attended Brookdale College, majoring in international business.

    Mr. Richard G. Faux, Jr. has been Executive Director since April 1995. He is registered as an associated person and a Principal of Willowbridge. He is also an associated person of Doublewood, and President, Principal, and an associated person of Union Spring. Mr. Faux co-founded MC Baldwin Financial Company in 1989 and served as its Co-Chief Executive until April 1995, at which time MC Baldwin was an international trading manager which developed futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomas McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.


    Mr. John C. Plimpton is Director of Investment Services. He joined Willowbridge Associates Inc. in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an associated person and a Principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation (USA), a commodity trading advisor and commodity pool operator, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton


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concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of privately held businesses, as well as serving as director of Inolex Chemical Company, a speciality chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.


    Mr. James J. O'Donnell is a Vice President. He oversees Willowbridge's computer and information needs, including trading information systems, accounting information systems and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O'Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O'Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O'Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

    Mr. Steven R. Crane is a Vice President. He oversees the accounting and financial reporting for Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated MAGNA CUM LAUDE from North Carolina State University with a B.A. in accounting.


    Willowbridge, its principals and their families, its employees, and its affiliates, have traded, and may continue to trade, futures, forwards, and options contracts for their own accounts. Such trades may or may not be in accordance with the Willowbridge trading strategies described below.


    THE WILLOWBRIDGE TRADING PROGRAM


    Willowbridge's trading strategies are available only through one of its five "investment programs." An investment program consists of one or more trading strategies or a combination thereof. Willowbridge currently offers: the Select Investment Program; the Currency Investment Program; the Primary Investment Program; the Currency, Financials and Metals Investment Program; and the VAT Investment Program. Set forth below is a brief description of the Select Investment Program which is utilized by Willowbridge for Spectrum Strategic. The Select Investment Program allows the general partner to determine the allocation of its funds among one or more of seven trading strategies. As of the date of this prospectus, of the Spectrum Strategic assets allocated to Willowbridge, all have been allocated to the XLIM Trading Approach.


    XLIM, which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades are selected from a wide variety of futures contracts, forwards, spots and options on U.S. and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Mr. Yang reserves the right to change the portfolio composition of XLIM. While trading decisions are based on fundamental and technical market analysis, of equal importance is the anecdotal information Mr. Yang pieces together about specific market opportunities. He then develops expectations and formulates reward-to-risk judgments about the markets. Mr. Yang emphasizes only a small number of core positions at any time, selecting those for which he believes the reward-to-risk is the most favorable and for which he believes he has an advantage over conventional market expectations. Only a small amount of capital is initially risked; incremental positions are then added as open equity profits are built up. Likewise the additional positions are liquidated if the market moves against them. It is intended that approximately 15-40% of the assets under management pursuant to the XLIM Trading Approach will normally be committed as margin for trading, but from time to time the percentage of assets committed may be substantially more or less. XLIM's historical rates of return and drawdown information accompany its performance capsules.


    As of November 30, 1999, Willowbridge was managing approximately $358 million of client assets pursuant to the XLIM Trading Approach and approximately $751 million of client assets in its other programs.

    The other strategies which in the future may be available to Spectrum Strategic under the Select Investment Program include the five Willowbridge Trading Systems and the MTech discretionary trading approach of Mr. Gan.


    The Vulcan system is a computerized version of a systematic, technical charting system. The model uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Positions are generally held for 10 to 15 trading days.

    The Argo system, like Vulcan, is a computerized version of an experienced chartist trader. However, Argo has a relatively slower time horizon than Vulcan and its focus is primarily on major, long-term price moves. It is intended that Argo's positions will generally be held from 20 to 30 trading days.

    The Titan system is a technical trend-following system coupled with a counter-trend mechanism for adjusting position size. Unlike Vulcan, Titan applies various technical factors in an effort to monitor the overall market environment in order to recognize major trends. The number of days the system will hold a position, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally 15 days.

    The Rex system is an options trading system which uses proprietary statistical analyses to determine whether an option for a particular market is intrinsically cheap or expensive. The Rex model attempts to purchase underpriced options and sell overpriced options. For risk control, the Rex model uses a variety of proprietary rules based on volatility, price direction, time decay and net-delta levels.

    The Siren system incorporates real-time price information to determine situations when price is moving away from market value. Siren can best be characterized as a top and bottom picking model which attempts to determine patterns of market activity that often signal a major change in price direction. Siren's time frame is generally 18 to 25 trading days.


    As the trading programs used by Willowbridge are proprietary and confidential, the discussion above is necessarily of a general nature and is not intended to be exhaustive. Willowbridge reserves the right to alter its trading programs without the prior approval of the general partner.


    Pursuant to a licensing agreement between Caxton Corporation and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the five Systems described above. The licensing agreement will be continued until December 31, 2001 and will be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.

    If Willowbridge's five Systems discussed above are no longer available to Willowbridge (because of licensing arrangements), Willowbridge may offer only the XLIM and the MTech Trading Approaches in its Select Investment Program.

    The MTech Trading Approach, which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on the basis of technical as well as fundamental analysis. MTech currently trades in the U.S. and international futures, forward, spot and options markets. Mr. Gan reserves the right to change the portfolio composition of MTech.

    For each of the five Systems, risk is managed on a market by market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in the markets traded, they will signal that the Systems should no longer be trading in the markets in which the filters have detected excessive volatility. In this way, the Systems do not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that positions should be halved across the entire portfolio. In this way, risk is reduced while allowing the Systems to continue to participate in the markets, albeit at a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to again trade at the full level.

MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

    RXR, INC.


    RXR, a New York corporation, was organized in June, 1983. RXR's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. RXR has been registered as a commodity trading advisor since July 1984 and as a commodity pool operator since 1983, and is a member of the National Futures Association in such capacities.



    RXR is a wholly-owned subsidiary of The RXR Group Inc., a Delaware corporation, which acts as a holding company, also holding all of the stock of RXR Securities Inc. and RXR Capital Management Inc. RXR Securities is registered with the CFTC as an introducing broker and is also registered as a securities broker/dealer with the SEC. RXR Securities is a member of the NASD and of the National Futures Association. RXR Capital is registered with the CFTC as a commodity trading advisor and commodity pool operator, is a member of the National Futures Association in such capacities, and is registered as an investment adviser with the SEC.


    PRINCIPALS

    Mr. Mark Rosenberg is the founder and Chief Executive Officer of RXR. He is also Chairman of the Investment Policy Committee, and a Director of each of RXR, RXR Capital, RXR Group and RXR Securities.

    RXR and RXR Capital were founded in 1983 and 1985, respectively, with the goal of establishing a money management company that would utilize futures, options and derivatives in the development of innovative investment and risk management programs for both institutional and fund clients.


    Mr. Rosenberg serves as a member of the Board of Directors of the Futures Industry Association. He is an arbitrator for the National Futures Association and a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange and New York's Commodity Exchange, Inc.. Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Prior to forming RXR in 1983, Mr. Rosenberg spent 14 years in the securities and futures industry, most of those years with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and later at Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and alternative asset management.


    Mr. Peter A. Hinrichs is the Chief Financial Officer, Treasurer and a Director of RXR, RXR Capital, RXR Group and RXR Securities. He has been with RXR since its founding in 1983. Mr. Hinrichs is a member of the Investment Policy Committee and has responsibilities for Administration, Operations, Information Technology, Human Resources and Facilities Management for RXR and its affiliates. Prior to joining RXR, Mr. Hinrichs spent several years in trading, operations, and administration at Merrill Lynch Futures Inc. and later at Prudential Bache Securities.

    Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in business management. He is a member of the Board of Directors of Fountain House Inc., a non-profit rehabilitation center for the mentally ill and is an active fund raiser for a number of charitable organizations.

    Mr. James F. Tomeo is Executive Vice President and is a Director of the RXR Group and of RXR. He has been with the firm since 1986. Mr. Tomeo is a member of the Investment Policy Committee and is responsible for the firm's strategic planning and project development. He is the former Chairman of the International Committee of the Managed Funds Association and is the U.S. representative to the Education and Research Committee of the Alternative Investment Management Association based in Europe. Before joining RXR, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette as an alternative investment consultant and for the LTV Corporation in New York. Mr. Tomeo graduated from Bucknell University in 1980 with a Bachelor of Science degree in business administration, the University of Hartford in 1987 with a Master of Business Administration degree, and the Institute of International Studies and Training (Japanese business study program) in 1988. He also studied international finance and corporate markets at New York University.

    Principals and employees of RXR are not permitted to trade futures, options on futures or forward contracts for their own accounts. Principals and employees are, however, permitted to invest in funds traded by RXR.

    RXR'S INVESTMENT PHILOSOPHY

    RXR uses a global macro investment philosophy which has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. In the global equity and fixed income areas, RXR analyzes various fundamental information from the world economies such as growth data, labor wage rates, central bank interest rate policy and inflation, to determine its approach to the markets. In the foreign exchange and commodity components, RXR analyzes price data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure among approximately 40 markets so that no one market or sector can dominate performance. The trading program utilized for Spectrum Global Balanced was designed to provide investors with a global investment alternative. Through the controlled use of futures and forward contracts, RXR manages both U.S. and non-U.S. capital markets, currency, and commodity exposure in a single, integrated portfolio.


    As of November 30, 1999, RXR was managing approximately $351.2 million of client assets pursuant to its Balanced Portfolio Program and approximately $356.3 million in all of its programs.


    RESEARCH AND DEVELOPMENT

    Research and development calls on the talents of personnel from several areas within the company. Under the leadership of its Board of Directors, the process begins with research. RXR has developed macro-economic and technical models that can detect price dislocations resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.


    The development of the trading program utilized for Spectrum Global Balanced stems from RXR's work managing multi-asset portfolios for its institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio Program, composed of US stock, bond, and non-US financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of U.S. stocks and bonds. Effective June 1, 1998, RXR broadened the hedged equity and fixed income components to include participation in the world's major developed capital markets.



    No representation is made and no guarantee is given that Spectrum Global Balanced's objective will be realized or that RXR will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced's account to substantially underperform accounts managed by asset allocation systems which do not include a managed futures component. In addition, because the general partner has instructed RXR to manage Spectrum Global Balanced's account at 1.4 times the amount of leverage it would normally apply in managing the actively managed component of an IBP Program account, the performance results achieved for Spectrum Global Balanced by RXR may be more volatile than an IBP Program account concurrently managed by RXR and its affiliates.


    Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, RXR's trading methods are continually evolving, as are the markets themselves.

MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

    1. JOHN W. HENRY & COMPANY, INC.


    JWH makes trading decisions for Spectrum Currency pursuant to the International Foreign Exchange Program. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style. For a detailed description of JWH, its principals, and trading systems, including the International Foreign Currency Program, see "The Trading Advisors--Morgan Stanley Dean Witter Spectrum Technical L.P.--3. John W. Henry & Company, Inc."
on page   -  .


    PAST PERFORMANCE OF JWH


    The following are the capsule performance records of all accounts managed by JWH and JWH Investments, Inc., an affiliate of JWH which has ceased operations. All performance information is current as of October 31, 1999. The notes on
page   -  are an integral part of these capsules.


    PERFORMANCE OF THE EXCLUSIVE FUND ACCOUNTS

    Pursuant to JWH's Strategic Allocation program, which is currently subject to an exclusivity arrangement with one client operating two funds (the "Exclusive Fund Accounts"), JWH makes various discretionary trading adjustments for the accounts of those funds, including selection of programs, ongoing allocations and reallocations of fund assets among the investment programs and periodic adjustments to the position size in relation to account equity. As a result of a change made to these accounts on May 8, 1998, these accounts have traded differently from the other accounts in the respective JWH investment programs. For details concerning the Exclusive Fund Account capsule performance
records for these programs, see page   -  . JWH believes that because these
modified programs have been employed as part of the Strategic Allocation Program, which is now available on a limited basis, the capsule performance records are the most representative performance record of these programs as they have been traded in the Strategic Allocation Program. The capsule performance records reflect the performance of these accounts from May 8, 1998.


    You are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by JWH or Spectrum Currency in the future, since past performance is not a guarantee of future results and another trading advisor will be investing funds of Spectrum Currency. In addition, Spectrum Currency cannot assure you that JWH or the partnership will make any profit or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.



                         JOHN W. HENRY & COMPANY, INC.
                     INTERNATIONAL FOREIGN EXCHANGE PROGRAM



       Name of commodity trading advisor: John W. Henry & Company, Inc. Name of program: International Foreign Exchange Program
       Inception of trading by commodity trading advisor: October 1982 Inception of trading in program: August 1986
       Number of open accounts: 4
       Aggregate assets overall: $2.0 billion
       Aggregate assets in program: $75.7 million
       Largest monthly drawdown: (8.3)%--(5/97)
       Worst peak-to-valley drawdown: (35.9)%--(9/92 - 1/95)
       1999 year-to-date return (10 months): (9.7)%
       1998 annual return: 13.9%
       1997 annual return: 71.1%
       1996 annual return: 3.7%
       1995 annual return: 16.9%
       1994 annual return: (6.3)%



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS



                       JANUARY 1, 1994 - OCTOBER 31, 1999



                                                                                     GLOBAL
                                           FINANCIAL AND    ORIGINAL INVESTMENT    DIVERSIFIED    GLOBAL FINANCIAL   G-7 CURRENCY
                                          METALS PORTFOLIO        PROGRAM           PORTFOLIO        PORTFOLIO         PORTFOLIO
NAME OF PROGRAM:                          ----------------  -------------------  ---------------  ----------------  ---------------
Inception of Client Account Trading in
  Program:                                  October 1984      October 1982          June 1988        June 1994       February 1991

Number of Open Accounts:                         26                18                   8                4                 4

Assets Managed in Program:                  $824,980,639      $248,056,550        $117,761,608      $73,245,908       $35,574,260

Assets Managed in JWH:                      $2.0 billion      $2.0 billion        $2.0 billion     $2.0 billion      $2.0 billion

Worst Monthly Decline on an Individual        (10.1)%            (16.3)%             (15.0)%          (19.5)%           (12.3)%
  Account Basis:                               (2/96)            (10/94)             (10/99)          (11/94)           (11/94)

Worst Peak-to-Valley Decline on an            (30.5)%            (31.0)%             (24.1)%          (48.9)%           (31.4)%
  Individual Account Basis:                 (6/94-1/95)       (7/94-10/94)        (6/95-10/95)      (7/94-1/95)      (10/92-1/95)

                                                 %                  %                   %                %                 %
                                           ---------------    ---------------    ---------------  ---------------   ---------------

1999 Compound Annual Rate of Return
  (10 months):                                 (13.6)            (12.9)              (13.0)            (1.2)

1998 Compound Annual Rate of Return:            7.2               10.8                23.5              9.9              (4.8)

1997 Compound Annual Rate of Return:            15.2               5.7                 3.3              4.9              21.0

1996 Compound Annual Rate of Return:            29.7              22.6                26.9             32.4              14.5

1995 Compound Annual Rate of Return:            38.5              53.2                19.6             86.2              32.2

1994 Compound Annual Rate of Return:           (5.3)              (5.7)               10.1            (37.7)             (4.9)
                                                                                                     (7 mos.)

                                                    JWH GLOBAL-                          JWH
                                          ANALYTICS-REGISTERED TRADEMARK-              GLOBAL
                                                     FAMILY OF             ANALYTICS-REGISTERED TRADEMARK-  INTERNATIONAL CURRENCY
                                                     PROGRAMS*                           99                   AND BOND PORTFOLIO
NAME OF PROGRAM:                          -------------------------------  -------------------------------  ----------------------
Inception of Client Account Trading in
  Program:                                       June 1997                        March 1999                   January 1993
Number of Open Accounts:                             0                                1                             0
Assets Managed in Program:                          $0                            $6,995,731                        $0
Assets Managed in JWH:                          2.0$billion                      $2.0 billion                  $2.0 billion
Worst Monthly Decline on an Individual            (5.0)%                            (9.4)%                        (7.8)%
  Account Basis:                                  (4/98)                           (10/99)                        (7/94)
Worst Peak-to-Valley Decline on an                (5.3)%                           (15.1)%                       (23.6)%
  Individual Account Basis:                     (4/98-5/98)                      (7/99-10/99)                  (7/94-1/95)
                                                     %                                %                             %
                                                   --------------                   ---------------            ---------------
1999 Compound Annual Rate of Return                                                 (12.3)
  (10 months):                                      N/A                            (8 mos.)                       (0.2)
1998 Compound Annual Rate of Return:               (3.6)                             N/A                           16.1
                                                 (5 mos.)
1997 Compound Annual Rate of Return:               17.6                              N/A                           17.0
                                                 (7 mos.)
1996 Compound Annual Rate of Return:                N/A                              N/A                           19.9
1995 Compound Annual Rate of Return:                N/A                              N/A                           36.5
1994 Compound Annual Rate of Return:                N/A                              N/A                          (2.3)


---------------------------

*This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy that is currently the subject of an exclusivity agreement. For performance
information subsequent to May 7, 1998, see page   -  for the Exclusive Fund
Accounts.

The Notes to JWH's Programs on page   -  are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS

                                                                                                  DELEVERED YEN
                                                                                                   DENOMINATED
                                          THE WORLD FINANCIAL                   WORLDWIDE BOND    FINANCIAL AND
                                              PERSPECTIVE      DOLLAR PROGRAM*     PROGRAM*      METALS PROFILE    INTERRATE-TM-
NAME OF PROGRAM:                          -------------------  ---------------  ---------------  ---------------  ---------------
                                                                                                  October 1995;   December 1988;
Inception of Client Account Trading in                                                           ceased trading   ceased trading
  Program:                                    April 1987          July 1996        July 1996          12/96            7/96

Number of Open Accounts:                          2                   0                0                0                0

Assets Managed in Program:                   $26,095,533             $0               $0               $0               $0

Assets Managed in JWH:                       $2.0 billion       $2.0 billion     $2.0 billion     $2.0 billion     $2.0 billion

Worst Monthly Decline on an Individual         (11.7)%             (8.4)%           (3.8)%           (3.2)%           (3.1)%
  Account Basis:                                (2/94)             (5/97)           (4/97)           (2/96)           (11/94)

Worst Peak-to-Valley Decline on an             (25.9)%             (11.6)%          (6.2)%           (5.1)%           (19.7)%
  Individual Account Basis:                  (7/94-1/95)         (5/97-9/97)     (12/96-5/97)      (2/96-8/96)     (9/92-11/93)

                                                  %                   %                %                %                %
                                             ---------------   ---------------  ---------------  ---------------  ---------------

1999 Compound Annual Rate of Return
  (11 months):                                  (4.6)                N/A              N/A              N/A              N/A

1998 Compound Annual Rate of Return:             7.2                (4.9)            (0.4)             N/A              N/A
                                                                  (5 mos.)         (5 mos.)

1997 Compound Annual Rate of Return:             10.4                6.8              9.5              N/A              N/A

1996 Compound Annual Rate of Return:             40.9               10.6             17.8              9.4             5.79
                                                                  (6 mos.)         (6 mos.)                          (7 mos.)

1995 Compound Annual Rate of Return:             32.2                N/A              N/A              0.2             5.19
                                                                                                    (3 mos.)

1994 Compound Annual Rate of Return:            (15.2)               N/A              N/A              N/A             3.42


                                                                  JWHII
                                          KT DIVERSIFIED   FINANCIAL AND METALS
                                              PROGRAM           PORTFOLIO
NAME OF PROGRAM:                          ---------------  --------------------
                                           January 1984;
Inception of Client Account Trading in    ceased trading    September 1991;
  Program:                                     2/94        ceased trading 7/95
Number of Open Accounts:                         0                 0
Assets Managed in Program:                      $0                 $0
Assets Managed in JWH:                     $2.0 billion       $2.0 billion
Worst Monthly Decline on an Individual        (19.6)%            (4.8)%
  Account Basis:                              (8/93)             (7/94)
Worst Peak-to-Valley Decline on an            (33.9)%           (12.2)%
  Individual Account Basis:                 (8/93-2/94)       (7/94-12/94)
                                                 %                 %
                                          ---------------     ---------------
1999 Compound Annual Rate of Return
  (11 months):                                  N/A               N/A
1998 Compound Annual Rate of Return:            N/A               N/A

1997 Compound Annual Rate of Return:            N/A               N/A
1996 Compound Annual Rate of Return:            N/A               N/A

1995 Compound Annual Rate of Return:            N/A               30.3
                                                                (7 mos.)
1994 Compound Annual Rate of Return:          (14.0)             (0.8)
                                             (2 mos.)


---------------------------

*This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy that is currently the subject of an exclusivity agreement. For performance
information subsequent to May 7, 1998, see page   -  for the Exclusive Fund
Accounts.

The Notes to JWH's Programs on page   -  are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS



                            EXCLUSIVE FUND ACCOUNTS



                         MAY 8, 1998 - OCTOBER 31, 1999


                                                                                         GLOBAL
                                                                                       DIVERSIFIED
                                          FINANCIAL AND METALS  ORIGINAL INVESTMENT     PORTFOLIO      GLOBAL FINANCIAL
                                          PORTFOLIO EXCLUSIVE    PROGRAM EXCLUSIVE      EXCLUSIVE     PORTFOLIO EXCLUSIVE
NAME OF PROGRAM:                          --------------------  -------------------  ---------------  -------------------
Inception of Client Account Trading in
  Program:                                     May 1998              May 1998           May 1998          May 1998

Number of Open Accounts:                          2                     2                   2                 2

Assets Managed in Program:                   $64,356,955           $99,834,416         $49,603,167       $81,655,009

Assets Managed in JWH:                       $2.0 billion          $2.0 billion       $2.0 billion      $2.0 billion

Worst Monthly Decline on an Individual          (8.7)%               (12.0)%             (14.0)%           (8.8)%
  Account Basis:                               (10/99)               (11/98)             (10/99)           (10/99)

Worst Peak-to-Valley Decline on an             (19.2)%               (13.9)%             (18.4)%           (11.6)%
  Individual Account Basis:                  (7/99-10/99)          (7/99-10/99)       (8/99-10/99)      (7/99-10/99)

                                                  %                     %                   %                 %
                                             ---------------       ---------------   ---------------    ---------------

1999 Compound Annual Rate of Return
  (10 months):                                  (12.8)                (7.9)               (8.3)             (1.1)

1998 Compound Annual Rate of Return:             33.5                  20.2               39.7              18.4
                                               (8 mos.)              (8 mos.)           (8 mos.)          (8 mos.)

1997 Compound Annual Rate of Return:             N/A                   N/A                 N/A               N/A

1996 Compound Annual Rate of Return:             N/A                   N/A                 N/A               N/A

1995 Compound Annual Rate of Return:             N/A                   N/A                 N/A               N/A

1994 Compound Annual Rate of Return:             N/A                   N/A                 N/A               N/A

                                                                                     JWH GLOBAL-
                                                                                    ANALYTICS-TM-
                                             G-7 CURRENCY       WORLDWIDE BOND        FAMILY OF       DOLLAR PROGRAM
                                          PORTFOLIO EXCLUSIVE  PROGRAM EXCLUSIVE  PROGRAMS EXCLUSIVE     EXCLUSIVE
NAME OF PROGRAM:                          -------------------  -----------------  ------------------  ---------------
Inception of Client Account Trading in
  Program:                                     May 1998            May 1998           May 1998           May 1998
Number of Open Accounts:                          2                    2                  2                  2
Assets Managed in Program:                   $57,106,464          $29,080,585        $91,809,696        $29,649,368
Assets Managed in JWH:                       $2.0 billion        $2.0 billion       $2.0 billion       $2.0 billion
Worst Monthly Decline on an Individual          (8.6)%              (7.0)%             (9.2)%             (7.2)%
  Account Basis:                               (11/98)              (10/98)            (10/99)            (11/98)
Worst Peak-to-Valley Decline on an             (11.9)%              (7.4)%             (13.5)%            (7.7)%
  Individual Account Basis:                  (11/98-1/99)        (10/98-11/98)      (7/99-10/99)       (11/98-1/99)
                                                  %                    %                  %                  %
                                             ---------------     ---------------    ---------------   ---------------
1999 Compound Annual Rate of Return
  (10 months):                                   9.8                 (3.1)              (6.6)               7.3
1998 Compound Annual Rate of Return:             0.7                 25.9               25.5                2.7
                                               (8 mos.)            (8 mos.)           (8 mos.)           (8 mos.)
1997 Compound Annual Rate of Return:             N/A                  N/A                N/A                N/A
1996 Compound Annual Rate of Return:             N/A                  N/A                N/A                N/A
1995 Compound Annual Rate of Return:             N/A                  N/A                N/A                N/A
1994 Compound Annual Rate of Return:             N/A                  N/A                N/A                N/A

                                           INTERNATIONAL
                                          FOREIGN EXCHANGE
                                              PROGRAM
                                             EXCLUSIVE
NAME OF PROGRAM:                          ----------------
Inception of Client Account Trading in
  Program:                                   April 1999
Number of Open Accounts:                         2
Assets Managed in Program:                  $25,763,276
Assets Managed in JWH:                      $2.0 billion
Worst Monthly Decline on an Individual         (6.3)%
  Account Basis:                               (7/99)
Worst Peak-to-Valley Decline on an            (10.8)%
  Individual Account Basis:                 (4/99-10/99)
                                                 %
                                           ---------------
1999 Compound Annual Rate of Return            (10.6)
  (10 months):                                (7 mos.)
1998 Compound Annual Rate of Return:            N/A

1997 Compound Annual Rate of Return:            N/A
1996 Compound Annual Rate of Return:            N/A
1995 Compound Annual Rate of Return:            N/A
1994 Compound Annual Rate of Return:            N/A


---------------------------

The Notes to JWH's Programs on page   -  are an integral part of this table.


For an explanation of the Exclusive Fund Accounts, please see "Performance of
the Exclusive Fund Accounts" on page   -  .



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                            YEN FINANCIAL PORTFOLIO
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JANUARY 1992
                           NUMBER OF OPEN ACCOUNTS: 0
                         ASSETS MANAGED IN PROGRAM: $0
                      ASSETS MANAGED BY JWH: $2.0 BILLION


                                          AGGREGATE                 COMPOUND          WORST                WORST
                        INCEPTION OF       ASSETS                  ANNUAL RATE       MONTHLY          PEAK-TO-VALLEY
     ACCOUNT NO.          TRADING      AUGUST 31, 1999              OF RETURN        DECLINE              DECLINE
---------------------   ------------   ---------------          -----------------  ------------   -----------------------
                                                                  %                %                %
          1                1/92        closed - 3/97     1997:   (3.3)   (3 mos.)  (7.3) (7/95)   (30.5)    (4/95 - 7/96)
                                                         1996:   (8.5)
                                                         1995:   20.6
                                                         1994:  (13.0)
          2                1/93        closed - 1/97     1997:   (0.1)    (1 mo.)  (6.9) (7/95)   (29.0)    (4/95 - 7/96)
                                                         1996:   (9.9)
                                                         1995:   21.0
                                                         1994:   (8.8)
          3                1/94        closed - 1/97     1997:   (2.4)    (1 mo.)  (6.0) (7/95)   (26.6)    (4/95 - 7/96)
                                                         1996:  (10.9)
                                                         1995:   22.4
                                                         1994:   (7.5)
          4                6/94        closed - 3/97     1997:    1.4    (3 mos.)  (6.5) (7/95)   (22.3)    (4/95 - 7/96)
                                                         1996:   (0.6)
                                                         1995:   24.2
                                                         1994:   (1.6)   (7 mos.)
          5                8/94        closed - 3/97     1997:   (2.4)   (3 mos.)  (7.1) (7/95)   (30.4)    (4/95 - 7/96)
                                                         1996:   (6.0)
                                                         1995:   21.1
                                                         1994:   (4.3)   (5 mos.)
          6                1/95        closed - 3/97     1997:   (3.7)   (3 mos.)  (7.5) (7/95)   (35.5)    (4/95 - 7/96)
                                                         1996:  (13.5)
                                                         1995:   13.2
          7                3/94        closed - 3/97     1997:    4.0    (3 mos.)  (6.7) (7/96)   (15.9)    (2/96 - 7/96)
                                                         1996:    7.8
                                                         1995:   28.1
                                                         1994:  (11.2)  (10 mos.)
         10                3/94        closed - 12/94    1994:   (7.4)  (10 mos.)  (5.4) (5/94)   (10.5)   (4/94 - 12/94)
         11                11/93       closed - 8/95     1995:   20.0    (8 mos.)  (9.0) (8/95)   (18.8)    (4/95 - 8/95)
                                                         1994:  (13.4)
         12                11/93       closed - 1/95     1995:   (0.6)    (1 mo.)  (6.3) (5/94)   (16.5)    (4/94 - 1/95)
                                                         1994:  (15.0)
         13                12/92       closed - 3/96     1996:   (4.1)   (3 mos.)  (4.9) (7/95)   (15.8)   (12/93 - 1/95)
                                                         1995:   31.4
                                                         1994:  (14.1)
         14                1/93        closed - 12/95    1995:   10.9              (6.2) (7/95)   (15.8)   (4/95 - 12/95)
                                                         1994:   (4.1)
         15                4/93        closed - 9/94     1994:  (19.0)   (9 mos.)  (5.8) (5/94)   (19.9)   (11/93 - 9/94)
         16                1/94        closed - 8/94     1994:   (6.7)   (8 mos.)  (5.5) (5/94)   (11.0)    (4/94 - 8/94)
         17                12/92       closed - 1/96     1996:    0.3     (1 mo.)  (6.0) (7/95)   (12.4)   (4/95 - 10/95)
                                                         1995:   26.6
                                                         1994:   (5.1)
         18                3/94        closed - 4/96     1996:   (6.3)   (4 mos.)  (6.2) (7/95)   (18.5)    (4/95 - 4/96)
                                                         1995:   18.5
                                                         1994:  (10.1)  (10 mos.)
         19                12/94       closed - 4/96     1996:   (7.8)   (4 mos.)  (6.6) (7/95)   (21.1)    (4/95 - 4/96)
                                                         1995:   18.3
                                                         1994:    0.2     (1 mo.)
         20                6/94        closed - 12/94    1994:   (7.9)   (7 mos.)  (5.1) (7/94)   (10.4)   (6/94 - 11/94)
         21                6/94        closed - 3/95     1995:   48.1    (3 mos.)  (3.6) (7/94)    (9.9)    (6/94 - 1/95)
                                                         1994:   (6.6)   (7 mos.)
         22                4/94        closed - 9/94     1994:   (4.6)   (6 mos.)  (4.7) (5/94)    (7.0)    (4/94 - 9/94)
         23                3/94        closed - 9/94     1994:   (9.7)   (7 mos.)  (6.3) (5/94)   (11.0)    (4/94 - 9/94)
         24                4/94        closed - 9/94     1994:   (9.8)   (6 mos.)  (9.1) (5/94)   (12.9)    (4/94 - 9/94)
         25                4/93        closed - 12/94    1994:  (16.6)             (6.1) (5/94)   (17.9)  (11/93 - 12/94)
         26                9/93        closed - 12/94    1994:  (12.4)             (6.0) (5/94)   (14.1)   (4/94 - 12/94)

               The Yen Financial Portfolio closed in March 1997.

---------

The Notes to JWH's programs on page   -  are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              NOTES TO JWH PROGRAMS' CAPSULE PERFORMANCE SUMMARIES


    An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts:


    - procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts;



    - the period during which accounts are active;



    - client trading restrictions, including futures vs. forward contracts and contract months;



    - trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital;



    - the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program;



    - the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;



    - the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker;



    - the timing of orders to open or close positions;



    - the market conditions, which in part determine the quality of trade executions;



    - variations in fill prices; and



    - the timing of additions and withdrawals.


    Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

    For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH utilizes the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated:


    - if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;



    - if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and



    - if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less.



    If one of the above parameters is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The above parameters determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

    The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance capsule records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

    During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently utilized may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

    Original Investment Program - reduced 25% commencing in October 1995 Financial and Metals Portfolio - reduced 50% commencing in August 1992 Global Financial Portfolio - reduced 50% commencing in April 1995 International Currency and Bond Portfolio - increased 20% commencing in May
1998
    G-7 Currency Portfolio - increased 50% commencing in May 1998


    From the beginning of the performance records shown, JWH and JWH Investments, Inc. accrued incentive fees. Interest income, management fees, commissions, and other expenses were reflected on a cash basis (with the exception of the programs specifically noted below) until August, 1998, when the accrual method was fully adopted for all programs not already utilizing that method. The recording of specified items on a cash basis before August, 1998, should not, for most months, be materially different from presenting rates of return on an accrual basis; any differences in rates of return are immaterial to the overall performance record. JWH reflected all items of net performance on an accrual basis for the G-7 Currency program and International Currency and Bond Portfolio for the entire period shown, and for the Worldwide Bond Program, Dollar Program, and JWH Global Analytics-Registered Trademark- Family of Programs from the inception of client trading. Beginning September 1, 1998, all JWH programs utilized the full accrual basis.


    The calculation of management and incentive fees are subject to variation due to the agreed upon definitions contained in each account's advisory agreement. Management fees range historically from 0% to 6% of assets under management; incentive fees range from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.


    "Number of Open Accounts" is the number of accounts directed by JWH or JWH Investments, Inc. pursuant to the investment program shown as of November 30, 1999.



    "Assets Managed in Program" is the aggregate amount of total equity, excluding "notional" equity under management of JWH or JWH Investments, Inc. in the investment program shown as of November 30, 1999.


    "Worst Monthly Decline on an Individual Account Basis" is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

    "Worst Peak-to-Valley Decline on an Individual Account Basis" is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

    "Compound Annual Rate of Return" is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

    Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented. The International Currency and Bond Portfolio also had proprietary capital as an investment in a fund. This proprietary account was traded in the exact same manner that client funds would be traded, and was subject to all of the same fees and expenses that would be charged to a client investment in a fund, had there been other client accounts traded; therefore there is no material impact to the rates of return presented. In addition, during the period from May 1991 through August 1995, the Financial and Metals Portfolio included two proprietary accounts which had no material impact on the rates of return.

  ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO CAPSULE PERFORMANCE RECORD

    The timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44% and negative 17%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. By June 1995, these accounts maintained mature positions and were performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved annual rates of return for 1995 of 122%, 92%, and 78%.

  ADDITIONAL NOTE TO THE JWH GLOBALANALYTICS-REGISTERED TRADEMARK- 99 CAPSULE
                               PERFORMANCE RECORD

    In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics Family of Programs methodology. Due to the size of the account, it may have different results than other accounts using this same methodology. As a result, performance is shown separately.

   ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO CAPSULE PERFORMANCE RECORD

    The Yen Financial Portfolio was traded from the Japanese yen perspective. As the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied.

    The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in U.S. dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.


ADDITIONAL NOTE TO THE CAPSULE PERFORMANCE RECORDS OF THE DISCONTINUED PROGRAMS



    Capsule performance records are included for InterRate-TM-, the Delevered Yen Denominated Financial and Metals Profile, the KT Diversified Program and the Yen Financial Portfolio. All of these programs have been discontinued.


    2. SUNRISE CAPITAL PARTNERS, LLC

    The principals and senior officers of Sunrise Capital Partners are as follows:

Martin P. Klitzner..........................................       Principal, Managing Director
Richard C. Slaughter........................................       Principal, Managing Director
Dr. Gary B. Davis...........................................                          Principal
Dr. John V. Forrest.........................................                          Principal
Martin M. Ehrlich...........................................          Principal, Vice President
Marie Laufik................................................          Principal, Vice President
Elissa Davis................................................                          Principal

    The principals of Sunrise Capital Partners will make trading decisions for Spectrum Currency pursuant to the Sunrise trading system described previously, but with minor modifications to the system to account for the trading of an exclusive portfolio of diverse world currencies. Such modifications have consisted principally of applying the principles of spread trading, including multiple additional currencies to a portfolio and reweighting the emphasis given the different markets traded, all in an attempt to adjust to the potentially higher volatility of a portfolio which trades in a less diversified group of markets. Principals of Sunrise Capital Partners have utilized the modified trading system to trade currency portfolios since October 1985. Sunrise Capital Partners normally commits between 40 and 60% of an accounts equity as margin on open positions pursuant to the trading system. For a detailed description of Sunrise Capital Partners, its principals and trading systems, including the Currency Program, see "The Trading Advisors--Morgan Stanley Dean Witter Spectrum
Select--Sunrise Capital Management, Inc." on page   -  .


    SUNRISE CAPITAL PARTNERS PERFORMANCE


    The following is the composite performance of all accounts managed by Sunrise Capital Partners. All performance information is current as of November 30, 1999. Not all of these programs are presently used by Spectrum Currency.



    You are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by Sunrise Capital Partners or Spectrum Currency in the future, since past performance is not a guarantee of future results and another trading advisor will be investing funds of Spectrum Currency. In addition, Spectrum Currency cannot assure you that Sunrise Capital Partners or the partnership will make any profit or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.



                            SUNRISE CURRENCY PROGRAM
               (Calculations based on Fully-Funded Subset Method)



       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Currency Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1985
       Number of open accounts: 9
       Aggregate assets overall: $560.6 million
       Aggregate assets in program: $63.0 million
       Largest monthly drawdown: (11.22)%--(1/95)
       Worst peak-to-valley drawdown: (58.60)%--(7/93 - 1/95)
       1999 year-to-date return (11 months): 7.4%
       1998 annual return: (1.9)%
       1997 annual return: 10.9%
       1996 annual return: 20.2%
       1995 annual return: 34.0%
       1994 annual return: (22.1)%



                  SUNRISE CIMCO~DIVERSIFIED FINANCIAL PROGRAM



       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise CIMCO~Diversified Financial Program Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1990
       Number of open accounts: 2
       Aggregate assets overall: $560.6 million
       Aggregate assets in program: $87.0 million
               Largest monthly drawdown: (12.04)%--(1/94)
               Worst peak-to-valley drawdown: (44.47)%--(7/93 - 1/95) 1999 year-to-date return (11 months): 0.9%
       1998 annual return: 7.7%
       1997 annual return: (2.8)%
       1996 annual return: 26.1%
       1995 annual return: 50.9%
       1994 annual return: (28.8)%


           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          SUNRISE DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)



       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: June 1980
       Number of open accounts: 26
       Aggregate assets overall: $560.6 million
       Aggregate assets in program: $64.7 million
       Largest monthly drawdown: (14.97)%--(1/94)
       Worst peak-to-valley drawdown: (39.68)%--(12/91 - 2/94)
       1999 year-to-date return (11 months): 8.3%
       1998 annual return: 17.0%
       1997 annual return: 11.3%
       1996 annual return: 21.7%
       1995 annual return: 40.0%
       1994 annual return: (5.5)%



                      SUNRISE EXPANDED DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)



       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Expanded Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: January 1989
       Number of open accounts: 25
       Aggregate assets overall: $560.6 million
       Aggregate assets in program: $338.3 million
       Largest monthly drawdown: (10.99)%--(8/94)
       Worst peak-to-valley drawdown: (29.82)%--(7/93 - 4/94)
       1999 year-to-date return (11 months): 6.7%
       1998 annual return: 25.8%
       1997 annual return: 20.7%
       1996 annual return: 19.3%
       1995 annual return: 11.5%
       1994 annual return: 1.6%


           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


        NOTES TO SUNRISE CAPITAL PARTNERS CAPSULE PERFORMANCE SUMMARIES


    In reviewing Sunrise Capital Partners' performance, prospective investors should understand that such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges and includes interest income applicable to the accounts comprising each composite performance record. Such a composite performance is not necessarily indicative of the performance of any individual investor account. All accounting activity and balances, for the purposes of calculating performance, are US dollar denominated.

    The following terms used in describing Sunrise Capital Partners' performance are defined as follows:

    "Drawdown" means losses experienced by an account traded pursuant to the identified trading program over a specified period. Drawdowns are measured on the basis of month-end net asset values only.

    "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account within a trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    "Monthly Rates of Return" are calculated by dividing the net performance by the sum total of the beginning net asset value plus time-weighted additions minus time-weighted withdrawals made during the month. Time weight is calculated by multiplying an addition by the number of days in the month it was available for trading and/or a withdrawal by the number of days in the month it was not available for trading divided by the total number of days in the month. In accordance with CFTC rules, monthly rates of return are shown only for programs currently offered by Sunrise Capital Partners. The Fully Funded Subset is used to calculate the monthly rates of return for Sunrise's Diversified Program (starting December 1996), Sunrise's Expanded Diversified Program (starting March 1997), and Sunrise's Currency Program (starting April 1997). Sunrise's CIMCO~Diversified Financial Program (from inception), as well as Sunrise's Diversified Program prior to December 1996, Sunrise's Expanded Diversified Program prior to March 1997, and Sunrise's Currency Program prior to April 1997 calculate the monthly rates of return as described above.

    "Annual return" is the product of the monthly rates of return; i.e., (1 + the Monthly Rate of Return for the first month of the year or period) x (1 + the Monthly Rate of Return for the next succeeding month), etc.

    "Aggregate assets overall" includes all assets under management, in programs both open and closed to investment, for Sunrise Capital Management, Inc., Commodity Monitors, Inc. and Sunrise Capital Partners; these assets are estimated through the date indicated and may be subject to adjustment.

    "Aggregate assets in program" are estimated through the date indicated and may be subject to adjustment.

    The Fully-Funded Subset Summaries include notional funds in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. This method permits notional and fully-funded accounts to be included in a single performance summary. Starting December 1996, this Fully Funded Subset is used to calculate the monthly rates of return for the Sunrise Diversified Program only. All other Sunrise programs, including the Sunrise Diversified Program prior to December 1996, calculate the monthly rates of return as described above.

MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.

    MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.


    Morgan Stanley Dean Witter Commodities Management is a Delaware corporation and a wholly owned subsidiary of Morgan Stanley Dean Witter. The trading advisor became registered as a commodity pool operator and a commodity trading advisor on June 4, 1992, and is a member of the National Futures Association in such capacities. The trading advisor currently acts as the general partner and/or trading advisor for several U.S. and offshore funds. The trading advisor's offices are located at 1221 Avenue of the Americas, New York, New York 10020.


    PRINCIPALS


    Wayne D. Peterson is a Director and the President of Morgan Stanley Dean Witter Commodities Management. Prior to heading Morgan Stanley Dean Witter Commodities Management, Mr. Peterson worked in Morgan Stanley's Structured Products Group, having previously worked for eight years in Morgan Stanley's Commodities Department. Mr. Peterson joined Morgan Stanley in 1982, was named a Vice President in 1987 and a Principal in 1988. Mr. Peterson received a B.A. degree in mathematics and economics from Cornell University in 1980 and an M.B.A. from the University of Chicago in 1982.



    Jeffrey S. Alvino is a Director and Vice President of Morgan Stanley Dean Witter Commodities Management. Mr. Alvino joined Morgan Stanley in 1990, was named a Vice President in 1996 and Principal in 1998. Prior to joining Morgan Stanley, Mr. Alvino worked at Deloitte & Touche. Mr. Alvino received a B.S. degree in accounting from Lehigh University in 1988, is a Certified Public Accountant and a Chartered Financial Analyst.



    Messrs. Peterson and Alvino will be responsible for making trading decisions for the partnership.



    MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT'S TRADING PROGRAM



    The trading program employed by the trading advisor on behalf of Spectrum Commodity, which is generally technical in nature, is designed to capture the overall rate of commodity price inflation by maintaining long positions in commodity futures interests. The portfolio is maintained in a diversified manner and looks to overweight and underweight individual commodities based on their relative strength. The liquidity of each commodity also will influence its level of inclusion in Spectrum Commodity's portfolio. The trading program will be continuously evaluated over time and may be refined and modified in the future, including the possibility, upon prior notice to investors, that MSDWCM may maintain short positions in commodity futures interests for Spectrum Commodity's account.


    The trading program encompasses a broad range of commodities, including commodity futures interests on metals, energy products, agriculturals, and other commodities selected by the trading advisor from time to time. At present, the trading advisor may invest Spectrum Commodity's assets in the following types of commodity futures interests on the futures markets indicated: Chicago Board of Trade (corn, wheat, soybeans, soybean oil, soybean meal, oats); Commodity Exchange, Inc. (platinum, silver, copper, gold); Chicago Mercantile Exchange (live cattle, feeder cattle, lean hogs, pork bellies, lumber); Coffee, Sugar & Cocoa Exchange, Inc. (coffee, sugar, cocoa); London Metals Exchange (aluminum, lead, copper, nickel, tin, zinc); New York Cotton Exchange (cotton, orange juice); International Petroleum Exchange (brent crude oil, gas oil); and New York Mercantile Exchange (crude oil, heating oil, gasoline, natural gas).



    The trading advisor currently limits its trading program in the following manner (although it may change these policies in the future with prior approval of the general partner):



    - Spectrum Commodity will maintain only long positions in commodity futures and options.



    - Spectrum Commodity trades only commodity futures and options that are now, or may hereafter be, traded on U.S. or non-U.S. commodity exchanges.



    - Spectrum Commodity will not trade futures or options on financial instruments (including stock indices) and foreign currencies.



    - The underlying value of the positions entered into in the commodity futures and options markets (the "portfolio value") will be targeted at 1.0 to
2.0 times the assets of Spectrum Commodity with an expected average of
1.5 times the assets of Spectrum Commodity.



    -  Upon every portfolio reweighting:



       - A minimum of 10% of the assets of Spectrum Commodity will be exposed to each of the following commodities sectors: energy, precious metals and base metals.



       - A maximum of 20% of the portfolio value will be exposed to any one particular commodity.



       - A maximum of 40% of the portfolio value will be exposed to any one of the following commodities sectors: energy, precious metals and base metals. A maximum of 30% of the portfolio value will be exposed to any one of the other commodities sectors.



    MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT'S PERFORMANCE RECORD



    Capsule I sets forth the actual performance record of a commodity pool that has been traded solely by the trading advisor since the pool commenced trading in April 1994, and that employs the same trading program on an unleveraged basis that is employed for the partnership on a leveraged basis. Capsule II sets forth the actual performance record of a commodity pool that had been traded by the trading advisor since the pool commenced trading in February 1993 through November 1999. The commodity pool in Capsule II did not employ the trading program that is employed for the partnership; therefore, performance information set forth in Capsule II has less significance to a prospective investor than the performance information set forth in Capsule I. The commodity pools in both Capsule I and Capsule II are privately offered pursuant to Regulation D of the Securities Act of 1933, as amended. The trading advisor also acts as commodity pool operator and trading advisor for several other funds that are operated pursuant to an exemption under CFTC Rule 4.7. The performance of these funds has not been included herein. The notes following Capsule I and Capsule II are an integral part thereof.



    You should note that the fees and expenses paid by the partnership and the leverage employed in trading for the partnership are higher than that applicable to the account in Capsule I (which required a $250,000 minimum investment). The account included in Capsule I was traded in a manner such that the underlying value of its futures interest positions was targeted at 1.0 times the assets of the account. The assets of the partnership are traded in a manner such that the underlying value of its futures interest positions are targeted at 1.0 to 2.0 times the assets of the partnership, with an expected average of 1.5 times the assets of the partnership. As a result, the volatility of the partnership's account is greater than that of the account in Capsule I. In addition, while the expenses paid by the partnership are higher than those paid by the account in Capsule I, the general partner and the trading advisor believe that if the account in Capsule I had employed leverage at a constant 1.5 times its assets, the increase in performance returns during years of positive returns would have more than compensated for the higher expenses; during periods of negative returns, losses would have been greater. However, while the partnership targets its leverage, on average, at 1.5 times its assets, the partnership is not traded at a constant leverage of 1.5 times its assets. Therefore, the partnership's performance returns have been higher and lower than the account in Capsule I.


    You are cautioned that the performance information set forth in the performance tables and the footnotes that follow is not indicative of, and has no bearing on, any trading results that may be attained by Spectrum Commodity in the future since past results are not necessarily indicative of future results. There can be no assurance that Spectrum Commodity will make any profits at all or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.


             MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.
                   MS COMMODITY INVESTMENT PORTFOLIO STRATEGY



                                                                       CAPSULE I


Name of commodity trading advisor: Morgan Stanley Dean Witter Commodities Management Inc.


Name of program: MS Commodity Investment Portfolio Strategy


Inception of client trading by commodity trading advisor: February 1993


Inception of client trading in program: May 1994


Number of open accounts: 4


Aggregate assets overall: $188,000,000


Aggregate assets in program: $164,000,000


Largest monthly % drawdown: (7.65)%--(11/98)


Largest peak-to-valley drawdown: (34.63)%--(8/97-present)



MONTHLY RATES OF RETURN        1999       1998          1997          1996          1995      1994
-----------------------        ----     --------      --------      --------      --------    ----
                                 %         %             %             %             %         %
January...................     (0.82)     (1.68)        1.35         (0.70)        (0.82)
February..................     (3.09)     (5.48)        2.26          2.45          0.21
March.....................      7.72       0.43         1.30          3.93          1.69
April.....................      1.97      (1.73)        0.29          1.64          0.34
May.......................     (3.39)     (5.86)        0.58         (0.99)        (1.17)     7.32
June......................      4.08      (1.54)       (2.24)         0.13         (0.36)     4.83
July......................      0.57      (5.57)        3.19         (0.12)         1.40      2.06
August....................      4.26      (6.42)       (1.59)         4.91          1.86     (0.82)
September.................      3.44       8.02         0.86         (0.95)         1.01      0.50
October...................     (1.57)     (2.03)        0.49         (0.90)         0.46      0.38
November..................      0.16      (7.65)       (1.67)         2.36          1.49      1.88
December..................                (2.10)       (3.53)         2.45          5.53      1.35
Compound (period)
  Rate of Return..........     13.50     (28.12)        1.09         14.92         12.09     18.61
                            (11 months)                                                    (8 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE II



             MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.
                        MS COMMODITY YIELD FUND STRATEGY



    Name of commodity trading advisor: Morgan Stanley Dean Witter Commodities Management Inc.



    Name of program: MS Commodity Yield Fund Strategy



    Inception of client trading by commodity trading advisor: February 1993



    Inception of client trading in program: February 1993



    Number of open accounts: 0



    Aggregate assets overall: $188,000,000



    Aggregate assets in program: None



    Largest monthly % drawdown: (8.07)%--(5/94)



    Largest peak-to-valley drawdown: (16.58)%--(11/93-8/94)


    1998 annual return: (2.98)%

    1997 annual return: (6.07)%

    1996 annual return: 16.33%

    1995 annual return: (3.26)%

    1994 annual return: (9.25)%

    1993 annual return (11 months): 16.20%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


FOOTNOTES TO MORGAN STANLEY DEAN WITTER COMMODITY MANAGEMENT'S CAPSULES I AND II



    All rates of return are net of fees and expenses and include all interest income earned by the partnership.



    "Largest Monthly % Drawdown" represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the partnership during any one month period.



    "Largest Peak-to-Valley Drawdown" represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the partnership during any period in which a month-end net asset value is not equaled or exceeded by a subsequent net asset value.


    Capsules I and II have been prepared in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Table information is current as of August 31, 1999.

    "Number of Open Accounts" and "Aggregate Assets in Program" in Capsule I include three accounts which, pursuant to CFTC Rule 4.7, are not included in the performance results.


                                 EXCHANGE RIGHT



    If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of one or more other partnerships. However, a Spectrum
Series exchange will only be permitted as of the sixth month-end after you first became an investor in any Spectrum Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Spectrum Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Spectrum Series exchange will not be subject to a redemption charge. Units you acquire in a Spectrum Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Spectrum Strategic for 12 months, exchange those units for units of Spectrum Technical, then redeem any of those units 15 months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.



    When you request a Spectrum Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Spectrum Series exchange, you must send a subscription agreement to a

Morgan Stanley Dean Witter & Co. branch office, and that Agreement must be received by the general partner at least five business days prior to the applicable exchange date. In that agreement, you must acknowledge that you are still eligible to purchase units on the exchange date. You must redeem a minimum of 50 units in a Spectrum Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley Dean Witter & Co. branch office.



    In order to effect a Spectrum Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Spectrum Series exchange. In addition, states may impose more restrictive suitability and/ or investment requirements than those set forth in the form of subscription agreement. Any such restrictions may limit the ability of residents of those states to effect a Spectrum Series exchange. In the event that not all subscription agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in the manner it determines in its sole discretion.



    Units of any new partnership in the Spectrum Series of partnerships may be offered to investors pursuant to exercise of the Spectrum Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.



    Since a Spectrum Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Spectrum Series exchange.


                                  REDEMPTIONS


    Once you are an investor in a Spectrum Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 50 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.



    Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley Dean
Witter & Co. branch office and received by the general partner at least 5 business days prior to the redemption date. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley Dean Witter & Co. branch office.



    If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.



    If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of their purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Dean Witter.



    Your units will be exempt from redemption charges under the following circumstances:



    - If you purchase $500,000 or more of units, those units will not be subject to redemption charges, but will be subject to the other restrictions on redemptions.



    - If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.



    - If you redeem units in a Spectrum Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.



    - If you redeem units of any other partnership which Demeter serves as the general partner, the units you redeem from the other limited partnership will be subject to any applicable redemption charges, but the Spectrum Series units you purchase will not be subject to redemption charges.



    - If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least 24 months, you will not be subject to redemption charges with respect to any newly purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.



    The general partner will endeavor to pay redemptions within 10 business days after the redemption date. A partnership may be forced to liquidate open futures interests positions to satisfy redemptions in the event it does not have sufficient cash on hand. SEE "RISK FACTORS--PARTNERSHIPS AND OFFERING
RISKS--RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS" ON PAGE   -  . When you
redeem units, payment will be made by credit to your customer account with Dean Witter, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.



    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Spectrum Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The
Limited Partnership Agreements--Reports to Limited Partners" on page   -  .


                             THE COMMODITY BROKERS


DEAN WITTER REYNOLDS INC., CARR FUTURES INC., MORGAN STANLEY & CO. INCORPORATED
  AND MORGAN STANLEY INTERNATIONAL LIMITED



    Dean Witter Reynolds Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Dean Witter, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Carr Futures Inc., a Delaware corporation, acts as the clearing commodity broker and foreign currency forward counterparty for all of the partnerships other than Spectrum Commodity. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the clearing commodity broker for Spectrum Commodity. Dean Witter monitors each partnership's futures positions that either Carr Futures or Morgan Stanley report they are carrying for any errors in trade prices or trade fill. Dean Witter also serves as the non-clearing commodity broker for all of the other commodity pools for which Demeter serves as general partner and commodity pool operator.



    Dean Witter is a principal operating subsidiary of Morgan Stanley Dean Witter & Co., which is a publicly-owned company. Dean Witter is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Dean Witter is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. Dean Witter is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Dean Witter is currently servicing its clients through a network of 450 offices nationwide with 12,000 financial advisors servicing individual and institutional client accounts.



    Carr Futures is the broker directly accountable to the futures exchange or clearinghouse for the trades of all partnerships other than Spectrum Commodity. All payments, including margin payments, to and from the futures exchanges resulting from those partnerships' trades, flow through Carr Futures. In addition, Carr Futures also acts as the counterparty on each partnership's foreign currency forward contracts. Carr Futures is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $3.301 billion at December 31, 1998 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. Carr Futures' parent has guaranteed the payment of the net liquidating value of the transactions in each partnership's account with Carr Futures. Carr Futures has been registered under the Commodity Exchange Act as a futures commission merchant and has been a member of the National Futures Association in such capacity since August 1987. Carr Futures' global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. Carr Futures acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges.



    Morgan Stanley is the clearing commodity broker for Spectrum Commodity for all U.S. futures and options trades. Morgan Stanley has its main business office located at 1585 Broadway, New York, New York 10036. Morgan Stanley is registered as a futures commission merchant, is a member of the National Futures Association and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD.



    Morgan Stanley International, a United Kingdom corporation, acts as Spectrum Commodity's clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office located at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metals Exchange and other securities and commodities exchanges worldwide.



    Morgan Stanley Dean Witter & Co., the parent company of Morgan Stanley, Morgan Stanley International, and Dean Witter, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in 409 offices throughout the United States and 20 foreign countries. Morgan Stanley Dean Witter & Co. is a publicly-traded company whose shares are listed on the New York Stock Exchange; its common stock had a market value of approximately $48 billion at August 31, 1999. At that date, Morgan Stanley Dean Witter & Co. had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top five asset managers globally, with over $415 billion in assets under management.

BROKERAGE ARRANGEMENTS


    The partnerships' brokerage arrangements with Dean Witter, Carr Futures, Morgan Stanley and Morgan Stanley International have been discussed previously.
See "Conflicts of Interest" on page   -  and "Description of Charges--Commodity
Brokers" on page   -  .



    The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:



    - the size of the partnership;



    - the futures, forwards, and options trading activity;



    - the services provided by the commodity broker or any affiliate thereof to the partnership;



    - the cost incurred by the commodity broker or any affiliate thereof in organizing and operating the partnership and offering units;



    - the overall costs to the partnership;



    - any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and



    - if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.



    Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary
Responsibility and Liability" on page   -  .



                                   LITIGATION



    At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.



    On May 16, 1996, an NASD arbitration panel awarded damages and costs against Dean Witter and one of its financial advisors in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).



    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures and Currency Management Inc., Morgan Stanley Dean Witter & Co., Spectrum Select (under its original name) and certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent.



    Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on
November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Morgan Stanley Dean Witter affiliated parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The motion has been fully briefed and argued and the defendants are awaiting the court's decision. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the other partnerships, could be added as defendants. The Morgan Stanley Dean Witter affiliated parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Morgan Stanley Dean Witter affiliated parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter affiliated parties.



    On May 30, 1995 the United Kingdom Securities and Futures Authority announced that it had reached a settlement with Morgan Stanley International in a disciplinary proceeding against the firm. The proceeding involved the conduct of foreign exchange business by a former employee for five private client accounts in 1991. In accordance with the settlement, Morgan Stanley International paid the Authority a fine of L240,000 and made a contribution towards the Authority's costs. In reaching its settlement with Morgan Stanley International, the Authority took into account the following factors: Morgan Stanley International reported the matter to the Authority and cooperated fully in the investigation; Morgan Stanley International took over the clients' positions promptly and offered to restore the clients to their original positions; and Morgan Stanley International conducted its own internal review and promptly took steps to improve its procedure.



    During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal, or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.


                       THE LIMITED PARTNERSHIP AGREEMENTS


    This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to the prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.


NATURE OF THE PARTNERSHIPS


    Spectrum Select was formed on March 21, 1991; Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced were each formed on April 29, 1994; Spectrum Commodity was formed on July 31, 1997; and Spectrum Currency was formed on October 20, 1999. Each partnership was formed under Delaware law. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.



    The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Spectrum Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Spectrum Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Spectrum Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that the assets of the partnership are insufficient to pay those obligations.


MANAGEMENT OF PARTNERSHIP AFFAIRS


    You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.



    The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner


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determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' written notice.



    Other responsibilities of the general partner include:



    - determining whether a partnership will make a distribution;



    - administering redemptions and series exchanges;


    - preparing monthly and annual reports;


    - preparing and filing tax returns for each partnership;



    - signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and



    - supervising the liquidation of a partnership, if necessary.


SHARING OF PROFITS AND LOSSES


    You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations" on page -.


RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS


    While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of the limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.



    Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws; and notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.


AMENDMENTS; MEETINGS


    Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain


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amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.



    Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of such request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.



    At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:



       - amend the limited partnership agreement;



       - dissolve the partnership;



       - remove and replace the general partner;



       - elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;



       - terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and



       - approve the sale of all or substantially all of the assets of the partnership.



    Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.



BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS



    The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.



    Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association, from time to time, may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will provide you with the tax information


                                      121
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necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.



    A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:



       - net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;



       - the limited partnership agreement is materially amended;



       - any change in trading advisors or any material change in a management agreement;


       - any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

       - any change in general partners or any material change in the compensation arrangements with a general partner;


       - any change in the partnership's fiscal year;



       - any material change in the partnership's trading policies as specified in the limited partnership agreement; or



       - cessation of futures interests trading by the partnership.



    If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as
described under "Redemptions" on page   -  for regular redemption dates.
Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures interests trading or to terminate the partnership.



    In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:



    - notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;



    - the notice will describe the redemption and voting rights of limited partners; and



    - units redeemed at the first redemption date following the notice will not be subject to any redemption charges.



    Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.


                              PLAN OF DISTRIBUTION

GENERAL


    Dean Witter is offering units pursuant to a selling agreement with the partnerships and the general partner. With the approval of the general partner, Dean Witter may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within


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

the U.S. or its territories, possessions or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.



    Dean Witter is offering the units on a "best efforts" basis without any agreement by Dean Witter to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.



    Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor(s). Each partnership has also agreed to indemnify Dean Witter, the general partner and any additional sellers in connection with the offer and sale of units. See
"Fiduciary Responsibility and Liability" on page   -  .


INITIAL OFFERING OF SPECTRUM CURRENCY


    Units of Spectrum Currency are being offered for sale at $10 per unit at its initial closing, which is currently scheduled to be held as of January 31, 2000. After the initial closing, unsold units will be sold in the continuing offering with units of the other partnerships as described below.



    The period from the date of this prospectus through May 31, 2000 is the initial offering period for Spectrum Currency. The initial offering period, however, may be extended to July 31, 2000, in the sole discretion of the general partner. In order for Spectrum Currency to commence trading operations, the general partner must receive and accept subscriptions for at least
600,000 units during the initial offering period. If less than 600,000 units of Spectrum Currency are subscribed for during the initial offering period, the offering will terminate and each subscriber's Dean Witter customer account will be credited for the full subscription amount, with interest, within five business days. The general partner, Dean Witter, any additional sellers, and the trading advisors, and their respective affiliates may, but are not required to, subscribe for units in Spectrum Currency. Units subscribed for by such entities will be counted for purposes of determining whether the 600,000 unit minimum subscription requirement has been satisfied. However, units subscribed for by such entities during the initial offering period will be for investment purposes only and not with a view towards redistribution, and may not be redeemed for a period of two years after the initial closing if the partnership would not have the minimum $6,000,000 in net assets remaining immediately following the redemption.



CONTINUING OFFERING



    Units of each partnership are being offered for sale at monthly closings held on the last day of each month, beginning the first month following its initial closing in the case of Spectrum Currency, and beginning January 31, 2000 in the case of Spectrum Commodity. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. The sale amount will be delivered to the partnership that sold the unit.


ESCROW ARRANGEMENTS


    During Spectrum Currency's initial offering period and during the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. These subscription funds held in escrow will be invested in the escrow agent's money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at any month-end closing, the escrow agent will pay your subscription funds to the appropriate partnerships and pay any interest earned on those funds to Dean Witter. Dean Witter in turn will credit your Dean Witter customer account with the interest. If the general partner rejects a subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Dean Witter. Dean Witter will then credit your Dean Witter customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Dean Witter customer account, any subscription returned and interest earned will be paid by check. Interest will be


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

earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnerships in the case of accepted subscriptions or paid to Dean Witter in the case of rejected subscriptions. At all times during Spectrum Currency's initial offering period and during the continuing offering, and prior to each closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.



COMPENSATION TO DEAN WITTER EMPLOYEES AND ADDITIONAL SELLING AGENTS



    Except as described below, employees of Dean Witter will receive from Dean Witter (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the closing for each unit sold by them and issued at the closing. In addition, Dean Witter will continue to compensate those employees who participated in this offering and continue to render services to limited partners by paying them up to 86% of the brokerage fees attributable to outstanding units sold by them and received by Dean Witter as commodity broker for each partnership. This compensation will begin:



    - in the case of Spectrum Select, Spectrum Technical, and Spectrum Strategic, with the seventh month following the closing at which a unit was issued;



    - in the case of Spectrum Global Balanced, Spectrum Commodity, and Spectrum Currency, with the tenth month after the closing at which a unit was issued;



    - the first month after a unit is issued pursuant to a non-series exchange;
      or



    - the month as of which such continuous compensation is first payable with respect to units purchased in a Spectrum Series exchange, but with the seventh or tenth month measured from the date the subscriber first became a limited partner in a Spectrum Series partnership.



    This compensation will continue until the applicable partnership terminates or the unit is redeemed, whichever comes first. Dean Witter employees who sell $500,000 or more of units to any single investor will not receive an initial payment equal to 3% of the net asset value per unit. Those employees will only be entitled to receive the continuing compensation payments described above attributable to the outstanding units, starting with the first month after the units are issued. No part of this compensation will be paid by any partnership. Accordingly, net assets will not be reduced as a result of such compensation.



    Each person receiving continuing compensation must be a Dean Witter employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:



    (a) inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;



    (b) inquiring of the general partner, at the request of limited partners, regarding the futures interests markets and the activities of the partnerships;



    (c) responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to limited partners;



    (d) providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;



    (e) assisting limited partners in the redemption or exchange of units; and



    (f) providing such other services as limited partners from time to time may reasonably request.



    The additional compensation paid by Dean Witter may be deemed to be underwriting compensation. The selling agreement among Dean Witter, the general partner and the partnerships provides that this


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

compensation may only be paid by Dean Witter as long as continuing services are provided. Any limited partner may telephone, write or visit a financial advisor at the Morgan Stanley Dean Witter branch office to avail himself of such services.



    Dean Witter will not pay its employees the 3% initial gross sales credit described above with respect to units purchased pursuant to a Spectrum Series exchange or non-series exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by Dean Witter from a partnership at the applicable rate.



    Dean Witter may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Dean Witter, and not any partnership or the general partner, to pay Dean Witter's employees bonus compensation based on sales of units. Any such program will be approved by the NASD prior to its start.



    The aggregate of all compensation paid to employees of Dean Witter from the initial 3% gross sales credit, the redemption charges received by Dean Witter, and any sales incentives will not exceed 10% of the proceeds of the sale of units.



    Dean Witter may compensate any qualified additional selling agents for each unit sold by it by paying a selling commission, from Dean Witter's own funds, as determined by Dean Witter and the additional selling agents, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Dean Witter, payable from Dean Witter's own funds, continuing compensation for providing to limited partners the continuing services described above. Additional selling agents that are affiliates of Dean Witter may receive additional compensation from Dean Witter of up to 85% of the brokerage fees generated by outstanding units sold by such additional selling agents and received by Dean Witter as commodity broker for each partnership. Additional selling agents that are not affiliates of Dean Witter may receive additional compensation paid by Dean Witter of up to 35% of the brokerage fees generated by outstanding units sold by such additional selling agents and received by Dean Witter as commodity broker for each partnership. Additional selling agents may pay all or a portion of such additional compensation to their employees who have sold units and provide continuing services to limited partners if those employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Dean Witter may be deemed to be underwriting compensation.


                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except that the minimum investment is:

    - $2,000 in the case of an IRA; or


    - for eligible subscribers purchasing units pursuant to a non-series exchange, the lesser of


       -- $5,000,


       -- the proceeds from the redemption of five units, or two units in the case of an IRA, from commodity pools other than any of the Morgan Stanley Dean Witter Charter Series of partnerships,



       -- the proceeds from the redemption of 500 units, or 200 units in the case of an IRA, from any Charter Series partnership, or



       -- the proceeds from the redemption of such subscriber's entire interest in any other commodity pool which the general partner serves as general partner and commodity pool operator.



    A subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that:



    - in the case of a new subscription, the minimum subscription for any one partnership is $1,000; and



    - in the case of a non-series exchange, the minimum subscription for any one partnership is the proceeds of the redemption of one unit of the other commodity pool, or 100 units in the case of any Charter Series partnership.

    If you are an investor in a partnership and you wish to make an additional investment in the same partnership, you may subscribe for units at a monthly closing with a minimum investment in that partnership of $500.



    In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Dean Witter a subscription agreement which will authorize the general partner and Dean Witter to transfer the full subscription amount from your Dean Witter customer account to the partnerships' Escrow Account. If your subscription agreement is received by Dean Witter and not immediately rejected, you must have the appropriate amount in your Dean Witter customer account on the first business day following the date that your subscription agreement is received by Dean Witter. Dean Witter will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Dean Witter customer account or an account with an affiliate of Dean Witter, or do not have sufficient funds in your existing Dean Witter customer account, you should make appropriate arrangements with your Morgan Stanley Dean Witter & Co. financial advisor, or contact your local Morgan Stanley Dean Witter branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley Dean Witter branch office where your account is maintained.



    In the case of a Spectrum Series exchange or a non-series exchange, you must complete, sign, and deliver to your Morgan Stanley Dean Witter & Co. financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.



    In accordance with an NASD rule, Dean Witter will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.



    If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Dean Witter will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.



    Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an Exchange, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley Dean Witter financial advisor. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.



    A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley Dean Witter branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Dean Witter's customary form.



    Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by contacting your Morgan Stanley Dean Witter financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Dean Witter customer account. Those amounts will be held in escrow, and applied towards the purchase of units, in the same manner as initial purchases described above. However, before you make any additional purchase of units in this manner, you will be required to complete a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, if a new prospectus has been issued since the date of your original subscription agreement. Further, your

Morgan Stanley Dean Witter financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange, or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.


           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS


    Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.



    As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called "401(k)" plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts, as described in Section 408 of the Internal Revenue Code of 1986, as amended.



    Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.



    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a partnership. The regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:


    - freely transferable;

    - held by more than 100 investors independent of the issuer and of each other; and


    - either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under
      Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.



    The units currently meet, and it is expected that the units will continue to meet, the criteria of the Regulation.



    The general partner believes, based upon the advice of its legal counsel, that income earned by the partnerships will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

    Units may not be purchased with the assets of an employee benefit plan if the general partner, Dean Witter, any additional selling agents, any trading advisor or any of their respective affiliates either:


    - has investment discretion with respect to the investment of such plan assets;

    - has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan assets and that such advice will be based on the particular investment needs of the plan; or

    - is an employer maintaining or contributing to such plan.


    Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code of 1986 and the regulations and administrative rulings thereunder, and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.



    Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, Dean Witter, any additional selling agents, any partnership, or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION


    The general partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986 rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.


PARTNERSHIP STATUS


    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.


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

    If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deduction for any distributions to its partners. In addition, all or a portion of any distributions by the partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.


PARTNERSHIP TAXATION


    PARTNERS, RATHER THAN A PARTNERSHIP ARE SUBJECT TO FEDERAL INCOME TAX. None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.



    SYNDICATION EXPENSES. None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Dean Witter could be treated as a nondeductible payment by the partnerships of syndication expenses.



    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. In general, each limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining net recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.



    The special allocation of each partnership's net gain or loss upon a redemption of units, which retains the same character as in the hands of the partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by the limited partner.



    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge the allocations, including each partnership's tax allocations in respect of redeemed units.



    If the allocation provided by each limited partnership agreement is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.


CASH DISTRIBUTIONS AND REDEMPTIONS


    Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed the partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.


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
GAIN OR LOSS ON TRADING ACTIVITY


    NATURE OF PARTNERSHIP INCOME. Each partnership does not expect to hold its futures, forwards or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.



    MARK-TO-MARKET. Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.



    SECTION 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Internal Revenue Code of 1986 Section 988. Each partnership has elected to treat these contracts as
Section 1256 contracts (I.E., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.



    Subject to certain limitations, a limited partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.



    STRADDLES. If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (I.E., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.



    For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.



TAXATION OF LIMITED PARTNERS



    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.



    Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.



    Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.



    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.



    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of the itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, the expenses incurred by the partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations.



    TAX LIABILITY WILL EXCEED DISTRIBUTIONS. Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.


    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20% and "short-term capital gains" and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.


    ALTERNATIVE MINIMUM TAX. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.



    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is investment income only if the limited partner waives the benefit of the preferential tax rate on the gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where the gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.



    TAXATION OF FOREIGN LIMITED PARTNERS. A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the partnerships. Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. Interest income earned by the partnerships will, as a general rule, likewise not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in a partnership.



    The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.



    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.



    TAX ELECTIONS. The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.



    TAX RETURNS AND INFORMATION. The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of a limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partner to prepare his own federal and state tax returns.



    PARTNERSHIP'S TAXABLE YEAR. Each partnership has the calendar year as its taxable year.



    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."



    However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."


TAX AUDITS


    All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner.



    The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.


                              -------------------


    All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.



    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for units.


                       STATE AND LOCAL INCOME TAX ASPECTS


    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.



    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on the partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.


                                 LEGAL MATTERS


    Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for Dean Witter in connection with the offering of units. Cadwalader, Wickersham & Taft may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.


                                    EXPERTS


    The financial statements of Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., and Morgan Stanley Dean Witter Spectrum Select L.P. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, and the statements of financial condition of Demeter as of November 30, 1998 and 1997 included in this prospectus, have been audited by Deloitte & Touche LLP. The financial statements of Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly named Morgan Stanley Tangible Asset Fund L.P.) as of December 31, 1998 and for the period from January 2, 1998 through December 31, 1998, have been audited by Deloitte & Touche LLP. The statement of financial condition of Morgan Stanley Dean Witter Spectrum Currency L.P. as of October 26, 1999, has been audited by Deloitte & Touche LLP.



    All of the aforementioned financial statements have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co.


                      WHERE YOU CAN FIND MORE INFORMATION


    The partnerships filed registration statements relating to the units registered with SEC. This prospectus is part of the registration statements, but the registration statements include additional information.



    You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."


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

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION



    THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.



                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS


FUTURES CONTRACTS

    Futures contracts are standardized contracts made on an domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:



-  agricultural and tropical (soft) commodities             -  currencies                        -  metals
-  industrial goods                                         -  financial instruments             -  energy products



    The futures markets have undergone dramatic changes in the past 25 years. According to statistics provided by the Futures Industry Association, in 1974 and 1999 activity in futures markets was divided as follows:



                                 IN 1974                                  1999
                                 -------                                  ----
                                    %                                      %
Agricultural Products               82      Interest Rates                 55
Metals                              15      Stock Indices                  16
Currencies                          2       Agricultural Products          9
Lumber and Energy Products          1       Metals                         9
                                            Energy Products                8
                                            Currencies                     3



    By June 30, 1999, over $ - billion was invested in managed futures interests.


    A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.


    For example, if we sell one contract of December 2000 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2000 delivery date by purchasing one contract of December 2000 wheat on the same exchange.


    The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

    The buyer of a "call" option acquires the right to take a long position (I.E., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

    The buyer of a "put" option acquires the right to take a short position (I.E., the obligation to make delivery of a specified amount at a specified price of a specified commodity) in the underlying futures contract or commodity.

    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

FORWARD CONTRACTS

    Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

HEDGERS AND SPECULATORS


    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options, contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

    Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

    Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.


    Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" BELOW AND "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON DOMESTIC EXCHANGES."


SPECULATIVE POSITION LIMITS


    The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS."


DAILY LIMITS


    Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures market, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES."


REGULATIONS


    Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

    The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.



    The Commodity Exchange Act requires all "futures commission merchants," such as Dean Witter, Morgan Stanley, and Carr Futures, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.



    The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.



    You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.



    Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. Dean Witter, the general partner, Morgan Stanley, Carr Futures, and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).



    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES."


MARGINS


    "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED."



    Brokerage firms, such as Dean Witter, Morgan Stanley, and Carr Futures, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. Dean Witter, Morgan Stanley, and Carr Futures presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.



    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through Carr Futures (Spectrum Commodity does not trade such currency forwards), each partnership will be able to take advantage of Carr Future's credit lines with several participants in the interbank market. Carr Futures will require margin with respect to a partnership's trading of currency forward contracts.



    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.


                              POTENTIAL ADVANTAGES


    Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley Dean Witter & Co., a global leader in financial management, has developed the Spectrum Series of partnerships to provide professional money management in the futures and forward markets.



    An investment in a partnership is speculative and involves a high degree of risk. The general partner and Dean Witter believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. SEE "RISK FACTORS." Taking the risks into consideration, this investment does offer the following potential advantages.


INVESTMENT DIVERSIFICATION


    If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Spectrum Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of the past experience of the partnerships, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.



    Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a ground-breaking study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."



    The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance your overall portfolio.



    The trading advisors' speculative trading techniques will be the primary factor in the partnerships' success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.



    The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley Dean Witter financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.


    Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.

    Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   Stocks 60%

                              Managed Futures 10%

                                    Cash 5%

                                   Bonds 25%

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME


                           U.S. TREASURY                                                                      PUBLIC
                  U.S.     BONDS (LEHMAN     U.S. CORPORATE      NON-U.S.                      MANAGED        MANAGED
                 STOCKS      BROTHERS            BONDS            STOCKS      GLOBAL STOCKS    FUTURES     FUTURES FUNDS
                (S&P 500     TREASURY      (SALOMON CORPORATE   (MSCI EAFE     (MSCI WORLD     (BARCLAY     (MAR PUBLIC
                 INDEX)     BOND INDEX)       BOND INDEX)         INDEX)         INDEX)       CTA INDEX)    FUND INDEX)
                --------   -------------   ------------------   -----------   -------------   ----------   -------------
                  %           %                 %                  %              %              %             %
    1981......    (5.0)         1.1               (1.2)             (1.0)          (3.3)         23.9            N/A
    1982......    21.6         41.1               42.5              (0.8)          11.3          16.7            N/A
    1983......    22.5          1.8                6.3              24.6           23.3          23.8            N/A
    1984......     6.2         14.7               16.9               7.9            5.8           8.7            1.4
    1985......    31.7         32.0               30.1              56.7           41.8          25.5           21.9
    1986......    18.6         24.2               19.9              69.9           42.8           3.8          (14.4)
    1987......     5.2         (2.7)              (0.3)             24.9           16.8          57.3           43.1
    1988......    16.5          9.1               10.7              28.6           23.9          21.8            7.3
    1989......    31.6         18.9               16.2              10.8           17.2           1.8            4.7
    1990......    (3.1)         4.6                6.8             (23.2)         (16.5)         21.0           14.2
    1991......    30.4         17.9               19.9              12.5           19.0           3.7           10.0
    1992......     7.6          7.8                9.4             (11.8)          (4.7)         (0.9)          (1.4)
    1993......    10.1         16.4               13.2              32.9           23.1          10.4           10.7
    1994......     1.3         (6.9)              (5.8)              8.1            5.6          (0.7)          (7.7)
    1995......    37.5         30.7               27.2              11.6           21.3          13.7           13.9
    1996......    22.8         (0.4)               1.3               6.4           14.0           9.1            9.8
    1997......    33.4         14.9               11.6               2.1           16.2          10.9            7.6
    1998......    28.6         13.5               12.5              20.3           24.8           7.0            7.9
    1999*.....       -            -                  -                 -              -             -              -


---------


*  1999 returns are as of November 30, 1999.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


NOTES TO "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE


    For the analyses used in this table, the performance of independent indices has been used to represent seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the Managed Account Reports Public Fund Index.


    The S&P 500 Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.

    The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 400 industrials, 40 utilities, 20 transportations, and 40 financials). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

    The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

    The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

    The MSCI EAFE Index is comprised of 1,098 companies, representing a market structure of 21 European and Pacific based countries covering 38 industries. The index is used to represent international equities.

    The MSCI World Index is comprised of 1,456 companies, representing a market structure of 22 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.


    The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 1998, there were 327 commodity trading advisor programs which were included in the calculation of the Barclay CTA Index.


    The MAR Index averages managed futures fund performance for public funds. MAR indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in MAR's fund indices, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restriction on the funds and/or pools that it tracks. As of August 31, 1999, there were 91 public funds included in the calculation of the MAR Index.


    The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The MAR Index performance data for public managed futures funds was provided by Managed Account Reports, Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the MAR Index reflect results net of actual fees and expenses, the Barclay commodity trading advisor Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the MAR Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the MAR Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the MAR Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.


CORRELATION TO TRADITIONAL INVESTMENTS


    Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (I.E., greater correlation) with stocks and bonds than others. Spectrum Global Balanced, a fund whose trading strategy is to offer a balanced portfolio through exposure to the stock and bond markets in addition to the futures markets, should be distinguished from other managed futures funds. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Dean Witter offers.


    The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

                                    [CHART]

                                    [CHART]

                                    [CHART]

                                    [CHART]

    The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1982 through August 31, 1999, using the recognized market indices of each asset. The Notes on the next page are an integral part of the following chart.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MANAGED FUTURES VS. STOCKS                                       MANAGED FUTURES                STOCKS
12-MONTH HOLDING PERIOD PERFORMANCE                            BARCLAY'S CTA INDEX          S&P 500 INDEX
RATES OF RETURN
                                                                   (BARCLAY TRADING  (THOMPSON FINANCIAL SOFTWARE
                                                              GROUP, FAIRFIELD, IA)         SOLUTIONS, BOSTON, MA
12/81                                                                        23.90%                        -5.03%
1/82                                                                         19.68%                        -2.15%
2/82                                                                         22.38%                        -9.18%
3/82                                                                         36.81%                       -13.11%
4/82                                                                         34.16%                        -7.44%
5/82                                                                         33.64%                       -10.76%
6/82                                                                         22.58%                       -11.57%
7/82                                                                         14.52%                       -13.34%
8/82                                                                         15.91%                         3.13%
9/82                                                                         30.14%                         9.75%
10/82                                                                        29.02%                        16.10%
11/82                                                                        14.97%                        15.99%
12/82                                                                        16.68%                        21.34%
1/83                                                                         35.84%                        27.49%
2/83                                                                         19.89%                        38.16%
3/83                                                                         13.97%                        43.99%
4/83                                                                         13.88%                        48.68%
5/83                                                                         21.23%                        52.53%
6/83                                                                          3.85%                        60.89%
7/83                                                                         17.83%                        58.92%
8/83                                                                         23.21%                        43.89%
9/83                                                                         12.85%                        44.18%
10/83                                                                        18.58%                        27.76%
11/83                                                                        19.50%                        25.42%
12/83                                                                        23.75%                        22.47%
1/84                                                                          6.22%                        17.39%
2/84                                                                         15.67%                        10.73%
3/84                                                                         15.59%                         8.60%
4/84                                                                         13.59%                         1.55%
5/84                                                                          7.70%                        -3.26%
6/84                                                                          6.16%                        -4.94%
7/84                                                                         24.90%                        -3.17%
8/84                                                                          5.36%                         5.89%
9/84                                                                          9.35%                         4.43%
10/84                                                                         2.87%                         6.12%
11/84                                                                         4.15%                         2.79%
12/84                                                                         8.74%                         5.99%
1/85                                                                          9.78%                        14.95%
2/85                                                                         16.02%                        20.55%
3/85                                                                         12.57%                        18.65%
4/85                                                                         13.21%                        17.48%
5/85                                                                         10.18%                        31.66%
6/85                                                                         16.27%                        31.02%
7/85                                                                          9.21%                        32.48%
8/85                                                                         16.78%                        18.28%
9/85                                                                          3.67%                        14.61%
10/85                                                                        15.37%                        19.40%
11/85                                                                        24.49%                        29.06%
12/85                                                                        25.50%                        31.83%
1/86                                                                         24.64%                        23.02%
2/86                                                                         35.92%                        30.68%
3/86                                                                         45.10%                        37.86%
4/86                                                                         38.81%                        36.48%
5/86                                                                         31.60%                        35.84%
6/86                                                                         36.26%                        35.97%
7/86                                                                         23.46%                        28.49%
8/86                                                                         31.90%                        39.25%
9/86                                                                         34.95%                        31.77%
10/86                                                                        21.01%                        33.29%
11/86                                                                        13.05%                        27.68%
12/86                                                                         3.82%                        18.66%
1/87                                                                         12.63%                        33.88%
2/87                                                                         -0.72%                        29.39%
3/87                                                                         -2.84%                        26.08%
4/87                                                                         26.48%                        26.34%
5/87                                                                         29.26%                        21.06%
6/87                                                                         26.93%                        24.99%
7/87                                                                         28.75%                        39.16%
8/87                                                                         20.42%                        34.36%
9/87                                                                         28.42%                        43.30%
10/87                                                                        34.78%                         6.32%
11/87                                                                        49.66%                        -4.68%
12/87                                                                        57.27%                         5.30%
1/88                                                                         39.63%                        -3.14%
2/88                                                                         39.76%                        -2.58%
3/88                                                                         30.57%                        -8.17%
4/88                                                                          2.74%                        -6.22%
5/88                                                                         13.99%                        -6.50%
6/88                                                                         50.09%                        -6.86%
7/88                                                                         31.52%                       -11.56%
8/88                                                                         34.50%                       -17.78%
9/88                                                                         34.61%                       -12.32%
10/88                                                                        36.00%                        14.94%
11/88                                                                        28.51%                        23.20%
12/88                                                                        21.76%                        16.56%
1/89                                                                         25.93%                        19.91%
2/89                                                                         20.71%                        11.76%
3/89                                                                         29.56%                        17.98%
4/89                                                                         31.52%                        22.76%
5/89                                                                         35.10%                        26.67%
6/89                                                                          7.40%                        20.49%
7/89                                                                         15.00%                        31.72%
8/89                                                                          7.71%                        39.10%
9/89                                                                          3.61%                        32.83%
10/89                                                                        -3.91%                        26.12%
11/89                                                                        -4.21%                        30.61%
12/89                                                                         1.80%                        31.37%
1/90                                                                          1.86%                        14.25%
2/90                                                                          6.36%                        18.59%
3/90                                                                          5.71%                        18.94%
4/90                                                                         13.34%                        10.24%
5/90                                                                         -4.29%                        16.29%
6/90                                                                         -4.34%                        16.18%
7/90                                                                          2.83%                         6.27%
8/90                                                                         16.50%                        -5.11%
9/90                                                                         23.49%                        -9.30%
10/90                                                                        32.87%                        -7.44%
11/90                                                                        29.27%                        -3.44%
12/90                                                                        21.02%                        -3.07%
1/91                                                                         13.35%                         8.45%
2/91                                                                         11.53%                        14.78%
3/91                                                                         12.89%                        14.56%
4/91                                                                          5.95%                        17.73%
5/91                                                                         10.30%                        11.92%
6/91                                                                         11.85%                         7.53%
7/91                                                                          2.34%                        12.92%
8/91                                                                         -5.91%                        26.95%
9/91                                                                         -5.97%                        31.09%
10/91                                                                        -7.88%                        33.32%
11/91                                                                        -7.21%                        20.28%
12/91                                                                         3.73%                        30.34%
1/92                                                                          4.13%                        22.61%
2/92                                                                          2.26%                        15.96%
3/92                                                                         -3.71%                        10.99%
4/92                                                                         -2.64%                        13.97%
5/92                                                                         -1.77%                         9.81%
6/92                                                                         -0.07%                        13.26%
7/92                                                                          7.86%                        12.61%
8/92                                                                         12.50%                         7.77%
9/92                                                                          7.76%                        10.94%
10/92                                                                         8.96%                         9.96%
11/92                                                                         9.97%                        18.44%
12/92                                                                        -0.91%                         7.71%
1/93                                                                          1.91%                        10.55%
2/93                                                                         10.36%                        10.66%
3/93                                                                         11.84%                        15.18%
4/93                                                                         16.34%                         9.25%
5/93                                                                         17.93%                        11.65%
6/93                                                                         14.02%                        13.69%
7/93                                                                         13.36%                         8.78%
8/93                                                                          7.37%                        15.34%
9/93                                                                          8.20%                        13.06%
10/93                                                                         7.37%                        14.97%
11/93                                                                         6.26%                        10.07%
12/93                                                                        10.37%                         9.97%
1/94                                                                          8.69%                        12.80%
2/94                                                                          1.57%                         8.23%
3/94                                                                          4.16%                         1.45%
4/94                                                                         -0.86%                         5.29%
5/94                                                                          1.27%                         4.26%
6/94                                                                          2.79%                         1.46%
7/94                                                                         -1.92%                         5.22%
8/94                                                                         -1.92%                         5.53%
9/94                                                                          0.59%                         3.72%
10/94                                                                         1.25%                         3.82%
11/94                                                                         2.80%                         1.09%
12/94                                                                        -0.65%                         1.39%
1/95                                                                          0.90%                         0.61%
2/95                                                                          5.85%                         7.44%
3/95                                                                         10.41%                        15.63%
4/95                                                                         13.71%                        17.46%
5/95                                                                         11.20%                        20.24%
6/95                                                                          7.09%                        26.03%
7/95                                                                          6.88%                        26.03%
8/95                                                                         12.88%                        21.42%
9/95                                                                         10.86%                        29.76%
10/95                                                                        10.74%                        26.47%
11/95                                                                        10.05%                        36.97%
12/95                                                                        13.64%                        37.51%
1/96                                                                         18.77%                        38.58%
2/96                                                                          9.38%                        34.71%
3/96                                                                          3.39%                        32.10%
4/96                                                                          8.28%                        30.17%
5/96                                                                          5.62%                        28.42%
6/96                                                                          6.63%                        26.03%
7/96                                                                          6.19%                        16.53%
8/96                                                                          2.92%                        18.74%
9/96                                                                          5.35%                        20.33%
10/96                                                                        11.17%                        24.07%
11/96                                                                        13.84%                        27.88%
12/96                                                                         9.12%                        22.98%
1/97                                                                         10.42%                        26.19%
2/97                                                                         20.00%                        26.07%
3/97                                                                         18.59%                        19.70%
4/97                                                                         10.37%                        25.01%
5/97                                                                         12.94%                        29.40%
6/97                                                                         13.43%                        34.68%
7/97                                                                         21.88%                        52.15%
8/97                                                                         17.97%                        40.68%
9/97                                                                         16.58%                        40.55%
10/97                                                                         8.74%                        32.21%
11/97                                                                         6.59%                        28.64%
12/97                                                                        10.89%                        33.50%
1/98                                                                          7.39%                        27.09%
2/98                                                                          2.74%                        35.15%
3/98                                                                          3.91%                        48.12%
4/98                                                                          1.79%                        41.13%
5/98                                                                          2.24%                        30.76%
6/98                                                                          2.52%                        30.26%
7/98                                                                         -3.28%                        19.28%
8/98                                                                          6.72%                         8.04%
9/98                                                                          8.99%                         8.97%
10/98                                                                         9.93%                        21.85%
11/98                                                                         7.38%                        23.60%
12/98                                                                         7.01%                        28.58%
1/99                                                                          4.79%                        32.52%
2/99                                                                          8.58%                        19.79%
3/99                                                                          6.67%                        18.53%
4/99                                                                         12.39%                        21.94%
5/99                                                                          9.95%                        21.07%
6/99                                                                         11.25%                        22.70%
7/99                                                                         10.83%                        20.19%
8/99                                                                          4.35%                        39.87%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

NOTES TO "MANAGED FUTURES VS. STOCKS" TABLE:


    Stocks are represented by the S&P 500 Index, provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, E.G., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 18 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides a clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.


    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

                              -------------------


    The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981--August 31, 1999. The Notes on the next page are an integral part of the following chart.



                         IMPROVED PORTFOLIO EFFICIENCY
                      JANUARY 1981 THROUGH SEPTEMBER 1999
              STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              STANDARD DEVIATION OF MONTHLY RETURNS  AVERAGE MONTHLY RETURN
100% Stocks (S&P 500 Index)                                                                 4.2727%                 1.3907%
100% Bonds (Salomon Corporate Bond Index)                                                   2.6618%                 0.9594%
100% Int'l Eqs. (MSCI EAFE Index)                                                           5.0408%                 1.1864%
100% Mgd Futures (Barclay CTA Index)                                                        5.0251%                 1.1516%
50% Stocks/50% Bonds                                                                        2.9273%                 1.1750%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures                                        2.8817%                 1.2170%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

NOTES TO "IMPROVED PORTFOLIO EFFICIENCY" TABLE ON PRIOR PAGE:


    Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

                              -------------------

PROFESSIONAL MANAGEMENT


    Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.



    - CAPITALIZATION --A professional trading advisor is well capitalized, and capable of managing market volatility.



    - DISCIPLINE --A professional trading advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.



    - PLANNED STRATEGY --A professional trading advisor utilizes a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.



    - RISK CONTROL --Professional trading advisors offer a full time commitment to risk control, applying risk management strategies and years of research and experience.



    - RESEARCH AND DEVELOPMENT --A professional trading advisor is committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.



    In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. Depending on the partnership, the annual management fees range from 1.25% to 4.0% of the average month-end net assets of a partnership managed by the trading advisor, and incentive fees range from 15.0% to 20.0% of trading profits.


THE TRADING ADVISOR SELECTION PROCESS


    Each of the trading advisors for the partnerships was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for the partnerships span a range of seven to twenty-two years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.



    In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.



    Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.



    Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.


                    TRADING ADVISOR EVALUATION AND SELECTION


Screening               Trading advisors are screened from a pool of approximately
                        400.
Evaluation              Trading advisors are categorized and evaluated based on
                        quantitative and qualitative factors.
Selection               Trading advisors are selected based on quantitative and
                        qualitative analysis.
Monitoring              Daily and periodic monitoring and reporting takes place on an ongoing basis.



    Trading advisors are analyzed by a combination of qualitative and quantitative factors, including:


    QUALITATIVE FACTORS

    - Experience of staff responsible for development and management of trading approach


    - Development of trading advisor's profile


    - Consistency of trading approach


    - On-site office visit to trading advisor headquarters


    - Ongoing commitment to research and development

    - Flexibility to expand in order to meet demands of growth in assets

    QUANTITATIVE MEASURES

    - Review of historic performance returns

    - Review of performance versus managed futures industry


    - Review of risk, including standard deviation of monthly returns and worst decline periods


    - Scrutiny of performance in key periods

    - Leverage policies of trading advisors



    - Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices



FUTURES, FORWARDS AND OPTIONS TRADED


    Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.

PARTICIPATION IN OVER 75 MARKETS WORLDWIDE
PLUS ENERGIES, AGRICULTURALS, AND METALS
UNITED STATES           UNITED KINGDOM     FRANCE               GERMANY
---------------------   --------------     ------               -------
Bonds, Bills, & Notes   Long Gilt          Notional Bond        Bund
Dollar                  Short Sterling     Pibor                Mark
S&P 500                 Pound              Franc                DAX
                        FT-SE 100          CAC 40

RUSSIA                  CHINA              JAPAN                AUSTRALIA
------                  -----              -----                ---------
Ruble                   Hang Seng Index    Government Bonds     3-year & 10-year bonds
                                           Yen                  Dollar
                                           Nikkei 225           All Ordinaries Index

MAJOR FUTURES MARKETS TRADED
AGRICULTURALS           FOREIGN EXCHANGE      STOCK INDICES    INTEREST RATES
-------------           ----------------      -------------    --------------
Azuki (R. Beans)        Australian dollar     All Ordinaries   Australian bonds
Corn                    Brazilian real        CAC 40           British bonds
Feeder cattle           British pound         DAX              Canadian bonds
Live cattle             Canadian dollar       Dow Jones        Euro bonds
Lean hogs               Czech krona           Industrial       French bonds
Pork bellies            European common       FTSE 100         German bonds
Soybean meal            currency              Hang Seng        Italian bonds
Soybean oil             French franc          IBEX-35 PLUS     Japanese bonds
Soybeans                German mark           Mexican IPC      Mexican bonds
Wheat                   Greek drachma         MIB 30           New Zealand bonds
                        Hong Kong dollar      NASDAQ 100       Spanish bonds
                        Indonesian rupiah     Nikkei 225       Swiss bonds
                        Japanese yen          S&P 500          U.S. bonds
                        Mexican peso          Swedish          U.S. notes
                        New Zealand dollar    Taiwan
                        Norwegian kroner      Toronto
                        Singapore dollar
                        South African rand
                        Spanish peseta
                        Swedish kroner
                        Swiss franc
                        Thai baht


METALS                                        SOFTS            ENERGIES
------                                        -----            --------
Aluminum                                      Cocoa            Crude oil
Copper                                        Coffee           Gas oil
Lead                                          Cotton           Heating oil
Gold                                          Lumber           Natural gas
Nickel                                        Orange juice     Unleaded gas
Palladium                                     Rubber
Platinum                                      Sugar
Silver
Tin
Zinc


    Each partnership normally trades a portfolio of diverse futures interests, but may trade a greater or lesser number of futures interests from time to time. Each limited partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.



EXCHANGE RIGHT



    At the sixth month-end after a person first becomes a limited partner in any Spectrum Series partnership, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Spectrum
Series exchange.


DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT


    Trading decisions for each partnership will be made by trading advisors retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisors are not available for investments as small as the required minimum investment in each partnership. A limited partner's investment in each partnership is allocated among the trading advisors for such partnership. This permits a limited partner to receive the benefits from different trading systems being employed by such partnership. A limited partner can further diversify his professional trading management by dividing his investment among one or more of the partnerships. For example, an investor owning units of all six partnerships would have the benefit of having his investment managed by 11 trading advisors.


LIMITED LIABILITY


    Unlike an individual who invests directly in futures interests, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.


INTEREST INCOME


    Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Dean Witter credits each partnership at each month-end with interest income as if 80% (100%, in the case of Spectrum Global Balanced), of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Dean Witter on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures interests.


ADMINISTRATIVE CONVENIENCE


    The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.


                      SUPPLEMENTAL PERFORMANCE INFORMATION


    The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in
Part I of this prospectus.

 MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

--------------------------------------------------------------------------------

All of the performance data below is through August 31, 1999.

                           SPECTRUM SELECT STATISTICS
------------------------------------------------


Trading Advisors:               EMC Capital Management, Inc.
                                 Rabar Market Research, Inc.
                            Sunrise Capital Management, Inc.
Began Trading:                                August 1, 1991
Total Assets in Fund:                         $212.5 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Average Leverage Employed:                             12.3x
Monthly Management Fee:     1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:             15.00% of Monthly Trading
                                                     Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                  10.55%
Standard Deviation of Monthly Returns:              7.66%
Annualized Standard Deviation:                     26.49%
Sharpe Ratio:                                        0.23
Sortino Ratio:                                       0.55
Largest Decline Period (6/95 - 8/96):             -26.78%
Average Recovery (No. of months):                    8.80
Average Monthly Loss:                              -4.23%
Standard Deviation of Monthly Loss:                 3.16%
% of Losing Months:                                50.52%
Average Monthly Gain:                               6.56%
Standard Deviation of Monthly Gain:                 7.03%
% of Winning Months:                               49.48%

                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Energies          12%
Agriculturals      6%
Stock Indices     13%
Interest Rates    28%
Foreign Exchange  23%
Metals            14%
Softs              4%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Select uses the technically-based, aggressive, trend-following trading systems of EMC Capital Management, Inc., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. to participate in a portfolio of futures and currency markets.



EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.



Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.



Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.


                             FUTURES MARKETS TRADED
------------------------------------------------


AGRICULTURALS           FOREIGN               ENERGIES
Corn                    EXCHANGE              Crude oil
Lean hogs               Australian dollar     Heating oil
Soybeans                British pound         Natural gas
Soybean meal            Canadian dollar       Unleaded gas
Soybean oil             European common currency  SOFTS
Wheat                   Hong Kong dollar      Cocoa
STOCK                   Japanese yen          Coffee
INDICES                 Singapore dollar      Cotton
ASE All Ordinaries      Spanish peseta        Orange juice
CAC 40 Index            Swedish kroner        Sugar
DAX Index               Swiss franc           INTEREST
Dow Jones Industrial Index  METALS            RATES
FTSE Index              Aluminum              Australian bonds
Hang Seng Index         Copper                British bonds
IBEX 35 Index           Gold                  Canadian bonds
MIB 30 Index            Lead                  Eurodollar
NASDAQ 100 Index        Nickel                German bonds
Nikkei Index            Platinum              Italian bonds
S&P 500 Index           Silver                Japanese bonds
                        Tin                   Spanish bonds
                        Zinc                  U.S. Treasury bonds
                                              U.S. Treasury notes


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          SPECTRUM SELECT PERFORMANCE
--------------------------------------------------------------------------------

1991         1992        1993        1994        1995    1996   1997   1998        1999
31.18%          -14.45%  41.63%          -5.13%  23.63%  5.27%  6.22%  14.15%          -5.46%

(5 MONTHS)                                                            (8 MONTHS)

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM  MAR INDEX
           SELECT
07/31/92    17.29%     10.82%
08/31/92    33.40%     20.71%
09/30/92    18.89%     13.91%
10/31/92    17.81%     14.62%
11/30/92    23.04%     15.01%
12/31/92   -14.45%     -1.40%
01/31/93    -0.54%      5.66%
02/28/93    21.64%     15.85%
03/31/93    25.83%     15.98%
04/30/93    41.48%     22.42%
05/31/93    46.32%     22.74%
06/30/93    36.79%     17.48%
07/31/93    40.71%     14.79%
08/31/93    30.64%      8.84%
09/30/93    32.17%      9.38%
10/31/93    29.72%      8.75%
11/30/93    26.28%      6.98%
12/31/93    41.62%     10.74%
01/31/94    24.70%      7.66%
02/28/94     1.21%     -1.18%
03/31/94    14.61%      1.65%
04/30/94     2.88%     -3.13%
05/31/94     7.81%     -1.70%
06/30/94    18.66%      0.13%
07/31/94    -0.93%     -6.92%
08/31/94    -6.93%     -8.75%
09/30/94    -1.70%     -6.98%
10/31/94    -1.50%     -5.24%
11/30/94     5.47%     -3.91%
12/31/94    -5.12%     -7.72%
01/31/95    -1.32%     -8.09%
02/28/95    16.04%     -0.20%
03/31/95    24.30%      7.71%
04/30/95    36.86%     13.02%
05/31/95    42.28%     13.48%
06/30/95    26.81%      8.31%
07/31/95    19.20%      7.93%
08/31/95    21.93%     12.11%
09/30/95    11.08%      8.67%
10/31/95    12.75%      7.38%
11/30/95     8.15%      7.98%
12/31/95    23.62%     13.89%
01/31/96    34.05%     22.29%
02/29/96     7.49%      7.63%
03/31/96   -11.05%     -2.00%
04/30/96   -15.11%     -0.53%
05/31/96   -26.37%     -5.68%
06/30/96   -24.07%     -3.39%
07/31/96   -16.27%     -1.85%
08/31/96   -12.44%     -2.71%
09/30/96    -1.90%      3.01%
10/31/96    15.00%     11.68%
11/30/96    21.11%     17.01%
12/31/96     5.27%      9.76%
01/31/97     9.82%     10.59%
02/28/97    30.88%     22.30%
03/31/97    31.58%     20.87%
04/30/97    19.53%     13.80%
05/31/97    22.60%     15.63%
06/30/97    21.13%     15.44%
07/31/97    34.86%     24.78%
08/31/97    27.06%     20.31%
09/30/97    24.09%     17.36%
10/31/97     5.40%      7.78%
11/30/97    -0.66%      3.00%
12/31/97     6.22%      7.62%
01/31/98     3.10%      4.09%
02/28/98     0.55%      0.69%
03/31/98     0.46%      1.49%
04/30/98    -0.88%     -0.72%
05/31/98     2.08%      4.29%
06/30/98     2.87%      3.85%
07/31/98    -7.17%     -3.46%
08/31/98    17.98%      8.24%
09/30/98    24.19%     11.53%
10/31/98    22.42%     12.61%
11/30/98    16.61%      8.10%
12/31/98    14.17%      7.92%
01/31/99     9.91%      5.55%
02/28/99    13.45%      8.33%
03/31/99    10.36%      7.04%
04/30/99    22.70%     16.27%
05/31/99    15.26%      8.96%
06/30/99    14.59%     11.26%
07/31/99    10.62%      9.55%
08/31/99    -7.60%      2.28%

               HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DATE      SPECTRUM SELECT    MAR    S&P 500 INDEX  SALOMON CORP.  MSCI EAFE INDEX
                            INDEX                   BOND INDEX
07/31/91          10.0000  10.0000        10.0000        10.0000          10.0000
08/31/91           9.3803   9.5650        10.2200        10.2700           9.8000
09/30/91           9.9733   9.9926        10.0463        10.5473          10.3586
10/31/91           9.7459   9.8097        10.1869        10.5895          10.5036
11/30/91           9.4608   9.8293         9.7692        10.7060          10.0204
12/31/91          13.1191  11.3745        10.8829        11.1771          10.5415
01/31/92          11.3197  10.4987        10.6979        10.9871          10.3201
02/29/92          10.6301  10.1123        10.8263        11.0970           9.9486
03/31/92          10.2145  10.0456        10.6206        11.0193           9.2920
04/30/92          10.0248   9.7704        10.9392        11.0303           9.3385
05/31/92           9.8825   9.7684        10.9720        11.4870           9.9642
06/30/92          10.5932  10.3486        10.8074        11.4870           9.4959
07/31/92          11.7290  11.0823        11.2613        11.8431           9.2585
08/31/92          12.5134  11.5455        11.0136        11.9497           9.8418
09/30/92          11.8575  11.3827        11.1458        12.0692           9.6548
10/31/92          11.4812  11.2438        11.2015        11.8761           9.1528
11/30/92          11.6406  11.3045        11.5711        11.9592           9.2443
12/31/92          11.2239  11.2152        11.7215        12.2343           9.2998
01/31/93          11.2587  11.0930        11.8270        12.5402           9.1045
02/28/93          12.9301  11.7153        11.9808        12.8662           8.7767
03/31/93          12.8531  11.6509        12.2324        12.9048           8.1974
04/30/93          14.1831  11.9608        11.9511        12.9693           8.2384
05/31/93          14.4599  11.9895        12.2499        12.9952           8.7904
06/30/93          14.4903  12.1574        12.2866        13.3721           8.3773
07/31/93          16.5044  12.7215        12.2497        13.5058           8.1679
08/31/93          16.3478  12.5663        12.7029        13.8975           8.6825
09/30/93          15.6726  12.4507        12.6013        13.9531           8.5175
10/31/93          14.8930  12.2278        12.8785        14.0229           8.0746
11/30/93          14.6995  12.0933        12.7368        13.7565           8.1553
12/31/93          15.8953  12.4198        12.8896        13.8528           8.2042
01/31/94          14.0396  11.9429        13.3407        14.1299           8.2042
02/28/94          13.0863  11.5774        12.9672        13.7201           8.4503
03/31/94          14.7308  11.8437        12.4096        13.1987           9.1939
04/30/94          14.5911  11.5867        12.5833        13.0667          10.0673
05/31/94          15.5894  11.7860        12.7720        12.9883          10.2787
06/30/94          17.1948  12.1738        12.4655        12.8844          10.1245
07/31/94          16.3510  11.8415        12.8893        13.2838          10.4789
08/31/94          15.2154  11.4673        13.4049        13.2439          11.0448
09/30/94          15.4054  11.5820        13.0698        12.8863          10.8018
10/31/94          14.6694  11.5866        13.3704        12.8219          11.1367
11/30/94          15.5030  11.6202        12.8757        12.8475          10.1678
12/31/94          15.0807  11.4610        13.0688        13.0531          10.8999
01/31/95          13.8543  10.9762        13.4217        13.3925          10.4857
02/28/95          15.1857  11.5546        13.9317        13.7809          10.4542
03/31/95          18.3108  12.7574        14.3497        13.9187          11.1128
04/30/95          19.9689  13.0955        14.7802        14.1553          11.5351
05/31/95          22.1808  13.3744        15.3566        15.0471          11.3967
06/30/95          21.8039  13.1858        15.7098        15.1675          11.2030
07/31/95          19.4896  12.7810        16.2439        15.0158          11.9088
08/31/95          18.5519  12.8564        16.2764        15.3311          11.4563
09/30/95          17.1124  12.5864        16.9600        15.5611          11.6854
10/31/95          16.5391  12.4417        16.9091        15.8412          11.3699
11/30/95          16.7660  12.5475        17.6362        16.2214          11.6883
12/31/95          18.6421  13.0532        17.9713        16.5945          12.1675
01/31/96          18.5719  13.4226        18.6003        16.6177          12.2162
02/29/96          16.3231  12.4360        18.7677        15.9979          12.2651
03/31/96          16.2873  12.5019        18.9554        15.7899          12.5227
04/30/96          16.9509  13.0257        19.2397        15.5373          12.8859
05/31/96          16.3321  12.6154        19.7207        15.5373          12.6540
06/30/96          16.5566  12.7390        19.7996        15.8014          12.7299
07/31/96          16.3186  12.5441        18.9284        15.8172          12.3607
08/31/96          16.2440  12.5077        19.3259        15.7065          12.3854
09/30/96          16.7868  12.9655        20.4082        16.1149          12.7198
10/31/96          19.0195  13.8951        20.9796        16.6950          12.5926
11/30/96          20.3051  14.6816        22.5531        17.1124          13.0963
12/31/96          19.6238  14.3278        22.1020        16.7873          12.9260
01/31/97          20.3951  14.8436        23.4723        16.7369          12.4736
02/28/97          21.3639  15.2088        23.6601        16.7871          12.6857
03/31/97          21.4307  15.1115        22.6900        16.4178          12.7364
04/30/97          20.2609  14.8229        24.0514        16.7133          12.8128
05/31/97          20.0226  14.5872        25.5185        16.9306          13.6456
06/30/97          20.0545  14.7054        26.6668        17.2523          14.3961
07/31/97          22.0071  15.6524        28.8001        18.1667          14.6264
08/31/97          20.6390  15.0482        27.1873        17.7307          13.5440
09/30/97          20.8314  15.2167        28.6826        18.1385          14.3025
10/31/97          20.0457  14.9763        27.7361        18.3743          13.2012
11/30/97          20.1704  15.1216        29.0120        18.5580          13.0692
12/31/97          20.8452  15.4195        29.5052        18.7436          13.1868
01/31/98          21.0270  15.4503        29.8298        19.0060          13.7934
02/28/98          21.4809  15.3143        31.9775        18.9870          14.6762
03/31/98          21.5295  15.3373        33.6084        19.0629          15.1312
04/30/98          20.0820  14.7161        33.9445        19.1582          15.2522
05/31/98          20.4400  15.2135        33.3674        19.4839          15.1759
06/30/98          20.6300  15.2713        34.7355        19.7177          15.2973
07/31/98          20.4300  15.1110        34.3534        19.9149          15.4503
08/31/98          24.3500  16.2881        29.3722        20.0941          13.5345
09/30/98          25.8700  16.9706        31.2550        20.9180          13.1231
10/31/98          24.5400  16.8654        33.7960        20.5206          14.5010
11/30/98          23.5200  16.3459        35.8576        21.0747          15.2406
12/31/98          23.8000  16.6401        37.9373        21.0958          15.8502
01/31/99          23.1100  16.3073        39.5307        21.3489          15.8026
02/28/99          24.3700  16.5894        38.3052        20.4949          15.4233
03/31/99          23.7600  16.4169        39.8374        20.4949          16.0711
04/30/99          24.6400  17.1097        41.3911        20.4539          16.7300
05/31/99          23.5600  16.5759        40.3977        20.0857          15.8768
06/30/99          23.6400  16.9903        42.6196        19.7643          16.4960
07/31/99          22.6000  16.5536        41.2899        19.5469          16.9909
08/31/99          22.5000  16.6595        41.0835        19.4883          17.0589

                       CORRELATION ANALYSIS (7/91 - 8/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum Select   MAR    S&P    SAL        EAFE
------------------------------------------------------------------------------------------------------------------
Spectrum Select                                                    1.00         0.92   0.06   0.33            0.05
MAR Index                                                                       1.00   0.15   0.37            0.06
S & P 500 Index                                                                        1.00   0.42            0.50
Salomon Corporate Bond Index                                                                  1.00           -0.01
MSCI EAFE Index                                                                                               1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

--------------------------------------------------------------------------------

All of the performance data below is through August 31, 1999.

                         SPECTRUM TECHNICAL STATISTICS
------------------------------------------------


Trading Advisors:                      Campbell & Company, Inc.
                                 Chesapeake Capital Corporation
                                  John W. Henry & Company, Inc.
Began Trading:                                 November 1, 1994
Total Assets in Fund:                            $281.2 Million
Minimum Investment:                         $5,000 ($2,000/IRA)
Average Leverage Employed:                                 8.0x
Monthly Management Fee:           1/12 of 4% of Beg. Net Assets
Monthly Brokerage Fee:         1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:        15% of Monthly Trading Profits to
                            Campbell and JWH, 19% to Chesapeake
Investment Style:                                     Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                  10.08%
Standard Deviation of Monthly Returns:              4.38%
Annualized Standard Deviation:                     15.14%
Sharpe Ratio:                                        0.37
Sortino Ratio:                                       0.83
Largest Decline Period (3/97 - 5/97):              -8.27%
Average Recovery (No. of months):                    2.69
Average Monthly Loss:                              -2.83%
Standard Deviation of Monthly Loss:                 1.94%
% of Losing Months:                                46.55%
Average Monthly Gain:                               4.14%
Standard Deviation of Monthly Gain:                 3.12%
% of Winning Months:                               53.45%

                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  26%
Interest Rates    33%
Stock Indices     11%
Agriculturals      4%
Energies          10%
Metals            12%
Softs              4%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Company, Inc. These three trading advisors employ a combination of investment approaches.



Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used successfully for over twenty years.



The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980s and is continually updated based on research.



JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.


                             FUTURES MARKETS TRADED
------------------------------------------------


AGRICULTURALS           ENERGIES              STOCK
Corn                    Crude oil             INDICES
Feeder cattle           Gas oil               ASE All Ordinaries
Lean hogs               Heating oil           CAC 40 Index
Live cattle             Natural gas           DAX Index
Pork bellies            Unleaded gas          Dow Jones Industrial Index
Soybeans                METALS                FTSE Index
Soybean meal            Aluminum              Hang Seng Index
Soybean oil             Copper                IBEX 35 Index
Wheat                   Gold                  NASDAQ 100 Index
FOREIGN                 Lead                  Nikkei Index
EXCHANGE                Nickel                S&P 500 Index
Australian dollar       Platinum              Swedish Index
British pound           Silver                Taiwan Index
Canadian dollar         Tin                   Toronto Index
European common currency  Zinc                INTEREST
Hong Kong dollar        SOFTS                 RATES
Indonesian rupiah       Cocoa                 Australian bonds
Japanese yen            Coffee                British bonds
Mexican peso            Cotton                Canadian bonds
New Zealand dollar      Orange juice          Eurodollar
Norwegian kroner        Sugar                 German bonds
Singapore dollar                              Japanese bonds
South African rand                            Spanish bonds
Spanish peseta                                Swiss bonds
Swedish kroner                                U.S. Treasury bonds
Swiss franc                                   U.S. Treasury notes


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM TECHNICAL PERFORMANCE
--------------------------------------------------------------------------------

    1994            1995        1996        1997        1998            1999
        -2.20%      17.59%      18.35%       7.49%      10.18%              -1.36%

(2 MONTHS)                                                            (8 MONTHS)

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM TECHNICAL  MAR INDEX
Oct-95               7.40%      7.38%
Nov-95               9.38%      7.98%
Dec-95              17.59%     13.89%
Jan-96              25.52%     22.29%
Feb-96              11.79%      7.63%
Mar-96               2.70%     -2.00%
Apr-96               3.91%     -0.53%
May-96              -0.78%     -5.68%
Jun-96               3.57%     -3.39%
Jul-96               1.07%     -1.85%
Aug-96               1.35%     -2.71%
Sep-96              10.60%      3.01%
Oct-96              21.69%     11.68%
Nov-96              30.63%     17.01%
Dec-96              18.35%      9.77%
Jan-97              17.10%     10.59%
Feb-97              26.51%     22.30%
Mar-97              22.68%     20.87%
Apr-97              13.62%     13.80%
May-97              13.73%     15.63%
Jun-97              10.94%     15.44%
Jul-97              27.41%     24.78%
Aug-97              20.23%     20.31%
Sep-97              16.06%     17.36%
Oct-97               5.97%      7.78%
Nov-97              -1.20%      3.00%
Dec-97               7.49%      7.62%
Jan-98               2.48%      4.09%
Feb-98               1.75%      0.69%
Mar-98               5.00%      1.50%
Apr-98               3.16%     -0.72%
May-98              10.70%      4.29%
Jun-98               8.73%      3.85%
Jul-98              -1.53%     -3.46%
Aug-98              15.50%      8.24%
Sep-98              18.33%     11.53%
Oct-98              17.04%     12.61%
Nov-98               8.72%      8.10%
Dec-98              10.18%      7.92%
Jan-99               5.95%      5.55%
Feb-99               8.13%      8.33%
Mar-99               4.08%      7.04%
Apr-99              16.96%     16.27%
May-99               7.59%      8.96%
Jun-99              14.38%     11.26%
Jul-99              10.99%      9.55%
Aug-99               1.60%      2.28%

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM   S&P 500 INDEX   SALOMON      MAR    MSCI EAFE
        Technical                 Corp. Bond    Index      Index
                                       Index
Nov-94      10.00        10.0000     10.0000  10.0000    10.0000
Nov-94       9.91           9.63       10.02   10.029       9.13
Dec-94     9.7800         9.7745     10.1803   9.8916     9.7874
Jan-95     9.6000        10.0384      10.445   9.4732     9.4155
Feb-95    10.0900        10.4199     10.7479   9.9724     9.3873
Mar-95    11.1200        10.7325     10.8554  11.0105     9.9787
Apr-95    11.5200        11.0545     11.0399  11.3023    10.3579
May-95    11.6000        11.4856     11.7354   11.543    10.2336
Jun-95    11.4700        11.7498     11.8293  11.3802    10.0596
Jul-95    11.1900        12.1493      11.711  11.0308    10.6934
Aug-95    11.1200        12.1736     11.9569  11.0959    10.2871
Sep-95    10.7500        12.6849     12.1363  10.8629    10.4928
Oct-95    10.7400        12.6468     12.3548   10.738    10.2095
Nov-95    10.8400        13.1906     12.6513  10.8293    10.4954
Dec-95    11.5000        13.4412     12.9423  11.2657    10.9257
Jan-96    12.0500        13.9116     12.9604  11.5845    10.9694
Feb-96    11.2800        14.0368      12.477   10.733    11.0133
Mar-96    11.4200        14.1772     12.3148  10.7899    11.2446
Apr-96    11.9700        14.3899     12.1178   11.242    11.5707
May-96    11.5100        14.7496     12.1178  10.8879    11.3624
Jun-96    11.8800        14.8086     12.3238  10.9946    11.4306
Jul-96    11.3100        14.1570     12.3361  10.8264    11.0991
Aug-96    11.2700        14.4543     12.2497   10.795    11.1213
Sep-96    11.8900        15.2637     12.5682  11.1901    11.4216
Oct-96    13.0700        15.6911     13.0207  11.9924    11.3074
Nov-96    14.1600        16.8679     13.3462  12.6712    11.7597
Dec-96    13.6100        16.5305     13.0926  12.3658    11.6068
Jan-97    14.1100        17.5554     13.0533   12.811    11.2006
Feb-97    14.2700        17.6958     13.0925  13.1262     11.391
Mar-97    14.0100        16.9703     12.8045  13.0422    11.4366
Apr-97    13.6000        17.9885      13.035  12.7931    11.5052
May-97    13.0900        19.0858     13.2045  12.5897     12.253
Jun-97    13.1800        19.9447     13.4554  12.6917    12.9269
Jul-97    14.4100        21.5403     14.1685   13.509    13.1337
Aug-97    13.5500        20.3340     13.8285  12.9876    12.1618
Sep-97    13.8000        21.4524     14.1466  13.1331    12.8429
Oct-97    13.8500        20.7445     14.3305  12.9256     11.854
Nov-97    13.9900        21.6987     14.4738   13.051    11.7355
Dec-97    14.6300        22.0676     14.6185  13.3081    11.8411
Jan-98    14.4600        22.3103     14.8232  13.3347    12.3858
Feb-98    14.5200        23.9166     14.8084  13.2174    13.1785
Mar-98    14.7100        25.1363     14.8676  13.2372     13.587
Apr-98    14.0300        25.3877     14.9419  12.7011    13.6957
May-98    14.4900        24.9561     15.1959  13.1304    13.6272
Jun-98    14.3300        25.9793     15.3783  13.1803    13.7362
Jul-98    14.1900        25.6935     15.5321  13.0419    13.8736
Aug-98    15.6500        21.9679     15.6719  14.0579    12.1533
Sep-98    16.3300        23.3760     16.3144  14.6469    11.7838
Oct-98    16.2100        25.2765     16.0044  14.5561    13.0211
Nov-98    15.2100        26.8184     16.4365  14.1078    13.6852
Dec-98    16.1200        28.3739     16.4529  14.3617    14.2326
Jan-99    15.3200        29.5656     16.6503  14.0745    14.1899
Feb-99    15.7000        28.6491     15.9843   14.318    13.8493
Mar-99    15.3100        29.7951     15.9843  14.1691     14.431
Apr-99    16.4100        30.9571     15.9523   14.767    15.0227
May-99    15.5900        30.2141     15.6652  14.3063    14.2565
Jun-99    16.3900        31.8759     15.4146   14.664    14.8125
Jul-99    15.7500        30.8814      15.245  14.2871    15.2569
Aug-99    15.9000        30.7270     15.1993  14.3785    15.3179

                      CORRELATION ANALYSIS (11/94 - 8/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum Technical   MAR    S&P    SAL        EAFE
---------------------------------------------------------------------------------------------------------------------
Spectrum Technical                                                   1.00          0.94   0.13   0.34            0.05
MAR Index                                                                          1.00   0.10   0.39            0.03
S & P 500 Index                                                                           1.00   0.36            0.67
Salomon Corporate Bond Index                                                                     1.00            0.02
MSCI EAFE Index                                                                                                  1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

--------------------------------------------------------------------------------

All of the performance data below is through August 31, 1999.

                         SPECTRUM STRATEGIC STATISTICS
------------------------------------------------


Trading Advisors:           Allied Irish Capital Management,
                                                        Ltd.
                                   Blenheim Investments Inc.
                                Willowbridge Associates Inc.
Began Trading:                              November 1, 1994
Total Assets in Fund:                         $88.7 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Average Leverage Employed:                              7.2x
Monthly Management Fee:     1/12 of 4.00% of Beg. Net Assets
                               to Blenhiem and Willowbridge,
                                 and 1/12 of 3.00% to Allied
                                                       Irish
Monthly Brokerage Fee:      1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:             15.00% of Monthly Trading
                                                     Profits
Investment Style:                                Fundamental


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                   6.39%
Standard Deviation of Monthly Returns:              6.67%
Annualized Standard Deviation:                     23.09%
Sharpe Ratio:                                        0.08
Sortino Ratio:                                       0.16
Largest Decline Period (4/97 - 7/98):             -32.11%
Average Recovery (No. of months):                    6.43
Average Monthly Loss:                              -4.37%
Standard Deviation of Monthly Loss:                 3.41%
% of Losing Months:                                48.28%
Average Monthly Gain:                               5.49%
Standard Deviation of Monthly Gain:                 5.31%
% of Winning Months:                               51.72%

                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  11%
Interest Rates    13%
Stock Indices     16%
Agriculturals      3%
Energies          43%
Metals            11%
Softs              3%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Strategic is managed by Allied Irish Capital Management, Ltd., Blenheim Investments Inc., and Willowbridge Associates, Inc. All three trading advisors employ a fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions.



Allied Irish employs multiple investment professionals using a discretionary trading approach. Several strategies are applied to investments in a broad range of financial instruments.



Blenheim's program has a strong global concentration using a discretionary trading approach supplemented by a systematic and mathematical investment process. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.



Willowbridge also uses a discretionary trading approach. Willowbridge maintains a small number of core positions at any time, representing those believed to have the most favorable reward-to-risk ratios.


                             FUTURES MARKETS TRADED
------------------------------------------------


AGRICULTURALS            METALS             STOCK
Corn                     Aluminum           INDICES
Lean hogs                Copper             CAC 40 Index
Live cattle              Gold               DAX Index
Soybean                  Nickel             FTSE Index
Soybean meal             Silver             NASDAQ 100 Index
Soybean oil              Zinc               Nikkei Index
Wheat                    ENERGIES           S&P 500 Index
SOFTS                    Crude oil          INTEREST
Cocoa                    Gas oil            RATES
Coffee                   Heating oil        British bonds
Lumber                   Natural gas        Eurodollar
Sugar                    Unleaded gas       French bonds
FOREIGN                                     German bonds
EXCHANGE                                    Italian bonds
Australian dollar                           Japanese bonds
British pound                               U.S. Treasury bonds
Canadian dollar                             U.S. Treasury notes
European common currency
Japanese yen
Swiss franc


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM STRATEGIC PERFORMANCE
--------------------------------------------------------------------------------

1994        1995            1996            1997       1998        1999
 0.10%      10.49%              -3.53%      0.37%      7.84%       16.80%

(2 MONTHS)                                                            (8 MONTHS)

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM STRATEGIC  MAR INDEX
Oct-95               1.30%      7.38%
Nov-95               4.00%      7.98%
Dec-95              10.49%     13.89%
Jan-96              18.74%     22.29%
Feb-96               5.00%      7.63%
Mar-96              -3.60%     -2.00%
Apr-96               2.27%     -0.53%
May-96              -0.19%     -5.68%
Jun-96               3.56%     -3.39%
Jul-96              -0.72%     -1.85%
Aug-96              -3.45%     -2.71%
Sep-96               1.88%      3.01%
Oct-96               4.54%     11.68%
Nov-96               5.28%     17.01%
Dec-96              -3.53%      9.77%
Jan-97              -7.59%     10.59%
Feb-97              13.41%     22.30%
Mar-97              22.28%     20.87%
Apr-97               7.31%     13.80%
May-97              11.55%     15.63%
Jun-97              12.97%     15.44%
Jul-97              27.89%     24.78%
Aug-97              20.22%     20.31%
Sep-97               7.48%     17.36%
Oct-97              -2.08%      7.78%
Nov-97              -7.48%      3.00%
Dec-97               0.37%      7.62%
Jan-98               6.42%      4.09%
Feb-98              -6.60%      0.69%
Mar-98             -12.20%      1.50%
Apr-98             -16.12%     -0.72%
May-98             -22.93%      4.29%
Jun-98             -22.35%      3.85%
Jul-98             -31.66%     -3.46%
Aug-98             -19.63%      8.24%
Sep-98               1.81%     11.53%
Oct-98              17.74%     12.61%
Nov-98              10.85%      8.10%
Dec-98               7.84%      7.92%
Jan-99              -1.24%      5.55%
Feb-99              14.22%      8.33%
Mar-99               9.87%      7.04%
Apr-99              26.00%     16.27%
May-99              17.87%      8.96%
Jun-99              44.90%     11.26%
Jul-99              51.42%      9.55%
Aug-99              42.60%      2.28%

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM   MAR INDEX  S&P 500  SALOMON CORP.  MSCI EAFE
        STRATEGIC              INDEX    BOND INDEX      INDEX
Nov-94    10.0100    10.0290   9.6300        10.0200     9.1300
Dec-94    10.0100     9.8916   9.7745        10.1803     9.7874
Jan-95     9.6600     9.4732  10.0384         10.445     9.4155
Feb-95     9.8000     9.9724  10.4199        10.7479     9.3873
Mar-95    10.5700    11.0105  10.7325        10.8554     9.9787
Apr-95    10.5700    11.3023  11.0545        11.0399    10.3579
May-95    10.5000    11.5430  11.4856        11.7354    10.2336
Jun-95     9.8300    11.3802  11.7498        11.8293    10.0596
Jul-95     9.7500    11.0308  12.1493         11.711    10.6934
Aug-95    10.1400    11.0959  12.1736        11.9569    10.2871
Sep-95    10.1000    10.8629  12.6849        12.1363    10.4928
Oct-95    10.1300    10.7380  12.6468        12.3548    10.2095
Nov-95    10.4100    10.8293  13.1906        12.6513    10.4954
Dec-95    11.0600    11.2657  13.4412        12.9423    10.9257
Jan-96    11.4700    11.5845  13.9116        12.9604    10.9694
Feb-96    10.2900    10.7330  14.0368         12.477    11.0133
Mar-96    10.1900    10.7899  14.1772        12.3148    11.2446
Apr-96    10.8100    11.2420  14.3899        12.1178    11.5707
May-96    10.4800    10.8879  14.7496        12.1178    11.3624
Jun-96    10.1800    10.9946  14.8086        12.3238    11.4306
Jul-96     9.6800    10.8264  14.1570        12.3361    11.0991
Aug-96     9.7900    10.7950  14.4543        12.2497    11.1213
Sep-96    10.2900    11.1901  15.2637        12.5682    11.4216
Oct-96    10.5900    11.9924  15.6911        13.0207    11.3074
Nov-96    10.9600    12.6712  16.8679        13.3462    11.7597
Dec-96    10.6700    12.3658  16.5305        13.0926    11.6068
Jan-97    10.6000    12.8110  17.5554        13.0533    11.2006
Feb-97    11.6700    13.1262  17.6958        13.0925     11.391
Mar-97    12.4600    13.0422  16.9703        12.8045    11.4366
Apr-97    11.6000    12.7931  17.9885         13.035    11.5052
May-97    11.6900    12.5897  19.0858        13.2045     12.253
Jun-97    11.5000    12.6917  19.9447        13.4554    12.9269
Jul-97    12.3800    13.5090  21.5403        14.1685    13.1337
Aug-97    11.7700    12.9876  20.3340        13.8285    12.1618
Sep-97    11.0600    13.1331  21.4524        14.1466    12.8429
Oct-97    10.3700    12.9256  20.7445        14.3305     11.854
Nov-97    10.1400    13.0510  21.6987        14.4738    11.7355
Dec-97    10.7100    13.3081  22.0676        14.6185    11.8411
Jan-98    11.2800    13.3347  22.3103        14.8232    12.3858
Feb-98    10.9000    13.2174  23.9166        14.8084    13.1785
Mar-98    10.9400    13.2372  25.1363        14.8676     13.587
Apr-98     9.7300    12.7011  25.3877        14.9419    13.6957
May-98     9.0100    13.1304  24.9561        15.1959    13.6272
Jun-98     8.9300    13.1803  25.9793        15.3783    13.7362
Jul-98     8.4600    13.0419  25.6935        15.5321    13.8736
Aug-98     9.4600    14.0579  21.9679        15.6719    12.1533
Sep-98    11.2600    14.6469  23.3760        16.3144    11.7838
Oct-98    12.2100    14.5561  25.2765        16.0044    13.0211
Nov-98    11.2400    14.1078  26.8184        16.4365    13.6852
Dec-98    11.5500    14.3617  28.3739        16.4529    14.2326
Jan-99    11.1400    14.0745  29.5656        16.6503    14.1899
Feb-99    12.4500    14.3180  28.6491        15.9843    13.8493
Mar-99    12.0200    14.1691  29.7951        15.9843     14.431
Apr-99    12.2600    14.7670  30.9571        15.9523    15.0227
May-99    10.6200    14.3063  30.2141        15.6652    14.2565
Jun-99    12.9400    14.6640  31.8759        15.4146    14.8125
Jul-99    12.8100    14.2871  30.8814         15.245    15.2569
Aug-99    13.4900    14.3785  30.7270        15.1993    15.3179

                      CORRELATION ANALYSIS (11/94 - 8/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum
                                                              Strategic   MAR    S&P    SAL        EAFE
------------------------------------------------------------------------------------------------------------
Spectrum Strategic                                              1.00      0.62   0.07   0.05            0.10
MAR Index                                                                 1.00   0.10   0.39            0.03
S & P 500 Index                                                                  1.00   0.36            0.67
Salomon Corporate Bond Index                                                            1.00            0.02
MSCI EAFE Index                                                                                         1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts
Reports, Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

--------------------------------------------------------------------------------

All of the performance data below is through August 31, 1999.

                      SPECTRUM GLOBAL BALANCED STATISTICS
------------------------------------------------


Trading Advisor:                                  RXR, Inc.
Began Trading:                              November 1, 1994
Total Assets in Fund:                         $55.1 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Average Leverage Employed:                              5.8x
Monthly Management Fee:     1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:             15.00% of Monthly Trading
                                                     Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                  10.04%
Standard Deviation of Monthly Returns:              3.05%
Annualized Standard Deviation:                     10.54%
Sharpe Ratio:                                        0.53
Sortino Ratio:                                       0.78
Largest Decline Period (2/96 - 5/96):             -10.64%
Average Recovery (No. of months):                    3.18
Average Monthly Loss:                              -1.99%
Standard Deviation of Monthly Loss:                 2.04%
% of Losing Months:                                37.93%
Average Monthly Gain:                               2.58%
Standard Deviation of Monthly Gain:                 2.12%
% of Winning Months:                               62.07%

                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  16%
Interest Rates    30%
Stock Indices     35%
Agriculturals      6%
Energies           7%
Metals             4%
Softs              2%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and offers a balanced portfolio that participates in global stocks, global bonds, and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Dean Witter offers.



Within global stock and global bond components of the fund, RXR, Inc. analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.



Within the global currency and commodity components of the fund, RXR employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.



RXR uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.



The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.


                             FUTURES MARKETS TRADED
------------------------------------------------


AGRICULTURALS           STOCK                    INTEREST
Corn                    INDICES                  RATES
Lean hogs               DAX Index                Australian bonds
Live cattle             FTSE Index               British bonds
Soybean oil             Nikkei Index             Euro bonds
Wheat                   S&P 500 Index            Eurodollar
SOFTS                   FOREIGN                  French bonds
Cotton                  EXCHANGE                 German bonds
Sugar                   Australian dollar        Italian bonds
ENERGIES                British pound            Japanese bonds
Crude oil               Canadian dollar          Spanish bonds
Gas oil                 European common currency  U.S. Treasury
Natural gas             Japanese yen             bonds
METALS                  Mexican peso             U.S. Treasury
Copper                  New Zealand dollar       notes
Nickel                  Singapore dollar
Zinc                    Spanish peseta
                        Swiss franc


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SPECTRUM GLOBAL BALANCED PERFORMANCE
--------------------------------------------------------------------------------

    1994            1995            1996            1997        1998            1999
-1.70%              22.79%              -3.65%      18.23%      16.36%              -0.81%

(2 MONTHS)                                                            (8 MONTHS)

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM GLOBAL  MAR PUBLIC
             BALANCED      FUND INDEX
10/31/95           14.10%       7.38%
11/30/95           17.79%       7.98%
12/31/95           22.79%      13.89%
01/31/96           21.69%      22.29%
02/29/96            7.10%       7.63%
03/31/96            2.99%      -2.00%
04/30/96            2.10%      -0.53%
05/31/96           -5.25%      -5.68%
06/30/96           -5.56%      -3.39%
07/31/96           -3.43%      -1.85%
08/31/96           -2.86%      -2.71%
09/30/96           -2.20%       3.01%
10/31/96            1.23%      11.68%
11/30/96            3.24%      17.01%
12/31/96           -3.65%       9.77%
01/31/97           -0.83%      10.59%
02/28/97           11.11%      22.30%
03/31/97            9.51%      20.87%
04/30/97            6.35%      13.80%
05/31/97           11.63%      15.63%
06/30/97           15.17%      15.44%
07/31/97           27.80%      24.78%
08/31/97           21.23%      20.31%
09/30/97           22.37%      17.36%
10/31/97           15.93%       7.78%
11/30/97           10.25%       3.00%
12/31/97           18.23%       7.62%
01/31/98           16.97%       4.09%
02/28/98           15.08%       0.69%
03/31/98           20.68%       1.50%
04/30/98           20.52%      -0.72%
05/31/98           18.11%       4.29%
06/30/98           13.97%       3.85%
07/31/98            0.64%      -3.46%
08/31/98            9.70%       8.24%
09/30/98           11.67%      11.53%
10/31/98           14.94%      12.61%
11/30/98           18.44%       8.10%
12/31/98           16.36%       7.92%
01/31/99           13.73%       5.55%
02/28/99           11.98%       8.33%
03/31/99            9.53%       7.04%
04/30/99           16.12%      16.27%
05/31/99           10.71%       8.96%
06/30/99           13.24%      11.26%
07/31/99           12.69%       9.55%
08/31/99            9.68%       2.28%

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM GLOBAL BALANCED  MAR PUBLIC FUND INDEX  S&P 500 INDEX  SALOMON CORP. BOND INDEX  MSCI EAFE INDEX
11/1/94                      10.00                10.0000        10.0000                   10.0000          10.0000
11/30/94                      9.95                 10.029           9.63                     10.02             9.13
12/31/94                      9.83                 9.8916         9.7745                   10.1803           9.7874
01/31/95                      9.96                 9.4732        10.0384                    10.445           9.4155
02/28/95                     10.42                 9.9724        10.4199                   10.7479           9.3873
03/31/95                     10.72                11.0105        10.7325                   10.8554           9.9787
04/30/95                     10.95                11.3023        11.0545                   11.0399          10.3579
05/31/95                     11.43                 11.543        11.4856                   11.7354          10.2336
06/30/95                     11.52                11.3802        11.7498                   11.8293          10.0596
07/31/95                     11.36                11.0308        12.1493                    11.711          10.6934
08/31/95                     11.20                11.0959        12.1736                   11.9569          10.2871
09/30/95                     11.38                10.8629        12.6849                   12.1363          10.4928
10/31/95                     11.41                 10.738        12.6468                   12.3548          10.2095
11/30/95                     11.72                10.8293        13.1906                   12.6513          10.4954
12/31/95                     12.07                11.2657        13.4412                   12.9423          10.9257
01/31/96                     12.12                11.5845        13.9116                   12.9604          10.9694
02/29/96                     11.16                 10.733        14.0368                    12.477          11.0133
03/31/96                     11.04                10.7899        14.1772                   12.3148          11.2446
04/30/96                     11.18                 11.242        14.3899                   12.1178          11.5707
05/31/96                     10.83                10.8879        14.7496                   12.1178          11.3624
06/30/96                     10.88                10.9946        14.8086                   12.3238          11.4306
07/31/96                     10.97                10.8264        14.1570                   12.3361          11.0991
08/31/96                     10.88                 10.795        14.4543                   12.2497          11.1213
09/30/96                     11.13                11.1901        15.2637                   12.5682          11.4216
10/31/96                     11.55                11.9924        15.6911                   13.0207          11.3074
11/30/96                     12.10                12.6712        16.8679                   13.3462          11.7597
12/31/96                     11.63                12.3658        16.5305                   13.0926          11.6068
01/31/97                     12.02                 12.811        17.5554                   13.0533          11.2006
02/28/97                     12.40                13.1262        17.6958                   13.0925           11.391
03/31/97                     12.09                13.0422        16.9703                   12.8045          11.4366
04/30/97                     11.89                12.7931        17.9885                    13.035          11.5052
05/31/97                     12.09                12.5897        19.0858                   13.2045           12.253
06/30/97                     12.53                12.6917        19.9447                   13.4554          12.9269
07/31/97                     14.02                 13.509        21.5403                   14.1685          13.1337
08/31/97                     13.19                12.9876        20.3340                   13.8285          12.1618
09/30/97                     13.62                13.1331        21.4524                   14.1466          12.8429
10/31/97                     13.39                12.9256        20.7445                   14.3305           11.854
11/30/97                     13.34                 13.051        21.6987                   14.4738          11.7355
12/31/97                     13.75                13.3081        22.0676                   14.6185          11.8411
01/31/98                     14.06                13.3347        22.3103                   14.8232          12.3858
02/28/98                     14.27                13.2174        23.9166                   14.8084          13.1785
03/31/98                     14.59                13.2372        25.1363                   14.8676           13.587
04/30/98                     14.33                12.7011        25.3877                   14.9419          13.6957
05/31/98                     14.28                13.1304        24.9561                   15.1959          13.6272
06/30/98                     14.28                13.1803        25.9793                   15.3783          13.7362
07/31/98                     14.11                13.0419        25.6935                   15.5321          13.8736
08/31/98                     14.47                14.0579        21.9679                   15.6719          12.1533
09/30/98                     15.21                14.6469        23.3760                   16.3144          11.7838
10/31/98                     15.39                14.5561        25.2765                   16.0044          13.0211
11/30/98                     15.80                14.1078        26.8184                   16.4365          13.6852
12/31/98                     16.00                14.3617        28.3739                   16.4529          14.2326
01/31/99                     15.99                14.0745        29.5656                   16.6503          14.1899
02/28/99                     15.98                 14.318        28.6491                   15.9843          13.8493
03/31/99                     15.98                14.1691        29.7951                   15.9843           14.431
04/30/99                     16.64                 14.767        30.9571                   15.9523          15.0227
05/31/99                     15.81                14.3063        30.2141                   15.6652          14.2565
06/30/99                     16.17                 14.664        31.8759                   15.4146          14.8125
07/31/99                     15.90                14.2871        30.8814                    15.245          15.2569
08/31/99                     15.87                14.3785        30.7270                   15.1993          15.3179

                      CORRELATION ANALYSIS (11/94 - 8/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum
                                                               Global
                                                              Balanced   MAR    S&P    SAL        EAFE
-----------------------------------------------------------------------------------------------------------
Spectrum Global Balanced                                        1.00     0.71   0.47   0.67            0.26
MAR Index                                                                1.00   0.10   0.39            0.03
S & P 500 Index                                                                 1.00   0.36            0.67
Salomon Corporate Bond Index                                                           1.00            0.02
MSCI EAFE Index                                                                                        1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts
Reports, Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

--------------------------------------------------------------------------------


All of the performance data below is a pro forma of DW Cornerstone IV for the Spectrum Currency fee structure and is through August 31, 1999.


                          SPECTRUM CURRENCY STATISTICS
------------------------------------------------


Trading Advisors:               John W. Henry & Company, Inc.
                                Sunrise Capital Partners, LLC
Began Trading:                                     May 1, 1987
Total Assets in Fund:                          $ 103.6 Million
Minimum Investment:                        $5,000 ($2,000/IRA)
Average Leverage Employed:                                 2.7
Monthly Management Fee:       1/12 of 4.00% of Beg. Net Assets
                             to John W. Henry & Company, Inc.
                                  and 1/12 of 3.00% to Sunrise
                                         Capital Partners, LLC
Monthly Brokerage Fee:        1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:       15.00% of Monthly Trading Profits
Investment Style:                                    Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                  13.43%
Standard Deviation of Monthly Returns:              8.61%
Annualized Standard Deviation:                     29.78%
Sharpe Ratio:                                        0.30
Sortino Ratio:                                       0.54
Largest Decline Period (6/95 - 8/96):             -43.60%
Average Recovery (No. of months):                    7.84
Average Monthly Loss:                              -5.52%
Standard Deviation of Monthly Loss:                 4.77%
% of Losing Months:                                43.24%
Average Monthly Gain:                               6.69%
Standard Deviation of Monthly Gain:                 6.97%
% of Winning Months:                               56.76%

                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  100%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies via the interbank market (a network of major world banks and financial institutions) and futures contracts, and may also trade in spot (cash) currency markets.



JWH's International Foreign Exchange Program, is structured and market-weighted to take into account the potentially higher volatility of a portfolio exclusively trading in currency markets. Volatility and risk are reduced by applying the principles of spread trading by establishing two related foreign currency positions at or about the same time.



Sunrise's trading program applies the principles of spread trading, including multiple additional currencies to a portfolio and reweighting the emphasis given to the different markets traded, in an attempt to adjust the potentially higher volatility of a portfolio which trades in a less diversified group of markets.


                             FUTURES MARKETS TRADED
------------------------------------------------

FOREIGN
EXCHANGE
Australian dollar
British pound
Czech krona
European common currency
Greek drachma
Japanese yen
Mexican peso
New Zealand dollar
Norwegian kroner
Singapore dollar
South African rand
Swedish kroner
Swiss franc
Thai baht

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM CURRENCY PERFORMANCE
--------------------------------------------------------------------------------

   1987      1988    1989    1990    1991   1992    1993    1994     1995    1996    1997   1998       1999
  10.22%    36.99%  -9.52%  59.88%  37.10%  9.78%  -7.54%  -13.78%  21.34%  13.14%  34.63%  3.09%     -5.26%
(8 MONTHS)                                                                                            (8 MONTHS)

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM CURRENCY  MAR INDEX
4/30/88              -2.56%     -1.22%
5/31/88              39.28%      7.84%
6/30/88              58.34%     26.45%
7/31/88              72.83%     15.67%
8/31/88             104.62%     21.13%
9/30/88              94.29%     23.80%
10/31/88             74.08%     25.14%
11/30/88             71.54%     17.59%
12/31/88             36.99%      7.26%
1/31/89             102.27%     19.88%
2/28/89              65.64%     11.23%
3/31/89              63.00%     16.74%
4/30/89              60.08%     17.87%
5/31/89              43.26%     22.71%
6/30/89              26.64%      6.35%
7/31/89               1.43%     13.47%
8/31/89             -19.74%      6.40%
9/30/89             -32.16%      3.32%
10/31/89            -30.21%     -3.07%
11/30/89            -28.86%     -2.00%
12/31/89             -9.52%      4.68%
1/31/90             -20.30%      0.71%
2/28/90              -2.32%      7.36%
3/31/90              -0.50%      7.69%
4/30/90               0.58%     12.99%
5/31/90             -18.96%     -3.66%
6/30/90              -8.46%     -2.20%
7/31/90              30.48%      1.07%
8/31/90              74.04%     11.28%
9/30/90             110.34%     16.17%
10/31/90            123.99%     22.75%
11/30/90             97.93%     20.62%
12/31/90             59.88%     14.23%
1/31/91              37.39%      7.28%
2/28/91              26.49%      6.80%
3/31/91              53.48%      9.85%
4/30/91              51.62%      5.39%
5/31/91              66.74%     10.61%
6/30/91              62.20%      9.53%
7/31/91              18.42%      2.06%
8/31/91              -1.01%     -6.24%
9/30/91               9.49%     -3.79%
10/31/91             -6.91%     -6.22%
11/30/91             -0.57%     -6.50%
12/31/91             37.10%     10.01%
1/31/92              36.62%      6.45%
2/29/92              33.84%      2.77%
3/31/92               6.13%     -3.03%
4/30/92              -2.44%     -5.17%
5/31/92              -0.67%     -4.35%
6/30/92               6.20%      0.74%
7/31/92              28.78%     10.82%
8/31/92              64.81%     20.71%
9/30/92              46.75%     13.91%
10/31/92             52.45%     14.62%
11/30/92             45.45%     15.01%
12/31/92              9.78%     -1.40%
1/31/93              16.18%      5.66%
2/28/93              45.83%     15.85%
3/31/93              38.98%     15.98%
4/30/93              48.94%     22.42%
5/31/93              50.86%     22.74%
6/30/93              29.80%     17.48%
7/31/93              27.56%     14.79%
8/31/93               1.44%      8.84%
9/30/93               4.30%      9.38%
10/31/93             -1.98%      8.75%
11/30/93             -9.53%      6.98%
12/31/93             -7.54%     10.74%
1/31/94              -2.70%      7.66%
2/28/94             -17.44%     -1.18%
3/31/94             -14.73%      1.65%
4/30/94             -17.72%     -3.13%
5/31/94             -24.16%     -1.70%
6/30/94             -19.87%      0.14%
7/31/94             -27.75%     -6.92%
8/31/94             -25.33%     -8.75%
9/30/94             -22.50%     -6.98%
10/31/94            -12.32%     -5.24%
11/30/94            -11.88%     -3.91%
12/31/94            -13.78%     -7.72%
1/31/95             -19.27%     -8.09%
2/28/95             -11.84%     -0.20%
3/31/95              11.60%      7.72%
4/30/95              17.77%     13.02%
5/31/95              16.20%     13.48%
6/30/95               7.71%      8.31%
7/31/95              11.07%      7.93%
8/31/95              21.40%     12.11%
9/30/95              19.12%      8.67%
10/31/95             14.08%      7.38%
11/30/95             18.90%      7.98%
12/31/95             21.34%     13.89%
1/31/96              35.28%     22.29%
2/29/96              19.83%      7.63%
3/31/96              -3.22%     -2.00%
4/30/96              -2.31%     -0.53%
5/31/96               3.99%     -5.67%
6/30/96               4.68%     -3.39%
7/31/96               2.27%     -1.85%
8/31/96              -5.64%     -2.71%
9/30/96              -4.97%      3.01%
10/31/96              2.97%     11.68%
11/30/96             10.34%     17.01%
12/31/96             13.14%      9.77%
1/31/97              15.50%     10.59%
2/28/97              30.39%     22.30%
3/31/97              28.42%     20.87%
4/30/97              25.69%     13.80%
5/31/97              17.35%     15.63%
6/30/97              19.14%     15.43%
7/31/97              33.77%     24.78%
8/31/97              40.32%     20.31%
9/30/97              39.85%     17.36%
10/31/97             31.73%      7.78%
11/30/97             31.49%      3.00%
12/31/97             34.63%      7.62%
1/31/98              25.45%      4.09%
2/28/98              13.18%      0.69%
3/31/98              14.98%      1.49%
4/30/98               9.12%     -0.72%
5/31/98              21.70%      4.29%
6/30/98              34.08%      3.85%
7/31/98              23.82%     -3.46%
8/31/98              22.00%      8.24%
9/30/98              17.09%     11.53%
10/31/98             20.38%     12.61%
11/30/98              9.63%      8.10%
12/31/98              3.09%      7.92%
1/31/99               1.86%      5.55%
2/28/99               6.96%      8.33%
3/31/99               6.74%      7.04%
4/30/99              12.79%     16.26%
5/31/99               5.16%      8.95%
6/30/99              -6.38%     11.26%
7/31/99             -11.37%      9.55%
8/31/99             -10.83%      2.28%
9/30/99              -4.97%     -1.34%

               HISTORICAL PERFORMANCE COMPARISON (4/30/87 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM    MAR    S&P 500  SALOMON CORP.  MSCI EAFE
          CURRENCY   INDEX    INDEX    BOND INDEX      INDEX
5/1/87     10.0000  10.0000  10.0000        10.0000    10.0000
5/31/87     8.9360   9.7460  10.0900         9.9500    10.0000
6/30/87     8.9083   9.5959  10.5945        10.0993     9.6800
7/31/87     8.7257   9.9404  11.1348         9.9781     9.6606
8/31/87     7.6603   9.5706  11.5468         9.8983    10.3851
9/30/87     7.6434   9.4060  11.2928         9.4826    10.2189
10/31/87    8.7005   9.4540   8.8648         9.9662     8.7883
11/30/87    9.6723  10.1763   8.1379        10.0958     8.8762
12/31/87   11.0216  10.8490   8.7564        10.3078     9.1425
1/31/88     8.7820  10.2469   9.1417        10.8438     9.3071
2/29/88     8.8698  10.3811   9.5531        10.9956     9.9307
3/31/88     9.3869  10.0946   9.2665        10.7867    10.5464
4/30/88     9.7436   9.8776   9.3777        10.6249    10.7046
5/31/88    12.4465  10.5098   9.4340        10.5612    10.3621
6/30/88    14.1056  12.1336   9.8680        10.9625    10.0927
7/31/88    15.0803  11.4978   9.8483        10.8419    10.4157
8/31/88    15.6745  11.5932   9.4938        10.8961     9.7387
9/30/88    14.8500  11.6442   9.9020        11.2557    10.1672
10/31/88   15.1455  11.8305  10.1892        11.5709    11.0416
11/30/88   16.5919  11.9666  10.0262        11.3742    11.7041
12/31/88   15.0986  11.6363  10.2067        11.4197    11.7743
1/31/89    17.7635  12.2844  10.9620        11.6481    11.9862
2/28/89    14.6922  11.5473  10.6770        11.4967    12.0461
3/31/89    15.3005  11.7840  10.9332        11.5657    11.8172
4/30/89    15.5973  11.6426  11.5127        11.8086    11.9236
5/31/89    17.8308  12.8965  11.9502        12.2573    11.2797
6/30/89    17.8629  12.9042  11.8904        12.7353    11.0879
7/31/89    15.2960  13.0461  12.9724        12.9645    12.4850
8/31/89    12.5810  12.3351  13.2059        12.7571    11.9232
9/30/89    10.0749  12.0304  13.1531        12.8081    12.4717
10/31/89   10.5706  11.4674  12.8506        13.1667    11.9728
11/30/89   11.8031  11.7277  13.0948        13.2589    12.5714
12/31/89   13.6609  12.1804  13.4091        13.2722    13.0365
1/31/90    14.1582  12.3716  12.5241        13.0200    12.5541
2/28/90    14.3508  12.3976  12.6619        13.0070    11.6753
3/31/90    15.2233  12.6902  13.0038        12.9940    10.4611
4/30/90    15.6876  13.1547  12.6917        12.7471    10.3774
5/31/90    14.4498  12.4246  13.8974        13.2442    11.5604
6/30/90    16.3514  12.6197  13.8140        13.5356    11.4564
7/31/90    19.9585  13.1851  13.7864        13.6710    11.6168
8/31/90    21.8965  13.7270  12.5318        13.2745    10.4900
9/30/90    21.1914  13.9755  11.9303        13.3940     9.0319
10/31/90   23.6772  14.0761  11.8945        13.5681    10.4409
11/30/90   23.3623  14.1465  12.6439        13.9480     9.8249
12/31/90   21.8414  13.9131  12.9979        14.1851     9.9919
1/31/91    19.4520  13.2717  13.5828        14.3979    10.3216
2/28/91    18.1526  13.2412  14.5336        14.5707    11.4260
3/31/91    23.3642  13.9403  14.8969        14.7310    10.7404
4/30/91    23.7848  13.8636  14.9416        14.9372    10.8478
5/31/91    24.0940  13.7430  15.5542        14.9969    10.9671
6/30/91    26.5227  13.8227  14.8543        14.9669    10.1665
7/31/91    23.6344  13.4564  15.5673        15.2213    10.6647
8/31/91    21.6751  12.8710  15.9098        15.6323    10.4514
9/30/91    23.2032  13.4463  15.6393        16.0544    11.0471
10/31/91   22.0407  13.2002  15.8583        16.1186    11.2018
11/30/91   23.2287  13.2266  15.2081        16.2959    10.6865
12/31/91   29.9441  15.3058  16.9418        17.0129    11.2422
1/31/92    26.5754  14.1273  16.6538        16.7237    11.0061
2/29/92    24.2952  13.6074  16.8536        16.8909    10.6099
3/31/92    24.7957  13.5176  16.5334        16.7727     9.9096
4/30/92    23.2038  13.1472  17.0294        16.8062     9.9591
5/31/92    23.9324  13.1446  17.0805        17.2264    10.6264
6/30/92    28.1684  13.9254  16.8243        17.5020    10.1270
7/31/92    30.4360  14.9127  17.5309        18.0446     9.8738
8/31/92    35.7227  15.5361  17.1452        18.2070    10.4958
9/30/92    34.0509  15.3170  17.3509        18.3891    10.2964
10/31/92   33.6014  15.1301  17.4377        18.0949     9.7610
11/30/92   33.7862  15.2118  18.0131        18.2216     9.8586
12/31/92   32.8740  15.0916  18.2473        18.6407     9.9079
1/31/93    30.8753  14.9271  18.4115        19.1067     9.9079
2/28/93    35.4294  15.7645  18.6508        19.6035    10.2150
3/31/93    34.4622  15.6778  19.0425        19.6427    11.1037
4/30/93    34.5587  16.0948  18.6045        19.7409    12.1586
5/31/93    36.1035  16.1334  19.0696        19.7804    12.4139
6/30/93    36.5620  16.3593  19.1268        20.3540    12.2277
7/31/93    38.8252  17.1184  19.0694        20.5575    12.6557
8/31/93    36.2356  16.9096  19.7750        21.1537    13.3391
9/30/93    35.5145  16.7540  19.6168        21.2383    13.0456
10/31/93   32.9361  16.4541  20.0484        21.3445    13.4500
11/30/93   30.5680  16.2731  19.8279        20.9390    12.2799
12/31/93   30.3938  16.7125  20.0658        21.0856    13.1641
1/31/94    30.0412  16.0707  20.7681        21.5073    14.2830
2/28/94    29.2511  15.5789  20.1866        20.8836    14.2402
3/31/94    29.3857  15.9372  19.3186        20.0900    13.6279
4/30/94    28.4365  15.5914  19.5891        19.8891    14.2139
5/31/94    27.3815  15.8596  19.8829        19.7698    14.1286
6/30/94    29.2955  16.3814  19.4057        19.6116    14.3264
7/31/94    28.0504  15.9342  20.0655        20.2196    14.4697
8/31/94    27.0574  15.4307  20.8681        20.1589    14.8170
9/30/94    27.5228  15.5850  20.3464        19.6146    14.3577
10/31/94   28.8797  15.5912  20.8144        19.5165    14.8459
11/30/94   26.9361  15.6364  20.0443        19.5555    14.1333
12/31/94   26.2061  15.4222  20.3450        19.8684    14.2181
1/31/95    24.2537  14.7698  20.8943        20.3850    13.6778
2/28/95    25.7890  15.5482  21.6883        20.9762    13.6368
3/31/95    32.7933  17.1668  22.3389        21.1860    14.4959
4/30/95    33.4885  17.6217  23.0091        21.5462    15.0467
5/31/95    31.8174  17.9970  23.9065        22.9036    14.8661
6/30/95    31.5533  17.7432  24.4563        23.0868    14.6134
7/31/95    31.1557  17.1985  25.2878        22.8559    15.5340
8/31/95    32.8475  17.3000  25.3384        23.3359    14.9437
9/30/95    32.7851  16.9367  26.4026        23.6859    15.2426
10/31/95   32.9457  16.7419  26.3234        24.1122    14.8310
11/30/95   32.0265  16.8842  27.4553        24.6909    15.2463
12/31/95   31.7991  17.5646  27.9770        25.2588    15.8714
1/31/96    32.8103  18.0617  28.9562        25.2841    15.9349
2/29/96    30.9040  16.7342  29.2168        24.3486    15.9986
3/31/96    31.7384  16.8229  29.5090        24.0321    16.3346
4/30/96    32.7159  17.5278  29.9516        23.6476    16.8083
5/31/96    33.0856  16.9757  30.7004        23.6712    16.5058
6/30/96    33.0294  17.1421  30.8232        24.0736    16.6048
7/31/96    31.8635  16.8798  29.4670        24.0977    16.1233
8/31/96    30.9936  16.8308  30.0858        23.9290    16.1555
9/30/96    31.1548  17.4468  31.7706        24.5512    16.5917
10/31/96   33.9245  18.6977  32.6602        25.4350    16.4258
11/30/96   35.3392  19.7560  35.1097        26.0709    17.0828
12/31/96   35.9788  19.2799  34.4075        25.5756    16.8607
1/31/97    37.8965  19.9740  36.5408        25.4989    16.2706
2/28/97    40.2953  20.4654  36.8331        25.5754    16.5472
3/31/97    40.7587  20.3344  35.3229        25.0127    16.6134
4/30/97    41.1215  19.9460  37.4423        25.4629    16.7131
5/31/97    38.8269  19.6289  39.7263        25.7939    17.7995
6/30/97    39.3511  19.7879  41.5140        26.2840    18.7785
7/31/97    42.6251  21.0622  44.8351        27.6771    19.0790
8/31/97    43.4904  20.2492  42.3243        27.0128    17.6672
9/30/97    43.5687  20.4760  44.6521        27.6341    18.6566
10/31/97   44.6884  20.1525  43.1786        27.9933    17.2200
11/30/97   46.4670  20.3480  45.1648        28.2732    17.0478
12/31/97   48.4372  20.7489  45.9326        28.5559    17.2012
1/31/98    47.5411  20.7904  46.4379        28.9557    17.9925
2/28/98    45.6062  20.6074  49.7814        28.9267    19.1440
3/31/98    46.8649  20.6383  52.3203        29.0424    19.7375
4/30/98    44.8731  19.8024  52.8435        29.1876    19.8954
5/31/98    47.2514  20.4717  51.9452        29.6838    19.7959
6/30/98    52.7609  20.5495  54.0750        30.0400    19.9543
7/31/98    52.7767  20.3337  53.4802        30.3404    20.1538
8/31/98    53.0564  21.9177  45.7256        30.6135    17.6547
9/30/98    51.0137  22.8361  48.6566        31.8687    17.1180
10/31/98   53.7939  22.6945  52.6124        31.2632    18.9154
11/30/98   50.9428  21.9955  55.8218        32.1073    19.8801
12/31/98   49.9341  22.3914  59.0595        32.1394    20.6753
1/31/99    48.4261  21.9436  61.5400        32.5251    20.6133
2/28/99    48.7796  22.3232  59.6323        31.2241    20.1186
3/31/99    50.0235  22.0910  62.0176        31.2241    20.9636
4/30/99    50.6138  23.0232  64.4363        31.1617    21.8231
5/31/99    49.6876  22.3049  62.8898        30.6008    20.7101
6/30/99    49.3944  22.8625  66.3487        30.1112    21.5178
7/31/99    46.7765  22.2749  64.2786        29.7800    22.1633
8/31/99    47.3098  22.4175  63.9572        29.6907    22.2520
9/30/99    48.4784  22.5296  62.2041        29.6907    22.4812

                       CORRELATION ANALYSIS (5/87 - 8/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum
                                                              Currency   MAR        S&P        SAL       EAFE
------------------------------------------------------------------------------------------------------------------
Spectrum Currency                                               1.00     0.71          -0.09   0.10          -0.09
MAR Index                                                                1.00           0.07   0.28          -0.05
S & P 500 Index                                                                         1.00   0.32           0.53
Salomon Corporate Bond Index                                                                   1.00           0.11
MSCI EAFE Index                                                                                               1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Public Fund Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.

--------------------------------------------------------------------------------

All of the performance data below is through August 31, 1999.

                         SPECTRUM COMMODITY STATISTICS
------------------------------------------------


Trading Advisor:                  Morgan Stanley Dean Witter
                                  Commodity Management, Inc.
Began Trading:                               January 2, 1998
Total Assets in Fund:                          $23.6 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Average Leverage Employed:                              1.5x
Monthly Management Fee:      1/12 of 2.5% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 4.60% of Beg. Net Assets
Annual Incentive Fee:              20.00% of Trading Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                (17.57)%
Standard Deviation of Monthly Returns:              5.18%
Annualized Standard Deviation:                     17.92%
Sharpe Ratio:                                       -1.23
Sortino Ratio:                                      -2.72
Largest Decline Period (2/98 - 2/99):             -38.60%
Average Recovery (No. of months):                     N/A
Average Monthly Loss:                              -5.00%
Standard Deviation of Monthly Loss:                 2.35%
% of Losing Months:                                60.00%
Average Monthly Gain:                               3.84%
Standard Deviation of Monthly Gain:                 3.26%
% of Winning Months:                               40.00%

                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Metals         33%
Energies       31%
Agriculturals  20%
Softs          16%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Commodity features a long-only, broadly-diversified, actively-managed portfolio of traditional commodities.



Its trading advisor, Morgan Stanley Dean Witter Commodities Management Inc. uses a technical approach to investing that is unique in the marketplace. The trading strategy seeks to benefit from supply and demand dynamics (based on consumer and producer reactions to price movements) by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening.


                             FUTURES MARKETS TRADED
------------------------------------------------


AGRICULTURALS           METALS
Corn                    Aluminum
Feeder cattle           Copper
Lean hogs               Gold
Live cattle             Lead
Oats                    Nickel
Pork bellies            Platinum
Soybeans                Silver
Soybean meal            Tin
Soybean oil             Zinc
Wheat

SOFTS
Cocoa
Coffee
Cotton
Lumber
Orange juice
Sugar

ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM COMMODITY PERFORMANCE
--------------------------------------------------------------------------------

     1998               1999
-34.30%                10.35%

                     (8 MONTHS)

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM   MAR INDEX
          COMMODITY
12/31/98    -34.30%      7.92%
1/31/99     -36.13%      5.55%
2/28/99     -34.73%      8.33%
3/31/99     -29.14%      7.04%
4/30/99     -25.67%     16.27%
5/31/99     -24.91%      8.96%
6/30/99     -18.95%     11.26%
7/31/99     -12.99%      9.55%
8/31/99       0.28%      2.28%

               HISTORICAL PERFORMANCE COMPARISON (12/31/97 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM   MAR INDEX  S & P 500 INDEX  SALOMON CORP.  MSCI EAFE INDEX
          COMMODITY                               BOND INDEX
12/31/97      10.00      10.00            10.00          10.00            10.00
1/31/98       10.13      10.02            10.11          10.14            10.46
2/28/98        9.53     9.9318          10.8379        10.1299          11.1294
3/31/98        9.54     9.9467          11.3906        10.1704          11.4744
4/30/98        9.31     9.5439          11.5045        10.2213          11.5662
5/31/98        8.67     9.8665          11.3089        10.3951          11.5084
6/30/98        8.39      9.904          11.7726        10.5198          11.6005
7/31/98        7.85        9.8          11.6431         10.625          11.7165
8/31/98        7.23    10.5634           9.9549        10.7206          10.2637
9/30/98        7.75     11.006           10.593        11.1601           9.9517
10/31/98       7.48    10.9378          11.4542        10.9481          10.9966
11/30/98        6.8    10.6009          12.1529        11.2437          11.5574
12/31/98       6.57    10.7917          12.8578        11.2549          12.0197
1/31/99        6.47    10.5759          13.3978          11.39          11.9836
2/28/99        6.22    10.7589          12.9825        10.9344           11.696
3/31/99        6.76     10.647          13.5018        10.9344          12.1872
4/30/99        6.92    11.0963          14.0284        10.9125          12.6869
5/31/99        6.51    10.7501          13.6917        10.7161          12.0399
6/30/99         6.8    11.0189          14.4447        10.5446          12.5095
7/31/99        6.83    10.7357           13.994        10.4286          12.8848
8/31/99        7.25    10.8044           13.924        10.3973          12.9363

                       CORRELATION ANALYSIS (1/98 - 8/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum
                                                              Commodity   MAR         S&P        SAL        EAFE
---------------------------------------------------------------------------------------------------------------------
Spectrum Commodity                                              1.00      0.11            0.30   0.02            0.19
MAR Index                                                                 1.00           -0.34   0.13           -0.44
S & P 500 Index                                                                           1.00   0.15            0.79
Salomon Corporate Bond Index                                                                     1.00           -0.12
MSCI EAFE Index                                                                                                  1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts
Reports, Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following charts were prepared by the general partner to illustrate the change in fund assets from the inception of trading in each partnership (other than Spectrum Currency) through August 31, 1999, to reflect each partnership's performance and net additions of capital.


                                SPECTRUM SELECT
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS   SPECTRUM SELECT
Aug-91               $52.0
Dec-91*              $80.7
Dec-92               $60.9
Dec-93**            $199.2
Dec-94              $168.2
Dec-95              $176.4
Dec-96**            $163.8
Dec-97              $166.8
Dec-98***           $200.1
Aug-99              $212.5


Year-end net assets (millions)


  * Spectrum Select had multiple closings during initial offering

 ** Re-opening of fund in September 1993 and November 1996


*** Effective May 1998, Spectrum Select became part of the Spectrum Series of partnerships.


                               SPECTRUM TECHNICAL
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS  SPECTRUM TECHNICAL
Nov-94                  $8.0
Dec-94                 $14.9
Dec-95                 $59.3
Dec-96                $113.0
Dec-97                $182.0
Dec-98                $255.1
Aug-99                $281.2


Year-end net assets (millions)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               SPECTRUM STRATEGIC
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS  SPECTRUM STRATEGIC
Nov-94                  $6.7
Dec-94                 $11.9
Dec-95                 $32.5
Dec-96                 $45.1
Dec-97                 $59.1
Dec-98                 $70.4
Aug-99                 $88.7


Year-end net assets (millions)


                            SPECTRUM GLOBAL BALANCED
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS  SPECTRUM GLOBAL BALANCED
Nov-94                        $2.5
Dec-94                        $3.8
Dec-95                       $14.8
Dec-96                       $18.7
Dec-97                       $25.7
Dec-98                       $45.9
Aug-99                       $55.1


Year-end net assets (millions)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               SPECTRUM COMMODITY
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS    SPECTRUM COMMODITY
12/1/1997*               $25.7
Dec-98                   $24.9
Aug-99                   $23.6


Year-end net assets (millions)


* Fund had multiple closings during initial offering

                              -------------------


    The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of each partnership (other than Spectrum Currency) versus that of the MAR Index, from the inception of trading through August 31, 1999. The MAR Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the MAR Index, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restrictions on the public managed futures funds that it tracks. As of August 31, 1999, there were 91 public managed futures funds included in the calculation of the MAR Index.



                         SPECTRUM SELECT VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NET ASSET VALUE PER UNIT  MAR INDEX  SPECTRUM SELECT
Aug-91                         9.57             9.38
Sep-91                         9.99             9.97
Oct-91                         9.81             9.75
Nov-91                         9.83             9.46
Dec-91                        11.37            13.12
Jan-92                        10.50            11.32
Feb-92                        10.11            10.63
Mar-92                        10.05            10.21
Apr-92                         9.77            10.02
May-92                         9.77             9.88
Jun-92                        10.35            10.59
Jul-92                        11.08            11.73
Aug-92                        11.55            12.51
Sep-92                        11.38            11.86
Oct-92                        11.24            11.48
Nov-92                        11.30            11.64
Dec-92                        11.22            11.22
Jan-93                        11.09            11.26
Feb-93                        11.72            12.93
Mar-93                        11.65            12.85
Apr-93                        11.96            14.18
May-93                        11.99            14.46
Jun-93                        12.16            14.49
Jul-93                        12.72            16.50
Aug-93                        12.57            16.35
Sep-93                        12.45            15.67
Oct-93                        12.23            14.89
Nov-93                        12.09            14.70
Dec-93                        12.42            15.90
Jan-94                        11.94            14.04
Feb-94                        11.58            13.09
Mar-94                        11.84            14.73
Apr-94                        11.59            14.59
May-94                        11.79            15.59
Jun-94                        12.17            17.19
Jul-94                        11.84            16.35
Aug-94                        11.47            15.22
Sep-94                        11.58            15.41
Oct-94                        11.59            14.67
Nov-94                        11.62            15.50
Dec-94                        11.46            15.08
Jan-95                        10.98            13.85
Feb-95                        11.55            15.19
Mar-95                        12.76            18.31
Apr-95                        13.10            19.97
May-95                        13.37            22.18
Jun-95                        13.19            21.80
Jul-95                        12.78            19.49
Aug-95                        12.86            18.55
Sep-95                        12.59            17.11
Oct-95                        12.44            16.54
Nov-95                        12.55            16.77
Dec-95                        13.05            18.64
Jan-96                        13.42            18.57
Feb-96                        12.44            16.32
Mar-96                        12.50            16.29
Apr-96                        13.03            16.95
May-96                        12.62            16.33
Jun-96                        12.74            16.56
Jul-96                        12.54            16.32
Aug-96                        12.51            16.24
Sep-96                        12.97            16.79
Oct-96                        13.90            19.02
Nov-96                        14.68            20.31
Dec-96                        14.33            19.62
Jan-97                        14.84            20.40
Feb-97                        15.21            21.36
Mar-97                        15.11            21.43
Apr-97                        14.82            20.26
May-97                        14.59            20.02
Jun-97                        14.71            20.05
Jul-97                        15.65            22.01
Aug-97                        15.05            20.64
Sep-97                        15.22            20.83
Oct-97                        14.98            20.05
Nov-97                        15.12            20.17
Dec-97                        15.42            20.85
Jan-98                        15.45            21.03
Feb-98                        15.31            21.48
Mar-98                        15.34            21.53
Apr-98                        14.72            20.08
May-98                        15.21            20.44
Jun-98                        15.27            20.63
Jul-98                        15.11            20.43
Aug-98                        16.29            24.35
Sep-98                        16.97            25.87
Oct-98                        16.87            24.54
Nov-98                        16.35            23.52
Dec-98                        16.64            23.80
Jan-99                        16.31            23.11
Feb-99                        16.59            24.37
Mar-99                        16.42            23.76
Apr-99                        17.11            24.64
May-99                        16.58            23.56
Jun-99                        16.99            23.64
Jul-99                        16.55            22.60
Aug-99                        16.66            22.50

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        SPECTRUM TECHNICAL VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NET ASSET VALUE PER UNIT  MAR INDEX  SPECTRUM TECHNICAL
Oct-94                       $10.00              $10.00
Nov-94                       $10.03               $9.91
Dec-94                        $9.89               $9.78
Jan-95                        $9.47               $9.60
Feb-95                        $9.97              $10.09
Mar-95                       $11.01              $11.12
Apr-95                       $11.30              $11.52
May-95                       $11.54              $11.60
Jun-95                       $11.38              $11.47
Jul-95                       $11.03              $11.19
Aug-95                       $11.10              $11.12
Sep-95                       $10.86              $10.75
Oct-95                       $10.74              $10.74
Nov-95                       $10.83              $10.84
Dec-95                       $11.27              $11.50
Jan-96                       $11.58              $12.05
Feb-96                       $10.73              $11.28
Mar-96                       $10.79              $11.42
Apr-96                       $11.24              $11.97
May-96                       $10.89              $11.51
Jun-96                       $10.99              $11.88
Jul-96                       $10.83              $11.31
Aug-96                       $10.80              $11.27
Sep-96                       $11.19              $11.89
Oct-96                       $11.99              $13.07
Nov-96                       $12.67              $14.16
Dec-96                       $12.37              $13.61
Jan-97                       $12.81              $14.11
Feb-97                       $13.13              $14.27
Mar-97                       $13.04              $14.01
Apr-97                       $12.79              $13.60
May-97                       $12.59              $13.09
Jun-97                       $12.69              $13.18
Jul-97                       $13.51              $14.41
Aug-97                       $12.99              $13.55
Sep-97                       $13.13              $13.80
Oct-97                       $12.93              $13.85
Nov-97                       $13.05              $13.99
Dec-97                       $13.31              $14.63
Jan-98                       $13.33              $14.46
Feb-98                       $13.22              $14.52
Mar-98                       $13.24              $14.71
Apr-98                       $12.70              $14.03
May-98                       $13.13              $14.49
Jun-98                       $13.18              $14.33
Jul-98                       $13.04              $14.19
Aug-98                       $14.06              $15.65
Sep-98                       $14.65              $16.33
Oct-98                       $14.56              $16.21
Nov-98                       $14.11              $15.21
Dec-98                       $14.36              $16.12
Jan-99                       $14.07              $15.32
Feb-99                       $14.32              $15.70
Mar-99                       $14.17              $15.31
Apr-99                       $14.77              $16.41
May-99                       $14.31              $15.59
Jun-99                       $14.66              $16.39
Jul-99                       $14.29              $15.75
Aug-99                       $14.38              $15.90


                        SPECTRUM STRATEGIC VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NET ASSET VALUE PER UNIT  MAR INDEX  SPECTRUM STRATEGIC
Oct-94                       $10.03              $10.01
Dec-94                        $9.89              $10.01
Jan-95                        $9.47               $9.66
Feb-95                        $9.97               $9.80
Mar-95                       $11.01              $10.57
Apr-95                       $11.30              $10.57
May-95                       $11.54              $10.50
Jun-95                       $11.38               $9.83
Jul-95                       $11.03               $9.75
Aug-95                       $11.10              $10.14
Sep-95                       $10.86              $10.10
Oct-95                       $10.74              $10.13
Nov-95                       $10.83              $10.41
Dec-95                       $11.27              $11.06
Jan-96                       $11.58              $11.47
Feb-96                       $10.73              $10.29
Mar-96                       $10.79              $10.19
Apr-96                       $11.24              $10.81
May-96                       $10.89              $10.48
Jun-96                       $10.99              $10.18
Jul-96                       $10.83               $9.68
Aug-96                       $10.80               $9.79
Sep-96                       $11.19              $10.29
Oct-96                       $11.99              $10.59
Nov-96                       $12.67              $10.96
Dec-96                       $12.37              $10.67
Jan-97                       $12.81              $10.60
Feb-97                       $13.13              $11.67
Mar-97                       $13.04              $12.46
Apr-97                       $12.79              $11.60
May-97                       $12.59              $11.69
Jun-97                       $12.69              $11.50
Jul-97                       $13.51              $12.38
Aug-97                       $12.99              $11.77
Sep-97                       $13.13              $11.06
Oct-97                       $12.93              $10.37
Nov-97                       $13.05              $10.14
Dec-97                       $13.31              $10.71
Jan-98                       $13.33              $11.28
Feb-98                       $13.22              $10.90
Mar-98                       $13.24              $10.94
Apr-98                       $12.70               $9.73
May-98                       $13.13               $9.01
Jun-98                       $13.18               $8.93
Jul-98                       $13.04               $8.46
Aug-98                       $14.06               $9.46
Sep-98                       $14.65              $11.26
Oct-98                       $14.56              $12.21
Nov-98                       $14.11              $11.24
Dec-98                       $14.36              $11.55
Jan-99                       $14.07              $11.14
Feb-99                       $14.32              $12.45
Mar-99                       $14.17              $12.02
Apr-99                       $14.77              $12.26
May-99                       $14.31              $10.62
Jun-99                       $14.66              $12.94
Jul-99                       $14.29              $12.81
Aug-99                       $14.38              $13.49

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     SPECTRUM GLOBAL BALANCED VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NET ASSET VALUE PER UNIT  MAR INDEX  SPECTRUM GLOBAL BALANCED
Oct-94                       $10.03                     $9.95
Dec-94                        $9.89                     $9.83
Jan-95                        $9.47                     $9.96
Feb-95                        $9.97                    $10.42
Mar-95                       $11.01                    $10.72
Apr-95                       $11.30                    $10.95
May-95                       $11.54                    $11.43
Jun-95                       $11.38                    $11.52
Jul-95                       $11.03                    $11.36
Aug-95                       $11.10                    $11.20
Sep-95                       $10.86                    $11.38
Oct-95                       $10.74                    $11.41
Nov-95                       $10.83                    $11.72
Dec-95                       $11.27                    $12.07
Jan-96                       $11.58                    $12.12
Feb-96                       $10.73                    $11.16
Mar-96                       $10.79                    $11.04
Apr-96                       $11.24                    $11.18
May-96                       $10.89                    $10.83
Jun-96                       $10.99                    $10.88
Jul-96                       $10.83                    $10.97
Aug-96                       $10.80                    $10.88
Sep-96                       $11.19                    $11.13
Oct-96                       $11.99                    $11.55
Nov-96                       $12.67                    $12.10
Dec-96                       $12.37                    $11.63
Jan-97                       $12.81                    $12.02
Feb-97                       $13.13                    $12.40
Mar-97                       $13.04                    $12.09
Apr-97                       $12.79                    $11.89
May-97                       $12.59                    $12.09
Jun-97                       $12.69                    $12.53
Jul-97                       $13.51                    $14.02
Aug-97                       $12.99                    $13.19
Sep-97                       $13.13                    $13.62
Oct-97                       $12.93                    $13.39
Nov-97                       $13.05                    $13.34
Dec-97                       $13.31                    $13.75
Jan-98                       $13.33                    $14.06
Feb-98                       $13.22                    $14.27
Mar-98                       $13.24                    $14.59
Apr-98                       $12.70                    $14.33
May-98                       $13.13                    $14.28
Jun-98                       $13.18                    $14.28
Jul-98                       $13.04                    $14.11
Aug-98                       $14.06                    $14.47
Sep-98                       $14.65                    $15.21
Oct-98                       $14.56                    $15.39
Nov-98                       $14.11                    $15.80
Dec-98                       $14.36                    $16.00
Jan-99                       $14.07                    $15.99
Feb-99                       $14.32                    $15.98
Mar-99                       $14.17                    $15.98
Apr-99                       $14.77                    $16.64
May-99                       $14.31                    $15.81
Jun-99                       $14.66                    $16.17
Jul-99                       $14.29                    $15.90
Aug-99                       $14.38                    $15.87


                        SPECTRUM COMMODITY VS. MAR INDEX
                    HISTORICAL PERFORMANCE COMPARISON (NAV)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NET ASSET VALUE PER UNIT  MAR INDEX  SPECTRUM COMMODITY
Dec-97
Jan-98                       $10.02              $10.13
Feb-98                        $9.93               $9.53
Mar-98                        $9.95               $9.54
Apr-98                        $9.54               $9.31
May-98                        $9.87               $8.67
Jun-98                        $9.90               $8.39
Jul-98                        $9.80               $7.85
Aug-98                       $10.56               $7.23
Sep-98                       $11.01               $7.75
Oct-98                       $10.94               $7.48
Nov-98                       $10.60               $6.80
Dec-98                       $10.79               $6.57
Jan-99                       $10.58               $6.47
Feb-99                       $10.76               $6.22
Mar-99                       $10.65               $6.76
Apr-99                       $11.10               $6.92
May-99                       $10.75               $6.51
Jun-99                       $11.02               $6.80
Jul-99                       $10.74               $6.83
Aug-99                       $10.80               $7.25

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              -------------------


    The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership (other than Spectrum Currency) versus that of the MAR Index, from the inception of trading through August 31, 1999.


                         SPECTRUM SELECT VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   SPECTRUM SELECT  MAR INDEX
YTD                         -5.46%      0.12%
1 YR.                       -7.60%      2.28%
2 YR.                        4.41%      5.22%
3 YR.                       11.48%     10.03%
5 YR.                        8.13%      7.75%
Inception-to-Date           10.55%      6.51%

Data: August 1, 1991 through August 31, 1999

All returns, with the exception of year-to-date returns, are annualized.

                        SPECTRUM TECHNICAL VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   SPECTRUM TECHNICAL  MAR INDEX
YTD                            -1.36%      0.12%
1 YR.                           1.60%      2.28%
2 YR.                           8.33%      5.22%
3 YR.                          12.16%     10.03%
Inception-to-Date              10.08%      7.81%

Data: November 1, 1994 through August 31, 1999

All returns, with the exception of year-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        SPECTRUM STRATEGIC VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       SPECTRUM STRATEGIC  MAR INDEX
YTD                16.80%      0.12%
1 YR.              42.60%      2.28%
2 YR.               7.06%      5.22%
3 YR.              11.28%     10.03%
ITD                 6.39%      7.81%

Data: November 1, 1994 through August 31, 1999

All returns, with the exception of year-to-date returns, are annualized.

                     SPECTRUM GLOBAL BALANCED VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   SPECTRUM GLOBAL BALANCED  MAR INDEX
YTD                                  -0.81%      0.12%
1 YR.                                 9.68%      2.28%
2 YR.                                 9.69%      5.22%
3 YR.                                13.41%     10.03%
Inception-to-Date                    10.04%      7.81%

Data: November 1, 1994 through August 31, 1999

All returns, with the exception of year-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        SPECTRUM COMMODITY VS. MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   SPECTRUM COMMODITY  MAR INDEX
YTD                            10.35%      0.12%
1 YR.                           0.28%      2.28%
Inception-to-Date             -17.56%      4.75%

Data: January 1, 1998 through August 31, 1999

All returns, with the exception of year-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period performance and statistical information relating to Spectrum Select, from the inception of trading in August 1991 through August 1999. The "Restated NAV/unit" column reflects the April 1998 100-to-1 unit conversion that took place when Spectrum Select became part of the Spectrum Series of partnerships.



                                               SPECTRUM SELECT
                                           HISTORICAL PERFORMANCE
-------------------------------------------------------------------------------------------------------------
                                             MONTH-END   RESTATED                          12 MO.     24 MO.
                                  MONTHLY      NAV/        NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT        UNIT      RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------   --------
                                     %           $          $          %          %          %          %
Beginning NAV per
unit                                         1,000.00     10.00
           Aug-91                   (6.20)     938.03      9.38
           Sep-91                    6.32      997.33      9.97       (0.27)
           Oct-91                   (2.28)     974.59      9.75
           Nov-91                   (2.93)     946.08      9.46
           Dec-91                   38.67    1,311.91     13.12       31.54      31.19
           Jan-92                  (13.72)   1,131.97     11.32
           Feb-92                   (6.09)   1,063.01     10.63
           Mar-92                   (3.91)   1,021.45     10.21      (22.14)
           Apr-92                   (1.86)   1,002.48     10.02
           May-92                   (1.42)     988.25      9.88
           Jun-92                    7.19    1,059.32     10.59        3.71
           Jul-92                   10.72    1,172.90     11.73                             17.29
           Aug-92                    6.69    1,251.34     12.51                             33.40
           Sep-92                   (5.24)   1,185.75     11.86       11.94                 18.89
           Oct-92                   (3.17)   1,148.12     11.48                             17.81
           Nov-92                    1.39    1,164.06     11.64                             23.04
           Dec-92                   (3.58)   1,122.39     11.22       (5.34)    (14.45)    (14.45)
           Jan-93                    0.31    1,125.87     11.26                             (0.54)
           Feb-93                   14.85    1,293.01     12.93                             21.64
           Mar-93                   (0.60)   1,285.31     12.85       14.52                 25.83
           Apr-93                   10.35    1,418.31     14.18                             41.48
           May-93                    1.95    1,445.99     14.46                             46.32
           Jun-93                    0.21    1,449.03     14.49       12.74                 36.79
           Jul-93                   13.90    1,650.44     16.50                             40.71     65.04
           Aug-93                   (0.95)   1,634.78     16.35                             30.64     74.28
           Sep-93                   (4.13)   1,567.26     15.67        8.16                 32.17     57.15
           Oct-93                   (4.97)   1,489.30     14.89                             29.72     52.81
           Nov-93                   (1.30)   1,469.95     14.70                             26.28     55.37
           Dec-93                    8.13    1,589.53     15.90        1.42      41.62      41.62     21.16
           Jan-94                  (11.67)   1,403.96     14.04                             24.70     24.03
           Feb-94                   (6.79)   1,308.63     13.09                              1.21     23.11
           Mar-94                   12.57    1,473.08     14.73       (7.33)                14.61     44.21
           Apr-94                   (0.95)   1,459.11     14.59                              2.88     45.55
           May-94                    6.84    1,558.94     15.59                              7.81     57.75
           Jun-94                   10.30    1,719.48     17.19       16.73                 18.66     62.32
           Jul-94                   (4.91)   1,635.10     16.35                             (0.93)    39.41
           Aug-94                   (6.95)   1,521.54     15.22                             (6.93)    21.59
           Sep-94                    1.25    1,540.54     15.41      (10.41)                (1.70)    29.92
           Oct-94                   (4.78)   1,466.94     14.67                             (1.50)    27.77
           Nov-94                    5.68    1,550.30     15.50                              5.47     33.18
           Dec-94                   (2.72)   1,508.07     15.08       (2.11)     (5.12)     (5.12)    34.36
           Jan-95                   (8.13)   1,385.43     13.85                             (1.32)    23.05
           Feb-95                    9.61    1,518.57     15.19                             16.04     17.44
           Mar-95                   20.58    1,831.08     18.31       21.42                 24.30     42.46
           Apr-95                    9.06    1,996.89     19.97                             36.86     40.79
           May-95                   11.08    2,218.08     22.18                             42.28     53.40
           Jun-95                   (1.70)   2,180.39     21.80       19.08                 26.81     50.47
           Jul-95                  (10.61)   1,948.96     19.49                             19.20     18.09
           Aug-95                   (4.81)   1,855.19     18.55                             21.93     13.48


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                               SPECTRUM SELECT
                                           HISTORICAL PERFORMANCE
-------------------------------------------------------------------------------------------------------------
                                             MONTH-END   RESTATED                          12 MO.     24 MO.
                                  MONTHLY      NAV/        NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT        UNIT      RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------   --------
                                     %           $          $          %          %          %          %
           Sep-95                   (7.76)   1,711.24     17.11      (21.52)                11.08      9.19
           Oct-95                   (3.35)   1,653.91     16.54                             12.75     11.05
           Nov-95                    1.37    1,676.60     16.77                              8.15     14.06
           Dec-95                   11.19    1,864.21     18.64        8.94      23.62      23.62     17.28
           Jan-96                   (0.38)   1,857.19     18.57                             34.05     32.28
           Feb-96                  (12.11)   1,632.31     16.32                              7.49     24.73
           Mar-96                   (0.22)   1,628.73     16.29      (12.63)               (11.05)    10.57
           Apr-96                    4.07    1,695.09     16.95                            (15.11)    16.17
           May-96                   (3.65)   1,633.21     16.33                            (26.37)     4.76
           Jun-96                    1.37    1,655.66     16.56        1.65                (24.07)    (3.71)
           Jul-96                   (1.44)   1,631.86     16.32                            (16.27)    (0.20)
           Aug-96                   (0.46)   1,624.40     16.24                            (12.44)     6.76
           Sep-96                    3.34    1,678.68     16.79        1.39                 (1.90)     8.97
           Oct-96                   13.30    1,901.95     19.02                             15.00     29.65
           Nov-96                    6.76    2,030.51     20.31                             21.11     30.98
           Dec-96                   (3.36)   1,962.38     19.62       16.90       5.27       5.27     30.13
           Jan-97                    3.93    2,039.51     20.40                              9.82     47.21
           Feb-97                    4.75    2,136.39     21.36                             30.88     40.68
           Mar-97                    0.31    2,143.07     21.43        9.21                 31.58     17.04
           Apr-97                   (5.46)   2,026.09     20.26                             19.53      1.46
           May-97                   (1.18)   2,002.26     20.02                             22.60     (9.73)
           Jun-97                    0.16    2,005.45     20.05       (6.42)                21.13     (8.02)
           Jul-97                    9.74    2,200.71     22.01                             34.86     12.92
           Aug-97                   (6.22)   2,063.90     20.64                             27.06     11.25
           Sep-97                    0.93    2,083.14     20.83        3.87                 24.09     21.73
           Oct-97                   (3.77)   2,004.57     20.05                              5.40     21.20
           Nov-97                    0.62    2,017.04     20.17                             (0.66)    20.31
           Dec-97                    3.35    2,084.52     20.85        0.07       6.22       6.22     11.82
           Jan-98                    0.87    2,102.70     21.03                              3.10     13.22
           Feb-98                    2.16    2,148.09     21.48                              0.55     31.60
           Mar-98                    0.23    2,152.95     21.53        3.28                  0.46     32.19
           Apr-98                   (6.72)   2,008.20     20.08                             (0.88)    18.47
           May-98                    1.78    2,044.00     20.44                              2.08     25.15
           Jun-98                    0.93    2,063.00     20.63       (4.18)                 2.87     24.60
           Jul-98                   (0.97)   2,043.00     20.43                             (7.17)    25.19
           Aug-98                   19.19    2,435.00     24.35                             17.98     49.90
           Sep-98                    6.24    2,587.00     25.87       25.40                 24.19     54.11
           Oct-98                   (5.14)   2,454.00     24.54                             22.42     29.03
           Nov-98                   (4.16)   2,352.00     23.52                             16.61     15.83
           Dec-98                    1.19    2,380.00     23.80       (8.00)     14.17      14.17     21.28
           Jan-99                   (2.90)   2,311.00     23.11                              9.91     13.31
           Feb-99                    5.45    2,437.00     24.37                             13.45     14.07
           Mar-99                   (2.50)   2,376.00     23.76       (0.17)                10.36     10.87
           Apr-99                    3.70    2,464.00     24.64                             22.70     21.61
           May-99                   (4.38)   2,356.00     23.56                             15.26     17.67
           Jun-99                    0.34    2,364.00     23.64       (0.51)                14.59     17.88
           Jul-99                   (4.40)   2,260.00     22.60                             10.62      2.69
           Aug-99                   (0.44)   2,250.00     22.50       (4.82)     (5.46)     (7.60)     9.02

Compounded annual rate of return:                                                10.55

Standard Deviation of Monthly Returns:                                            7.66

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Technical, from the inception of trading in November 1994 through August 1999.


                                        SPECTRUM TECHNICAL
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
Beginning NAV per
unit                                           10.00
           Nov-94                   (0.90)      9.91
           Dec-94                   (1.31)      9.78       (2.20)     (2.20)
           Jan-95                   (1.84)      9.60
           Feb-95                    5.10      10.09
           Mar-95                   10.21      11.12       13.70
           Apr-95                    3.60      11.52
           May-95                    0.69      11.60
           Jun-95                   (1.12)     11.47        3.15
           Jul-95                   (2.44)     11.19
           Aug-95                   (0.63)     11.12
           Sep-95                   (3.33)     10.75       (6.28)
           Oct-95                   (0.09)     10.74                              7.40
           Nov-95                    0.93      10.84                              9.38
           Dec-95                    6.09      11.50        6.98      17.59      17.59
           Jan-96                    4.78      12.05                             25.52
           Feb-96                   (6.39)     11.28                             11.79
           Mar-96                    1.24      11.42       (0.70)                 2.70
           Apr-96                    4.82      11.97                              3.91
           May-96                   (3.84)     11.51                             (0.78)
           Jun-96                    3.21      11.88        4.03                  3.57
           Jul-96                   (4.80)     11.31                              1.07
           Aug-96                   (0.35)     11.27                              1.35
           Sep-96                    5.50      11.89        0.08                 10.60
           Oct-96                    9.92      13.07                             21.69     30.70
           Nov-96                    8.34      14.16                             30.63     42.89
           Dec-96                   (3.88)     13.61       14.47      18.35      18.35     39.16
           Jan-97                    3.67      14.11                             17.10     46.98
           Feb-97                    1.13      14.27                             26.51     41.43
           Mar-97                   (1.82)     14.01        2.94                 22.68     25.99
           Apr-97                   (2.93)     13.60                             13.62     18.06
           May-97                   (3.75)     13.09                             13.73     12.84
           Jun-97                    0.69      13.18       (5.92)                10.94     14.91
           Jul-97                    9.33      14.41                             27.41     28.78
           Aug-97                   (5.97)     13.55                             20.23     21.85
           Sep-97                    1.85      13.80        4.70                 16.06     28.37
           Oct-97                    0.36      13.85                              5.97     28.96
           Nov-97                    1.01      13.99                             (1.20)    29.06
           Dec-97                    4.57      14.63        6.01       7.49       7.49     27.22
           Jan-98                   (1.16)     14.46                              2.48     20.00
           Feb-98                    0.41      14.52                              1.75     28.72
           Mar-98                    1.31      14.71        0.55                  5.00     28.81
           Apr-98                   (4.62)     14.03                              3.16     17.21
           May-98                    3.28      14.49                             10.70     25.89
           Jun-98                   (1.10)     14.33       (2.58)                 8.73     20.62
           Jul-98                   (0.98)     14.19                             (1.53)    25.46
           Aug-98                   10.29      15.65                             15.50     38.86
           Sep-98                    4.35      16.33       13.96                 18.33     37.34


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM TECHNICAL
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
           Oct-98                   (0.73)     16.21                             17.04     24.02
           Nov-98                   (6.17)     15.21                              8.72      7.42
           Dec-98                    5.98      16.12       (1.29)     10.18      10.18     18.44
           Jan-99                   (4.96)     15.32                              5.95      8.58
           Feb-99                    2.48      15.70                              8.13     10.02
           Mar-99                   (2.48)     15.31       (5.02)                 4.08      9.28
           Apr-99                    7.18      16.41                             16.96     20.66
           May-99                   (5.00)     15.59                              7.59     19.10
           Jun-99                    5.13      16.39        7.05                 14.38     24.36
           Jul-99                   (3.90)     15.75                             10.99      9.30
           Aug-99                    0.95      15.90       (2.99)     (1.36)      1.60     17.34

Compounded annual rate of return:                                     10.08

Standard deviation of monthly returns:                                 4.38

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Strategic, from the inception of trading in November 1994 through August 1999.


                                        SPECTRUM STRATEGIC
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
Beginning NAV per
unit                                           10.00
           Nov-94                    0.10      10.01
           Dec-94                    0.00      10.01        0.10       0.10
           Jan-95                   (3.50)      9.66
           Feb-95                    1.45       9.80
           Mar-95                    7.86      10.57        5.59
           Apr-95                    0.00      10.57
           May-95                   (0.66)     10.50
           Jun-95                   (6.38)      9.83       (7.00)
           Jul-95                   (0.81)      9.75
           Aug-95                    4.00      10.14
           Sep-95                   (0.39)     10.10        2.75
           Oct-95                    0.30      10.13                              1.30
           Nov-95                    2.76      10.41                              4.00
           Dec-95                    6.24      11.06        9.50      10.49      10.49
           Jan-96                    3.71      11.47                             18.74
           Feb-96                  (10.29)     10.29                              5.00
           Mar-96                   (0.97)     10.19       (7.87)                (3.60)
           Apr-96                    6.08      10.81                              2.27
           May-96                   (3.05)     10.48                             (0.19)
           Jun-96                   (2.86)     10.18       (0.10)                 3.56
           Jul-96                   (4.91)      9.68                             (0.72)
           Aug-96                    1.14       9.79                             (3.45)
           Sep-96                    5.11      10.29        1.08                  1.88
           Oct-96                    2.92      10.59                              4.54       5.90
           Nov-96                    3.49      10.96                              5.28       9.49
           Dec-96                   (2.65)     10.67        3.69      (3.53)     (3.53)      6.59
           Jan-97                   (0.66)     10.60                             (7.59)      9.73
           Feb-97                   10.09      11.67                             13.41      19.08
           Mar-97                    6.77      12.46       16.78                 22.28      17.88
           Apr-97                   (6.90)     11.60                              7.31       9.74
           May-97                    0.78      11.69                             11.55      11.33
           Jun-97                   (1.63)     11.50       (7.70)                12.97      16.99
           Jul-97                    7.65      12.38                             27.89      26.97
           Aug-97                   (4.93)     11.77                             20.22      16.07
           Sep-97                   (6.03)     11.06       (3.83)                 7.48       9.50
           Oct-97                   (6.24)     10.37                             (2.08)      2.37
           Nov-97                   (2.22)     10.14                             (7.48)     (2.59)
           Dec-97                    5.62      10.71       (3.16)      0.37       0.37      (3.16)
           Jan-98                    5.32      11.28                              6.42      (1.66)
           Feb-98                   (3.37)     10.90                             (6.60)      5.93
           Mar-98                    0.37      10.94        2.15                (12.20)      7.36
           Apr-98                  (11.06)      9.73                            (16.12)     (9.99)
           May-98                   (7.40)      9.01                            (22.93)    (14.03)
           Jun-98                   (0.89)      8.93      (18.37)               (22.35)    (12.28)
           Jul-98                   (5.26)      8.46                            (31.66)    (12.60)
           Aug-98                   11.82       9.46                            (19.63)     (3.37)
           Sep-98                   19.03      11.26       26.09                  1.81       9.43


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM STRATEGIC
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
           Oct-98                    8.44      12.21                             17.74      15.30
           Nov-98                   (7.94)     11.24                             10.85       2.55
           Dec-98                    2.76      11.55        2.58       7.84       7.84       8.25
           Jan-99                   (3.55)     11.14                             (1.24)      5.09
           Feb-99                   11.76      12.45                             14.22       6.68
           Mar-99                   (3.45)     12.02        4.07                  9.87      (3.53)
           Apr-99                    2.00      12.26                             26.00       5.69
           May-99                  (13.38)     10.62                             17.87      (9.15)
           Jun-99                   21.85      12.94        7.65                 44.90      12.52
           Jul-99                   (1.00)     12.81                             51.42       3.47
           Aug-99                    5.31      13.49        4.25      16.80      42.60      14.61

Compounded annual rate of return:                                      6.39

Standard deviation of monthly returns:                                 6.67

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Global Balanced, from the inception of trading in November 1994 through August, 1999.


                                     SPECTRUM GLOBAL BALANCED
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
Beginning NAV per
unit                                           10.00
           Nov-94                   (0.50)      9.95
           Dec-94                   (1.21)      9.83       (1.70)     (1.70)
           Jan-95                    1.32       9.96
           Feb-95                    4.62      10.42
           Mar-95                    2.88      10.72        9.05
           Apr-95                    2.15      10.95
           May-95                    4.38      11.43
           Jun-95                    0.79      11.52        7.46
           Jul-95                   (1.39)     11.36
           Aug-95                   (1.41)     11.20
           Sep-95                    1.61      11.38       (1.22)
           Oct-95                    0.26      11.41                             14.10
           Nov-95                    2.72      11.72                             17.79
           Dec-95                    2.99      12.07        6.06      22.79      22.79
           Jan-96                    0.41      12.12                             21.69
           Feb-96                   (7.92)     11.16                              7.10
           Mar-96                   (1.08)     11.04       (8.53)                 2.99
           Apr-96                    1.27      11.18                              2.10
           May-96                   (3.13)     10.83                             (5.25)
           Jun-96                    0.46      10.88       (1.45)                (5.56)
           Jul-96                    0.83      10.97                             (3.43)
           Aug-96                   (0.82)     10.88                             (2.86)
           Sep-96                    2.30      11.13        2.30                 (2.20)
           Oct-96                    3.77      11.55                              1.23     15.50
           Nov-96                    4.76      12.10                              3.24     21.61
           Dec-96                   (3.88)     11.63        4.49      (3.65)     (3.65)    18.31
           Jan-97                    3.35      12.02                             (0.83)    20.68
           Feb-97                    3.16      12.40                             11.11     19.00
           Mar-97                   (2.50)     12.09        3.96                  9.51     12.78
           Apr-97                   (1.65)     11.89                              6.35      8.58
           May-97                    1.68      12.09                             11.63      5.77
           Jun-97                    3.64      12.53        3.64                 15.17      8.77
           Jul-97                   11.89      14.02                             27.80     23.42
           Aug-97                   (5.92)     13.19                             21.23     17.77
           Sep-97                    3.26      13.62        8.70                 22.37     19.68
           Oct-97                   (1.69)     13.39                             15.93     17.35
           Nov-97                   (0.37)     13.34                             10.25     13.82
           Dec-97                    3.07      13.75        0.95      18.23      18.23     13.92
           Jan-98                    2.25      14.06                             16.97     16.01
           Feb-98                    1.49      14.27                             15.08     27.87
           Mar-98                    2.24      14.59        6.11                 20.68     32.16
           Apr-98                   (1.78)     14.33                             20.52     28.18
           May-98                   (0.35)     14.28                             18.11     31.86
           Jun-98                    0.00      14.28       (2.12)                13.97     31.25
           Jul-98                   (1.19)     14.11                              0.64     28.62
           Aug-98                    2.55      14.47                              9.70     33.00


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SPECTRUM GLOBAL BALANCED
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
           Sep-98                    5.11      15.21        6.51                 11.67     36.66
           Oct-98                    1.18      15.39                             14.94     33.25
           Nov-98                    2.66      15.80                             18.44     30.58
           Dec-98                    1.27      16.00        5.19      16.36      16.36     37.58
           Jan-99                   (0.06)     15.99                             13.73     33.03
           Feb-99                   (0.06)     15.98                             11.98     28.87
           Mar-99                    0.00      15.98       (0.12)                 9.53     32.18
           Apr-99                    4.13      16.64                             16.12     39.95
           May-99                   (4.99)     15.81                             10.71     30.77
           Jun-99                    2.28      16.17        1.19                 13.24     29.05
           Jul-99                   (1.67)     15.90                             12.69     13.41
           Aug-99                   (0.19)     15.87       (1.86)     (0.81)      9.68     20.32

Compounded annual rate of return:                                     10.04

Standard deviation of monthly returns:                                 3.05

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Commodity, from the inception of trading in January 1998 through August 1999.


                                        SPECTRUM COMMODITY
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                             MONTH-END                          12 MO.     24 MO.
                                  MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
            MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
            -----                 --------   ---------   --------   --------   --------   --------
                                     %           $          %          %          %          %
Beginning NAV per
unit                                           10.00
           Jan-98                    1.30      10.13
           Feb-98                   (5.92)      9.53
           Mar-98                    0.10       9.54       (4.60)
           Apr-98                   (2.41)      9.31
           May-98                   (6.87)      8.67
           Jun-98                   (3.23)      8.39      (12.05)
           Jul-98                   (6.44)      7.85
           Aug-98                   (7.90)      7.23
           Sep-98                    7.19       7.75       (7.63)
           Oct-98                   (3.48)      7.48
           Nov-98                   (9.09)      6.80
           Dec-98                   (3.38)      6.57      (15.23)    (34.30)    (34.30)
           Jan-99                   (1.52)      6.47                            (36.13)
           Feb-99                   (3.86)      6.22                            (34.73)
           Mar-99                    8.68       6.76        2.89                (29.14)
           Apr-99                    2.37       6.92                            (25.67)
           May-99                   (5.92)      6.51                            (24.91)
           Jun-99                    4.45       6.80        0.59                (18.95)
           Jul-99                    0.44       6.83                            (12.99)
           Aug-99                    6.15       7.25        6.62      10.35       0.28

Compounded annual rate of return:                                    (17.56)

Standard deviation of monthly returns:                                 5.18


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               GLOSSARY OF TERMS



    The following glossary may assist prospective investors in understanding certain terms used in this prospectus:



    CLEARING BROKER. The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.



    COMMODITY BROKER. The entity responsible for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place and for holding the client's funds deposited with it as margin for the trades. In the U.S. commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.



    COMMODITY POOL. A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures and options contracts.



    COMMODITY POOL OPERATOR. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.



    COUNTER-TREND LIQUIDATIONS. Closing out a position after a significant price move on the assumption that the market is due for a correction.



    CROSS RATE. The trading of one foreign currency against another foreign currency.



    DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.



    DELIVERY. Means the process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.



    EXCHANGE FOR PHYSICAL. A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.



    FORWARD CONTRACT. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.



    FUNDAMENTAL ANALYSIS. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.



    FUTURES CONTRACT. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or indices. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or indices or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.



    LONG CONTRACT OR LONG POSITION. A contract to accept delivery (I.E., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.



    MARGIN. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

    MARGIN CALL. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.



    NON-SERIES EXCHANGE. The use of proceeds from the redemption of interests from another commodity pool for which Dean Witter acts as general partner and commodity pool operator to acquire units in one or more of the partnerships.



    NOTIONAL FUNDS. The amount by which the nominal account size exceeds the amount of actual funds in the account.



    OPEN POSITION. Means a contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.



    OPTION ON A FUTURES CONTRACT. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time.



    OUTRIGHTS. The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies.



    PARAMETERS. Means a value that can be freely assigned in a trading system in order to vary the timing of signals.



    PATTERN RECOGNITION. Means the ability to identify patterns that appeared to act as precursors of price advances or declines in the past.



    RESISTANCE. Means a previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.



    SECULAR TREND. Means intermediate upswings and downswings in price that over a long period of time constitutes a big move.



    SHORT CONTRACT OR SHORT POSITION.  Means a contract to make delivery of
(sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.



    SPECTRUM SERIES EXCHANGE. A redemption of units in a partnership with the proceeds used to purchase units of one or more of the other partnerships.



    SPECULATIVE POSITION LIMIT. Means the maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.



    STOP-LOSS ORDER. Means an order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.



    SUPPORT. Means a previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.



    SYSTEMATIC TECHNICAL CHARTING SYSTEMS. Means a system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.



    TECHNICAL ANALYSIS. The analysis of technical market information by a trading advisor such as analyzing actual daily, weekly and monthly price fluctuations, trading volume variations and changes in numbers of open positions in various futures and options contracts.



    TRADING ADVISOR. Any person or entity that provides advice as to the purchase or sale of futures, forwards or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

                          INDEPENDENT AUDITORS' REPORT


To the Limited Partners and the General Partner of
    Morgan Stanley Dean Witter Spectrum Global Balanced L.P.
    Morgan Stanley Dean Witter Spectrum Select L.P.
    Morgan Stanley Dean Witter Spectrum Strategic L.P.
    Morgan Stanley Dean Witter Spectrum Technical L.P.



We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Global Balanced L.P.), Morgan Stanley Dean Witter Spectrum Select L.P. (formerly, Dean Witter Spectrum Select L.P.), Morgan Stanley Dean Witter Spectrum Strategic L.P. (formerly, Dean Witter Spectrum Strategic L.P.) and Morgan Stanley Dean Witter Spectrum Technical L.P. (formerly, Dean Witter Spectrum Technical L.P.) (collectively, the "Partnerships") as of December 31, 1998 and 1997 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., and Morgan Stanley Dean Witter Spectrum Technical L.P. at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 15, 1999
(March 4, 1999 and September 24, 1999 as to Note 6)
New York, New York

            MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

                       STATEMENTS OF FINANCIAL CONDITION


                                                                                     DECEMBER 31,
                                                              SEPTEMBER 30,    -------------------------
                                                                   1999           1998          1997
                                                              --------------   -----------   -----------
                                                                    $               $             $
                                                               (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash                                                          54,751,160      43,020,361    24,954,956
  Net unrealized gain on open contracts                            117,115       1,967,187       681,559
  Net option premiums                                              --              --           (458,150)
                                                               -----------     -----------   -----------
    Total Trading Equity                                        54,868,275      44,987,548    25,178,365
Subscriptions receivable                                         1,224,600       1,163,097       625,710
Interest receivable (Dean Witter)                                  218,974         167,141       118,949
                                                               -----------     -----------   -----------
    Total Assets                                                56,311,849      46,317,786    25,923,024
                                                               ===========     ===========   ===========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                379,450         118,190       114,576
Accrued brokerage fees (Dean Witter)                               211,186         169,841        99,762
Accrued management fees                                             57,388          46,153        25,450
Incentive fees payable                                             --               69,730       --
                                                               -----------     -----------   -----------
    Total Liabilities                                              648,024         403,914       239,788
                                                               -----------     -----------   -----------
PARTNERS' CAPITAL
Limited Partners (3,488,043.117, 2,836,946.985, and
  1,849,054.344 Units, respectively)                            55,068,413      45,399,750    25,418,875
General Partner (37,713.535, 32,126.520, and 19,230.497
  Units, respectively)                                             595,412         514,122       264,361
                                                               -----------     -----------   -----------
    Total Partners' Capital                                     55,663,825      45,913,872    25,683,236
                                                               -----------     -----------   -----------
    Total Liabilities and Partners' Capital                     56,311,849      46,317,786    25,923,024
                                                               ===========     ===========   ===========
NET ASSET VALUE PER UNIT                                             15.79           16.00         13.75
                                                               ===========     ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

                       STATEMENTS OF FINANCIAL CONDITION


                                                                                      DECEMBER 31,
                                                              SEPTEMBER 30,    ---------------------------
                                                                   1999            1998           1997
                                                              --------------   ------------   ------------
                                                                    $               $              $
                                                               (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash                                                          205,893,235     187,619,419    158,178,925
  Net unrealized gain on open contracts                          11,242,606       8,435,054      9,627,161
  Net option premiums                                               119,075         --             --
                                                               ------------    ------------   ------------
    Total Trading Equity                                        217,254,916     196,054,473    167,806,086
Subscriptions receivable                                          7,134,632       6,021,707        --
Interest receivable (Dean Witter)                                   677,146         591,858        638,204
Due from Dean Witter                                               --               --           1,097,517
                                                               ------------    ------------   ------------
    Total Assets                                                225,066,694     202,668,038    169,541,807
                                                               ============    ============   ============
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (Dean Witter)                              1,284,077       1,164,344        --
Redemptions payable                                               1,133,365         939,381      2,272,314
Accrued management fees                                             531,342         481,797        423,673
Accrued administrative expenses                                    --               --              72,499
                                                               ------------    ------------   ------------
    Total Liabilities                                             2,948,784       2,585,522      2,768,486
                                                               ------------    ------------   ------------
PARTNERS' CAPITAL
Limited Partners (9,573,810.811, 8,274,690.051 and
  7,867,474.900 Units, respectively)                            219,072,781     196,915,644    163,999,307
General Partner (133,076.700 Units)                               3,045,129       3,166,872      2,774,014
                                                               ------------    ------------   ------------
    Total Partners' Capital                                     222,117,910     200,082,516    166,773,321
                                                               ------------    ------------   ------------
    Total Liabilities and Partners' Capital                     225,066,694     202,668,038    169,541,807
                                                               ============    ============   ============
NET ASSET VALUE PER UNIT (NOTE 1)                                     22.88           23.80          20.85
                                                               ============    ============   ============


   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

                       STATEMENTS OF FINANCIAL CONDITION


                                                                                     DECEMBER 31,
                                                              SEPTEMBER 30,    -------------------------
                                                                   1999           1998          1997
                                                              --------------   -----------   -----------
                                                                    $               $             $
                                                               (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash                                                           86,236,295    63,919,054    57,104,003
  Net unrealized gain on open contracts                          16,536,849     5,299,335     2,527,613
  Net option premiums                                              (394,630)      225,646       322,123
                                                                -----------    ----------    ----------
    Total Trading Equity                                        102,378,514    69,444,035    59,953,739
Subscriptions receivable                                          1,326,900     1,796,051       833,259
Interest receivable (Dean Witter)                                   280,211       205,247       223,045
                                                                -----------    ----------    ----------
    Total Assets                                                103,985,625    71,445,333    61,010,043
                                                                ===========    ==========    ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Incentive fees payable                                            1,286,786        --            --
Redemptions payable                                                 660,294       398,976     1,366,164
Accrued brokerage fees (Dean Witter)                                536,197       405,606       360,041
Accrued management fees                                             286,239       218,976       188,257
                                                                -----------    ----------    ----------
    Total Liabilities                                             2,769,516     1,023,558     1,914,462
                                                                -----------    ----------    ----------
PARTNERS' CAPITAL
Limited Partners (6,554,150.884, 6,031,262.407, and
  5,460,628.572 Units, respectively)                            100,160,172    69,671,636    58,482,349
General Partner (69,097.028, 64,937.294, and 57,258.883
  Units, respectively)                                            1,055,937       750,139       613,232
                                                                -----------    ----------    ----------
    Total Partners' Capital                                     101,216,109    70,421,775    59,095,581
                                                                -----------    ----------    ----------
    Total Liabilities and Partners' Capital                     103,985,625    71,445,333    61,010,043
                                                                ===========    ==========    ==========
NET ASSET VALUE PER UNIT                                              15.28         11.55         10.71
                                                                ===========    ==========    ==========


   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

                       STATEMENTS OF FINANCIAL CONDITION


                                                                                      DECEMBER 31,
                                                              SEPTEMBER 30,    ---------------------------
                                                                   1999            1998           1997
                                                              --------------   ------------   ------------
                                                                    $               $              $
                                                               (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash                                                          267,595,299    235,044,325    168,849,922
  Net unrealized gain on open contracts                          12,647,582     18,909,268     12,296,712
  Net option premiums                                            (1,483,429)       --             --
                                                                -----------    -----------    -----------
    Total Trading Equity                                        278,759,452    253,953,593    181,146,634
Subscriptions receivable                                          3,927,284      4,002,633      2,965,621
Interest receivable (Dean Witter)                                   902,182        717,685        657,562
                                                                -----------    -----------    -----------
    Total Assets                                                283,588,918    258,673,911    184,769,817
                                                                ===========    ===========    ===========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage fees (Dean Witter)                              1,699,097      1,439,151      1,097,194
Redemptions payable                                               1,570,058      1,339,311      1,009,230
Accrued management fees                                             937,433        794,015        573,696
Incentive fees payable                                             --              --             139,190
                                                                -----------    -----------    -----------
    Total Liabilities                                             4,206,588      3,572,477      2,819,310
                                                                -----------    -----------    -----------
PARTNERS' CAPITAL
Limited Partners (17,651,240.742, 15,660,041.764, and
  12,308,185.227 Units, respectively)                           276,499,328    252,455,045    180,099,271
General Partner (184,045.888, 164,158.204, and 126,515.511
  Units, respectively)                                            2,883,002      2,646,389      1,851,236
                                                                -----------    -----------    -----------
    Total Partners' Capital                                     279,382,330    255,101,434    181,950,507
                                                                -----------    -----------    -----------
    Total Liabilities and Partners' Capital                     283,588,918    258,673,911    184,769,817
                                                                ===========    ===========    ===========
NET ASSET VALUE PER UNIT                                              15.66          16.12          14.63
                                                                ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

            MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

                            STATEMENTS OF OPERATIONS


                                             FOR THE NINE MONTHS ENDED          FOR THE YEARS ENDED
                                                   SEPTEMBER 30,                   DECEMBER 31,
                                             -------------------------   ---------------------------------
                                                1999          1998         1998        1997        1996
                                             -----------   -----------   ---------   ---------   ---------
                                                  $             $            $           $           $
                                             (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                    1,814,125     1,376,863    5,113,920   3,683,460     177,564
  Net change in unrealized                   (1,850,072)    2,422,095    1,285,628     464,966    (175,835)
                                             ----------    ----------    ---------   ---------   ---------
    Total Trading Results                       (35,947)    3,798,958    6,399,548   4,148,426       1,729
Interest income (Dean Witter)                 1,682,953     1,168,924    1,642,542   1,145,033     891,897
                                             ----------    ----------    ---------   ---------   ---------
    Total Revenues                            1,647,006     4,967,882    8,042,090   5,293,459     893,626
                                             ----------    ----------    ---------   ---------   ---------
EXPENSES
Brokerage fees (Dean Witter)                  1,746,137     1,105,224    1,591,467   1,124,531   1,030,310
Management fees                                 474,498       290,828      422,960     269,162     221,282
Incentive fees                                  215,651       152,442      449,775     300,250      --
                                             ----------    ----------    ---------   ---------   ---------
    Total Expenses                            2,436,286     1,548,494    2,464,202   1,693,943   1,251,592
                                             ----------    ----------    ---------   ---------   ---------
NET INCOME (LOSS)                              (789,280)    3,419,388    5,577,888   3,599,516    (357,966)
                                             ==========    ==========    =========   =========   =========
Net Income (Loss) Allocation:
Limited Partners                               (780,570)    3,382,644    5,518,127   3,561,537    (354,537)
General Partner                                  (8,710)       36,744       59,761      37,979      (3,429)

Net Income (Loss) per Unit:
Limited Partners                                  (0.21)         1.46         2.25        2.12        (.44)
General Partner                                   (0.21)         1.46         2.25        2.12        (.44)


   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

                            STATEMENTS OF OPERATIONS


                                        FOR THE NINE MONTHS ENDED             FOR THE YEARS ENDED
                                              SEPTEMBER 30,                      DECEMBER 31,
                                        -------------------------   ---------------------------------------
                                           1999          1998          1998          1997          1996
                                        -----------   -----------   -----------   -----------   -----------
                                             $             $             $             $             $
                                        (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                (537,861)   25,414,460    36,087,729    15,940,851     26,876,393
  Net change in unrealized               2,807,552    22,586,491    (1,192,107)    3,149,167    (10,950,217)
                                        ----------    ----------    ----------    ----------    -----------
    Total Trading Results                2,269,691    48,000,951    34,895,622    19,090,018     15,926,176
Interest income (Dean Witter)            5,571,066     5,105,202     6,883,110     7,405,511      6,120,347
                                        ----------    ----------    ----------    ----------    -----------
    Total Revenues                       7,840,757    53,106,153    41,778,732    26,495,529     22,046,523
                                        ----------    ----------    ----------    ----------    -----------
EXPENSES
Brokerage fees (Dean Witter)            11,341,093     7,767,759    11,360,166     9,777,851     10,641,478
Management fees                          4,692,864     3,715,645     5,202,158     5,239,533      4,583,197
Incentive fees                              --         1,828,624     1,832,021        49,989        175,796
Transaction fees and costs                  --           625,328       625,327     1,370,439      1,104,011
Administrative expenses                     --            64,000        64,000       114,000        128,000
                                        ----------    ----------    ----------    ----------    -----------
    Total Expenses                      16,033,957    14,001,356    19,083,672    16,551,812     16,632,482
                                        ----------    ----------    ----------    ----------    -----------
NET INCOME (LOSS)                       (8,193,200)   39,104,797    22,695,060     9,943,717      5,414,041
                                        ==========    ==========    ==========    ==========    ===========
Net Income (Loss) Allocation:
Limited Partners                        (8,071,457)   38,436,723    22,302,202     9,781,168      5,283,411
General Partner                           (121,743)      668,074       392,858       162,549        130,630

Net Income (Loss) per Unit:
Limited Partners                             (0.92)         5.02          2.95          1.22            .98
General Partner                              (0.92)         5.02          2.95          1.22            .98


   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF OPERATIONS


                                         FOR THE NINE MONTHS ENDED            FOR THE YEARS ENDED
                                               SEPTEMBER 30,                     DECEMBER 31,
                                         -------------------------   -------------------------------------
                                            1999          1998          1998          1997         1996
                                         -----------   -----------   -----------   ----------   ----------
                                              $             $             $            $            $
                                         (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                               19,657,278      2,125,953    7,945,575     1,297,824    4,980,402
  Net change in unrealized               11,237,514      4,475,848    2,771,722     2,387,258   (1,679,048)
                                         ----------    -----------   ----------    ----------   ----------
    Total Trading Results                30,894,792      6,601,801   10,717,297     3,685,082    3,301,354
Interest income (Dean Witter)             2,025,084      1,732,273    2,379,478     2,304,248    1,604,026
                                         ----------    -----------   ----------    ----------   ----------
    Total Revenues                       32,919,876      8,334,074   13,096,775     5,989,330    4,905,380
                                         ----------    -----------   ----------    ----------   ----------
EXPENSES
Brokerage fees (Dean Witter)              4,078,080      3,169,563    4,402,540     4,414,327    3,398,205
Incentive fees                            2,451,152        178,428    1,336,693       427,094      726,825
Management fees                           2,199,368      1,675,367    2,342,447     2,212,788    1,587,213
                                         ----------    -----------   ----------    ----------   ----------
    Total Expenses                        8,728,600      5,023,358    8,081,680     7,054,209    5,712,243
                                         ----------    -----------   ----------    ----------   ----------
NET INCOME (LOSS)                        24,191,276      3,310,716    5,015,095    (1,064,879)    (806,863)
                                         ==========    ===========   ==========    ==========   ==========
Net Income (Loss) Allocation:
Limited Partners                         23,935,478      3,271,967    4,958,188    (1,054,657)    (799,980)
General Partner                             255,798         38,749       56,907       (10,222)      (6,883)

Net Income (Loss) per Unit:
Limited Partners                               3.73           0.55          .84          0.04         (.39)
General Partner                                3.73           0.55          .84          0.04         (.39)


   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF OPERATIONS


                                        FOR THE NINE MONTHS ENDED             FOR THE YEARS ENDED
                                              SEPTEMBER 30,                      DECEMBER 31,
                                        -------------------------   ---------------------------------------
                                           1999          1998          1998          1997          1996
                                        -----------   -----------   -----------   -----------   -----------
                                             $             $             $             $             $
                                        (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                              14,704,626     13,007,107   35,224,194    13,777,460    26,334,748
  Net change in unrealized              (6,261,686)    26,421,207    6,612,556     9,762,823    (1,552,659)
                                        ----------    -----------   ----------    ----------    ----------
    Total Trading Results                8,442,940     39,428,314   41,836,750    23,540,283    24,782,089
Interest income (Dean Witter)            6,954,549      6,008,143    8,103,423     5,987,304     3,242,977
                                        ----------    -----------   ----------    ----------    ----------
    Total Revenues                      15,397,489     45,436,457   49,940,173    29,527,587    28,025,066
                                        ----------    -----------   ----------    ----------    ----------
EXPENSES
Brokerage fees (Dean Witter)            14,393,049     11,107,075   15,543,787    11,617,770     6,997,531
Management fees                          7,940,992      5,955,922    8,403,764     5,832,758     3,273,649
Incentive fees                             430,097      2,653,466    3,191,252       369,975     1,852,569
                                        ----------    -----------   ----------    ----------    ----------
    Total Expenses                      22,764,138     19,716,463   27,138,803    17,820,503    12,123,749
                                        ----------    -----------   ----------    ----------    ----------
NET INCOME (LOSS)                       (7,366,649)    25,719,994   22,801,370    11,707,084    15,901,317
                                        ==========    ===========   ==========    ==========    ==========
Net Income (Loss) Allocation:
  Limited Partners                      (7,293,262)    25,458,926   22,571,217    11,589,197    15,737,852
  General Partner                          (73,387)       261,068      230,153       117,887       163,465

Net Income (Loss) per Unit:
  Limited Partners                           (0.46)          1.70         1.49          1.02          2.11
  General Partner                            (0.46)          1.70         1.49          1.02          2.11


   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND FOR THE
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                   UNITS OF
                                                  PARTNERSHIP      LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                 -------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL
 BALANCED L.P.
Partners' Capital, December 31, 1996             1,609,108.931    18,499,873      206,382    18,706,255
Offering of Units                                  505,325.179     6,507,261       20,000     6,527,261
Net Income                                            --           3,561,537       37,979     3,599,516
Redemptions                                       (246,149.269)   (3,149,796)      --        (3,149,796)
                                                 -------------   -----------    ---------   -----------
Partners' Capital, December 31, 1997             1,868,284.841    25,418,875      264,361    25,683,236
Offering of Units                                1,205,176.553    17,447,965      190,000    17,637,965
Net Income                                            --           5,518,127       59,761     5,577,888
Redemptions                                       (204,387.889)   (2,985,217)      --        (2,985,217)
                                                 -------------   -----------    ---------   -----------
Partners' Capital, December 31, 1998             2,869,073.505    45,399,750      514,122    45,913,872
Offering of Units                                  841,624.874    13,410,326       90,000    13,500,326
Net Loss                                              --            (780,570)      (8,710)     (789,280)
Redemptions                                       (184,941.727)   (2,961,093)      --        (2,961,093)
                                                 -------------   -----------    ---------   -----------
Partners' Capital, September 30, 1999
 (Unaudited)                                     3,525,756.652    55,068,413      595,412    55,663,825
                                                 =============   ===========    =========   ===========



                                                   UNITS OF
                                                  PARTNERSHIP      LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                 -------------   ------------   ---------   ------------
                                                    NOTE 1            $             $            $
MORGAN STANLEY DEAN WITTER SPECTRUM
 SELECT L.P.
Partners' Capital, December 31, 1996             8,346,327.700   161,174,820    2,611,465   163,786,285
Offering of Units                                  573,746.700    12,056,614       --        12,056,614
Net Income                                            --           9,781,168      162,549     9,943,717
Redemptions                                       (919,522.800)  (19,013,295)      --       (19,013,295)
                                                 -------------   -----------    ---------   -----------
Partners' Capital, December 31, 1997             8,000,551.600   163,999,307    2,774,014   166,773,321
Offering of Units                                1,310,353.729    30,297,590       --        30,297,590
Net Income                                            --          22,302,202      392,858    22,695,060
Redemptions                                       (903,138.578)  (19,683,455)      --       (19,683,455)
                                                 -------------   -----------    ---------   -----------
Partners' Capital, December 31, 1998             8,407,766.751   196,915,644    3,166,872   200,082,516
Offering of Units                                1,860,174.413    43,411,765       --        43,411,765
Net Loss                                              --          (8,071,457)    (121,743)   (8,193,200)
Redemptions                                       (561,053.653)  (13,183,171)      --       (13,183,171)
                                                 -------------   -----------    ---------   -----------
Partners' Capital, September 30, 1999
 (Unaudited)                                     9,706,887.511   219,072,781    3,045,129   222,117,910
                                                 =============   ===========    =========   ===========


   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES


             STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (CONCLUDED)



      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND FOR THE
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY DEAN WITTER SPECTRUM
 STRATEGIC L.P.
Partners' Capital, December 31, 1996             4,229,101.851    44,645,423      473,454    45,118,877
Offering of Units                                1,956,789.313    22,377,135      150,000    22,527,135
Net Loss                                              --          (1,054,657)     (10,222)   (1,064,879)
Redemptions                                       (668,003.709)   (7,485,552)      --        (7,485,552)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1997             5,517,887.455    58,482,349      613,232    59,095,581
Offering of Units                                1,610,245.841    16,662,471       80,000    16,742,471
Net Income                                            --           4,958,188       56,907     5,015,095
Redemptions                                     (1,031,933.595)  (10,431,372)      --       (10,431,372)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1998             6,096,199.701    69,671,636      750,139    70,421,775
Offering of Units                                  994,405.918    12,368,782       50,000    12,418,782
Net Income                                            --          23,935,478      255,798    24,191,276
Redemptions                                       (467,357.707)   (5,815,724)      --        (5,815,724)
                                                --------------   -----------    ---------   -----------
Partners' Capital, September 30, 1999
 (Unaudited)                                     6,623,247.912   100,160,172    1,055,937   101,216,109
                                                ==============   ===========    =========   ===========



                                                     UNITS OF
                                                   PARTNERSHIP       LIMITED       GENERAL
                                                     INTEREST        PARTNERS      PARTNER       TOTAL
                                                  --------------   ------------   ---------   ------------
                                                                        $             $            $
MORGAN STANLEY DEAN WITTER SPECTRUM
 TECHNICAL L.P.
Partners' Capital, December 31, 1996               8,300,169.234   111,852,280    1,133,349   112,985,629
Offering of Units                                  5,034,287.188    69,082,458      600,000    69,682,458
Net Income                                              --          11,589,197      117,887    11,707,084
Redemptions                                         (899,755.684)  (12,424,664)      --       (12,424,664)
                                                  --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1997              12,434,700.738   180,099,271    1,851,236   181,950,507
Offering of Units                                  4,731,996.876    69,886,681      565,000    70,451,681
Net Income                                              --          22,571,217      230,153    22,801,370
Redemptions                                       (1,342,497.646)  (20,102,124)      --       (20,102,124)
                                                  --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1998              15,824,199.968   252,455,045    2,646,389   255,101,434
Offering of Units                                  3,096,204.722    48,485,453      310,000    48,795,453
Net Loss                                                --          (7,293,262)     (73,387)   (7,366,649)
Redemptions                                       (1,085,118.060)  (17,147,908)      --       (17,147,908)
                                                  --------------   -----------    ---------   -----------
Partners' Capital, September 30, 1999
 (Unaudited)                                      17,835,286.630   276,499,328    2,883,002   279,382,330
                                                  ==============   ===========    =========   ===========


   The accompanying notes are an integral part of these financial statements.

            MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

                            STATEMENTS OF CASH FLOWS


                                 FOR THE NINE MONTHS ENDED               FOR THE YEARS ENDED
                                       SEPTEMBER 30,                         DECEMBER 31,
                                ---------------------------   ------------------------------------------
                                    1999           1998           1998           1997           1996
                                ------------   ------------   ------------   ------------   ------------
                                     $              $              $              $              $
                                (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)                   (789,280)     3,419,388      5,577,888      3,599,516       (357,966)
Noncash item included in net
  income (loss):
  Net change in unrealized
    trading profit (loss)          1,850,072     (2,422,095)    (1,285,628)      (464,966)       175,835
(Increase) decrease in
  operating assets:
  Interest receivable (Dean
    Witter)                          (51,833)       (33,309)       (48,192)       (33,466)       (24,354)
  Net option premiums                --            (458,150)      (458,150)       458,150        --
Increase (decrease) in
  operating liabilities:
  Accrued brokerage fees (Dean
    Witter)                           41,345         44,584         70,079          7,615         25,474
  Accrued management fees             11,235         13,775         20,703          4,507          7,053
  Incentive fees payable             (69,730)       124,260         69,730        --             (49,873)
                                ------------   ------------   ------------   ------------   ------------
Net cash provided by (used
  for) operating activities          991,809        688,453      3,946,430      3,571,356       (223,831)
                                ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES
Offering of Units                 13,500,326     13,876,040     17,637,965      6,527,261      7,259,621
(Increase) decrease in
  subscriptions receivable           (61,503)      (520,403)      (537,387)      (434,141)       869,488
Increase (decrease) in
  redemptions payable                261,260        157,881          3,614       (686,849)       762,679
Redemptions of Units              (2,961,093)    (2,519,126)    (2,985,217)    (3,149,796)    (2,949,900)
                                ------------   ------------   ------------   ------------   ------------
Net cash provided by financing
  activities                      10,738,990     10,994,392     14,118,975      2,256,475      5,941,888
                                ------------   ------------   ------------   ------------   ------------

Net increase in cash              11,730,799     11,682,845     18,065,405      5,827,831      5,718,057
Balance at beginning of period    43,020,361     24,954,956     24,954,956     19,127,125     13,409,068
                                ------------   ------------   ------------   ------------   ------------
Balance at end of period          54,751,160     36,637,801     43,020,361     24,954,956     19,127,125
                                ============   ============   ============   ============   ============


   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

                            STATEMENTS OF CASH FLOWS


                                 FOR THE NINE MONTHS ENDED               FOR THE YEARS ENDED
                                       SEPTEMBER 30,                         DECEMBER 31,
                                ---------------------------   ------------------------------------------
                                    1999           1998           1998           1997           1996
                                ------------   ------------   ------------   ------------   ------------
                                     $              $              $              $              $
                                (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)                 (8,193,200)    39,104,797     22,695,060      9,943,717      5,414,041
Noncash item included in net
  income (loss):
  Net change in unrealized
    trading profit (loss)         (2,807,552)   (22,586,491)     1,192,107     (3,149,167)    10,950,217
(Increase) decrease in
  operating assets:
  Net option premiums               (119,075)       --             --              18,205         (1,185)
  Interest receivable (Dean
    Witter)                          (85,288)        39,438         46,346       (105,144)        59,297
  Due from Dean Witter               --           1,097,517      1,097,517       (688,191)      (236,577)
Increase (decrease) in
  operating liabilities:
  Accrued brokerage fees (Dean
    Witter)                          119,733      1,151,853      1,164,344       (491,315)      (173,003)
  Accrued management fees             49,545         52,956         58,124         19,815        (42,247)
  Accrued administrative
    expenses                         --             (72,499)       (72,499)       (50,844)       (40,924)
  Incentive fees payable             --           1,308,547        --            (348,459)       348,459
  Accrued transaction fees and
    costs                            --             --             --             (64,595)        (6,097)
                                ------------   ------------   ------------   ------------   ------------
Net cash provided by (used
  for) operating activities      (11,035,837)    20,096,118     26,180,999      5,084,022     16,271,981
                                ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES
Offering of Units                 43,411,765     15,265,517     30,297,590     12,056,614     10,251,712
(Increase) decrease in
  subscriptions receivable        (1,112,925)    (3,515,676)    (6,021,707)     5,365,420     (5,365,420)
Increase (decrease) in
  redemptions payable                193,984       (639,648)    (1,332,933)       (97,843)       818,800
Redemptions of Units             (13,183,171)   (16,746,747)   (19,683,455)   (19,013,295)   (28,325,728)
                                ------------   ------------   ------------   ------------   ------------
Net cash provided by (used
  for) financing activities       29,309,653     (5,636,554)     3,259,495     (1,689,104)   (22,620,636)
                                ------------   ------------   ------------   ------------   ------------

Net increase (decrease) in
  cash                            18,273,816     14,459,564     29,440,494      3,394,918     (6,348,655)
Balance at beginning of period   187,619,419    158,178,925    158,178,925    154,784,007    161,132,662
                                ------------   ------------   ------------   ------------   ------------
Balance at end of period         205,893,235    172,638,489    187,619,419    158,178,925    154,784,007
                                ============   ============   ============   ============   ============


   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF CASH FLOWS


                                       FOR THE NINE MONTHS ENDED             FOR THE YEARS ENDED
                                             SEPTEMBER 30,                      DECEMBER 31,
                                       -------------------------   ---------------------------------------
                                          1999          1998          1998          1997          1996
                                       -----------   -----------   -----------   -----------   -----------
                                            $             $             $             $             $
                                       (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                       24,191,276     3,310,716     5,015,095   (1,064,879)     (806,863)
Noncash item included in net income
  (loss):
  Net change in unrealized trading
    profit (loss)                      (11,237,514)   (4,475,848)   (2,771,722)  (2,387,258)    1,679,048
(Increase) decrease in operating
  assets:
  Net option premiums                      620,276       299,724        96,477     (367,448)       25,452
  Interest receivable (Dean Witter)        (74,964)       30,741        17,798      (59,402)      (55,568)
Increase (decrease) in operating
  liabilities:
  Incentive fees payable                 1,286,786       178,429       --            --          (198,924)
  Accrued brokerage fees (Dean
    Witter)                                130,591       (25,516)       45,565       36,599       110,617
  Accrued management fees                   67,263        (7,982)       30,719       31,436        59,530
                                       -----------   -----------   -----------   ----------    ----------
Net cash provided by (used for)
  operating activities                  14,983,714      (689,736)    2,433,932   (3,810,952)      813,292
                                       -----------   -----------   -----------   ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                       12,418,782    11,931,056    16,742,471   22,527,135    18,630,024
(Increase) decrease in subscriptions
  receivable                               469,151       159,220      (962,792)        (168)      714,659
Increase (decrease) in redemptions
  payable                                  261,318      (296,022)     (967,188)    (124,372)    1,413,226
Redemptions of Units                    (5,815,724)   (8,857,730)  (10,431,372)  (7,485,552)   (5,167,216)
                                       -----------   -----------   -----------   ----------    ----------
Net cash provided by financing
  activities                             7,333,527     2,936,524     4,381,119   14,917,043    15,590,693
                                       -----------   -----------   -----------   ----------    ----------

Net increase in cash                    22,317,241     2,246,788     6,815,051   11,106,091    16,403,985
Balance at beginning of period          63,919,054    57,104,003    57,104,003   45,997,912    29,593,927
                                       -----------   -----------   -----------   ----------    ----------
Balance at end of period                86,236,295    59,350,791    63,919,054   57,104,003    45,997,912
                                       ===========   ===========   ===========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF CASH FLOWS


                                    FOR THE NINE MONTHS ENDED               FOR THE YEARS ENDED
                                          SEPTEMBER 30,                         DECEMBER 31,
                                   ---------------------------   ------------------------------------------
                                       1999           1998           1998           1997           1996
                                   ------------   ------------   ------------   ------------   ------------
                                        $              $              $              $              $
                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)                   (7,366,649)    25,719,994     22,801,370     11,707,084     15,901,317
Noncash item included in net
  income (loss):
  Net change in unrealized
    trading profit                   6,261,686    (26,421,207)    (6,612,556)    (9,762,823)     1,552,659
(Increase) decrease in operating
  assets:
  Net option premiums                1,483,429        --             --             328,955       (328,955)
  Interest receivable (Dean
    Witter)                           (184,497)       (74,352)       (60,123)      (275,721)      (189,153)
Increase (decrease) in operating
  liabilities:
  Accrued brokerage fees (Dean
    Witter)                            259,946        309,743        341,957        320,941        388,414
  Accrued management fees              143,418        202,545        220,319        197,331        199,067
  Incentive fees payable               --             607,032       (139,190)       139,190        --
                                   -----------    -----------    -----------    -----------    -----------
Net cash provided by operating
  activities                           597,333        343,755     16,551,777      2,654,957     17,523,349
                                   -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES
Offering of Units                   48,795,453     54,985,215     70,451,681     69,682,458     44,442,998
(Increase) decrease in
  subscriptions receivable              75,349     (2,233,770)    (1,037,012)     2,151,502     (2,025,927)
Increase in redemptions payable        230,747        606,274        330,081        325,421        499,483
Redemptions of Units               (17,147,908)   (16,157,325)   (20,102,124)   (12,424,664)    (6,685,065)
                                   -----------    -----------    -----------    -----------    -----------
Net cash provided by financing
  activities                        31,953,641     37,200,394     49,642,626     59,734,717     36,231,489
                                   -----------    -----------    -----------    -----------    -----------

Net increase in cash                32,550,974     37,544,149     66,194,403     62,389,674     53,754,838
Balance at beginning of period     235,044,325    168,849,922    168,849,922    106,460,248     52,705,410
                                   -----------    -----------    -----------    -----------    -----------
Balance at end of period           267,595,299    206,394,071    235,044,325    168,849,922    106,460,248
                                   ===========    ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 1999 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION--Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P. and Morgan Stanley Dean Witter Spectrum Technical L.P. (individually, a "Partnership," or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests").



The unaudited interim financial statements contained herein include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of the Partnerships. These financial statements should be read in conjuction with the Partnerships' December 31, 1998 Annual Report on Form 10-K.



The general partner for each Partnership is Demeter Management Corporation. The non-clearing commodity broker is Dean Witter Reynolds, Inc., and an unaffiliated clearing commodity broker, Carr Futures Inc., provides clearing and execution services. Both Demeter and Dean Witter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.


Spectrum Select became one of the Spectrum Series of funds effective June 1, 1998, and each outstanding unit of Dean Witter Select Futures Fund L.P. was converted into 100 units of Spectrum Select. "Per Unit" amounts for periods prior to June 1, 1998 have been restated to reflect the conversion.


On May 31, 1997, Morgan Stanley Group Inc. was merged with and into Dean Witter, Discover & Co. At that time, DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. Effective February 19, 1998, Morgan Stanley, Dean Witter, Discover & Co. changed its corporate name to Morgan Stanley Dean Witter & Co.


Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General Partner and the Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


REVENUE RECOGNITION--Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses are reflected in the change in unrealized profits
(loss) on open contracts from one period to the next in the statement of operations. Monthly, Dean Witter pays each Partnership interest income based upon 80% of its average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Select, Spectrum Strategic and Spectrum Technical and 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on futures interests, but not actually received.


NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.


EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS--The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statement of financial condition, consists of (A) cash on deposit with Dean Witter and Carr Futures to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value, and (C) the net option premiums, which represent the net of all monies paid and/or received for such option premiums. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount in each period due to master netting agreements.



The partnerships have elected to offset the fair value amounts recognized for forwards contracts executed with the same counterparty under master netting arrangements with Carr Futures. The partnerships have consistently applied their right to offset.


BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Prior to September 1, 1996, brokerage fees for Spectrum Global Balanced were accrued at a monthly rate of 1/2 of 1% of the Net Assets (a 6% annual rate) as of the first day of each month. From September 1, 1996 to July 31, 1997, brokerage fees were reduced to a monthly rate of 11/24 of 1% of the Net Assets (a 5.5% annual rate) as of the first day of the month. From August 1, 1997 to May 31, 1998 brokerage fees were further reduced to 49/120 of 1% of the Net Assets (a 4.9% annual rate) as of the first day of the month. Effective June 1, 1998, brokerage fees were reduced to a flat-rate monthly fee of 1/12 of 4.60% of the Net Assets (a 4.60% annual rate) as of the first day of each month.


Prior to June 1, 1998, brokerage commissions Spectrum Select were accrued on a half-turn basis at 80% of Dean Witter's published non-member rates and transaction fees and costs were accrued on a half-turn basis.


From January 1, 1996 to August 31, 1996, brokerage commissions chargeable to Spectrum Select were capped at 3/4 of 1% per month (a 9% maximum annual rate) of to Spectrum Select's month-end Net Assets. Transaction fees and costs exclusive of "give up" fees were capped at 1/12 of 1% per month (a 1% maximum annual rate) of month-end Net Assets.

From September 1, 1996 through May 31, 1998 brokerage commissions and transaction fees and costs were capped at 13/20 of 1% per month (a 7.8% maximum annual rate) of Spectrum Select's month-end Net Assets.

Effective June 1, 1998 brokerage fees of Spectrum Select are charged at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month. Such fee covers all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

Prior to September 1, 1996, brokerage fees for Spectrum Strategic and Spectrum Technical were accrued at a monthly rate of 35/48 of 1% of the Net Assets (an 8.75% annual rate) as of the first day of each month. From September 1, 1996 to July 31, 1997, brokerage fees were reduced to a monthly rate of 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month. From August 1, 1997 to May 31, 1998, brokerage fees were further reduced to 51/80 of 1% of the Net Assets (a 7.65% annual rate) as of the first day of the month.

Effective June 1, 1998, brokerage fees for Spectrum Strategic and Spectrum Technical were reduced to a flat-rate monthly fee of 1/12 of 7.25% (a 7.25% annual rate) of the Net Assets as of the first day of each month.

Such fees cover all brokerage fees, transaction fees and costs and ordinary administrative and continuing offering expenses.


OPERATING EXPENSES--The Partnerships incur monthly management fees, and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses, are borne by Dean Witter through the brokerage fees paid by the Partnerships (effective June 1, 1998 for Spectrum Select with its change to a flat rate brokerage fee).


Prior to June 1, 1998, Spectrum Select was charged all operating expenses related to its trading activities to a maximum of 1/4 of 1% annually of Spectrum Select's average month end Net Assets. Demeter was responsible for operating expenses in excess of the cap.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.


CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units were paid by the Limited Partners or the Partnership. Dean Witter will pay all such costs.



REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to Dean Witter. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.


EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of their financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2.  RELATED PARTY TRANSACTIONS


Each Partnership pays brokerage fees to Dean Witter as described in Note 1. Each Partnership's cash is on deposit with Dean Witter and Carr Futures in futures interests trading accounts to meet margin requirements as needed. Dean Witter pays interest on these funds as described in Note 1.


3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Morgan Stanley Dean Witter Spectrum Global Balanced L.P.
  RXR, Inc.

Morgan Stanley Dean Witter Spectrum Select L.P.
  EMC Capital Management, Inc.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.

Morgan Stanley Dean Witter Spectrum Strategic L.P.
  Blenheim Investments, Inc.
  Allied Irish Capital Management, Ltd.
  Willowbridge Associates Inc.

Effective April 30, 1998, A. Gary Shilling & Co., Inc. was terminated as an advisor to the Partnership. Effective March 4, 1999 Stonebrook Capital Management Inc. ("Stonebrook") was terminated as an advisor to the Partnership. The assets of the Partnership previously allocated to Stonebrook were allocated to Allied Irish Capital Management, Ltd., effective June 1, 1999.

Morgan Stanley Dean Witter Spectrum Technical L.P.
  Campbell & Company, Inc.
  Chesapeake Capital Corporation
  John W. Henry & Company, Inc. ("JWH")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) for Spectrum Global Balanced.

The management fee is accrued at the rate of 1/4 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate) for Spectrum Select. Prior to June 1, 1998, the management fee was accrued at the rate of 1/4 of 1% of the Partnership's adjusted Net Assets, as defined in the Limited Partnership Agreement, as of the last day of each month (a 3% annual rate.)

The management fee is accrued at the rate of 1/12 of 4% of the Net Assets allocated to each of Blenheim and Willowbridge on the first day of each month, and 1/12 of 3% of the Net Assets allocated to AICM on the first day of each month for Spectrum Strategic (annual rates of 4% and 3%, respectively). Prior to June 1, 1998, the management fee was accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 4% annual rate).

The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 4% annual rate) for Spectrum Technical.


INCENTIVE FEE--Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each will pay a monthly incentive fee equal to 15% of trading profits, with respect to each trading advisor's allocated Net Assets as of the end of each calendar month. Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses, after brokerage, management and incentive fees have been paid. Prior to June 1, 1998, Spectrum Select paid a quarterly incentive fee to each trading advisor equal to 17.5% of trading profits.



Spectrum Technical will pay a monthly incentive fee equal to 15% of the "Trading Profits" with respect to the Net Assets allocated to Campbell and JWH and 19% of trading profits with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month. Prior to June 1, 1998, Spectrum Technical paid an incentive fee equal to 15% of trading profits to all trading advisors.



For all Partnerships when trading losses are incurred, no incentive fee will be paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each months' subscriptions and redemptions.


4.  FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 1999. The Partnership has elected to adopt the provisions of SFAS No. 133 for the fiscal year ended December 31, 1998. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carriers its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnership's financial statements.

At December 31, 1997, open contracts were:

                                                                   SPECTRUM GLOBAL BALANCED
                                                                  ---------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                                  ---------------------------
                                                                               $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                  40,675,000
  Commitments to Sell                                                       6,721,000
Commodity Futures:
  Commitments to Purchase                                                          --
  Commitments to Sell                                                       5,168,000
Foreign Futures:
  Commitments to Purchase                                                  45,574,000
  Commitments to Sell                                                      26,176,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
 Commitments to Purchase                                                    2,436,000
  Commitments to Sell                                                      10,218,000

                                                                        SPECTRUM SELECT
                                                                  ---------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                                  ---------------------------
                                                                               $
EXCHANGE-TRADED CONTRACTS:
Finacial Futures:
  Commitments to Purchase                                                 428,493,000
  Commitments to Sell                                                     173,316,000
Commodity Futures:
  Commitments to Purchase                                                  23,131,000
  Commitments to Sell                                                     135,389,000
Foreign Futures:
  Commitments to Purchase                                                 997,389,000
  Commitments to Sell                                                     315,676,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
 Commitments to Purchase                                                   96,671,000
  Commitments to Sell                                                     127,065,000

                                                                      SPECTRUM STRATEGIC
                                                                  ---------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                                  ---------------------------
                                                                               $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                  87,114,000
  Commitments to Sell                                                      69,871,000
Commodity Futures:
  Commitments to Purchase                                                  32,034,000
  Commitments to Sell                                                      24,672,000
Foreign Futures:
  Commitments to Purchase                                                 119,070,000
  Commitments to Sell                                                       5,387,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                     748,000
  Commitments to Sell                                                         748,000

                                                                      SPECTRUM TECHNICAL
                                                                  ---------------------------
                                                                  CONTRACT OR NOTIONAL AMOUNT
                                                                  ---------------------------
                                                                               $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                                 302,165,000
  Commitments to Sell                                                      80,696,000
Commodity Futures:
  Commitments to Purchase                                                  36,753,000
  Commitments to Sell                                                      84,557,000
Foreign Futures:
  Commitments to Purchase                                                 283,941,000
  Commitments to Sell                                                     379,781,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                                 116,349,000
  Commitments to Sell                                                     203,705,000

A portion of the amounts indicated as off-exchange-traded forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.


The unrealized gains on open contracts are reported as a component of "Equity in futures interests trading accounts"' on the Statements of Financial Condition and totaled at December 31, 1998 and 1997, respectively, $1,967,187 and $681,559 for Spectrum Global Balanced, $8,435,054 and $9,627,161 for Spectrum Select, $5,299,335 and $2,527,613 for Spectrum Strategic, $18,909,268 and $12,296,712
for Spectrum Technical.


For Spectrum Global Balanced, of the $1,967,187 net unrealized gain on open contracts at December 31, 1998, $2,044,752 related to exchange-traded futures contracts and $(77,565) related to off-exchange-traded forward currency contracts. Of the $681,559 net unrealized gain on open contracts at December 31, 1997, $657,913 related to exchange-traded futures contracts and $23,646 related to off-exchange-traded forward currency contracts.

For Spectrum Select, of the $8,435,054 net unrealized gain on open contracts at December 31, 1998, $8,982,276 related to exchange-traded futures contracts and $(547,222) related to off-exchange-traded forward currency contracts. Of the $9,627,161 net unrealized gain on open contracts at December 31, 1997, $10,514,844 related to exchange-traded futures contracts and $(887,683) related to off-exchange-traded forward currency contracts.

For Spectrum Strategic, of the $5,299,335 net unrealized gain on open contracts at December 31, 1998, all related to exchange-traded futures and contracts. Of the $2,527,613 net unrealized gain on open contracts at December 31, 1997, all related to exchange-traded futures contracts.

For Spectrum Technical, of the $18,909,268 net unrealized gain on open contracts at December 31, 1998, $19,606,697 was related to exchange-traded futures contracts and $(697,429) related to off-exchange-traded forward currency contracts. Of the $12,296,712 net unrealized gain on open contracts at December 31, 1997, $11,977,756 related to exchange-traded futures contracts and $318,956 related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnership is involved is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 1998 and 1997 mature as follows:

                                                                   1998              1997
                                                              ---------------   ---------------
SPECTRUM GLOBAL BALANCED
  Exchange-Traded Contracts                                     March 1999        March 1998
  Off-Exchange-Traded Forward Currency Contracts                March 1999        March 1998

SPECTRUM SELECT
  Exchange-Traded Contracts                                   December 1999     December 1998
  Off-Exchange-Traded Forward Currency Contracts                March 1999        March 1998

SPECTRUM STRATEGIC
  Exchange-Traded Contracts                                     March 2000      December 1998
  Off-Exchange-Traded Forward Currency Contracts                    --           January 1998

SPECTRUM TECHNICAL
  Exchange-Traded Contracts                                   December 1999     December 1998
  Off-Exchange-Traded Forward Currency Contracts                March 1999        March 1998


The Partnerships also have credit risk because either Dean Witter or Carr Futures act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Dean Witter and Carr Futures, as a futures commission merchant for each Partnership's exchange-traded futures and futures styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totaled at December 31, 1998 and December 31, 1997 respectively, $45,065,113 and $25,612,869 for Spectrum Global Balanced, $196,601,695 and $168,693,769 for
Spectrum Select, $69,218,389 and $59,631,616 for Spectrum Strategic, and $254,651,022 and $180,827,678 for Spectrum Technical. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr Futures, the sole counterparty on all of such contracts, to perform. Each partnership has a netting agreement with Carr Futures. These agreements, which seek to reduce both the partnerships' and Carr Futures' exposure on off-exchange-traded forward currency contracts, should materially decrease the partnerships' credit risk in the event of Carr Futures' bankruptcy or insolvency. Carr Futures' parent, Credit Agricole Indosuez, has guaranteed to the Partnerships payment of the net liquidating value of the transactions in the Partnerships' account with Carr Futures (including foreign currency contracts).


For the year ended December 31, 1997, the average fair value of financial instruments held for trading purposes was as follows:

                                                                     ASSETS          LIABILITIES
                                                                  -------------      ------------
                                                                        $                 $
SPECTRUM GLOBAL BALANCED
------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                    39,908,000       11,661,000
Options on Financial Futures                                          1,206,000        2,398,000
Commodity Futures                                                     4,414,000        3,535,000
Foreign Futures                                                      28,444,000       26,146,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                       12,716,000       16,655,000

                                                                     ASSETS          LIABILITIES
                                                                  -------------      ------------
                                                                        $                 $
SPECTRUM SELECT
------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                   363,272,000      243,761,000
Options on Financial Futures                                          3,781,000          --
Commodity Futures                                                    95,455,000       76,233,000
Options on Commodity Futures                                          2,484,000        1,789,000
Foreign Futures                                                     360,391,000      382,135,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                       41,814,000       40,388,000

                                                                     ASSETS          LIABILITIES
                                                                  -------------      ------------
                                                                        $                 $
SPECTRUM STRATEGIC
------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                    30,123,000       70,617,000
Options on Financial Futures                                         18,562,000        1,261,000
Commodity Futures                                                    80,636,000       24,285,000
Options on Commodity Futures                                         27,328,000       28,813,000
Foreign Futures                                                      83,507,000       29,983,000
Options on Foreign Futures                                            4,320,000          479,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                          507,000          922,000

                                                                     ASSETS          LIABILITIES
                                                                  -------------      ------------
                                                                        $                 $
SPECTRUM TECHNICAL
------------------------------------------------------------
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                   233,922,000      153,604,000
Options on Financial Futures                                          6,705,000          347,000
Commodity Futures                                                    58,233,000       60,140,000
Options on Commodity Futures                                          2,181,000          --
Foreign Futures                                                     205,510,000      168,044,000
Options on Foreign Futures                                            4,070,000          --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                      103,299,000      111,186,000

5.  LEGAL MATTERS


On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures and Currency Management Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), Spectrum Select (under its original name) and certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to these pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.



    On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including other Partnerships, could be added as defendants. The Dean Witter Parties believe that they and Spectrum Select have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of Spectrum Select or any of the Dean Witter Parties.


6.  SUBSEQUENT EVENTS

On March 4, 1999, Stonebrook was removed as a Trading Advisor to Spectrum Strategic.


On September 24, 1999, the Supreme Court in the State of California, in the case referred to in Note 5 above, entered an order dismissing the consolidated amended complaint without prejudice and on consent.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Tangible Asset Fund L.P.:

We have audited the accompanying statement of financial condition of Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") as of December 31, 1998 and the related statement of operations, changes in partner's capital, and cash flows for the period from January 2, 1998 through December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Tangible Asset Fund L.P. at December 31, 1998 and the results of its operations and its cash flows for the above stated period in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

New York, New York
February 15, 1999
(September 24, 1999 as to Note 5)

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                       STATEMENTS OF FINANCIAL CONDITION


                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
                                                                    $              $
                                                               (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash                                                          24,365,212     26,519,891
  Net unrealized gain (loss) on open contracts                     348,578       (635,643)
                                                                ----------     ----------
    Total Trading Equity                                        24,713,790     25,884,248
Interest receivable (Morgan Stanley)                                76,463         78,722
                                                                ----------     ----------
    Total Assets                                                24,790,253     25,962,970
                                                                ==========     ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                190,111        895,547
Accrued brokerage fees (Morgan Stanley and Morgan Stanley
  International)                                                    71,682         81,222
Accrued management fees (Morgan Stanley Dean Witter
  Commodities Management)                                           49,098         55,632
Service fees payable (Demeter)                                      19,639         22,253
                                                                ----------     ----------
    Total Liabilities                                              330,530      1,054,654
                                                                ----------     ----------
PARTNERS' CAPITAL
Limited Partners (3,182,296.716 and 3,745,069.052 Units,
  respectively)                                                 24,130,663     24,622,999
General Partner (43,395.648 Units)                                 329,060        285,317
                                                                ----------     ----------
    Total Partners' Capital                                     24,459,723     24,908,316
                                                                ----------     ----------
    Total Liabilities and Partners' Capital                     24,790,253     25,962,970
                                                                ==========     ==========
NET ASSET VALUE PER UNIT                                              7.58           6.57
                                                                ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                            STATEMENTS OF OPERATIONS


                                                                                               FOR THE PERIOD FROM
                                                             FOR THE NINE MONTHS ENDED           JANUARY 2, 1998
                                                                   SEPTEMBER 30,                (COMMENCEMENT OF
                                                           -----------------------------         OPERATIONS) TO
                                                              1999              1998            DECEMBER 31, 1998
                                                           -----------       -----------       -------------------
                                                                $                 $                     $
                                                           (UNAUDITED)       (UNAUDITED)
REVENUES
Trading profit (loss):
  Realized                                                  2,926,692        (7,201,840)           (11,870,063)
  Net change in unrealized                                    984,221          (892,798)              (635,643)
                                                            ---------        ----------            -----------
    Total Trading Results                                   3,910,913        (8,094,638)           (12,505,706)
Interest Income (Morgan Stanley)                              635,611         1,009,087              1,265,793
                                                            ---------        ----------            -----------
    Total Revenues                                          4,546,524        (7,085,551)           (11,239,913)
                                                            ---------        ----------            -----------
EXPENSES
Brokerage fees (Morgan Stanley and Morgan Stanley
  International)                                              635,674           909,449              1,176,024
Management fees (Morgan Stanley Dean Witter Commodities
  Management)                                                 435,393           622,910                805,496
Service fees (Demeter)                                        174,157           249,164                322,198
                                                            ---------        ----------            -----------
    Total Expenses                                          1,245,224         1,781,523              2,303,718
                                                            ---------        ----------            -----------
NET INCOME (LOSS)                                           3,301,300        (8,867,074)           (13,543,631)
                                                            =========        ==========            ===========
Net Income (Loss) Allocation
  Limited Partners                                          3,257,557        (8,773,399)           (13,398,948)
  General Partner                                              43,743           (93,675)              (144,683)

Net Income (Loss) Per Unit
  Limited Partners                                               1.01             (2.25)                 (3.43)
  General Partner                                                1.01             (2.25)                 (3.43)


   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND FOR THE PERIOD FROM
       JANUARY 2, 1998 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998



                                                     UNITS OF
                                                    PARTNERSHIP      LIMITED     GENERAL
                                                     INTEREST       PARTNERS     PARTNER       TOTAL
                                                   -------------   -----------   --------   -----------
                                                                        $           $            $
Partners' Capital, January 2, 1998
  (commencement of operations)                           200.000         1,000      1,000         2,000
Initial Offering                                   2,573,486.803    25,475,868    259,000    25,734,868
Offering of Units                                  1,665,202.477    15,758,355    170,000    15,928,355
Net Loss                                                --         (13,398,948)  (144,683)  (13,543,631)
Redemptions                                         (450,424.580)   (3,213,276)     --       (3,213,276)
                                                   -------------   -----------   --------   -----------
Partners' Capital, December 31, 1998               3,788,464.700    24,622,999    285,317    24,908,316
Net income                                              --           3,257,557     43,743     3,301,300
Redemptions                                         (562,772.336)   (3,749,893)     --       (3,749,893)
                                                   -------------   -----------   --------   -----------
Partners' Capital, September 30, 1999 (Unaudited)  3,225,692.364    24,130,663    329,060    24,459,723
                                                   =============   ===========   ========   ===========


   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                            STATEMENTS OF CASH FLOWS


                                                                                        FOR THE PERIOD FROM
                                                           FOR THE NINE MONTHS ENDED      JANUARY 2, 1998
                                                                 SEPTEMBER 30,           (COMMENCEMENT OF
                                                           --------------------------     OPERATIONS) TO
                                                              1999           1998        DECEMBER 31, 1998
                                                           -----------    -----------   -------------------
                                                                $              $                 $
                                                           (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                           3,301,300     (8,867,074)       (13,543,631)
Noncash item included in net income (loss):
  Net change in unrealized                                   (984,221)       892,798            635,643
(Increase) decrease in operating assets:
  Interest receivable (Dean Witter)                             2,259       (101,935)           (78,722)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley and Morgan
    Stanley International)                                     (9,540)        88,228             81,222
  Accrued management fees (Morgan Stanley Dean Witter
    Commodities Management)                                    (6,534)        60,430             55,632
  Service fees payable (Demeter)                               (2,614)        24,172             22,253
                                                           ----------     ----------        -----------
Net cash provided by (used for) operating activities        2,300,650     (7,903,381)       (12,827,603)
                                                           ----------     ----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in redemptions payable                   (705,436)       178,553            895,547
Redemptions of units                                       (3,749,893)    (1,619,412)        (3,213,276)
Increase in subscriptions receivable                               --       (267,800)                --
Initial offering                                                   --     25,736,868         25,736,868
Offering of units                                                  --     15,928,355         15,928,355
                                                           ----------     ----------        -----------
Net cash provided by (used for) financing activities       (4,455,329)    39,956,564         39,347,494
                                                           ----------     ----------        -----------
Net increase (decrease) in cash                            (2,154,679)    32,053,183         26,519,891
Balance at beginning of period                             26,519,891             --                 --
                                                           ----------     ----------        -----------
Balance at end of period                                   24,365,212     32,053,183         26,519,891
                                                           ==========     ==========        ===========


   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 1999 IS UNAUDITED)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Morgan Stanley Tangible Asset Fund L.P. (the "Partnership") is a limited partnership organized to engage primarily in the speculative trading of futures contracts in metals, energy and agricultural markets, (collectively, "futures interests") and commenced operations on January 2, 1998.


The unaudited interim financial statements contained herein include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of the Partnership. These financial statements should be read in conjunction with the Partnership's December 31, 1998 Annual Report on Form 10-K.



The general partner for the Partnership is Demeter Management Corporation. The commodity brokers are Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, (collectively, the "Commodity Brokers"). The trading advisor is Morgan Stanley Dean Witter Commodities Management, Inc. (formerly Morgan Stanley Commodities Management). Morgan Stanley Dean Witter Commodities Management, the commodity brokers and Demeter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.


Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


REVENUE RECOGNITION--Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits
(loss) on open contracts from one period to the next in the statement of operations. Morgan Stanley credits the Partnership at each month-end with interest income as if 80% of the Partnership's average daily "Net Assets" for the month, as defined in the Limited Partnership Agreement, were invested at a rate based on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due to the Partnership on or with respect to futures interests but not actually received.


NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.


EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS--The Partnership's asset "Equity in futures interests trading accounts," reflected in the statement of financial condition, consists of (A) cash on deposit at Morgan Stanley and Morgan Stanley International to be used as margin for trading and (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value.


BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Brokerage fees are accrued at a monthly rate of 1/12 of 3.65% of the Net Assets, as defined, as of the first day of each month (a 3.65% annual rate). Such fees cover all costs of executing trades by the Partnership, including floor brokerage fees, exchange fees, clearing house fees, NFA fees, "give-ups" or transfer fees and any costs associated with taking delivery of commodities.

SERVICE FEE--The Partnership pays Demeter a monthly service fee equal to 1/12 of 1% per month (a 1% annual rate) of the Partnership's Net Assets, as defined, as of the first day of each month.

OPERATING EXPENSES--The Partnership incurs monthly management fees and may incur incentive fees as described in Note 2. All administrative expenses are borne by Dean Witter Reynolds Inc.


INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

OFFERING OF UNITS--Units of limited partnership interest were offered to the public at a price equal to 100% of the net asset value as of the close of business on the last day of the month immediately preceding the four closings held on January 2, February 2, March 2 and April 1, 1998.


The Partnership, Demeter, MSCM and Dean Witter, the selling agent and an affiliate of Demeter, extended the Offering Period for those Units already registered with the SEC but still unsold, until October 16, 1998. The remaining unsold Units were offered to the public at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month; immediately preceding the three closings held on August 3, September 1, and October 1, 1998.



REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value Per Unit effective as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any Units redeemed at or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value per Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. Limited Partners who obtained their Units via an exchange from another Dean Witter-sponsored commodity pool are not subject to the six month holding period or the redemption charges.


DISSOLUTION OF THE PARTNERSHIP--The Partnership will terminate on December 31, 2027 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

2.  RELATED PARTY TRANSACTIONS


The Partnership pays brokerage fees to the Commodity Brokers and a service fee to Demeter as described in Note 1. The Partnership's cash is on deposit with Morgan Stanley and Morgan Stanley International in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley pays interest on these funds as described in Note 1.



Demeter, on behalf of the Partnership and itself entered into a Management Agreement with Morgan Stanley Dean Witter Commodities Management to make all trading decisions for the Partnership. Compensation to Morgan Stanley Dean Witter Commodities Management by the Partnership consists of a management fee and an incentive fee as follows:


MANAGEMENT FEE--The management fee is accrued at the rate of 5/24 of 1% of the Net Assets on the first day of each month (a 2.5% annual rate).


INCENTIVE FEE--The Partnership will pay an annual incentive fee equal to 20% of the "Trading Profits", as defined, as of the end of each calendar year. Such incentive fee is accrued in each month in which Trading Profits occur. In those months in which Trading Profits are negative, previous accruals, if any, during the incentive period will be reduced. Any accrued incentive fees with respect to Units redeemed at the end of a month that is not the end of a calendar year will be deducted and paid to Morgan Stanley Commodities Management at the time of such redemption.

3.  FINANCIAL INSTRUMENTS

The Partnership trades futures contracts in metals, energy and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 1999. The Partnership has elected to adopt the provisions of SFAS No. 133 for the fiscal year ended December 31, 1998. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnership's financial statements.

The unrealized loss on open contracts is reported as a component of "Equity in futures interests trading accounts" on the Statement of Financial Condition and totaled $635,643 at December 31, 1998.

The entire $635,643 net unrealized loss on open contracts at December 31, 1998, was related to exchange-traded futures contracts that mature through June 1999.

The credit risk associated with the instruments in which the Partnership is involved is limited to the amounts reflected in the Partnership's Statement of Financial Condition.


The Partnership also has credit risk because Morgan Stanley and Morgan Stanley International act as the futures commission merchants or the counterparties, with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley and Morgan Stanley International, as a futures commission merchant for the Partnership's exchange-traded futures contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts including an amount equal to the net unrealized loss on all open futures contracts, which funds, in the aggregate, totaled $25,884,248 at December 31, 1998.


4.  LEGAL MATTERS


On September 6, 10, and 20, 1996 and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures & Currency Management, Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996, in the Supreme Court of the State of New York, New York County, and on
November 14, 1996 in the Superior Court of the State of Delaware, New Castle County against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.


5.  SUBSEQUENT EVENTS


On September 24, 1999, the Superior Court in the State of California, in the case referred to in Note 4 above, entered an order dismissing the consolidated amended complaint without prejudice and on consent.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
    Morgan Stanley Dean Witter Spectrum Currency L.P.:

We have audited the accompanying statement of financial condition of Morgan Stanley Dean Witter Spectrum Currency L.P. (the "Partnership") as of
October 26, 1999. This statement of financial condition is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Spectrum Currency L.P. at October 26, 1999 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

October 27, 1999
New York, New York

               MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)

                        STATEMENT OF FINANCIAL CONDITION
                             AS OF OCTOBER 26, 1999


ASSETS
Equity in Commodity Interest Trading Account:
  Cash......................................................  $20
                                                              ===

PARTNERS' CAPITAL
  Limited Partner--1 Unit Outstanding.......................  $10
  General Partner--1 Unit Outstanding.......................   10
                                                              ---
                                                              $20
                                                              ===


    The accompanying notes are an integral part of this financial statement.

               MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

                   NOTES TO STATEMENT OF FINANCIAL CONDITION


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION--Dean Witter Spectrum Currency L.P. (the "Partnership") is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act on October 20, 1999 to engage in the speculative trading of futures interests in global currency markets. Demeter Management Corporation, as the general partner of the Partnership (the "General Partner"), and Robert E. Murray, President of the General Partner, acting as initial Limited Partner, each made initial capital contributions of $10 to facilitate the filing of a Certificate of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act.


The Partnership will offer 12,000,000 Units of Limited Partnership Interest ("Units") for sale to the public at an initial price of $10 per Unit. The minimum subscription for most subscribers will be $5,000, or $2,000 in the case of an IRA or in a Non-Series Exchange, as described in the Partnerships' Prospectus. If at least 600,000 Units of the Partnership are subscribed for during the "Initial Offering Period" (defined in the Prospectus as the period ending April 30, 2000, subject to earlier termination or extension to no later than June 30, 2000) the General Partner may accept such subscriptions at the "Initial Closing" (currently scheduled for December 31, 1999) and commence operations of such Partnership. Thereafter, Units of the Partnership will be sold at Monthly Closings at a price equal to 100% of the Net Asset Value per Unit (as described in the Partnerships' Prospectus). If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale.



The Partnership's cash is on deposit with Dean Witter, an affiliate of the General Partner, in a futures interest trading account. At each Monthly Closing, the General Partner will contribute, in $1,000 increments, to the Partnership, the additional amount in cash that is necessary for it at all times to own, for its account, Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnership in proportion to the amount of Partnership interest owned by each.



Both the General Partner and Dean Witter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.



The Partnership will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.


2.  ORGANIZATION AND OFFERING EXPENSES


The Partnership is not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. Dean Witter has agreed to pay the organizational expenses of the Partnership and the expenses of offering the Units to the public.



The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with Dean Witter.


3.  OTHER AGREEMENTS


The proceeds from the the Initial and each Monthly Closing will be used to establish a futures interests trading account with Dean Witter for each of the Partnership's Trading Advisors, John W. Henry & Company, Inc.
("JWH-Registered Trademark-") and Sunrise Capital Partners, LLC.


The Partnership will pay a monthly management fee to JWH equal to 1/12 of 4% per month (a 4% annual rate) and to Sunrise equal to 1/12 of 3% per month (a 3% annual rate), of the Partnership's Net Assets (as defined in the Prospectus) as of the first day of each month.

The Partnership will also pay a monthly incentive fee to each Trading Advisor equal to 15% of "Trading profits" as to that Trading Advisor's allocated net assets as of the end of each calendar month. If the Trading Advisor has losses with respect to Net Assets at the end of each calendar month, the Trading Advisor must earn back such losses before the Trading Advisor is eligible for an incentive fee.



Under the Customer Agreement with Dean Witter, the Partnership will pay Dean Witter a flat-rate monthly brokerage fee of 1/12 of 4.60% of Net Assets as of the first day of each month (a 4.60% annual rate).



Under the Customer Agreement with Carr Futures Inc., Dean Witter will pay or reimburse the Partnership for all fees and costs of Carr Futures for executing trades by the Partnership.



Dean Witter will credit the Partnership with interest income at month-end at the rate earned by Dean Witter on its U.S. Treasury bills investments with customer segregated funds as if 80% of the Partnership's average daily assets for the month were invested at a prevailing rate on U.S. Treasury bills.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co.)(the "Company") as of November 30, 1998 and 1997. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 1998 and 1997 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

January 11, 1999
New York, New York
(September 24, 1999 as to Note 6)

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                       STATEMENTS OF FINANCIAL CONDITION



                                                                                  NOVEMBER 30,
                                                             AUGUST 31,    ---------------------------
                                                                1999           1998           1997
                                                            ------------   ------------   ------------
                                                                 $              $              $
                                                            (UNAUDITED)
ASSETS
Investments in affiliated partnerships (Note 2)               18,403,043     16,959,248     22,016,069
Income taxes receivable                                          482,302        708,505        429,885
Receivable from affiliated partnerships                           19,543         25,716            968
                                                            ------------   ------------   ------------
    Total Assets                                              18,904,888     17,693,469     22,446,922
                                                            ============   ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to Morgan Stanley Dean Witter & Co. (Note 3)        12,739,005     11,648,971     17,995,100
  Accrued expenses                                                36,765         62,198         34,072
                                                            ------------   ------------   ------------
    Total Liabilities                                         12,775,770     11,711,169     18,029,172
                                                            ------------   ------------   ------------

STOCKHOLDER'S EQUITY
  Common stock, no par value:
    Authorized 1,000 shares; Issued and outstanding 100
      shares at stated value of $500 per share                    50,000         50,000         50,000
  Additional paid-in capital                                 123,170,000    111,170,000    111,170,000
  Retained earnings                                            5,979,118      5,832,300      4,267,750
                                                            ------------   ------------   ------------
                                                             129,199,118    117,052,300    115,487,750
  Less: Notes receivable from Morgan Stanley Dean
    Witter & Co. (Note 4)                                   (123,070,000)  (111,070,000)  (111,070,000)
                                                            ------------   ------------   ------------
    Total Stockholder's Equity                                 6,129,118      5,982,300      4,417,750
                                                            ------------   ------------   ------------
    Total Liabilities and Stockholder's Equity                18,904,888     17,693,469     22,446,922
                                                            ============   ============   ============


  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION


                (INFORMATION WITH RESPECT TO 1999 IS UNAUDITED)


1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES


Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co.



On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") was merged with and into Dean Witter, Discover & Co. At that time Dean Witter, Discover changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co.. Effective February 19, 1998 MSDWD changed its corporate name to Morgan Stanley Dean Witter & Co. Prior to the merger, Dean Witter, Discover's fiscal year ended on December
31. Subsequent to the merger, Morgan Stanley Dean Witter & Co. and Demeter adopted a fiscal year end of November 30.



Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., Morgan Stanley Dean Witter Spectrum Global
Balanced L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan Stanley Tangible Asset Fund L.P.), Morgan Stanley Dean
Witter/Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., Morgan Stanley Dean Witter/JWH Futures Fund L.P., Morgan Stanley Dean Witter/Market Street Futures Fund L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P.


Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.


Demeter reopened Dean Witter Principal Secured Futures Fund for additional investment and on May 12, 1997, Dean Witter Principal Secured Futures Fund registered with the SEC 50,000 units which were offered to investors in a public offering.



On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Tangible Asset Fund. On November 4, 1997, Morgan Stanley Tangible Asset Fund registered with the SEC 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, Morgan Stanley Tangible Asset Fund, Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period.



On September 18, 1997, Demeter ceased trading activities in Dean Witter Anchor Institutional Balanced Portfolio Account and subsequently distributed its net assets.



In January of 1998, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Market Street Futures Fund, which offers units to investors in a continuing private offering. The fund began trading on October 1, 1998.


On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)


On April 20, 1998, Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P. Effective May 1, 1998 Spectrum Select became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering.



On April 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Account II and subsequently distributed its net assets.



On May 11, 1998 Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of Spectrum Select, both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.



On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering.



On September 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Balanced Portfolio Account III, and subsequently distributed its net assets.



INCOME TAXES The results of operations of Demeter are included in the consolidated federal income tax return of Morgan Stanley Dean Witter & Co., computed on a separate company basis and due to Morgan Stanley Dean
Witter & Co.


USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


The unaudited interim statement of financial condition contained herein includes, in the opinion of management, all adjustments necessary for a fair presentation of the statement of financial condition of Demeter.


2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 1999, November 30, 1998 and 1997 were as follows:


                                                                         NOVEMBER 30,
                                                  AUGUST 31,     -----------------------------
                                                     1999            1998            1997
                                                 -------------   -------------   -------------
                                                       $               $               $
Total assets...................................  1,419,112,993   1,316,093,947   1,195,307,516
Total liabilities..............................     20,595,220      21,644,069      19,346,113
Total partners' capital........................  1,398,517,773   1,294,449,878   1,175,961,403


Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)


             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONCLUDED)



3.  PAYABLE TO MORGAN STANLEY DEAN WITTER & CO.



The payable to Morgan Stanley Dean Witter & Co. is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley Dean Witter & Co. on behalf of Demeter and the cumulative results of operations.


4.  NET WORTH REQUIREMENT


At August 31, 1999, Demeter held non-interest bearing notes from Morgan Stanley Dean Witter & Co. that were payable on demand in the amount of $123,070,000. At November 30, 1998 and 1997, Demeter held non-interest bearing notes from Morgan Stanley Dean Witter & Co. that were payable on demand in the amount of $111,070,000. These notes were received in connection with additional capital contributions.


The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).


In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Morgan Stanley Dean Witter & Co. are included in net worth for purposes of this calculation.


5.  LEGAL MATTERS


On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter, an affiliate of Demeter. Named defendants include Dean Witter, Demeter, Dean Witter Futures and Currency Management Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on
November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.


    On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. On April 12, 1999 the defendants also filed a motion in the California action to oppose certification by the court of the class in the California litigation. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6.  SUBSEQUENT EVENTS


On September 24, 1999, the Supreme Court in the State of California, in the case referred to in Note 5 above, entered an order dismissing the consolidated complaint without prejudice and on consent.

                                                                       EXHIBIT A


           TABLE OF CONTENTS TO FORM OF LIMITED PARTNERSHIP AGREEMENT



                                                                           PAGE
                                                                         --------
 1.  Formation; Name...................................................     A-2
 2.  Office............................................................     A-2
 3.  Business..........................................................     A-2
 4.  Term; Dissolution; Fiscal Year....................................     A-2
     (a)   Term........................................................     A-2
     (b)   Dissolution.................................................     A-3
     (c)   Fiscal Year.................................................     A-4
 5.  Net Worth of General Partner......................................     A-4
 6.  Capital Contributions and Offering of Units of Limited Partnership
     Interest..........................................................     A-4
 7.  Allocation of Profits and Losses; Accounting; Other Matters.......     A-6
     (a)   Capital Accounts............................................     A-6
     (b)   Monthly Allocations.........................................     A-6
     (c)   Allocation of Profit and Loss for Federal Income Tax
            Purposes...................................................     A-6
     (d)   Definitions; Accounting.....................................     A-8
     (e)   Expenses and Limitations Thereof............................     A-8
     (f)   Limited Liability of Limited Partners.......................     A-9
     (g)   Return of Limited Partner's Capital Contribution............     A-9
     (h)   Distributions...............................................     A-9
     (i)   Interest on Assets..........................................     A-9
 8.  Management and Trading Policies...................................     A-9
     (a)   Management of the Partnership...............................     A-9
     (b)   The General Partner.........................................    A-10
     (c)   General Trading Policies....................................    A-11
     (d)   Changes to Trading Policies.................................    A-12
     (e)   Miscellaneous...............................................    A-12
 9.  Audits; Reports to Limited Partners...............................    A-13
10.  Transfer; Redemption of Units; Exchange Privilege.................    A-14
     (a)   Transfer....................................................    A-14
     (b)   Redemption..................................................    A-15
     (c)   Exchange Privilege..........................................    A-16
11.  Special Power of Attorney.........................................    A-17
12.  Withdrawal of Partners............................................    A-18
13.  No Personal Liability for Return of Capital.......................    A-18
14.  Standard of Liability; Indemnification............................    A-18
     (a)   Standard of Liability.......................................    A-18
     (b)   Indemnification by the Partnership..........................    A-18
     (c)   Affiliate...................................................    A-19
     (d)   Indemnification by Partners.................................    A-19
15.  Amendments; Meetings..............................................    A-19
     (a)   Amendments with Consent of the General Partner..............    A-19
     (b)   Meetings....................................................    A-20
     (c)   Amendments and Actions without Consent of the General
            Partner....................................................    A-20
     (d)   Action Without Meeting......................................    A-20
     (e)   Amendments to Certificate of Limited Partnership............    A-21
16.  Index of Defined Terms............................................    A-21
17.  Governing Law.....................................................    A-22
18.  Miscellaneous.....................................................    A-22
     (a)   Priority among Limited Partners.............................    A-22
     (b)   Notices.....................................................    A-22
     (c)   Binding Effect..............................................    A-22
     (d)   Captions....................................................    A-22
           Annex A--Request for Redemption: Morgan Stanley Dean Witter
            Managed Futures Funds......................................    A-24

                                                                       EXHIBIT A


FORM OF (1) AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P., MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P., MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P., MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P., AND MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.; AND (2) LIMITED PARTNERSHIP AGREEMENT FOR MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.


        BOLDFACED CAPTIONS AND BRACKETED TEXT REFLECT DIFFERENCES IN LIMITED
                            PARTNERSHIP AGREEMENTS.

SPECTRUM SELECT ONLY:

    This Agreement of Limited Partnership, made as of March 21, 1991, as amended and restated as of August 31, 1993, as further amended and restated as of October 17, 1996, and as further amended and restated as of May 31, 1998, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM TECHNICAL, SPECTRUM STRATEGIC AND SPECTRUM GLOBAL BALANCED ONLY:

    This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in
Section 16.

SPECTRUM COMMODITY ONLY:

    This Agreement of Limited Partnership, made as of July 31, 1997, as amended
and restated as of   -  , 1999 (as so amended, this "Agreement"), by and among
Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM CURRENCY ONLY:

    This Agreement of Limited Partnership, made as of   -  , 1999 (as so
amended, this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner") , and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners; the General Partner and Limited Partners may be collectively referred to herein as "Partners") The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in
Section 16.

                                  WITNESSETH:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Dean Witter Spectrum [Select][Technical][Strategic][Global
Balanced][Commodity][Currency] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

SPECTRUM SELECT ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2025; (ii) withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof;

(iii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iv) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (v) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or less than $250,000; (vi) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, SPECTRUM GLOBAL BALANCED, AND SPECTRUM
  CURRENCY ONLY:

    (A) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued;
(v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM COMMODITY ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2027; (ii) the insolvency, bankruptcy, dissolution, liquidation, or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (iv) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (v) withdrawal by the General Partner (unless a new general partner(s) is elected by the Limited Partners as provided in Section 15(c));
(vi) a decline in the Net Asset Value (as determined by the General Partner) of a Unit as of the close of business on any day to less than $2.50; (vii) a decline in the Partnership's Net Assets (as determined by the General Partner) as of the close of business on any day to $250,000 or less; (viii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this
Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by
Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as Selling Agent and entering into a selling agreement with DWR or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses
(a) through (c) as it shall deem advisable or necessary.

    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

        (2) The accrued monthly management fees shall then be charged against Net Assets.

        (3) The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding

       Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
    Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (d)  DEFINITIONS; ACCOUNTING.

        (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

        (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon

(I.E., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    The Partnership shall not enter into any agreement with the General Partner, DWR, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.


TRADING POLICIES FOR ALL PARTNERSHIPS:



          - The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."



          - The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.



          - The Partnership will not permit "churning" of the Partnership's assets.



TRADING POLICY FOR ALL PARTNERSHIPS EXCEPT SPECTRUM COMMODITY:



          - The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.



TRADING POLICIES FOR ALL PARTNERSHIPS EXCEPT SPECTRUM GLOBAL BALANCED, SPECTRUM
  CURRENCY, AND SPECTRUM COMMODITY:


          - The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.


          - The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.



TRADING POLICY FOR SPECTRUM SELECT AND COMMODITY ONLY:



          - The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).


TRADING POLICIES FOR SPECTRUM GLOBAL BALANCED ONLY:

          - The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.


          - The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may, with the General Partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.


    (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items;
(c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to
Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement;
(c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker;
(e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or
(h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in
Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

    (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignment of Units
(i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum
Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

    (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

    A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange

Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

    At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, PROVIDED, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

    Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

    The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement;
(iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to
Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this
Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes;
(vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

    (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (d)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by

Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

DEFINED TERM                                                  SECTION
------------                                                  -------
1940 Act....................................................  15(a)
Act.........................................................  1
Advisers Act................................................  15(a)
Affiliate...................................................  14(c)
Agreement...................................................  Preamble
CEAct.......................................................  8(e)
Certificate of Limited Partnership..........................  1
CFTC........................................................  3
Code........................................................  7(c)(4)
Commodity Broker............................................  6
Customer Agreement..........................................  8(b)
Determination Date..........................................  7(b)
DWR.........................................................  6
Exchange Agreement and Power of Attorney....................  10(c)
Exchange Date...............................................  10(c)
Futures Interests...........................................  3
General Partner.............................................  Preamble
Limited Partners............................................  Preamble
Management Agreement........................................  8(b)
MSDW........................................................  6
NASAA Guidelines............................................  5
Net Asset Value.............................................  7(d)(2)
Net Assets..................................................  7(d)(1)
NFA.........................................................  6
Non-Series Exchange.........................................  10(b)
Partners....................................................  Preamble
Partnership.................................................  1
Prospectus..................................................  6
Pyramiding..................................................  8(c)(5)
Redemption..................................................  10(b)
Redemption Date.............................................  10(b)
Request for Redemption......................................  10(b)
SEC.........................................................  5
Selling Agent...............................................  6
Series Exchange.............................................  10(c)
Special Redemption Date.....................................  9
Spectrum Series Partnership(s)..............................  10(b)
Trading Advisor.............................................  6
Trading Profits.............................................  7(e)
Transaction Fees and Costs..................................  7(e)
Unit(s) of General Partnership Interest.....................  6
Unit(s).....................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

    (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

    (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:                           General Partner:

By:  Demeter Management                                Demeter Management Corporation
     Corporation, General
     Partner, as Authorized
     Agent and Attorney-in-Fact

By: ----------------------------------------           By: ----------------------------------------
     Name:                                             Name:
     Title:                                            Title:

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

MFAD USE ONLY:_______________                       CLOSING DATE:_______________
    REQUEST FOR REDEMPTION: MORGAN STANLEY DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

________________________, 19____   _____________________________________________
        [DATE]                        [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("UNITS"), less any amounts specified in the Limited Partnership Agreement.

               COMPLETE ONLY ONE SECTION -- A, B OR C -- PER FORM

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

 [DWSF] Spectrum Select                  Entire Interest     Units
 [DWST] Spectrum Technical               Entire Interest     Units
 [DWSS] Spectrum Strategic               Entire Interest     Units
 [DWSB] Spectrum Global Balanced         Entire Interest     Units
 [DWSX] Spectrum Currency                Entire Interest     Units
 [DWSC] Spectrum Commodity               Entire Interest     Units

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II    Entire Interest    Units            $      ,000
[CFCFC] Cornerstone Fund III   Entire Interest    Units            $      ,000
[CFCFD] Cornerstone Fund IV    Entire Interest    Units            $      ,000

                                   SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
                              A LIMITED PARTNER IS
          REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[MSCG] Charter Graham                Entire Interest            Units
[MSCM] Charter Millburn              Entire Interest            Units
[MSCW] Charter Welton                Entire Interest            Units

                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

 [CFF] Columbia Futures Fund          [IAF] International Access Fund             Entire Interest
 [DFF] Diversified Futures Fund       [PGF] Multi-Market Portfolio
 [DFF2] Diversified Futures Fund II   [PPF] Principal Plus Fund                           Units
 [DFF3] Diversified Futures Fund III  [PSF] Portfolio Strategy Fund
 [GPP] Global Perspective Portfolio   [WCF] World Currency Fund                   $        ,000

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .....................................      ....................................

      (Name of Limited Partner)                (Dean Witter Account Number)

Address: .......................................................................

                                    (Street)

 ...............................................................................

            City            State (Province)           (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ....................................      ....................................

               (Signature)                                  (Date)

X ....................................      ....................................

               (Signature)                                  (Date)

--------------------------------------------------------------------------------

2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..................................     By: X ..................................

        (Name of Entity)               (Authorized officer, partner, trustee, or
                                                custodian. If a corporation,
                                                  include certified copy of
                                                   authorized resolution.)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) is/are true and correct.

X ....................................     X ...................................

       (Account Executive MUST sign)            (Branch Manager MUST sign)

 ........................................

  (Branch Telephone Number)        Please enter a SELL order upon receipt of a

                                           completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS


    If you wish to purchase Units of one or more of the Morgan Stanley Dean Witter Spectrum Series Partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing Units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool which the General Partner serves as the general partner and commodity pool operator in a Non-Series Exchange, or if you are redeeming Units in a Morgan Stanley Dean Witter Spectrum Series Partnership pursuant to a Series Exchange.


                           SUBSCRIPTION INSTRUCTIONS

    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY DEAN WITTER SPECTRUM
SERIES PROSPECTUS DATED   -  , 1999 (THE "PROSPECTUS") AND THIS SUBSCRIPTION AND
EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). IN READING THE PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST" AND "DESCRIPTION OF CHARGES." BY SIGNING THE AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.

    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:

Item 1 FOR CASH SUBSCRIBERS                 --Enter your Dean Witter Reynolds Inc. ("DWR") Account
      (pages B-7--B-8) and Exchange             Number.
      Subscribers (pages B-9-B-10)

                                            --Enter your Social Security Number or Taxpayer ID Number.
                                                If you are subscribing on behalf of an entity (such as a
                                                trust, partnership or corporation), check the
                                                appropriate box to indicate the type of entity. If the
                                                Units are to be owned by joint tenants, either person's
                                                Social Security Number may be used.

                                            --If you are subject to taxation in the United States,
                                                review the representation relating to backup withholding
                                                tax, and enter your taxable year, if other than calendar
                                                year, under "United States Taxable Investors Only" on
                                                page B-7 (for Cash Subscribers) or page B-9 (for
                                                Exchange Subscribers). If you are a non-United States
                                                person, review the representation relating to your
                                                classification as a non-resident alien for United States
                                                federal income tax purposes under "Non-United States
                                                Investors Only" on page B-7 (for Cash Subscribers) or
                                                page B-9 (for Exchange Subscribers). YOU MUST SIGN BELOW
                                                THE APPLICABLE TAX REPRESENTATION IN ITEM 1 ON PAGE
                                                B-7 OR B-9.

                                            --Enter the exact name in which your Units are to be held
                                                based on ownership type, and enter residency and other
                                                information.

                                            --Check box if you are a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or
                                                business within the U.S.

                                            --If there is a co-subscriber, trustee or custodian,
                                                complete applicable information.

Item 1 FOR CASH SUBSCRIBERS (PAGE B-7)      --Enter the dollar amount of the subscription for each
                                                Partnership whose Units you wish to purchase.

Item 1 FOR EXCHANGE                         --Enter the symbol(s) of the limited partnership(s) from
      SUBSCRIBERS (PAGE B-9)                    which you are redeeming units; specify the quantity to
                                                be redeemed (entire interest or number of whole units).

Item 2 FOR CASH SUBSCRIBERS (PAGE B-8)      --You must execute the Agreement Signature Page on page B-8
      AND EXCHANGE SUBSCRIBERS                  (for Cash Subscribers) or page B-10 (for Exchange
      (PAGE B-10)                               Subscribers).

Item 3 FOR CASH SUBSCRIBERS (PAGE B-8)      --An MSDW Financial Advisor and Branch Manager must complete
      AND EXCHANGE SUBSCRIBERS                  the required information.
      (PAGE B-10)

    MSDW FINANCIAL ADVISOR: This Agreement must be mailed to Demeter Management Corporation at Two World Trade Center, 62nd Floor, New York, New York 10048-0026.

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

                             ---------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    If you are subscribing for Units of Limited Partnership Interest ("Units") in the Morgan Stanley Dean Witter Spectrum Series, consisting of six commodity pool limited partnerships, Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Global
Balanced L.P., Morgan Stanley Dean Witter Spectrum Currency L.P., and Morgan Stanley Dean Witter Spectrum Commodity L.P. (each, a "Partnership," and collectively, the "Partnerships"), you should carefully read and review the
Partnerships' Prospectus dated   -  , 1999 (the "Prospectus"). Capitalized terms
used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.


    FOR CASH SUBSCRIBERS: By executing the Cash Subscription Signature Page of this Agreement, you will irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the Prospectus.



    FOR EXCHANGE SUBSCRIBERS: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of each limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the Prospectus.


    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MSDW FINANCIAL ADVISOR. If this Agreement is accepted, you agree to:
(i) contribute your subscription to each Partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such Partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------

PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR CASH SUBSCRIBERS: You must pay your subscription amount by charging your Customer Account with DWR (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your MSDW financial advisor. If you don't have a financial advisor, contact your local MSDW branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to you for proper placement with the MSDW branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the General Partner and DWR to transfer the appropriate amount from your Customer Account to the Escrow Account.


    FOR EXCHANGE SUBSCRIBERS: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the Partnerships or another commodity pool which the General Partner serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.


--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the General Partner and each Partnership whose Units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.


        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the Prospectus) for residents of the State in which you reside. You agree to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the Partnerships.


        (4) The address set forth on the Signature Page is your true and correct residence and you have no present intention of becoming a resident of any other state or country. All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a Limited Partner, you will immediately furnish such revised or corrected information to the General Partner.


        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the General Partner, DWR, any Additional Seller, any Trading Advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").


        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations herein apply only to the beneficiary of that plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase Units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b), if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, DWR, MS & Co., any Additional Seller, any Trading Advisor, CFI, MSIL, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------

STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have both a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA); (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than any of the Morgan Stanley Dean Witter Charter Series of partnerships (each, a "Charter Partnership");
(iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from any Charter Partnership; or (iv) the proceeds from the redemption of your entire interest in any other commodity pool which the General Partner serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)


ALABAMA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ALASKA:                Only if you are purchasing Units of Spectrum Currency or
                       Spectrum Commodity, (a) $225,000 NW, or (b) $60,000 NW and
                       $60,000 AI.
ARIZONA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:            $100,000 NW and $50,000 AI.
INDIANA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:                  (1) The minimum initial investment for IRAs is $3,000; and
                       (2) you have at least (a) $225,000 NW, or (b) $60,000 NW and
                       $60,000 TI.
KANSAS:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MAINE:                 (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
MICHIGAN:              (a) $225,000 NW and investment may not exceed 10% of your
                       NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of your NW.
MISSISSIPPI:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:              (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:                  (1) (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI; and
                       (2) if you are purchasing Units of Spectrum Currency or
                       Spectrum Commodity, the investment may not exceed 10% of
                       your NW.
OKLAHOMA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:          (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and
                       (2) if you have less than $1,000,000 NW, the investment may not exceed 10% of your NW.
SOUTH DAKOTA:          (a) $150,000 NW, or (b) $45,000 NW and  $45,000 AI.
TENNESSEE:             (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:                 (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.


--------------------------------------------------------------------------------

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a Partnership, you shall become a Limited Partner of that Partnership. You also agree to each and every term of the Limited Partnership Agreement of that Partnership as if you signed that Agreement. You further agree that you will not be issued a certificate evidencing the Units that you are purchasing, but that you will receive a confirmation of purchase in DWR's customary form.

--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    You hereby irrevocably constitute and appoint Demeter Management Corporation, the General Partner of each Partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Spectrum Series as you may request from time to time; (2) to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement;
(c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each of the Partnerships, other than Spectrum Currency and Spectrum Commodity), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

                 (This page has been left blank intentionally.)

                                       -
                                      ---
                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE
A


         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.



    PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MSDW BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.


    By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") of one or more Partnerships in the Morgan Stanley Dean Witter Spectrum Series (the "Partnerships"), you hereby subscribe for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing ($10 per Unit of Spectrum Currency at its Initial Closing).

    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OF
THE PARTNERSHIPS DATED   -  , 1999, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT
AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

----------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (YOU MUST SIGN THE TAX REPRESENTATION BELOW)
----------------------------------------------------------------------------------------------------------------------
                                                           SPECTRUM FUND SYMBOL                 AMOUNT OF SUBSCRIPTION
/ // // /-/ // // // // // /                         MORGAN STANLEY DEAN WITTER SPECTRUM
    DWR ACCOUNT NO.                         D W S F  SELECT L.P.                                $
                                                     MORGAN STANLEY DEAN WITTER SPECTRUM
                                            D W S T  TECHNICAL L.P.                             $
/ // // /-/ // /-/ // // // /                        MORGAN STANLEY DEAN WITTER SPECTRUM
                                            D W S S  STRATEGIC L.P.                             $
         SOCIAL SECURITY NUMBER                      MORGAN STANLEY DEAN WITTER SPECTRUM
                   OR                       D W S B  GLOBAL BALANCED L.P.                       $
/ // /-/ // // // // // // /                         MORGAN STANLEY DEAN WITTER SPECTRUM
    TAXPAYER ID NUMBER                      D W S X  CURRENCY L.P.                              $
                                                     MORGAN STANLEY DEAN WITTER SPECTRUM
                                            D W S C  COMMODITY L.P.                             $


CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING:

/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the MSDW Branch Manager must
/ /  Joint Tenants with Rights of              Revocable Trust                           sign below for IRA accounts)
        Survivorship                      / /  Estate                               / /  Employee Benefit Plan (Participant-
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                         Directed)
/ /  Community Property                   / /  Partnership                          / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable Trust     / /  Corporation                          / /  Other (specify) ------------------


         YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:


UNITED STATES TAXABLE INVESTORS ONLY:                                                 NON-UNITED STATES INVESTORS ONLY:
-------------------------------------                                                 ---------------------------------
/ /   Check box if you are subject to backup withholding under the                    Under penalties of perjury, by signature
      provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.         OR    below, you certify that you are NOT
If your taxable year is other than the calendar year, indicate the date on            (a) a citizen or resident of the United
    which your taxable year ends:  / // /-/ // /  MM-DD                                   States; or
Under penalties of perjury, by signing below, I certify that the Social               (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct and                   partnership, estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.


X _______________________________                     __________________________


(Your Signature (Indicate your title, if applicable) [or      Date
Branch Manager in the case of IRAs])

If you are an Entity:        Name of Entity: ...................................



                   Name of Person Signing for Entity: ..........................


                   Title: ......................................................

Full Name of Account  ..........................................................
                          (Your Name or Name of Trust or Custodial Account--do not use initials)

You are a resident of        ....................  and a citizen of  ....................
                               (name of country)                      (name of country)

Street Address  ................................................................
                     (MUST be residence address--P.O. Box alone not acceptable)

City ......... State ......... Zip Code ......... Tel. No. ( ........ ) ........

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from an MSDW Financial Advisor.)

                                      B-7

                                      ----

                                       -

                                       -
                                      ----

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................. Telephone Number ( ................. ) .................

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ...................................................  State  .................... Zip Code  ...................
Co-Subscriber, Trustee or Custodian is a resident of  ...  and a citizen of  .......................................
Minor (if not a gift) is a resident of  .................  and a citizen of  .......................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X ________________________________     _____________              X ________________________________          _____________
  (Signature of Subscriber)              Date                     (Signature of Co-Subscriber)                    Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 ..........................................................  X  .......................................  ............
(Name of Entity)                                               (Signature)                                Date

Print Name ................................................  Title ..................................................


--------------------------------------------------------------------------------

ITEM 3 -- BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Financial Advisor's Signature

 ...............................................................................

                  Type or Print Full Name of Financial Advisor

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X _____________________________________________________________________________,

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      B-8

                                      ----

                                       -

                                       -
                                      ---
                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE
B

         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.



    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MSDW BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.

    By execution and delivery of this Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in
Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Morgan Stanley Dean Witter Spectrum Series (the "Partnerships"), you hereby subscribe for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing ($10 per Unit of Spectrum Currency at its Initial Closing). Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.
    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OF
THE PARTNERSHIPS DATED   -  , 1999, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT
AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

--------------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (YOU MUST SIGN THE TAX REPRESENTATION BELOW )
--------------------------------------------------------------------------------------------------------------------------

DWR ACCOUNT NO. / // // /-/ // // // // // / / // // /-/ // /-/ // // // / or / // /-/ // // // // // // /
                                                              SOCIAL SECURITY NUMBER              TAXPAYER ID NUMBER
SYMBOL(S) FOR FUND(S) FROM    SPECIFY QUANTITY OF UNITS TO BE REDEEMED                                SPECTRUM SERIES
WHICH UNITS TO BE REDEEMED    (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE UNITS)            FUND SYMBOL
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase Units in the applicable Spectrum Series Partnership as indicated on the right above. Redemptions for an exchange may only be made in whole units of limited partnership interest, with a minimum redemption of the lesser of (i) 5 units (2 units in the case of an IRA) from any partnership other than the Spectrum
Series Partnerships or any Morgan Stanley Dean Witter Charter Series partnership (each, a "Charter Partnership"); (ii) 50
Units from any Spectrum Series Partnership; (iii) 500 units (200 units in the case of an IRA) from a Charter Partnership;
or (iv) the Subscriber's entire interest in any partnership.


CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING:
/ /  Individual Ownership                / /  Trust other than Grantor or         / /  IRA (the MSDW Branch Manager must sign
/ /  Joint Tenants with Rights of             Revocable Trust                          below for IRA accounts)
        Survivorship                     / /  Estate                              / /  Employee Benefit Plan (Participant-
/ /  Tenants in Common                   / /  UGMA/UTMA (Minor)                        Directed)
/ /  Community Property                  / /  Partnership                         / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable Trust    / /  Corporation                         / /  Other (specify)
                               YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:


UNITED STATES TAXABLE INVESTORS ONLY:                                                         NON-UNITED STATES INVESTORS ONLY:
-------------------------------------                                                         ---------------------------------
/ /        Check box if you are subject to backup withholding under the provisions of    OR   Under penalties of perjury, by
           Section 3406(a)(1)(C) of the Internal Revenue Code.                                signature below, you certify that
                                                                                              you are NOT
If your taxable year is other than the calendar year, indicate the date                       (a) a citizen or resident of the
    on which your taxable year ends:  / // /-/ // /  MM-DD                                    United States; or
Under penalties of perjury, by signing below, I certify that the Social Security Number       (b) a United States corporation,
(or Taxpayer ID Number) above to be the true, correct and complete Social Security                partnership, estate or trust.
Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _______________________________                     __________________________
(Your Signature (Indicate your title, if applicable)              Date
[or Branch Manager in the case of IRAs])


If you are an Entity:        Name of Entity: ...................................



                   Name of Person Signing for Entity: ..........................


                   Title: ......................................................

                                      B-9
                                      ----

                                       -

                                       -
                                      ----

Full Name of Account  ..........................................................

                 (Your Name or Name of Trust or Custodial Account--do not use
                                              initials)

You are a resident of .................... and a citizen of ....................

                           (name of country)                    (name of county)

Street Address (P.O. Box alone not acceptable)  ................................

City ......... State ......... Zip Code ........ Tel. No. ( ........ )  ........

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from an MSDW Financial Advisor.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name.......................Telephone Number ( ............. )...................

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ......................................................  State  ..................... Zip Code  .....................

Co-Subscriber, Trustee or Custodian is a resident of  ......  and a citizen of  ..........................................

Minor (if not a gift) is a resident of  ....................  and a citizen of  ..........................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _________________________________      ______________      X _________________________________            ______________
  (Signature of Subscriber)                Date              (Signature of Co-Subscriber)                Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and
(b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 ..........................................................  X  .......................................  ............
(Type or Print Name of Entity)                               (Signature)                                     Date
Name of Person Signing for Entity .........................  Title  .................................................


--------------------------------------------------------------------------------


ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND IN
INK)

--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber has received the Prospectus at least five business days prior to the applicable Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Financial Advisor's Signature

 ...............................................................................

                  Type or Print Full Name of Financial Advisor

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are the true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      B-10
                                      ----

                                       -

                                                                       EXHIBIT C

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

                       SUBSCRIPTION AGREEMENT UPDATE FORM


         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.


DWR Account No.   / / / / / / / / / / / / / / / / / / / /

    I am an investor in the following Morgan Stanley Dean Witter Spectrum Series Partnership(s) (mark each applicable box with an "X"):

    / /  Morgan Stanley Dean Witter Spectrum Select L.P.

    / /  Morgan Stanley Dean Witter Spectrum Technical L.P.

    / /  Morgan Stanley Dean Witter Spectrum Strategic L.P.

    / /  Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

    / /  Morgan Stanley Dean Witter Spectrum Currency L.P.

    / /  Morgan Stanley Dean Witter Spectrum Commodity L.P.


    I acknowledge receipt of the Morgan Stanley Dean Witter Spectrum Series
Prospectus dated       -      (the "Prospectus"). I have signed this form, which
updates each Subscription and Exchange Agreement and Power of Attorney (each, a "Subscription Agreement") I signed when I bought Units of the Morgan Stanley Dean Witter Spectrum Series Partnership(s) checked above, so that I may purchase additional Units of such Partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional Units by way of an Exchange, or if I wish to purchase Units of any Morgan Stanley Dean Witter Spectrum Series Partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the Prospectus as Exhibit B.


    I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Dean Witter Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

    I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

IF SUBSCRIBER IS AN ENTITY                             INDIVIDUAL SUBSCRIBERS
-----------------------------------------------------  -----------------------------------------------------
Name of Entity (Print or Type)                         Name of Subscriber(s) (Print or Type)

By:
       ----------------------------------------------  -----------------------------------------------------
Name of Signatory
-----------------------------------------------------  -----------------------------------------------------
Title                                                  Signature(s) of Subscriber(s)
-----------------------------------------------------  -----------------------------------------------------
Signature                                              Address
-----------------------------------------------------  -----------------------------------------------------
Address                                                City                   State                   Zip
-----------------------------------------------------
City                   State                   Zip     Date:
                                                              ----------------------------------------------

Date:
       ----------------------------------------------

 (PLEASE RETURN THIS FORM TO YOUR MORGAN STANLEY DEAN WITTER FINANCIAL ADVISOR.
   FINANCIAL ADVISORS MUST FORWARD THE EXECUTED COPY OF THIS FORM TO DEMETER
                            MANAGEMENT CORPORATION.)

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.



UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                 $
                                                              --------
SEC registration fee........................................   27,735
NASD filing fee.............................................   10,477
Printing and engraving......................................   58,333*
Legal fees and expenses, excluding Blue Sky legal fees......   50,000*
Accounting fees and expenses................................   13,333*
Annual Escrow Agent fees....................................      167*
Blue Sky fees and expenses, including Blue Sky legal fees...   12,860
Miscellaneous...............................................  50,000 *
                                                              -------
    Total...................................................  222,905
                                                              =======

---------


* Represents an estimate of the registrant's portion of the fees and expenses that are common to this Registration Statement, Post-Effective Amendment No 3 to the Registration Statement on Form S-1 for Morgan Stanley Dean Witter Spectrum Technical L.P. (Registration Statement No. 333-68779), and the Registration Statements on Form S-1 for each of Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Currency L.P., and Morgan Stanley Tangible Asset Fund L.P., which are being filed concurrently with this Registration Statement.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14 of the Amended and Restated Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Amended and Restated Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach by DWR of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the DWR Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of each Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

    (a) Exhibits


EXHIBIT
 NUMBER                     DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1.01(4)  Form of Amended and Restated Selling Agreement among the
            Registrant, Morgan Stanley Dean Witter Spectrum
            Technical L.P., Morgan Stanley Dean Witter Spectrum
            Strategic L.P., Morgan Stanley Dean Witter Spectrum Global
            Balanced L.P., Morgan Stanley Dean Witter Spectrum
            Currency L.P., Morgan Stanley Dean Witter Spectrum
            Commodity L.P., Demeter Management Corporation, and Dean
            Witter Reynolds Inc.
 1.02(4)  Form of Additional Seller Agreement between Dean Witter
            Reynolds Inc. and additional selling agents.
 3.01     Form of Amended and Restated Limited Partnership Agreement
            of the Registrant (included as Exhibit A to the
            prospectus).
 3.02(1)  Certificate of Limited Partnership of the Registrant.
 3.03(2)  Certificate of Amendment of Certificate of Limited
            Partnership of the Registrant (changing its name to Morgan
            Stanley Dean Witter Spectrum Select L.P.).
 5.01(1)  Opinion of Cadwalader, Wickersham & Taft to the Registrant
            regarding the legality of Units (including consent).
 5.02(2)  Opinion of Cadwalader, Wickersham & Taft to the Registrant
            regarding the legality of Units (including consent).
 5.03(4)  Opinion of Cadwalader, Wickersham & Taft to the Registrant
            regarding the legality of Units (including consent).
 8.01(1)  Opinion of Cadwalader, Wickersham & Taft to the Registrant
            regarding certain federal income tax matters (including
            consent).
 8.02(2)  Opinion of Cadwalader, Wickersham & Taft to the Registrant
            regarding certain federal income tax matters (including
            consent).
 8.03(4)  Opinion of Cadwalader, Wickersham & Taft to the Registrant
            regarding certain federal income tax matters (including
            consent).
10.01(3)  Amended and Restated Management Agreement, dated as of
            June 1, 1998, among the Registrant, Demeter Management
            Corporation, and Rabar Market Research, Inc.
10.02(3)  Amended and Restated Management Agreement, dated as of
            June 1, 1998, among the Registrant, Demeter Management
            Corporation, and EMC Capital Management, Inc.
10.03(3)  Amended and Restated Management Agreement, dated as of
            June 1, 1998, among the Registrant, Demeter Management
            Corporation, and Sunrise Capital Management, Inc.
10.04(3)  Amended and Restated Customer Agreement between the
            Registrant and Dean Witter Reynolds Inc.
10.05(3)  Customer Agreement among the Registrant, Carr Futures, Inc.
            and Dean Witter Reynolds Inc.
10.06(3)  International Foreign Exchange Master Agreement between the
            Registrant and Carr Futures, Inc.
10.07     Form of Subscription and Exchange Agreement and Power of
            Attorney to be executed by each purchaser of units
            (included as Exhibit B to the prospectus).
10.10(4)  Form of Amended and Restated Escrow Agreement among the
            Registrant, Morgan Stanley Dean Witter Spectrum Technical
            L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P.,
            Morgan Stanley Dean Witter Spectrum Global Balanced L.P.,
            Morgan Stanley Dean Witter Spectrum Currency L.P., Morgan
            Stanley Dean Witter Spectrum Commodity L.P., Demeter
            Management Corporation, Dean Witter Reynolds Inc., and
            Chemical Bank, the escrow agent.
10.11     Form of Subscription Agreement Update Form to be executed by purchasers of units (included as Exhibit C to the
            prospectus).
23.01     Consent of Independent Auditors for the Demeter Management
            Corporation and the Registrant.


---------


(1)  Incorporated by reference to Registration Statement No. 333-47829.



(2)  Incorporated by reference to Registration Statement No. 333-68773.


(3) Incorporated by reference to the exhibits filed with the Registrant's Form 10-K for fiscal year ended December 31, 1998 (File No. 0-19511).


(4)  Incorporated by reference to Registration Statement No. 333-90467.

    (b) Financial Statements.

       Included in the Prospectus:

           Morgan Stanley Dean Witter Spectrum Select L.P.

              Independent Auditors' Report

              Statements of Financial Condition

              Statements of Operations

              Statements of Changes in Partners' Capital

              Statements of Cash Flows

              Notes to Financial Statements

           Demeter Management Corporation

              Independent Auditors' Report

              Statements of Financial Condition

              Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 28th day of December, 1999.


                                 MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

                                               By:  DEMETER MANAGEMENT CORPORATION
                                                    General Partner

                                               By:              /S/ ROBERT E. MURRAY
                                                    --------------------------------------------
                                                             Robert E. Murray, PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                       DATE
                      ---------                                     -----                       ----
DEMETER MANAGEMENT CORPORATION                           General Partner

By:                                                    Chairman of the Board and
            -------------------------------------        Director of the General
                       Mark J. Hawley                    Partner

                    /S/ ROBERT E. MURRAY
            -------------------------------------      President and Director of the
                      Robert E. Murray                   General Partner
                                                                                          December 28, 1999

                    /S/ MITCHELL M. MERIN
            -------------------------------------      Director of the General Partner
                      Mitchell M. Merin
                                                                                          December 28, 1999

                  /S/ JOSEPH G. SINISCALCHI
            -------------------------------------      Director of the General Partner
                    Joseph G. Siniscalchi
                                                                                          December 28, 1999

                 /S/ EDWARD C. OELSNER, III
            -------------------------------------      Director of the General Partner
                   Edward C. Oelsner, III
                                                                                          December 28, 1999

            -------------------------------------      Director of the General Partner
                      Richard A. Beech

            -------------------------------------      Director of the General Partner
                         Ray Harris

                    /S/ LEWIS A. RAIBLEY               Vice President, Chief Financial
            -------------------------------------        and Principal Accounting
                    Lewis A. Raibley, III                Officer, and Director of the
                                                         General Partner
                                                                                          December 28, 1999
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